SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

SAFECO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock, no par value, of Safeco Corporation ("Safeco common stock").

(2) Aggregate number of securities to which transaction applies:

92,153,331 shares of Safeco common stock (Including 2,222,839 shares of Safeco common stock reserved for issuance upon exercise or payment of outstanding stock options or restricted stock rights).

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0000393 by the sum of: (a) the product of 89,930,492 shares of Safeco common stock and the per share amount of $68.25 in cash per share of Safeco common stock, (b) the product of 1,209,201 shares of Safeco common stock underlying options and $20.86 (the difference between $68.25 and $47.39, the weighted average exercise price per share of Safeco common stock underlying the options), and (c) the product of 1,013,638 restricted stock rights and $68.25.

(4) Proposed maximum aggregate value of transaction:

$6,232,160,805.36

(5) Total fee paid:

$244,923.92

☐ Fee paid previously with preliminary materials.

☐
   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2008 PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
_________________

Seattle, Washington
Dear Shareholder:	[●], 2008

You are invited to attend the annual meeting of the shareholders of Safeco Corporation. The annual meeting will be held on [●], [●], 2008 at [●] Pacific Time, at: the Safeco Center, Magnolia Room, 1st Floor.  The street address for Safeco Center is 1191 Second Avenue, Seattle, Washington 98101.  The annual meeting was postponed from its originally scheduled date of Wednesday, May 7, 2008 and the record date for the annual meeting was changed to [●], 2008.

At the annual meeting, you will be asked to approve an agreement and plan of merger that Safeco entered into on April 23, 2008, providing for the merger of a wholly owned subsidiary of Liberty Mutual Insurance Company with and into Safeco, with Safeco continuing as the surviving corporation and a subsidiary of Liberty Mutual.  Liberty Mutual is a diversified global insurer and the sixth largest property and casualty insurance company in the United States based on 2007 direct written premium.  If the merger is completed, each share of Safeco common stock issued and outstanding immediately prior to the merger (other than shares owned by Safeco and its subsidiaries and Liberty Mutual and its subsidiaries, other than shares held in investment portfolios, and shares for which dissenters' rights have been properly exercised under Washington law) will be converted into the right to receive $68.25 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.  The $68.25 per share being paid in the merger represents a premium of approximately 53% over the average closing price of Safeco shares for the 30-day trading period prior to the announcement of the merger.

Safeco cannot complete the merger unless the conditions to closing are satisfied, including obtaining the approval of our shareholders and the receipt of specified governmental and regulatory approvals.

At the annual meeting, you will also be asked to consider and vote on the following matters, which are described in more detail in this proxy statement:

•	Election of five directors, four to serve a term of three years and one to serve a term of two years.

•	Ratification of Ernst & Young LLP's appointment as our independent registered public accounting firm.

•	Adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement.

•	Any other business that may properly come before the annual meeting.

Our board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Safeco and its shareholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement.  The Safeco board of directors unanimously recommends that Safeco shareholders vote "FOR" the proposal to approve the merger agreement.

The attached notice of the annual meeting and proxy statement explain the proposed merger and provide specific information concerning the annual meeting.  Please read this proxy statement (including the annexes)

carefully to learn more about these and related matters.  Our annual report for 2007 is also available online to give you more information about our progress.

Your vote is important.  Whether or not you plan to attend the annual meeting, you should read the proxy statement (including the annexes) and follow the instructions on your proxy card to vote by Internet, telephone or mail to ensure that your shares will be represented at the annual meeting.  If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or other nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or other nominee.  If you previously submitted a proxy for the annual meeting of Safeco shareholders originally scheduled to be held on May 7, 2008, Safeco will not vote such proxy at the annual meeting of Safeco shareholders, as rescheduled to be held on [●], 2008.  Therefore, if you previously submitted a proxy for the annual meeting to be held on May 7, 2008, and you desire to vote your shares of Safeco common stock with respect to any or all of the proposals to be considered at the [●], 2008 annual meeting, we urge you to vote your shares again by marking, signing, dating and returning the attached proxy card or through the Internet or by telephone.  The enclosed proxy card contains instructions regarding voting.  Please vote your shares before the meeting, even if you plan to attend.  Thank you.

Sincerely,

Paula Rosput Reynolds Chair, President and Chief Executive Officer

This proxy statement is dated [●], 2008 and is first being mailed, along with the attached proxy card, to Safeco shareholders on or about [●], 2008.

This transaction has not been approved or disapproved by the Securities and Exchange Commission, nor has the Securities and Exchange Commission passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in this proxy statement.  Any representation to the contrary is unlawful.

2

SAFECO CORPORATION

Notice of Annual Meeting of Shareholders

When:	[●], Pacific Time, [●], 2008

Where:	Safeco Center Magnolia Room, 1st Floor 1191 Second Avenue Seattle, Washington 98101

Record Date: [●], 2008

Purposes:	1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 23, 2008, by and among Liberty Mutual Insurance Company, Big Apple Merger Corporation and Safeco Corporation.

	2.	To elect five directors, four to serve a term of three years and one to serve a term of two years.

	3.	To ratify Ernst & Young LLP's appointment as Safeco's independent registered public accounting firm.

	4.	To adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

	5.	To transact any other business that may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

The Safeco board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Safeco and its shareholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement.  The Safeco board of directors unanimously recommends that Safeco shareholders vote "FOR" the proposal to approve the merger agreement.

In addition, the Safeco Board of Directors urges you to vote "FOR" items 2, 3, and 4 above.

Holders of Safeco common stock are entitled to assert dissenters' rights if they comply with the procedures and requirements under chapter 23B.13 of the Washington Business Corporation Act, a copy of which is attached to the accompanying proxy statement as Annex C.

More information on all of these matters is included in the accompanying proxy statement.  You are entitled to vote on these matters and to attend the annual meeting if you held Safeco shares as of the close of business on our record date, [●], 2008.

By Order of the Safeco Board of Directors

Arthur Chong
Executive Vice President and Chief Legal Officer
_____________________________________________________________________________

Voting Instructions – YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the annual meeting, you should read the proxy statement (including the annexes) and follow the instructions on your proxy card to vote by Internet, telephone or mail to ensure that your shares will be represented at the annual meeting.  This helps ensure the presence of a quorum at our meeting so we can transact business. When you vote your shares promptly, you also help save costs we might otherwise incur for additional proxy solicitation.

If you previously submitted a proxy for the annual meeting of Safeco shareholders originally scheduled to be held on May 7, 2008, Safeco will not vote such proxy at the annual meeting of Safeco shareholders, as rescheduled to be held on [●], 2008.  Therefore, if you previously submitted a proxy for the annual meeting to be held on May 7, 2008, and you desire to vote your shares of Safeco common stock with respect to any or all of the proposals to be considered at the [●], 2008 annual meeting, we urge you to vote your shares again by marking, signing, dating and returning the attached proxy card or through the Internet or by telephone.

A list of the Safeco shareholders eligible to vote at the annual meeting will be made available for inspection in accordance with section 23B.07.200 of the Washington Business Corporation Act beginning [●], 2008, ten days before the scheduled date for the annual meeting.

Voting through the Internet or by telephone is fast and convenient and saves postage and proxy tabulation costs. You may also vote your shares by mail, using the printed proxy card attached to the accompanying proxy statement.  Voting now by Internet, telephone or mail will not prevent you from changing your vote later.

	HOW TO VOTE BY INTERNET 24 hours a day – 7 days a week		HOW TO VOTE BY TELEPHONE Toll-free, 24 hours a day – 7 days a week
1.	Read this proxy statement.	1.	Read this proxy statement.
2.	If you are a registered shareholder, locate your control number on your proxy card. Go to the following website: http://www.eproxy.com/saf then follow the instructions.	2.	If you are a registered shareholder, locate your control number on your proxy card. Call toll-free 1-866-580-9477 and follow the instructions given for casting your vote.
3.	If you are an employee participant in the Safeco Stock Ownership Fund within our 401(k) Plan, locate your control number in the e-mail you received from BNY Mellon Shareowner Services. Go to the following website: http://www.eproxy.com/saf then follow the instructions. If you are a non-employee participant in this fund, just follow the instruction in Step 2 above.	3.
If you are an employee participant in the Safeco Stock Ownership Fund within our 401(k) Plan, locate your control number in the e-mail you received from BNY Mellon Shareowner Services.  Call toll-free 1-866-580-9477 and follow the instructions given for casting your vote.  If you are a non-employee participant in this fund, just follow the instruction in Step 2 above.

4.	If you're a beneficial shareholder (you hold your shares through a bank, broker or other institution), follow the instructions on your voting instruction form.	4.	If you're a beneficial shareholder (you hold your shares through a bank, broker or other institution), follow the instructions on your voting instruction form.

PLEASE DO NOT SUBMIT A PAPER PROXY CARD OR VOTING INSTRUCTION FORM IF YOU ARE VOTING THROUGH THE INTERNET OR BY TELEPHONE.

SAFECO CORPORATION
2008 PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

Solicitation of Proxies	14
Other Business	14
THE COMPANIES	15
Safeco Corporation	15
Liberty Mutual Insurance Company	15
Big Apple Merger Corporation	15
THE MERGER	16
Background of the Merger	16
Purposes and Effects of the Merger; Consideration	29
Effects of the Merger Not Being Completed	30
Recommendation of the Safeco Board of Directors and Its Reasons for the Merger	30
Opinion of Financial Advisor	33
Interests of Safeco's Directors and Executive Officers in the Merger	41
Directors' and Officers' Indemnification and Insurance	45
Employee Matters	46
Safeco Agency Stock Purchase Plan	46
Delisting and Deregistration of Safeco Common Stock	46
Certain Relationships Between Safeco and Liberty Mutual	47
Dissenters' Rights	47
Merger Financing; Sources of Funds	51
Material U.S. Federal Income Tax Consequences	51
Regulatory Matters	53
Litigation Relating to the Merger	54
THE MERGER AGREEMENT	55
Structure of the Merger	55
Completion and Effectiveness of the Merger	55
Merger Consideration	56
Treatment of Stock Options and Restricted Stock Rights	56
Exchange of Stock Certificates	56
Corporate Governance Matters	57
Representations and Warranties	58
Covenants Relating to Conduct of Business	61
Reasonable Best Efforts	64
No Solicitation by Safeco	65
Recommendation of the Safeco Board of Directors	66
Safeco Shareholders Meeting	67
Employee Matters	68
Indemnification and Insurance	69
Charitable Contributions	70
"Safeco" Trademark and Branding	70
Principal Executive Offices of the Surviving Corporation	70
Other Covenants and Agreements	71
Conditions to the Completion of the Merger	71
Expenses	72
Termination of the Merger Agreement	72
Termination Fee	74

ii

Governing Law	75
Amendments, Extensions and Waivers of the Merger Agreement; No Third Party Beneficiaries	75
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76
Directors and Executive Officers	76
Principal Holders of Safeco Common Stock	77
OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING	78
PROPOSAL 2: ELECTION OF DIRECTORS	78
2008 Nominees for Director	78
Continuing Directors	79
BOARD ATTENDANCE AND BOARD COMMITTEES	81
CORPORATE GOVERNANCE PRACTICES	82
NOMINATING/GOVERNANCE COMMITTEE AND DIRECTOR NOMINATIONS	86
AUDIT COMMITTEE REPORT	88
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES AND SERVICES	91
COMPENSATION COMMITTEE REPORT	92
COMPENSATION OF DIRECTORS	124
COMPENSATION COMMITTEE	127
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	131
PROPOSAL 4: ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING FOR THE PURPOSE OF OBTAINING ADDITIONAL VOTES	132
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS	133
SUBMISSION OF SHAREHOLDERS PROPOSALS	133
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	133
WHERE YOU CAN FIND MORE INFORMATION	133
LIST OF SAFECO SHAREHOLDERS	135
DIRECTIONS TO THE ANNUAL MEETING	136

ANNEX A – Agreement and Plan of Merger, dated as of April 23, 2008	A-1
ANNEX B – Opinion of Morgan Stanley & Co. Incorporated	B-1
ANNEX C – Chapter 23B.13 of the Washington Business Corporation Act	C-1

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ANNUAL MEETING

The following are some questions that you may have regarding the proposed merger and the other matters being considered at the annual meeting and brief answers to those questions.  Safeco Corporation urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the proposed merger and the other matters being considered at the annual meeting.  Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement.  Unless stated otherwise or unless the context otherwise requires, all references in this proxy statement to Safeco, we, our, ours and us are to Safeco Corporation, a Washington corporation, all references to Liberty Mutual are to Liberty Mutual Insurance Company, a Massachusetts stock insurance company, all references to Merger Sub are to Big Apple Merger Corporation, a Washington corporation and a wholly owned subsidiary of Liberty Mutual, and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of April 23, 2008, by and among Liberty Mutual, Merger Sub and Safeco, a copy of which is attached as Annex A to this proxy statement.

Q:	Why was the 2008 annual meeting of Safeco shareholders postponed from May 7, 2008?

A:
In light of Safeco's entering into a merger agreement, by and among Liberty Mutual, Merger Sub and Safeco, the Safeco board of directors determined to postpone the 2008 annual meeting of Safeco shareholders originally scheduled to be held on May 7, 2008 to [●], 2008, which meeting, both as of its original date and its rescheduled date, is referred to in this proxy statement as the annual meeting.

Q:	What matters will be considered at the annual meeting?

A:
At the annual meeting, Safeco shareholders will be asked to approve the merger agreement pursuant to which Merger Sub will merge with and into Safeco, with Safeco continuing as the surviving corporation and a subsidiary of Liberty Mutual.  At the annual meeting, Safeco shareholders will also be asked to consider and vote upon the election of five directors, four to serve a term of three years and one to serve a term of two years, the ratification of Ernst & Young LLP's appointment as Safeco's independent registered public accounting firm, the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement and the transaction of any other business that may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.  Each of the proposals is independent, and is not contingent on approval by Safeco shareholders of any of the other proposals.

If the merger is completed, the Safeco board of directors following the completion of the merger will be composed of the directors of Merger Sub at the effective time of the merger and all directors of Safeco immediately prior to the completion of the merger will cease to be Safeco directors as of the time of the completion of the merger.

Q:	Why am I receiving these materials?

A:	You are a Safeco shareholder and as such, the Safeco board of directors wants you to vote at our [●], 2008 annual meeting.

In order to complete the merger, Safeco shareholders must approve the merger agreement.  The Safeco board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Safeco and its shareholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement.  The Safeco board of directors unanimously recommends that Safeco shareholders vote "FOR" the proposal to approve the merger agreement.  See "The Merger – Recommendation of the Safeco Board of Directors and Its Reasons for the Merger."

This proxy statement contains important information about the proposed merger, the merger agreement and the annual meeting, which you should read carefully.  The enclosed voting materials allow you to vote your shares without attending the annual meeting.

For a more complete description of the annual meeting, see "The Annual Meeting."

Your vote is very important. You are encouraged to vote as soon as possible.

Q:	What will Safeco shareholders receive in the merger?

A:
If the proposed merger is completed, at the effective time of the merger, Safeco shareholders will be entitled to receive $68.25 in cash, which is referred to in this proxy statement as the per share amount, without interest and less any applicable withholding taxes, for each share of Safeco common stock they own.

For a more complete description of what Safeco shareholders will receive in the merger, see "The Merger Agreement – Merger Consideration."

Q:	Will I still receive quarterly dividends between now and the completion of the merger?

A:
Yes.  Under the terms of the merger agreement, Safeco is permitted to declare and pay regular quarterly cash dividends with record dates of July 11, 2008 and October 10, 2008 and payment dates of July 28, 2008 and October 27, 2008, respectively.  The regular quarterly cash dividend with a record date of October 10, 2008 and a payment date of October 27, 2008 will only be made if declared by the Safeco board of directors and if the merger has not been completed by October 10, 2008.

Q:	After the merger is completed, how will I receive the cash for my shares?

A.
Promptly (and in any event no later than three business days) after the merger is completed, the exchange agent appointed by Liberty Mutual will mail written instructions on how to exchange your Safeco common stock certificates for the per share amount of $68.25 in cash.  You will receive cash for your shares from the exchange agent after you comply with these instructions.

If you hold your shares in book-entry form – that is, without a stock certificate – unless you do not vote in favor of the merger and you properly perfect your dissenters' rights under Washington law, the exchange agent will automatically send you the per share amount of $68.25 in cash in exchange for the cancellation of your shares of Safeco common stock after completion of the merger, provided that you comply with applicable tax certification requirements.

If your shares of Safeco common stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to surrender your "street name" shares and receive cash for those shares.

Q:	Should Safeco shareholders send in their Safeco common stock certificates now?

A:
No.  After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your Safeco common stock certificates for the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes.

Please do not send in your Safeco common stock certificates with your proxy card.

Q:	What vote is required to approve the merger agreement?

A:
Under the Washington Business Corporation Act, which is referred to in this proxy statement as the WBCA, in order for the merger agreement to be approved, shares of Safeco common stock representing at least two-thirds of the votes entitled to be cast by all Safeco shareholders at the annual meeting must vote "FOR"

the approval of the merger agreement, provided that a quorum is present.  As of the close of business on [●], 2008, the record date for the annual meeting, there were [●] shares of Safeco common stock issued and outstanding and such shares were held by approximately [●] holders of record.

Q:	What is the vote required to pass the other proposals?

A:
In accordance with our Bylaws and the WBCA, in order for each director candidate to be elected, such director candidate must receive more votes "FOR" than "WITHHELD," provided that a quorum is present.  For the ratification of Ernst & Young LLP as Safeco's independent registered public accounting firm for 2008 to be approved, the WBCA requires that the proposal must receive more votes "FOR" than "AGAINST," provided that a quorum is present.  For the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement to be approved, the WBCA requires that the proposal must receive more votes "FOR" than "AGAINST," provided that a quorum is present.

Q:	What quorum is required for the annual meeting?

A:
Under the WBCA, no proposal may be acted on at the annual meeting unless a quorum is present.  In order for a quorum to exist, at least a majority of the votes entitled to be cast at the annual meeting must be present in person or by proxy.

Q:	What governmental and regulatory approvals are required?

A:
State insurance laws generally require that, prior to the acquisition of an insurance company, the acquiring party must obtain approval from the insurance commissioner of the insurance company's state of domicile and any state in which an insurance company is commercially domiciled.  Accordingly, Liberty Mutual has made the necessary applications with the insurance commissioners of California, Illinois, Indiana, Missouri, Oregon, Texas and Washington, the states of domicile or commercial domicile of Safeco's insurance company subsidiaries.

In addition, the insurance laws and regulations of certain states in the United States require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated.  These notice filings have been made in the applicable jurisdictions.

The merger is also subject to U.S. antitrust laws.  Safeco filed the required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement as the HSR Act, on April 30, 2008 with both the Antitrust Division of the Department of Justice and the Federal Trade Commission, which are referred to in this proxy statement as the Antitrust Division and the FTC, respectively.  Liberty Mutual separately filed the required notification under the HSR Act on May 1, 2008 with both the Antitrust Division and the FTC.  Both Safeco and Liberty Mutual have requested early termination of the statutory waiting period under the HSR Act.  The statutory waiting period under the HSR Act is scheduled to expire at 11:59 p.m. on June 2, 2008.  The Antitrust Division or the FTC, as well as any state attorney general or private person, may challenge the merger at any time before or after its completion.

For more information on the governmental and regulatory approvals required for completion of the merger, see "The Merger – Regulatory Matters."

Q:	When do Safeco and Liberty Mutual expect the merger to be completed?

A:
Safeco and Liberty Mutual are working to complete the merger as expeditiously as practicable.  However, they cannot predict the exact timing of the completion of the merger because it is subject to governmental and regulatory approvals and other conditions.  See "The Merger Agreement – Conditions to Completion of the Merger."

Q:	When and where will the annual meeting be held?

A:	The annual meeting will be held on [●], 2008, at [●], Pacific Time, at the Safeco Center, Magnolia Room, 1st Floor, 1191 Second Avenue, Seattle, Washington 98101.

Q:	Who is entitled to vote at the annual meeting?

A:
Only holders of Safeco common stock as of the close of business on [●], 2008, are entitled to vote the shares of Safeco common stock that they held at that time at the annual meeting, or at any adjournment or postponement of the annual meeting.

Q:	If my shares are held in "street name" by my broker, bank or other nominee, will my broker, bank or nominee vote my shares for me?

A:
Your broker, bank or other nominee may have discretionary authority to vote your shares for you on certain proposals that are considered routine matters.  The proposal for the approval of the merger agreement is not a routine matter and your broker, bank or other nominee will only vote your shares on the proposal to approve the merger agreement if you provide specific instructions on how to vote.  The election of directors and the ratification of Ernst & Young LLP's appointment as Safeco's independent registered public accounting firm are considered routine matters and your broker, bank or other nominee may vote for these matters, unless you direct otherwise.  You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares.  Without instructions, your shares will not be voted for the merger agreement and will effectively be votes against the merger agreement.

Q:	What if I am a Safeco Stock Ownership Fund participant?

A:
If you participate in the Safeco 401(k) Plan's Safeco Stock Ownership Fund, you may instruct Wells Fargo, the plan administrator and named fiduciary for voting purposes, how to vote the shares allocated to your account.  Unless you are a current employee of Safeco, you have access to voting instructions from BNY Mellon Shareowner Services, Safeco's tabulator of proxy votes.  The voting instructions will show the number of units held in your plan account and will permit you to give instructions for voting the allocable shares those units represent.  Please follow the instructions provided in the Notice of Annual Meeting of Shareholders.  Current employees will receive an e-mail from BNY Mellon Shareowner Services with instructions for voting through the Internet or by telephone.  As explained in your voting instructions, your Internet, telephone or written instructions will serve to inform Wells Fargo how to cast your vote.  If you do not give timely voting instructions, Wells Fargo will vote your shares in the same proportion as the other Safeco Stock Ownership Fund shares were voted.  For example, suppose 70% of the shares in the fund that voted were voted in favor of a proposal, and 30% of the shares were voted against it.  If you held 100 shares through the fund and didn't vote, your shares would be voted 70 in favor and 30 against the proposal.

Q:	What happens if I sell my shares of Safeco common stock before the annual meeting?

A:
The record date for the annual meeting is earlier than the date of the annual meeting and the date that the merger is expected to be completed.  If you transfer your shares of Safeco common stock after the record date but before the annual meeting, you will retain your right to vote at the annual meeting, but will transfer the right to receive the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, to the person to whom you transfer your shares, so long as such person owns the shares of Safeco common stock when the merger is completed.  In such case, your vote is still very important and you are encouraged to vote.

Q:	How will I know the merger has occurred?

A:	If the merger occurs, Safeco and/or Liberty Mutual will promptly make a public announcement of this fact.

Q:	What should Safeco shareholders do now in order to vote on the matters being considered at the annual meeting?

A:
If you are a holder of Safeco common stock, you may submit your vote on any or all of the matters being considered at the annual meeting in person or by proxy.  You may vote by proxy in any of the following ways:

	•	Internet.	You may vote by proxy through the Internet by going to the website listed on your proxy card. Once at the website, follow the instructions to vote your proxy.

	•	Telephone.	You may vote by proxy using the toll-free number listed on your proxy card. Voice prompts will help you and confirm that your voting instructions have been followed.

	•	Mail.	You may vote by proxy by marking, signing, dating and returning your proxy card in the pre-addressed postage-paid envelope provided.

Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting as instructed on the proxies.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Safeco board of directors recommends and therefore "FOR" the approval of the merger agreement and the other proposals to be considered at the annual meeting.

Q:	May I vote in person?

A:
Yes.  If your shares of Safeco common stock are not held in "street name" by a broker, bank or other nominee, you may attend the annual meeting of Safeco shareholders, and vote your shares in person, rather than by marking, signing, dating and returning your proxy card or submitting your proxy through the Internet or by telephone.  If you wish to vote in person and your shares are held by a broker, bank or other nominee, you need to obtain a proxy from the broker, bank or other nominee authorizing you to vote your shares held in the broker's, bank's or other nominee's name.

Q:	Can I change my vote after I have delivered my proxy?

A	Yes. If you are the record holder of your Safeco shares, you can revoke your proxy or change your vote in one of these ways:

	•	if you voted through the Internet or by telephone, by casting a new vote by the method you used previously no less than 48 hours before the annual meeting;

	•	if you voted by delivering your proxy card, by delivering another proxy card dated after your prior proxy card no less than 48 hours before the annual meeting;

	•	regardless of the method you used to cast your previous vote, by attending the annual meeting and voting in person; and

•
regardless of the method you used to cast your previous vote, by delivering a written notice of revocation of your vote no less than 48 hours before the annual meeting to the Secretary of Safeco at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington  98154.

If your shares are held in "street name," you should contact your broker, bank or other nominee directly to change your vote.

Q:	What should I do if I receive more than one set of voting materials for the annual meeting?

A:
You may receive more than one set of voting materials for the annual meeting, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please mark, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Who can help answer my questions?

A:
If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact Georgeson Inc., which is referred to in this proxy statement as Georgeson, at the address or telephone number below:

199 Water Street, 26th Floor
New York, NY  10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll Free (866) 391-6923

SUMMARY TERM SHEET

This summary term sheet highlights material information regarding the merger contained in this proxy statement, but does not contain all of the information in this proxy statement that is important to your voting decision with respect to the approval of the merger agreement or the other matters being considered at the annual meeting.  To understand the merger agreement fully and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement, including the attached annexes.  In addition, Safeco encourages you to read the information incorporated by reference into this proxy statement, which includes important business and financial information about Safeco that has been filed with the Securities and Exchange Commission, which is referred to in this proxy statement as the SEC.  See "Where You Can Find More Information."

Page references are included in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. The merger agreement is attached as Annex A to this proxy statement.  You are encouraged to read the merger agreement, because it is the legal document that contains the terms and conditions of the merger.

The Companies (page 15)

Safeco.  Safeco has been in business serving the insurance needs of customers since 1923.  Safeco is an insurance holding company incorporated in the state of Washington.  Safeco is licensed to provide property and casualty insurance along with related services to individuals and small- to mid-size businesses in all 50 states through our insurance subsidiaries.  Safeco also sells surety bonds to contractors and businesses.  Safeco's revenues are generated from the premiums earned on the insurance policies Safeco writes and the income earned from Safeco's investment of premium dollars.  Safeco's principal executive offices are located at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington  98154, and its telephone number is 206-545-5000.

Liberty Mutual Insurance Company.  Liberty Mutual, a Massachusetts stock insurance company, was formed in 1912.  Liberty Mutual is a member of the Liberty Mutual Group of Companies, which is referred to in this proxy statement as the Liberty Mutual Group.  The Liberty Mutual Group, headed by Liberty Mutual Holding Company Inc., which is referred to in this proxy statement as Liberty Mutual Holding, constitutes a diversified global group of insurance companies and the sixth largest property and casualty insurance group in the United States based on 2007 direct written premium.  Liberty Mutual's executive offices are located at 175 Berkeley Street, Boston, Massachusetts  02117, and its telephone number is (617) 357-9500.

Big Apple Merger Corporation.  Big Apple Merger Corporation is a Washington corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.  It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.  Big Apple Merger Corporation's executive offices are located at c/o Liberty Mutual, 175 Berkeley Street, Boston, Massachusetts  02117, and its telephone number is (617) 357-9500.

Annual Meeting of Safeco Shareholders (page 11)

Date, Time and Place.  The annual meeting of Safeco shareholders will be held on [●], 2008, at [●], Pacific Time, at the Safeco Center, Magnolia Room, 1st Floor, 1191 Second Avenue, Seattle, Washington  98101 for the following purposes:

•	Consideration and approval of the merger agreement;

•
Election of five directors, four to serve a three year term and one to serve a two year term on the Safeco board of directors.  Safeco's nominees for these positions are, respectively, Joseph W. Brown, Kerry Killinger, Gary F. Locke, Charles R. Rinehart and Gerardo I. Lopez, each of whom is currently a Safeco director;

•	Ratification of the appointment of Ernst & Young LLP as Safeco's independent registered public accounting firm for 2008;

•	Adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement; and

•	Transaction of any other business that may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Record Date and Shares Entitled to Vote.  Only holders of record of shares of Safeco common stock as of the close of business on the record date, [●], 2008, are entitled to vote at the annual meeting.  Each record holder will have one vote at the annual meeting for each share of Safeco common stock as of the close of business on the record date.  On the record date, [●] shares of Safeco common stock were issued and outstanding and such shares were held by approximately [●] holders of record.

Quorum Requirement.  No proposal may be acted on at the annual meeting unless a quorum is present.  In order for a quorum to exist, at least a majority of the votes entitled to be cast at the annual meeting must be present in person or by proxy.

Treatment of Abstentions.  Affirmative abstentions will be treated as present at the annual meeting for purposes of determining whether a quorum is present, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to Safeco's common shareholders for a vote at the annual meeting.

Treatment of Broker Non-Votes.  Brokers, banks or other nominees who hold shares of Safeco common stock in "street name" for customers who are the beneficial owners of such shares may give a proxy to vote those customers' shares on routine matters in the absence of specific instructions from those customers.  The election of directors and the ratification of Ernst and Young LLP as Safeco's independent registered public accounting firm are considered routine matters.  Brokers, banks or other nominees may not give a proxy to vote those customers' shares on the proposals to approve the merger agreement or adjourn or postpone the special meeting to solicit additional proxies approving the merger agreement, which are not considered to be routine matters, in the absence of specific instructions from those customers.  When brokers, banks or other nominees vote a customers' shares on some but not all of the proposals, the missing votes are referred to in this proxy statement as broker non-votes and will be treated as present at the meeting for purposes of determining whether a quorum is present.

Previously Submitted Proxies.  If you previously submitted a proxy for the annual meeting of Safeco shareholders originally scheduled to be held on May 7, 2008, Safeco will not vote such proxy at the annual meeting of Safeco shareholders, as rescheduled to be held on [●], 2008.  Therefore, if you previously submitted a proxy for the annual meeting to be held on May 7, 2008, and you desire to vote your shares of Safeco common stock with respect to any or all of the proposals to be considered at the [●], 2008 annual meeting, we urge you to vote your shares again by marking, signing, dating and returning the attached proxy card or through the Internet or by telephone.

Proxies without Instructions.  Signed proxy cards returned by shareholders of record that do not contain voting instructions will be voted:

•      "FOR" the proposal to approve the merger agreement;

•      "FOR" the proposal to elect the directors named in the director proposal;

•      "FOR" the proposal to ratify the selection of Ernst & Young LLP as Safeco's independent registered public accounting firm for 2008; and

•      "FOR" the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

Voting by Safeco's Directors and Executive Officers.  On the record date for the annual meeting, the directors and executive officers of Safeco and their controlled affiliates beneficially owned and were entitled to vote [●] outstanding shares of Safeco common stock, representing [●]% of the shares of Safeco common stock issued and outstanding on that date.  To Safeco's knowledge, these directors and executive officers intend to vote their shares in favor of the proposal to approve the merger agreement.

Purposes and Effects of the Merger; Consideration (page 29)

The principal purpose of the merger is to enable Liberty Mutual to acquire all of the outstanding shares of Safeco common stock and to provide Safeco shareholders with the opportunity to receive a cash payment for their shares at a premium over the recent market prices at which Safeco common stock traded before the public announcement of the merger agreement.  If the merger is completed, each share of Safeco common stock will be converted into the right to receive $68.25 in cash, without interest and less any applicable withholding taxes.

Following the completion of the merger, Safeco will become a subsidiary of Liberty Mutual and Safeco common stock will be delisted from The New York Stock Exchange, which is referred to in this proxy statement as the NYSE, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act.

Effects of the Merger Not Being Completed (page 30)

If the merger is not completed for any reason, Safeco shareholders and holders of stock options and restricted stock rights will not receive any payment from Liberty Mutual for their shares, stock options or restricted stock rights.  Instead, Safeco will remain a public company and shares of Safeco common stock will continue to be listed on the NYSE.  If the merger is not completed, Safeco expects to continue to conduct its business in a manner similar to the manner in which it is presently conducted.  In such event, the value of shares of Safeco common stock would continue to be subject to current risks and opportunities, including the various factors described in Safeco's past filings with the SEC, such as the condition of the insurance industry and prevailing economic and market conditions.

What You Will Receive in the Merger (page 56)

If the merger is completed, each outstanding share of Safeco common stock (other than shares owned by Safeco and its subsidiaries and Liberty Mutual and its subsidiaries (other than shares held in investment portfolios)) will be converted into the right to receive $68.25 in cash, without interest and less any applicable withholding taxes.  You will receive the per share amount in respect of your shares of Safeco common stock after you remit your stock certificate(s) evidencing your shares of Safeco common stock in accordance with the instructions contained in a letter of transmittal to be sent to you promptly (and in any event no later than three business days) after completion of the merger, together with a properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the written instructions.

If you hold your shares in book-entry form – that is, without a stock certificate – unless you do not vote in favor of the merger and you properly perfect your dissenters' rights under the WBCA, the exchange agent will automatically send you the per share amount of $68.25 in cash in exchange for the cancellation of your shares of Safeco common stock after completion of the merger, provided that you comply with applicable tax certification requirements.

If your shares of Safeco common stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your "street name" shares and receive cash for those shares.

Safeco Stock Options and Restricted Stock Rights (page 56)

Each outstanding stock option to purchase shares of Safeco common stock, whether vested or unvested, will be converted into the right to receive an amount in cash per share subject to the stock option equal to the excess, if any, of the per share amount of $68.25 over the exercise price per share of such stock option, without interest and less any applicable withholding taxes.

Each outstanding restricted stock right, whether vested or unvested, will be converted into the right to receive an amount of cash per right equal to the per share amount of $68.25, without interest and less any applicable withholding taxes.

Safeco Agency Stock Purchase Plan (page 46)

Safeco, pursuant to the terms of the merger agreement, will terminate the Safeco Agency Stock Purchase Plan prior to completion of the merger.

Material U.S. Federal Income Tax Consequences (page 51)

The receipt of cash by a U.S. holder (with the meaning under "The Merger—Material U.S. Federal Income Tax Consequences") pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes and such U.S. holder generally will recognize capital gain or loss equal to the difference between the cash that the U.S. holder is entitled to receive pursuant to the merger and the U.S. holder's adjusted tax basis in the Safeco common stock surrendered.  A non-U.S. holder (with the meaning under "The Merger—Material U.S. Federal Income Tax Consequences") generally will not be subject to U.S. federal income tax on gain realized on the receipt of cash pursuant to the merger provided that (1) the gain is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States and (2) in the case of a non-U.S. holder that is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of the disposition.

Because individual circumstances may differ, you should consult your own tax advisor to determine the particular tax effects to you of the completion of the merger.

Recommendation of the Safeco Board of Directors (page 30)

The Safeco board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Safeco and its shareholders, and has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement. The Safeco board of directors unanimously recommends that Safeco shareholders vote "FOR" the proposal to approve the merger agreement.

Opinion of Financial Advisor (page 33)

Morgan Stanley & Co. Incorporated, which is referred to in this proxy statement as Morgan Stanley, acted as Safeco's financial advisor in connection with the merger.  On April 22, 2008, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, to the Safeco board of directors that as of April 22, 2008, and, based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the $68.25 per share in cash to be received by the holders of shares of Safeco common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Morgan Stanley's written fairness opinion, dated April 22, 2008, is attached as Annex B to this proxy statement.  You should read the Morgan Stanley opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Morgan Stanley in rendering its opinion.  Morgan Stanley's opinion is directed to the Safeco Board of Directors and addresses only the fairness from a financial point of view of the consideration received by holders of Safeco common stock pursuant to the merger agreement to such holders as of the date of the opinion.  It does not address any other aspects of the merger and does not constitute a recommendation to any Safeco shareholder as to how to vote at the annual meeting.

Merger Agreement (page 55)

A copy of the merger agreement is attached to this proxy statement as Annex A and a summary of the merger agreement is provided beginning on page A-1 of this proxy statement.  You are encouraged to carefully read the merger agreement as it is the legal document that contains the terms and conditions of the merger.

No Solicitation (page 65)

The merger agreement contains restrictions on Safeco's ability to solicit or engage in discussions or negotiations with a third party regarding an acquisition proposal as described in "The Merger Agreement – No Solicitation by Safeco."  Notwithstanding the restrictions, under certain limited circumstances, Safeco may respond to and negotiate an unsolicited acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal, subject to paying Liberty Mutual a termination fee of $182,500,000.

Conditions to Completion of the Merger (page 71)

The respective obligations of each of the parties to complete the merger are subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•	approval of the merger agreement by Safeco shareholders;

•	expiration or termination of the applicable waiting period under the HSR Act;

•
certain specified approvals or filings under all applicable state laws regulating the business of insurance shall have been obtained or filed without any conditions or restrictions that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on either Safeco or Liberty Mutual, measured at the level of what would be a material adverse effect on Safeco, which is referred to in this proxy statement as a Regulatory Material Adverse Effect; and

•	the absence of any law, injunction or order that makes the completion of the merger illegal or otherwise prohibits the completion of the merger.

The obligations of Liberty Mutual and Merger Sub to complete the merger are also subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•
Safeco's representation that there has been no material adverse effect on Safeco since December 31, 2007 shall be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on and as of the closing date;

•
all of Safeco's other representations and warranties, disregarding all qualifications or limitations therein relating to materiality or material adverse effect, shall be true and correct (both when made and at and as of the closing date of the merger, provided that representations and warranties that speak as of a specified date will be determined as of that date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Safeco;

•	Safeco shall have performed in all material respects all of its obligations required to be performed under the merger agreement, at or prior to the closing of the merger; and

•
the absence of any material suit, action or proceeding by any U.S. governmental entity of competent jurisdiction challenging the acquisition by Liberty Mutual or Merger Sub of shares of Safeco common stock, seeking to restrain or prohibit the completion of the merger, or seeking to prohibit or limit the ownership or operation by Safeco or any of its subsidiaries or by Liberty Mutual or any of its subsidiaries of any material portion of any business or assets of Safeco and its subsidiaries, taken as a whole, or Liberty Mutual and its subsidiaries, taken as a whole, where such prohibition or limitation would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect.

The obligation of Safeco to complete the merger is also subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•
all of Liberty Mutual's and Merger Sub's representations and warranties, disregarding all qualifications or limitations therein relating to materiality or material adverse effect, shall be true and correct (both when made and at and as of the closing date of the merger, provided that representations and warranties that speak as of a specified date will be determined as of that date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Liberty Mutual; and

•
each of Liberty Mutual and Merger Sub shall have performed in all material respects all of its obligations required to be performed under the merger agreement, at or prior to the closing of the merger.

Termination of the Merger Agreement (page 72)

The merger agreement may be terminated under certain circumstances (with any termination by Liberty Mutual also being an effective termination by Merger Sub), including the following:

•	by the mutual written consent of Safeco and Liberty Mutual;

•	by either Safeco or Liberty Mutual, if:

o
the merger is not completed by November 15, 2008 (which date may be extended to December 31, 2008, by either Safeco or Liberty Mutual, under certain circumstances, if either party notifies the other before November 15, 2008 of its election to extend);

o
any governmental entity in the U.S. issues a final, non-appealable order, injunction, or judgment or takes any other final, non-appealable action restraining, enjoining or otherwise prohibiting the merger; or

o	the approval of the Safeco shareholders is not obtained at the annual meeting or any adjournment or postponement of such meeting.

•	by Liberty Mutual if:

o
Safeco has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach cannot be cured or has not been cured within 45 days following written notice and such breach would result in a failure of any of the closing conditions for the benefit of Liberty Mutual and Merger Sub; or

o
prior to Safeco shareholders voting on the proposal to approve the merger agreement at the annual meeting, (1) the Safeco board of directors effects a Safeco recommendation withdrawal (as described under "The Merger Agreement – Recommendation of the Safeco Board of Directors"), or (2) Safeco materially breaches its obligation to hold a meeting of Safeco shareholders to vote on the proposal to approve the merger agreement, its no solicitation obligations under the merger agreement, its obligations relating to the Safeco board recommendation under the merger agreement (as described under "The Merger Agreement – Recommendation of the Safeco Board of Directors") or its notice and other obligations to Liberty Mutual in connection with a Safeco recommendation withdrawal or Safeco's termination of the merger agreement to accept a superior proposal.

•	by Safeco:

o
if Liberty Mutual or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach cannot be cured or has not been cured within 45 days following written notice and such breach would result in a failure of any of the closing conditions for the benefit of Safeco; or

o
prior to the approval of the merger agreement by the Safeco shareholders, in order to enter into an agreement with respect to a third party acquisition proposal that the Safeco board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal (as described under "The Merger Agreement – No Solicitation by Safeco"), provided that in order to terminate on this basis (1) Safeco must notify Liberty Mutual in writing of its intention to terminate and the terms and conditions of the acquisition proposal no less than four business days before such termination, and must, if requested by Liberty Mutual, negotiate in good faith with Liberty Mutual regarding any amendment to the merger agreement proposed in writing by Liberty Mutual during such four business day period and (2) the Safeco board of directors must take into account any changes to the terms and conditions of the merger agreement proposed by Liberty Mutual in response during the four business day period.

Termination Fee (page 74)

Safeco has agreed to pay Liberty Mutual a termination fee of $182,500,000 if the merger agreement is terminated under the following circumstances, such payment to be made prior to and as a condition to such termination in the case of the third bullet below, on the second business day following termination in the case of the fifth bullet below, or upon entry into a definitive agreement with respect to or completion of a third party acquisition proposal in the case of the first, second and fourth bullets below:

•
if Liberty Mutual terminates the merger agreement because the merger is not completed by November 15, 2008 (or if such date is extended by either party, December 31, 2008), and (1) at any time after April 23, 2008 an acquisition proposal is publicly proposed or announced and is not irrevocably withdrawn prior to such termination; and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, an acquisition proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets;

•
if either Safeco or Liberty Mutual terminates the merger agreement because Safeco shareholders failed to approve the merger agreement at the annual meeting or any postponement or adjournment thereof and (1) at any time after April 23, 2008 an acquisition proposal is publicly proposed or announced and is not irrevocably withdrawn as of the time of such meeting, and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, an acquisition proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets;

•
if Safeco terminates the merger agreement to accept an acquisition proposal that the Safeco board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel), constitutes a superior proposal;

•
if Liberty Mutual terminates the merger agreement because of a Safeco breach or failure to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and (1) at any time after April 23, 2008 an acquisition proposal is publicly proposed or announced and is not irrevocably withdrawn prior to the Safeco breach or failure to perform giving rise to such termination, and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, an acquisition proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets; or

•
if Liberty Mutual terminates the merger agreement because the Safeco board of directors has (1) withdrawn, or modified or qualified in a manner adverse to Liberty Mutual, its recommendation that Safeco shareholders approve the merger agreement, (2) failed to include its recommendation that Safeco shareholders approve the merger agreement in this proxy statement or (3) approved, adopted, recommended, or publicly proposed to approve, adopt or recommend any acquisition proposal.

Interests of Safeco's Directors and Executive Officers in the Merger (page 41)

When considering the recommendation by the Safeco board of directors that the Safeco shareholders approve the merger agreement, you should be aware that a number of Safeco's directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of other Safeco shareholders.  The Safeco board of directors was aware of these interests and considered them, among other matters, in unanimously adopting the merger agreement and approving the transactions contemplated by the merger agreement.

Such interests relate to, or arise from, among other things, (1) the fact that each of Safeco's executive officers is party to a change in control severance agreement with Safeco that provides for certain benefits and payments upon termination of employment following a change in control of Safeco, (2) the fact that unvested stock options and restricted stock rights will vest and be converted into the right to receive an amount in cash pursuant to the terms of the merger agreement, (3) the fact that, with respect to pre-merger acts, omissions, facts or events, the surviving corporation will continue to (a) provide indemnification and advancement of expenses of former or present directors and officers and (b) for a period of six years after the effective time of the merger, maintain directors' and officers' liability insurance and fiduciary liability insurance having terms and conditions at least as favorable as those presently provided or maintained by Safeco, subject to certain limitations and (4) the fact that, during the two year period following the merger, Liberty Mutual has agreed to provide employees of Safeco who continue their employment with the surviving corporation after the effective time of the merger with compensation and benefits that are not less favorable than those currently provided by Safeco.

All these additional interests are described in this proxy statement, to the extent material, and, except as described in this proxy statement, such persons have, to the knowledge of Safeco, no material interest in the merger apart from those of Safeco shareholders generally.  See "The Merger – Interests of Safeco's Directors and Executive Officers in the Merger."

Merger Financing (page 51)

Liberty Mutual has represented in the merger agreement that it has, and will have available at and at all times prior to the completion of the merger, (1) cash, marketable securities, available lines of credit or (2) other sources of immediately available funds to pay the merger consideration to Safeco shareholders and to pay all other amounts payable by Liberty Mutual, Merger Sub or the surviving corporation in connection with the transactions contemplated by the merger agreement.  The receipt of financing by Liberty Mutual is not a condition to the obligations of either party to complete the merger under the terms of the merger agreement.

Dissenters' Rights (page 47)

Safeco shareholders who do not vote in favor of approval of the merger agreement and who otherwise comply with the procedures for asserting dissenters' rights under the applicable statutory provisions of the WBCA, summarized elsewhere in this proxy statement, may demand payment of the "fair value" of their shares in connection with the merger.  See "The Merger — Dissenters' Rights."

Market Price Data and Dividend Information (page 10)

Shares of Safeco common stock are listed on the NYSE.  For a description of the market price of Safeco common stock and Safeco's payment of dividends, please see "Market Price Data and Dividend Information."

FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the merger, Safeco's anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and, subject to applicable law, Safeco assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  In addition to factors previously disclosed in Safeco's documents filed with or furnished to the SEC, and those identified elsewhere in this proxy statement, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of our investment portfolio; the impact of increased competition; the impact of capital improvement projects; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco and its business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco and its business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the Safeco shareholders may not approve the merger agreement at the annual meeting; Liberty Mutual and Safeco may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; Liberty Mutual and Safeco may be unable to complete the merger because, among other reasons, conditions to the closing of the merger may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco and others following the announcement of the merger cannot be predicted.

MARKET PRICE DATA AND DIVIDEND INFORMATION

Safeco common stock is listed and traded on the NYSE under the symbol "SAF."  The following table sets forth, for the periods indicated, the high and low per share price of Safeco common stock as quoted on the NYSE and the dividends per share declared during such period:

	Company Common Stock
	High	Low	Dividends (1)
2006
First quarter	$58.86	$50.14	$0.25
Second quarter	$57.44	$49.09	$0.30
Third quarter	$59.15	$51.75	$0.30
Fourth quarter	$64.85	$57.88	$0.30
2007
First quarter	$69.15	$57.43	$0.30
Second quarter	$67.32	$60.68	$0.40
Third quarter	$64.26	$54.46	$0.40
Fourth quarter	$62.40	$53.18	$0.40
2008
First quarter	$55.55	$41.09	$0.40
Second quarter, through [●], 2008	$[●]	$[●]	–

(1)
The merger agreement provides that, during the period from April 23, 2008 until the effective time of the merger or the termination of the merger agreement, Safeco is permitted to declare and pay regular quarterly cash dividends not in excess of $0.40 per share of common stock per quarter, with agreed upon record and payment dates.

The following table sets forth the closing sale price per share of Safeco common stock as quoted on the NYSE on April 22, 2008, the last trading day before the public announcement of the merger agreement, and [●], 2008, the latest practicable trading day before the date of this proxy statement.

April 22, 2008	$45.23
[●], 2008	$[●]

If the merger is completed, Safeco common stock will be delisted from the NYSE and Safeco common stock will be deregistered under the Exchange Act.

THE ANNUAL MEETING

Safeco is furnishing this proxy statement to holders of Safeco common stock as part of the solicitation of proxies by the Safeco board of directors for use at the 2008 annual meeting of Safeco shareholders.  This proxy statement and the enclosed form of proxy are first being mailed to Safeco shareholders on or about [●], 2008.

Date, Time and Place of the Annual Meeting

Safeco will hold its annual meeting on [●], 2008 at [●], Pacific Time, at the Safeco Center, Magnolia Room, 1st Floor, 1191 Second Avenue, Seattle, Washington  98101.

Directions to the location of the annual meeting are included in this proxy statement.  See "Directions to the Annual Meeting."

Purpose of the Annual Meeting

The purpose of the annual meeting is to take action upon the following:

•	Consideration and approval of the merger agreement;

•
Election of five directors, four to serve a three year term and one to serve a two year term on the Safeco board of directors.  Safeco's nominees for these positions are Joseph W. Brown, Kerry Killinger, Gary F. Locke, Charles R. Rinehart and Gerardo I. Lopez, each of whom is currently a director;

•	Ratification of the selection of Ernst & Young LLP to be Safeco's independent registered public accounting firm for 2008;

•	Adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement; and

•	Transaction of any other business that may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Record Date for the Annual Meeting

The Safeco board of directors has fixed the close of business on [●], 2008 as the record date for determination of Safeco shareholders entitled to notice of, and to vote at, the annual meeting.

Shares Entitled to Vote

Only holders of Safeco common stock as of the close of business on [●], 2008, the record date for the annual meeting, are entitled to vote at the annual meeting.  Each record holder will have one vote at the annual meeting for each share of Safeco common stock held by that Safeco shareholder as of the close of business on the record date.  On the record date, [●] shares of Safeco common stock were issued and outstanding and such shares were held by approximately [●] holders of record.

Quorum Requirement

No proposal may be acted on at the annual meeting unless a quorum is present.  In order for a quorum to exist, at least a majority of the votes entitled to be cast at the annual meeting must be present in person or by proxy.  If a quorum is not present at the annual meeting, it is expected that the annual meeting will be adjourned or postponed to solicit additional proxies.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned or postponed for the purpose of soliciting additional proxies for the approval of the merger agreement.  Any adjournment or postponement may be made without notice, other than by an announcement made at the annual meeting, and the record date will not change due to an adjournment or postponement unless the Safeco board of directors, in its discretion, establishes a new record date.  In order for the annual meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies for the approval of the merger agreement, under the WBCA, the proposal must receive more votes "FOR" than "AGAINST," provided that a quorum is present.  The officer of Safeco presiding at the annual meeting or a majority of the shares of Safeco common stock present in person or represented by proxy at the annual meeting may adjourn or postpone the annual meeting, whether or not a quorum is present.

Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow Safeco shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed, provided that, such revocation is in compliance with the instructions (including as to timing) set forth in the section titled "– Revocability of Proxies."

Required Vote

•
The Merger.  Under the WBCA, in order for the merger agreement to be approved, shares of Safeco common stock representing at least two-thirds of the votes entitled to be cast by all Safeco shareholders at the annual meeting must be voted "FOR" the approval of the merger agreement, provided that a quorum is present.

•
Election of Directors.  In accordance with Safeco's bylaws and the WBCA, in order for each director candidate to be elected, such director candidate must receive more votes "FOR" than "WITHHELD," provided that a quorum is present.

•
Ratification of Independent Accountant.  Under the WBCA, in order for the ratification of Ernst & Young LLP as Safeco's independent registered public accounting firm for 2008 to be approved, the proposal must receive more votes "FOR" than "AGAINST," provided that a quorum is present.

•
Adjournment or Postponement of the Annual Meeting to Solicit Additional Proxies for the Approval of the Merger Agreement.  Under the WBCA, in order to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement, the proposal must receive more votes "FOR" than "AGAINST," provided that a quorum is present.

Treatment of Abstentions

Affirmative abstentions will be treated as present at the meeting for purposes of determining whether a quorum is present, but will not be counted as votes cast for purposes of determining the approval of any matter submitted to the Safeco shareholders for a vote at the annual meeting.  Accordingly, if a quorum is present, abstentions will have the effect of a vote "AGAINST" the proposal to approve the merger agreement and will have no effect on the voting results for the election of directors, the ratification Ernst & Young LLP as Safeco's independent registered public accounting firm, or the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.  If a quorum does not exist, approval of adjournment of the annual meeting would require a majority of the votes of the shareholders present, in person or by proxy, and entitled to vote on the matters, and, as a result, affirmative abstentions would have the same effect as a vote "AGAINST" approval of adjournment.

Treatment of Broker Non-Votes

Brokers, banks or other nominees who hold shares of Safeco common stock in "street name" for customers who are the beneficial owners of such shares may give a proxy to vote those customers' shares on routine matters in the absence of specific instructions from those customers.  The election of directors and the ratification of Ernst and

Young LLP as Safeco's independent registered public accounting firm are considered routine matters.  Brokers, banks or other nominees may not give a proxy to vote those customers' shares on the proposals to approve the merger agreement or adjourn or postpone the special meeting to solicit additional proxies approving the merger agreement, which are not considered to be routine matters, in the absence of specific instructions from those customers.  Broker non-votes will be treated as present at the meeting for purposes of determining whether a quorum is present.  Accordingly, if a quorum is present, broker non-votes will have the effect of a vote "AGAINST" the proposal to approve the merger agreement.  Broker non-votes will have no effect on the voting results for the election of directors, the ratification of Safeco's independent accountant or the adjournment or postponement of the annual meeting to solicit additional proxies approving the merger.  If a quorum does not exist, approval of adjournment of the annual meeting would require a majority of the votes of the shareholders present, in person or by proxy, and entitled to vote on the matters, and, broker non-votes, which are not entitled to vote, would have the effect of reducing the aggregate number of affirmative votes required to adjourn the annual meeting.

Voting by Safeco's Directors and Executive Officers

On the record date for the annual meeting, the directors and executive officers of Safeco and their controlled affiliates beneficially owned and were entitled to vote [●] outstanding shares of Safeco common stock, representing [●]% of the shares of Safeco common stock issued and outstanding on that date.  To Safeco's knowledge, these directors and executive officers intend to vote their shares in favor of the proposal to approve the merger agreement.

Voting of Proxies

Safeco shareholders may vote their shares by attending the annual meeting and voting their shares of Safeco common stock in person, or by marking, signing and dating the enclosed proxy card and mailing it in the enclosed postage-prepaid envelope or by submitting the proxy through the Internet or by telephone by following the instructions printed on the proxy card.  Safeco shareholders who hold such shares through a broker, bank or other nominee must follow the instructions on the proxy form supplied by their broker, bank or other nominee, which may provide for voting through the Internet or by telephone.

All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the holders of such shares.

If you previously submitted a proxy for the annual meeting of Safeco shareholders originally scheduled to be held on May 7, 2008, Safeco will not vote such proxy at the annual meeting of Safeco shareholders, as rescheduled to be held on [●], 2008.  Therefore, if you previously submitted a proxy for the annual meeting to be held on May 7, 2008, and you desire to vote your shares of Safeco common stock with respect to any or all of the proposals to be considered at the [●], 2008 annual meeting, we urge you to vote your shares again by marking, signing, dating and returning the attached proxy card or through the Internet or by telephone.

Proxies without Instructions.

Proxy cards returned without instructions but signed by shareholders of record will be voted:

•	"FOR" the proposal to approve the merger agreement;

•	"FOR" the proposal to elect the directors named in the director proposal;

•	"FOR" the proposal to ratify the selection of Ernst & Young LLP as Safeco's independent registered public accounting firm for 2008; and

•	"FOR" the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

Your vote is important.  Please return your marked proxy card or submit your proxy though the Internet or by telephone so your shares can be represented, even if you plan to attend the annual meeting in person.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card or through the Internet or by telephone does not preclude a Safeco shareholder from voting in person at the annual meeting.  A Safeco shareholder of record may revoke a proxy prior to its exercise by: (1) if such shareholder previously voted through the Internet or by telephone, casting a new vote by the method used previously no less than 48 hours before the annual meeting; (2) if such shareholder delivered a duly executed proxy card, delivering another proxy card dated after the prior proxy card no less than 48 hours before the annual meeting; (3) attending the annual meeting and voting in person; and (4) by delivering a written notice of revocation no less than 48 hours before the annual meeting to the Secretary of Safeco at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington  98154.  Attendance at the annual meeting will not in and of itself constitute a revocation of the proxy.

If you hold your shares in "street name" and have instructed your broker, bank or other nominee to vote your shares, you should contact your broker, bank or other nominee directly to change your vote.

Solicitation of Proxies

Safeco and its proxy solicitation firm, Georgeson, may solicit proxies in person or by telephone, fax or other means.  Safeco will pay Georgeson a fee of $20,000, plus reasonable expenses, for its services.  Safeco will also pay all other reasonable expenses for solicitation.  In addition, proxies may be solicited by officers and directors and other employees of Safeco, without additional remuneration, in person or by telephone, fax or other means.

You should send in your proxy by mail or vote through the Internet or by telephone without delay.  If you hold shares of Safeco common stock in "street name" through a broker, bank or other nominee, please follow the instructions on the proxy form supplied by your broker, bank or other nominee, which may provide for voting through the Internet or by telephone.  Safeco will also reimburse brokers, banks and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

You should not send your stock certificate(s) evidencing your shares of Safeco common stock with your proxy.  Promptly (and in any event no later than three business days) after completion of the merger, a letter of transmittal with written instructions for the surrender of stock certificates will be mailed to holders of shares of Safeco common stock.  If you hold your shares in book-entry form – that is, without a stock certificate – the exchange agent will automatically send you the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, in exchange, for the cancellation of your shares of Safeco common stock after completion of the merger, provided that you comply with applicable tax certification requirements.  If your shares of Safeco common stock are held in "street name" by your broker, bank or other nominee you will receive instructions from your broker, bank or other nominee as to how to surrender your "street name" shares and receive cash for those shares.

Other Business

Safeco is not currently aware of any other business to be acted upon at the annual meeting.  If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

THE COMPANIES
Safeco Corporation

Safeco has been in business serving the insurance needs of customers since 1923.  Safeco is an insurance holding company incorporated in the state of Washington.  Safeco is licensed to provide property and casualty insurance along with related services to individuals and small- to mid-size businesses in all 50 states through our insurance subsidiaries and as of April 1, 2008, Safeco had 7,038 employees located throughout the United States.  Safeco also sells surety bonds to contractors and businesses. Safeco's revenues are generated from the premiums earned on the insurance policies Safeco writes and the income earned from Safeco's investment of premium dollars.  Safeco's principal executive offices are located at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington  98154, and its telephone number is (206) 545-5000.

Liberty Mutual Insurance Company

Liberty Mutual, a Massachusetts stock insurance company, was formed in 1912.  Liberty is a member of the Liberty Mutual Group.  The Liberty Mutual Group, headed by Liberty Mutual Holding, constitutes a diversified global group of insurance companies and the sixth largest property and casualty insurance group in the United States based on 2007 direct written premium.  The group also ranks 94th on the Fortune 500 list of largest corporations in the United States based on 2007 revenue.  As of December 31, 2007, the group had $94.7 billion in consolidated assets, $82.4 billion in consolidated liabilities and $26 billion in annual consolidated revenue.  The Liberty Mutual Group offers a wide range of products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, surety, workers compensation, global specialty, group disability, assumed reinsurance and fire.  The Liberty Mutual Group employs over 41,000 people in more than 900 offices throughout the world.  Following the acquisition, Safeco will be part of Liberty Mutual Group's Agency Markets business unit.  Liberty Mutual Agency Markets utilizes approximately 7,000 employees and distributes its products and services through over 7,000 independent agents.  In 2007, Liberty Mutual Agency Markets' net written premium was $5.1 billion.  Liberty Mutual's executive offices are located at 175 Berkeley Street, Boston, Massachusetts  02117, and its telephone number is (617) 357-9500.

Big Apple Merger Corporation

Big Apple Merger Corporation is a Washington corporation that was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.  Big Apple Merger Corporation's executive offices are located at c/o Liberty Mutual, 175 Berkeley Street, Boston, Massachusetts  02117, and its telephone number is (617) 357-9500.

THE MERGER

The following is a description of the material aspects of the merger and is qualified in its entirety by the merger agreement, a copy of which is attached to this proxy statement as Annex A.  While Safeco believes that the following description addresses the material terms of the merger, the description may not contain all of the information that is important to you.  Safeco encourages you to carefully read this entire proxy statement, including the merger agreement, which is attached as Annex A to this proxy statement, for a more complete understanding of the merger.

Background of the Merger

The Safeco board of directors, which is sometimes referred to in this proxy statement as the Board, regularly evaluates Safeco's strategic direction and ongoing business plans, with a view toward strengthening Safeco's core businesses and enhancing shareholder value.  As part of its ongoing evaluation of Safeco, the Board has considered a variety of strategic alternatives.  In that regard, representatives of Safeco have from time to time discussed potential business relationships, including acquisitions by Safeco, with various companies in the property and casualty and surety insurance industries that might expand Safeco's business, improve its competitive position and enhance shareholder value.  In addition, from time to time, Safeco has received indications of interest from other companies in the property and casualty insurance industry and private equity firms regarding potential business combination transactions involving, or acquisitions of, Safeco.

In early November 2007, Edmund Kelly, Chairman, President and Chief Executive Officer of Liberty Mutual Holding, contacted Paula Rosput Reynolds, Chair, President and Chief Executive Officer of Safeco, to discuss a potential transaction involving the combination of Safeco with Liberty Mutual's Agency Markets business unit, in which transaction Safeco shareholders would have received cash for a portion of their shares but would have also retained a substantial minority ownership interest in the combined entity.  Over the next two weeks, Mr. Kelly and Ms. Reynolds spoke on several occasions regarding the potential transaction.  After Ms. Reynolds expressed possible concerns that the Board might raise regarding the complexity and valuation of the transaction structure proposed by Mr. Kelly, he stated that, in the alternative, Liberty Mutual would potentially be interested in a cash acquisition of Safeco.

On November 19, 2007, at a special meeting of the Board, which was also attended by representatives of Morgan Stanley and Skadden, Arps, Slate, Meagher & Flom LLP, special outside counsel to Safeco, which is referred to in this proxy statement as Skadden Arps, Ms. Reynolds reported on her discussions with Mr. Kelly, including the preliminary structure and the possible terms discussed with Mr. Kelly for either a transaction combining Safeco with Liberty Mutual's Agency Markets business unit or, in the alternative, a cash acquisition of Safeco.  During the meeting, Ms. Reynolds reviewed with the Board materials delivered in advance of the meeting and prepared by Safeco's financial advisor, Morgan Stanley.  Ms. Reynolds discussed with the Board certain considerations relating to the relative ability of Liberty Mutual and other participants in the insurance industry to finance a business combination transaction with Safeco, should the Board wish to pursue such a transaction.  After extensive discussion, taking into account Safeco's current strategic plans and stand-alone prospects, the Board determined that Safeco management should focus on preparations for the December 2007 strategic planning meeting of the Board, at which time the Board would consider a broad range of strategic alternatives available to Safeco, and directed Ms. Reynolds to contact Mr. Kelly and inform him that the Board was not interested in pursuing discussions in advance of that meeting.

On November 20, 2007, Ms. Reynolds contacted Mr. Kelly to communicate to him the Board's direction at the November 19, 2007 meeting.

During the latter part of November 2007, the Chief Executive Officer of another company in the insurance industry, which is referred to in this proxy statement as Party A, contacted Ms. Reynolds and requested that Ms. Reynolds meet with him to explore a potential business combination transaction involving Safeco and Party A.  Ms. Reynolds responded that she would make the Board aware of Party A's interest.

Also during the latter part of November 2007, Ms. Reynolds met with the Chief Executive Officer of Party A and engaged in a preliminary discussion regarding a potential business combination transaction involving Safeco and Party A.

On December 6, 2007, Mr. Kelly contacted Ms. Reynolds to reaffirm Liberty Mutual's desire to enter into preliminary discussions regarding a combination of Safeco and Liberty Mutual's Agency Markets business unit or, in the alternative, a cash acquisition of Safeco.  Ms. Reynolds responded that Liberty Mutual's interest would be considered by the Board along with other strategic options.  However, Mr. Kelly and Ms. Reynolds agreed that members of the two companies' executive teams should have further discussions in order for Safeco to have a more full understanding of Liberty Mutual's proposal.

On December 11, 2007, Ross Kari, Executive Vice President and Chief Financial Officer of Safeco, had a discussion with Dennis Langwell, Chief Financial Officer of Liberty Mutual, and Michael Fallon, Vice President, Corporate Finance of Liberty Mutual, regarding the combination proposal that Ms. Reynolds and Mr. Kelly had previously discussed on December 6, 2007, including, in particular, the amount of cash which Liberty Mutual proposed to include in the transaction and Liberty Mutual's views regarding the valuation of equity in the combination.

In mid-December 2007, the Chief Executive Officer of another company in the insurance industry, which is referred to in this proxy statement as Party B, contacted Ms. Reynolds to express interest in entering into discussions regarding a potential business combination involving Safeco and Party B and to inquire as to Safeco's willingness to enter into such discussions.  Ms. Reynolds responded that she would make the Board aware of Party B's interest.

On December 13, 2007, at a regularly scheduled meeting of the Board, Ms. Reynolds reported to the Board regarding her discussions with Mr. Kelly and the Chief Executive Officers of Parties A and B.  During the meeting, Mr. Kari, referring to materials delivered in advance of the meeting and prepared by Morgan Stanley, discussed financial considerations in connection with Liberty Mutual's proposal for a potential transaction involving the combination of Safeco with Liberty Mutual's Agency Markets business unit or, in the alternative, a cash acquisition of Safeco.  The Morgan Stanley materials also included financial data and analysis regarding Parties A and B.  In addition, the materials described various considerations in connection with a potential transaction with Liberty Mutual, including the issues associated with valuing a combination with the Agency Markets business unit arising from Liberty Mutual's mutual ownership structure and the financing of a cash acquisition of Safeco.  After extensive discussion, including regarding the potential benefits and risks associated with pursuing Safeco's strategic plan on a stand-alone basis and the possibility of considering some form of business combination transaction, provided the transaction consideration fully reflected Safeco's value, the Board directed Ms. Reynolds to contact Mr. Kelly and inform him that Safeco was not interested in pursuing discussions regarding a business combination transaction with Liberty Mutual at this time.  At the same time, the Board instructed Ms. Reynolds to monitor industry and general economic conditions and to keep lines of communication open with those companies that had expressed interest in pursuing a business combination transaction with Safeco.

Thereafter, Ms. Reynolds contacted Mr. Kelly to communicate to him the Board's determination that Safeco was not interested in pursuing discussions regarding a business combination transaction with Liberty Mutual at this time.  Mr. Kelly acknowledged the Board's determination but stated that Liberty Mutual nevertheless remained very interested in pursuing a combination with Safeco and that Safeco should expect to receive future communications from Liberty Mutual regarding the possibility of a business combination transaction.

In early January 2008, Ms. Reynolds met with the Chief Executive Officer of Party B.  During the meeting, the Chief Executive Officer of Party B expressed Party B's interest in pursuing a potential business combination transaction with Safeco at a price within the range of $64.00 to $67.00 per share.  The Chief Executive Officer of Party B indicated that this indication of interest had been discussed with Party B's Board of Directors.  Ms. Reynolds responded that she would discuss Party B's expression of interest with the Board.

Also in early January 2008, Ms. Reynolds, Mr. Kari and Arthur Chong, Executive Vice President and Chief Legal Officer of Safeco, met with the Chief Executive Officer and other representatives of Party A.  During the meeting, the representatives of Party A again expressed interest in pursuing a potential business combination transaction with Safeco.  Subsequently, Mr. Kari contacted the Chief Financial Officer of Party A to provide responses to certain questions raised by Party A during the preceding day's meeting.

As a follow up to the discussion at the January 2008 meeting between representatives of Safeco and representatives of Party A, the General Counsel of Party A communicated a preliminary indication of Party A's interest in a potential business combination transaction with Safeco at a price within the range of $64.00 to $68.00 per share.  Party A was advised that Ms. Reynolds would discuss Party A's interest with the Board.  In response to a subsequent discussion between representatives of Party A, on the one hand, and Ms. Reynolds and Messrs. Kari and Chong, on the other hand, Ms. Reynolds provided certain synergies estimates and other analyses to Party A in order to assist it in reassessing its proposed value range.

Later that month, a representative of the financial advisor of another company in the insurance industry, which is referred to in this proxy statement as Party C, contacted Joseph W. Brown, then Chair of the Safeco board of directors, to inquire as to Safeco's interest in pursuing a strategic business combination with Party C.  Mr. Brown referred the representative of Party C's financial advisor to Ms. Reynolds and the representative and Ms. Reynolds had a discussion regarding Party C's interest.  During the discussion, a meeting between representatives of Safeco and representatives of Party C was scheduled for a date during February 2008.

On January 30, 2008, at a regularly scheduled meeting of the Board, Ms. Reynolds reported to the Board regarding the expressions of interest received from Parties A and B.  During the meeting, Ms. Reynolds also discussed recent developments in the markets in which Safeco competes, Safeco's stand-alone financial and business plans and recent uncertainty in the financial markets.  After extensive discussion of the foregoing matters and other factors that it deemed relevant, the Board determined not to pursue a business combination transaction with any of the interested parties at this time.

On February 19, 2008, Safeco received a letter addressed to Ms. Reynolds from Mr. Kelly, dated February 15, 2008, outlining Liberty Mutual's proposal to acquire Safeco at a price of $64.00 per share in cash.  Among other things, the letter referenced recent declines in Safeco's share price and Liberty Mutual's view that there had been deterioration in Safeco's auto insurance business.  The letter also indicated that the proposed acquisition would not be subject to any financing contingencies or conditions.

On February 21, 2008, following receipt of Liberty Mutual's February 15, 2008 letter, Ms. Reynolds contacted Mr. Kelly to confirm receipt of the letter and informed Mr. Kelly that the letter would be considered by the Board.

On February 22, 2008, Mr. Kelly contacted Ms. Reynolds to reiterate his desire to proceed with exploring a potential business combination transaction with Safeco as expeditiously as possible.

On February 24, 2008, Ms. Reynolds contacted Mr. Kelly to indicate her view that the Board was likely to determine that Liberty Mutual's proposed acquisition of Safeco at a per share price of $64.00 was not of interest to the Board, in light of the fact that the Board had declined to pursue discussions in response to indications of interest received above that value range on several occasions in the recent past.

During the latter part of February 2008, Ms. Reynolds had a conversation with the Chief Executive Officer of Party B to follow up on their January 2008 meeting and to arrange further discussions.  Ms. Reynolds and other representatives of Safeco subsequently participated in a conference call to discuss Party B's interest in exploring a potential business combination transaction with Safeco.

Also during the latter part of February 2008, Ms. Reynolds and Messrs. Kari and Chong met with representatives of Party C, together with representatives of Party C's financial advisor, in order to discuss Party C's interest in better understanding Safeco's business and the potential for joint activity, whether by investment or otherwise, by the two companies.

On February 28, 2008, at a special meeting of the Board held for the purpose of determining the appropriate response to Liberty Mutual's February 15, 2008 letter, which was also attended by representatives of Morgan Stanley and Skadden Arps, Ms. Reynolds reviewed with the Board Liberty Mutual's proposal to acquire

Safeco on the terms set forth in such letter.  Following Ms. Reynolds' review of the February 15, 2008 letter, Mr. Kari, referring to materials delivered in advance of the meeting and prepared by Morgan Stanley, discussed certain financial considerations in connection with Liberty Mutual's proposal, noting, among other things, that while the proposal represented a premium to the value indicated by the trading price of Safeco common stock it did not reflect, in the view of management, the intrinsic value of Safeco based upon Safeco's business plan and stand-alone prospects.  Ms. Reynolds and Mr. Chong then discussed potential responses to the February 15, 2008 letter, with representatives of each of Morgan Stanley and Skadden Arps also participating in such discussion.  On the basis of these discussions, the Board determined, after extensive deliberation, that the $64.00 per share price proposed in the February 15, 2008 letter was not adequate at this time because it did not reflect Safeco's actual earnings potential, strong balance sheet, strong brand and large geographic footprint.  However, in light of the Board's determination, after taking into account the risks and uncertainties faced by Safeco as a stand-alone entity, that a transaction with Liberty Mutual on significantly improved terms could be of potential interest to the Board and Safeco shareholders, the Board directed Ms. Reynolds to advise Liberty Mutual that a transaction at the $64.00 per share price proposed in the February 15, 2008 letter was not of interest to the Board but to also offer to engage in an information exchange with Liberty Mutual in order to potentially elicit improved terms from Liberty Mutual.  The Board directed that the information to be provided by Safeco should be limited to information that was not competitively sensitive and that could be gathered and presented without broadening the number of employees within Safeco who were aware that any such information would be provided or that discussions were taking place.  Pursuant to this limited information exchange, Safeco would provide Liberty Mutual with non-public information regarding management's estimates of Safeco's future performance, subject to a non-disclosure agreement, and Liberty Mutual would provide Safeco with additional information regarding Liberty Mutual's ability to finance a potential transaction.  The Board also directed Ms. Reynolds, with the assistance of Morgan Stanley, to contact the other industry participants with whom Ms. Reynolds had previously spoken and, on a confidential basis, determine their respective interest in pursuing a potential business combination transaction with Safeco and elicit updated valuation information useful in assessing Liberty Mutual's proposal.

On February 29, 2008, Ms. Reynolds contacted Mr. Kelly to communicate to him the Board's determinations at the February 28, 2008 meeting.  During this conversation, Ms. Reynolds and Mr. Kelly agreed that Safeco and Liberty Mutual would engage in the limited information exchange authorized by the Board, with representatives of the two companies meeting to review certain non-public information regarding Safeco's business plan and information regarding Liberty Mutual's ability to finance a potential transaction.

In early March 2008, Ms. Reynolds participated in a conversation with a representative of Party C's financial advisor, during which conversation it was conveyed to Ms. Reynolds that Party C would not be in a position to explore a potential business combination transaction within a reasonable timeframe.

On March 4, 2008, Liberty Mutual entered into a mutual non-disclosure agreement with Safeco.  After entering into the non-disclosure agreement, the parties exchanged limited non-public information.

On March 7, 2008, Messrs. Kari and Chong met with representatives of Liberty Mutual to review and discuss the non-public business plan and management estimate information provided by Safeco to Liberty Mutual and the financing plan information provided by Liberty Mutual to Safeco.

On March 13, 2008, Mr. Kelly contacted Ms. Reynolds to discuss the results of Liberty Mutual's review of the non-public information discussed at the March 7, 2008 meeting.  Mr. Kelly indicated to Ms. Reynolds that Liberty Mutual's review of the non-public information had not led it to reconsider the value proposed in its February 15, 2008 letter and reiterated Liberty Mutual's proposal for an acquisition of Safeco at $64.00 per share.

In mid-March 2008, Ms. Reynolds contacted the Chief Executive Officer of Party B as a follow up to previous discussions regarding a potential business combination transaction involving Safeco and Party B.  During the discussion, Ms. Reynolds communicated that another industry participant had recently expressed a strong interest in pursuing discussions with Safeco.

Also in mid-March 2008, Ms. Reynolds contacted the Chief Executive Officer of Party A as a follow up to previous discussions regarding a potential business combination transaction involving Safeco and Party A.  During the discussion, Ms. Reynolds communicated that another industry participant had recently expressed a strong interest in pursuing discussions with Safeco.  During the discussion, the Chief Executive Officer of Party A reiterated Party A's interest in exploring a potential business combination transaction with Safeco and Ms. Reynolds suggested the possibility of engaging in a limited information exchange, subject to a non-disclosure agreement, in order to enable Party A to provide a non-binding indication of interest for a transaction with Safeco at a specific per share value.

Also in mid-March 2008, Ms. Reynolds and the Chief Executive Officer of Party B had a conversation during which the Chief Executive Officer of Party B reiterated Party B's interest in exploring a potential business combination transaction with Safeco and Ms. Reynolds suggested the possibility of engaging in a limited information exchange, subject to a non-disclosure agreement, in order to enable Party B to provide a non-binding indication of interest for a transaction with Safeco at a specific per share value.

On March 19, 2008, Party A entered into a non-disclosure agreement with Safeco on substantially similar terms to those contained in the non-disclosure agreement between Liberty Mutual and Safeco.  Safeco thereafter provided to Party A the same package of limited non-public business plan and management estimate information as had been provided to Liberty Mutual.  Also on March 19, 2008, Ms. Reynolds and Messrs. Kari and Chong participated in a conference call with certain representatives of Party A to review the information provided by Safeco.

Following the March 19, 2008 conference call, the Chief Executive Officer of Party A contacted Ms. Reynolds and informed her that it would not be possible for Party A to provide a meaningful indication of interest without more due diligence.  Party A then provided Safeco with a request for significant, additional non-public information.  Safeco ultimately determined not to provide such additional information to Party A due to Safeco's conclusion that the information sought was competitively sensitive, would require Safeco to broaden the number of employees within Safeco who would need to be informed about information exchanges or discussions and, after consultation with Morgan Stanley, that such information was not necessary to enable Party A to submit a non-binding indication of interest.

On March 20, 2008, Party B entered into a non-disclosure agreement with Safeco on substantially similar terms to those contained in the non-disclosure agreement between Liberty Mutual and Safeco.  Safeco thereafter provided to Party B the same package of limited non-public business plan and management estimate information as had been provided to each of Liberty Mutual and Party A.

Also on March 20, 2008, Ms. Reynolds contacted Mr. Kelly, at his request, to discuss Liberty Mutual's proposed acquisition of Safeco.  During the discussion, Mr. Kelly reaffirmed his belief that the $64.00 per share price proposed in Liberty Mutual's February 15, 2008 letter reflected an attractive price and Liberty Mutual's strong desire to negotiate a transaction expeditiously.  Ms. Reynolds informed Mr. Kelly that Safeco had retained Morgan Stanley and that, unless Liberty Mutual raised its proposed $64.00 per share acquisition price, it was likely that the Board would seek other market input before deciding on a strategic direction.  Ms. Reynolds further indicated that, if appropriate, Safeco would provide Liberty Mutual with additional information.

On March 21, 2008, Ms. Reynolds and Messrs. Kari and Chong participated in a conference call with certain representatives of Party B to review the information provided by Safeco.

Also on March 21, 2008, Mr. Kari contacted a representative of Party A to discuss Party A's additional information requests.  During the discussion, Mr. Kari indicated that much of the information requested by Party A could be viewed as competitively sensitive.

Following the March 21, 2008 conference call, the Chief Executive Officer of Party B contacted Ms. Reynolds and affirmed Party B's interest in exploring a potential business combination transaction at a per share price of $60.00 in cash, with the possibility of a higher per share value if a portion of the transaction consideration were to take the form of Party B stock.

On March 26, 2008, at a special meeting of the Board held for the purpose of updating the Board regarding contacts with Liberty Mutual and other interested parties and reviewing Safeco's recent operating performance, which meeting was also attended by representatives of Morgan Stanley and Skadden Arps, Ms. Reynolds discussed with the Board Safeco's contacts with each of Liberty Mutual, Party A and Party C and the indication of interest received from Party B.  Following her discussion of these contacts, Ms. Reynolds and Mr. Kari reviewed with the Board Safeco's 2008 actual year to date operating performance and compared such performance to Safeco's operating plan.  Representatives of Skadden Arps discussed the Board's fiduciary duties generally and in the context of a potential change of control transaction.  Following the discussion by Skadden Arps, representatives of Morgan Stanley, referring to materials delivered in advance of the meeting and prepared by Morgan Stanley, discussed Safeco's recent historical financial performance, recent stock price performance, market conditions in, and outlook for, the property and casualty insurance industry, certain analyses suggesting that Safeco's stock was undervalued in relation to that of its peers on a historical basis and recent mergers and acquisitions activity in the property and casualty insurance industry.  The representatives of Morgan Stanley also discussed with the Board certain parties that might potentially be interested in pursuing a business combination transaction with Safeco and their expected ability to finance and consummate such a transaction.  The parties that Morgan Stanley identified as potentially most interested in pursuing a transaction with Safeco were Liberty Mutual, Party A, Party B and another company in the insurance industry, which is referred to in this proxy statement as Party D.  The representatives of Morgan Stanley then discussed with the Board potential responses to Liberty Mutual's proposal and the possibility that Liberty Mutual could make such proposal public if the Board determined not to pursue substantive discussions regarding the proposal.  Ms. Reynolds then discussed with the Board the potential responses to Liberty Mutual and management's recommendation.  Following an executive session of Safeco's independent directors attended only by such directors and Skadden Arps, during which Safeco's independent directors discussed the uncertain economic climate and the challenges facing Safeco's business, the Board determined, based on, among other things, the recommendation of such independent directors, that Liberty Mutual's proposed acquisition of Safeco at a price of $64.00 per share was not financially attractive or compelling based on Safeco's strategic plans and anticipated stand-alone operating performance.  The Board directed Ms. Reynolds to communicate to Mr. Kelly the Board's determination that a price in a range near $70.00 per share would more adequately reflect the Board's view of Safeco's value.  The Board also directed Ms. Reynolds to maintain communications with Party A and Party B and to contact the Chief Executive Officer of Party D as well.

On March 27, 2008, representatives of Morgan Stanley contacted the Chief Executive Officer of Party D to determine Party D's interest in exploring a potential business combination transaction involving Safeco and Party D.  On this call, the Chief Executive Officer of Party D expressed Party D's interest in exploring such a transaction.

On March 28, 2008, Ms. Reynolds had a conference call with the Chief Executive Officer of Party D to discuss Party D's interest in evaluating a potential business combination transaction involving Safeco and Party D.  During the discussion, Ms. Reynolds communicated that another industry participant had recently expressed a strong interest in pursuing discussions with Safeco.  Later that day, Party D entered into a non-disclosure agreement with Safeco on substantially similar terms to those contained in the non-disclosure agreement between Liberty Mutual and Safeco and Safeco provided to Party D the same package of limited non-public business plan and management estimate information as had been provided to each of Liberty Mutual, Party A and Party B.

Also on March 28, 2008, Ms. Reynolds contacted Mr. Kelly to inform him that the Board had given consideration to the possibility of a strategic transaction as it had previously requested that Ms. Reynolds contact selected industry participants regarding their respective interest in a transaction with Safeco.  Ms. Reynolds indicated that, informed by the information obtained through such contacts, the Board had determined that based on Liberty Mutual's $64.00 per share proposal, Safeco would not proceed with discussions with Liberty Mutual at this time.  However, Ms. Reynolds indicated that the Board would consider negotiating with Liberty Mutual if an indication of interest in a range near $70.00 per share were offered.

Also on March 28, 2008, Ms. Reynolds contacted the Chief Executive Officer of Party B to indicate to him that the $60.00 per share cash value contemplated by Party B's indication of interest would not be financially attractive to the Board and to inquire as to whether Party B would be willing to proceed on significantly improved terms.  The Chief Executive Officer of Party B indicated that he would be interested in continuing discussions with Safeco to determine whether Party B could provide a revised indication of interest on improved value terms.  Ms. Reynolds, on the same day, also authorized Morgan Stanley to contact representatives of Party A and indicate that Party A's failure to provide a firm indication of interest could result in Party A not being part of further discussions relating to a potential business combination transaction that the Board might initiate, and cautioned that Safeco would not disclose competitively-sensitive information without a meaningful indication of interest.  Representatives of Morgan Stanley subsequently contacted representatives of Party A and engaged in a discussion with them in accordance with Ms. Reynolds' instructions.

On March 29, 2008, Ms. Reynolds and Mr. Kari participated in a conference call with representatives of Party B to review the information previously provided to Party B by Safeco.  Also on March 29, 2008, Ms. Reynolds and Messrs. Kari and Chong participated in a conference call with representatives of Party D to review the information previously provided to Party D by Safeco.

On March 31, 2008, Ms. Reynolds continued her previous discussion with Mr. Kelly regarding the terms on which discussions of a transaction between Safeco and Liberty Mutual could potentially continue.  Ms. Reynolds reiterated to Mr. Kelly that the Board had directed her to contact other parties and that such contacts had revealed substantial interest on the part of the parties contacted in pursuing a potential business combination transaction with Safeco.  Mr. Kelly affirmed his view that $64.00 per share represented an attractive price for Safeco shareholders.  Mr. Kelly added that if the Board thought the $64.00 per share value was too low, Liberty Mutual might be willing to accept a lower termination fee than it otherwise would request in the definitive agreement governing the transaction.  Ms. Reynolds and Mr. Kelly agreed to meet on April 1, 2008 to continue their discussions.

As a follow up to previous discussions, representatives of Morgan Stanley had a conversation with a senior executive of Party A.  During this conversation, the senior executive of Party A declined to improve Party A's previously indicated range of $64.00 to $68.00 per share, but indicated that Party A would reaffirm its previously communicated indication of interest, subject, however, to Safeco providing Party A with the additional due diligence materials previously requested by Party A.

On April 1, 2008, Ms. Reynolds met with Mr. Kelly to continue their discussions of the previous day.  During the meeting, Ms. Reynolds reiterated to Mr. Kelly that the Board had not found Liberty Mutual's proposal for an acquisition of Safeco at a price of $64.00 per share financially attractive or compelling and had, accordingly, instructed Ms. Reynolds and Safeco management to initiate a process of contacting other parties as a means of obtaining other indications of interest and comparing those to Liberty Mutual's proposal.  Ms. Reynolds described Safeco's business outlook for Mr. Kelly and affirmed management's view that Safeco's business plan was generally proceeding in accordance with expectations.  Ms. Reynolds reiterated that unless Liberty Mutual could make a sufficiently preemptive proposal, the Board would not consider dealing with Liberty Mutual on an exclusive basis and would continue discussions with other parties.  Mr. Kelly indicated that he was confident that Liberty Mutual would be willing to consummate a transaction at a price that would be competitive with any party but stated that Liberty Mutual was not willing to offer to proceed with an acquisition of Safeco at a price that the Board would likely find preemptive.  Mr. Kelly further indicated that he did not believe that it would be likely that there would be third party interest at the level of Liberty Mutual's current offer of $64.00 per share.

On April 2, 2008, prior to the special meeting of the Board on the same day, Safeco received a letter addressed to Ms. Reynolds from the Chief Executive Officer of Party D.  The letter contained a non-binding proposal for an acquisition of Safeco by Party D at a per share price between $64.00 and $67.00, with Party D being willing to consider paying either all cash consideration or consideration consisting of a mix of cash and Party D stock.  The letter also expressed Party D's view that it would be appropriate, in light of the resources that Party D was prepared to devote to the potential transaction and in the interest of expediting the transaction process, for Safeco to enter into an agreement with Party D to proceed with negotiations on an exclusive basis with Party D for a period of 30 days.

Later, on April 2, 2008, at a special meeting of the Board held for the purpose of updating the Board regarding contacts with Liberty Mutual and other interested parties and determining the appropriate course of action for Safeco in light thereof, which meeting was also attended by representatives of Morgan Stanley and Skadden Arps, Ms. Reynolds discussed with the Board Safeco's or Morgan Stanley's, as the case may be, contacts with each of Liberty Mutual, Party A, Party B and Party D.  In this regard, Ms. Reynolds discussed in detail, among other things, (1) her discussions with Mr. Kelly in which he had expressed Liberty Mutual's refusal to raise its proposed acquisition price of $64.00 per share, (2) the letter received from Party D on April 2, 2008 and the terms set forth therein, including Party D's request for a 30 day exclusivity period, and, with participation by Morgan Stanley, potential synergies that might be achieved in a potential business combination transaction with Party D, (3) Party B's failure to provide a revised indication of interest at an improved value range and (4) Party A's failure to improve its previously indicated range and its indication that it would reaffirm its previous indication of interest, subject, however, to its being provided with extensive, additional competitively sensitive due diligence materials.  A discussion ensued regarding the additional information requested by Party A and the concerns raised by Board members and management regarding the competitively sensitive nature of such information, as well as the determination previously reached, after consultation with Morgan Stanley, that such information was not necessary for Party A to submit an indication of interest.  Representatives of Morgan Stanley then reviewed with the Board various alternative courses of action available to the Board, including determining to cease discussions with all interested parties, selecting one party among the interested parties based on discussions to date with which Safeco would enter into exclusive discussions for a limited period of time and seek to negotiate a transaction on terms favorable to Safeco, conducting a process involving multiple parties over an extended period of time and conducting a more limited process in which a limited number of parties would receive additional due diligence materials and provide revised indications of interest, based upon which Safeco would either choose to negotiate exclusively with one party or terminate the process.  Representatives of Skadden Arps then discussed the Board's fiduciary duties in the context of the Board's consideration of the various alternatives.  After extensive discussion, the Board determined, in light of the limited discussions that had occurred to date with Party D, the potential disruption to Safeco's business that could arise from engaging in a broader and more extensive process at this time and the fact that Party D had not yet been given the same opportunity to improve its indication of interest that had been given the other parties, to direct Ms. Reynolds to contact Party D and to provide Party D with the opportunity to provide a revised indication of interest at a preemptive level in exchange for Safeco agreeing to negotiate on an exclusive basis with Party D for a limited period of time.

In early April 2008, Ms. Reynolds met with the Chief Executive Officer of Party D in order to discuss the terms upon which Safeco would be prepared to grant Party D a limited period of exclusive negotiations.  Among other things, Ms. Reynolds indicated that any grant of exclusivity would be conditioned upon Party D providing a revised indication of interest at an increased price per share, agreeing to a detailed term sheet outlining certain key terms to be included in any definitive transaction agreement and agreeing to proceed with the transaction on an expedited timetable.  The Chief Executive Officer of Party D responded by indicating that Party D would provide a revised indication of interest addressing the terms outlined by Ms. Reynolds.

On April 4, 2008, Ms. Reynolds contacted Mr. Kelly to inform him that the Board had again determined that Liberty Mutual's proposed acquisition price of $64.00 per share was not attractive, that other parties had expressed interest in a potential transaction with Safeco at higher valuation levels and that Safeco would not be pursuing discussions with Liberty Mutual at this time.  Mr. Kelly responded by indicating that Ms. Reynolds and Mr. Brown should expect to receive a letter from Mr. Kelly outlining Liberty Mutual's continued, strong interest in pursuing a potential acquisition of Safeco.

In early April 2008, Ms. Reynolds contacted the Chief Executive Officer of Party B, at his request, to discuss Party B's continued interest in exploring a business combination transaction with Safeco.  During the discussion, the Chief Executive Officer of Party B stated that Party B could provide a revised indication of interest reflecting a $64.00 per share value and could potentially slightly increase such indication if provided with additional due diligence in certain additional subject matter areas.  In exchange for providing such a revised indication of interest, the Chief Executive Officer of Party B requested that Safeco agree to negotiate on an exclusive basis with Party B for a limited period of time.  Ms. Reynolds responded that the Board was not in a position to provide exclusivity in exchange for an indication of interest reflecting a $64.00 per share value.

Also in early April 2008, Safeco received a letter addressed to Ms. Reynolds from the Chief Executive Officer of Party D containing a revised indication of interest for an acquisition of Safeco at a per share price between $64.00 and $68.50.  This letter stated that the revised indication of interest was conditioned upon Safeco's execution of an accompanying draft exclusivity agreement obligating Safeco to, among other things, negotiate on an exclusive basis with Party D until 11:59 p.m., New York time, on May 5, 2008.  Neither this letter nor the draft exclusivity agreement addressed any of the key non-price deal terms that Ms. Reynolds had discussed with the Chief Executive Officer of Party D.

Representatives of Skadden Arps, in consultation with representatives of Safeco and Morgan Stanley, then negotiated the terms of the exclusivity agreement with representatives of Party D's outside legal counsel, including terms and conditions addressing certainty of closing, Safeco's rights to respond to third party acquisition proposals and terminate the definitive agreement in order to accept a third party superior proposal and the termination fee and the circumstances under which such fee would be paid, which are collectively referred to in this proxy statement as the Selected Key Terms.

On April 8, 2008, Safeco and Party D entered into an exclusivity agreement.  Under the terms of the exclusivity agreement, Safeco agreed, among other things, not to initiate, solicit, provide non-public information in connection with, or continue or enter into any discussions or negotiations or agreement regarding, a third party acquisition proposal.  In addition, the exclusivity agreement included an annex containing agreed upon provisions to be included in the definitive acquisition agreement to address the Selected Key Terms.  Specifically, the annex provided that, among other things, the definitive acquisition agreement would provide for customary "no shop" provisions allowing Safeco to respond to third party acquisition proposals, a right for Safeco to terminate the agreement to accept a third party superior acquisition proposal, a termination fee in the range of 2.8% to 3.5% of Safeco's equity value at the proposed transaction price (with the exact percentage to be agreed), which would be payable to Party D under certain circumstances enumerated in the annex, provisions obligating each party to use its reasonable best efforts to obtain all necessary governmental and regulatory approvals (subject to a material adverse effect standard), no financing condition or contingency and provisions allowing Safeco to continue to declare and pay its regular quarterly cash dividend between signing and closing.  In addition, the annex contemplated that the parties would negotiate the form of consideration and any mix between cash and Party D stock.  The exclusivity agreement, and the restrictions on Safeco's actions in connection with third party acquisition proposals, were to terminate upon the earlier of 11:59 p.m., New York time, on April 28, 2008, the execution of a definitive acquisition agreement between Safeco and Party D or the occurrence of certain specified events, including modifying any of the provisions contained in the annex to the exclusivity agreement.  The exclusivity agreement also provided that it could be terminated if Party D failed, by April 17, 2008, to confirm in writing its agreement to proceed with an acquisition of Safeco at a per share price of $68.50.

Later on April 8, 2008, representatives of Party D and representatives of Party D's outside legal counsel and financial advisor commenced their due diligence review of non-public information relating to Safeco through access to an electronic data room.

On April 9, 2008, Safeco received a letter addressed to Ms. Reynolds from Mr. Kelly, with Mr. Brown copied, expressing Liberty Mutual's disappointment in Safeco's failure to enter into negotiations with Liberty Mutual, reaffirming Liberty Mutual's view that its proposed acquisition of Safeco at a price of $64.00 per share should be attractive to Safeco.  In this letter, Mr. Kelly reiterated Liberty Mutual's desire to negotiate a transaction on a confidential basis and that if the parties were unable, Liberty Mutual would reassess this position, as well as its offer price.

On April 12 and April 13, 2008, representatives of Party D, together with representatives of its outside legal counsel and financial advisor, attended due diligence meetings with representatives of Safeco who conducted presentations regarding Safeco's various business lines and other aspects of Safeco's business.  Also on these days, representatives of Party D and Safeco discussed a possible signing date for a definitive merger agreement of April 22, 2008.  During the meetings on April 12, 2008, the Chief Executive Officer of Party D indicated to Ms. Reynolds that he did not believe it likely that Party D would be able to confirm the $68.50 per share acquisition price contemplated by the exclusivity agreement.

On April 13, 2008, Skadden Arps provided to representatives of Party D and representatives of Party D's outside legal counsel a draft amendment to the non-disclosure agreement between Party D and Safeco, providing for, among other things, certain restrictions on the ability of Party D to solicit for employment and hire certain Safeco employees.  Safeco and Party D thereafter entered into this amendment.

On April 15, 2008, Skadden Arps provided a draft merger agreement to representatives of Party D and Party D's outside legal counsel.

On April 17, 2008, the Chief Executive Officer of Party D contacted Ms. Reynolds to inform her that Party D's board of directors had authorized him to provide a revised indication of interest in proceeding with an acquisition of Safeco at a price of $66.00 per share.  In response, Ms. Reynolds noted that this indication of interest was significantly below the $68.50 per share price which Party D was required to confirm in order to maintain exclusivity.

Also on April 17, 2008, Safeco received a letter addressed to Ms. Reynolds from the Chief Executive Officer of Party D confirming a revised indication of interest for an acquisition of Safeco by Party D at the per share price of $66.00, which would require that Safeco agree not to declare or pay any further dividends on Safeco common stock and that the definitive merger agreement would provide for a termination fee of approximately 3.8% of Safeco's equity value at the proposed transaction price.  The letter indicated that, at Party D's option, as much as 20% of the total consideration would be in the form of Party D common stock and that there would be no financing contingency.  The April 17, 2008 letter stated that the revised indication of interest was conditioned upon Safeco not terminating the exclusivity agreement.

Later on April 17, 2008, Safeco, after extensive discussion internally and with representatives of Morgan Stanley and Skadden Arps, provided written notice to Party D terminating the exclusivity agreement, effective at 11:59 p.m., New York time, on April 17, 2008.  Safeco also terminated Party D's access to Safeco's electronic data room.

On April 18, 2008, following discussions with Mr. Brown and representatives of Skadden Arps regarding potential courses of action, Ms. Reynolds contacted Mr. Kelly to indicate her belief that the Board would consider pursuing an acquisition transaction with Liberty Mutual at a price of $68.50 per share.  Ms. Reynolds also indicated to Mr. Kelly that the Board was considering a third party offer and would be prepared to move expeditiously toward the announcement of an acceptable transaction.  Mr. Kelly responded that Liberty Mutual's board of directors had previously considered an offer to acquire Safeco at a price of as high as $68.00 per share, that Liberty Mutual would be prepared to complete due diligence and negotiation of a definitive merger agreement by the evening of April 22, 2008, and that Liberty Mutual would be willing to proceed without requiring that Safeco negotiate with Liberty Mutual on an exclusive basis.  Ms. Reynolds reiterated her belief that the Board would support a transaction at $68.50 per share, but indicated that she would discuss with the Board permitting Liberty Mutual to commence due diligence and negotiation of a definitive merger agreement based on its $68.00 per share indication of interest.  Ms. Reynolds and Mr. Kelly also discussed Safeco's employees, Safeco's strong brand identity and its presence in key geographic markets and Liberty Mutual's future plans for Safeco.

Also on April 18, 2008, at a special meeting of the Board held for the purpose of updating the Board regarding contacts with Party D and Liberty Mutual and determining the appropriate course of action for Safeco in light thereof, which meeting was also attended by representatives of Morgan Stanley and Skadden Arps, Ms. Reynolds discussed with the Board Safeco's contacts with each of Party D and Liberty Mutual.  With respect to the contacts with Party D, Ms. Reynolds discussed in detail, among other things, Party D's April 4, 2008 indication of interest in an acquisition of Safeco at a per share price between $64.00 and $68.50, Safeco's entering into the exclusivity agreement with Party D requiring, among other things, that Party D confirm its willingness to proceed at a per share price of $68.50 on April 17, 2008, Party D's failure to confirm the $68.50 price and its April 17, 2008 counterproposal to acquire Safeco at a per share price of $66.00, based on the understanding that Safeco would not declare or pay any further dividends on Safeco common stock, and Safeco's consequent termination of the exclusivity agreement.  With respect to Liberty Mutual, Ms. Reynolds reported to the Board Liberty Mutual's indication of interest in an acquisition of Safeco at a per share price of $68.00 and willingness to move forward, on a non-exclusive basis, with due diligence and negotiation of a definitive merger agreement on an expedited timeframe.  Following the discussion by Ms. Reynolds, representatives of Morgan Stanley reviewed for the Board the financial aspects of the current proposals from each of Party D and Liberty Mutual, the ability of each of Party D and Liberty Mutual to finance a potential acquisition of Safeco and, in regard to the proposal from Party D, discussed the fact that the requested termination fee was at the high end of the range of termination fees observed in recent transactions.  Ms. Reynolds, Mr. Kari and Mr. Chong then discussed their views of each of Party D and Liberty Mutual from a business fit and potential synergy perspective and expressed the consensus view that based on their understanding of Liberty Mutual's future plans and expressed interest in implementing Safeco's current initiatives, a transaction with Liberty Mutual could likely be accomplished with the least amount of disruption to Safeco's business.  Following the discussion, representatives of Skadden Arps discussed the Board's fiduciary duties with respect to responding to the proposals from Party D and Liberty Mutual, including in the context of the previous indications of interest from Party A and Party B.  Following the discussion, Safeco's independent directors met in executive session with representatives of Skadden Arps and discussed, among other things, management's assessments and views of the parties and the possibility of a potential transaction.  After extensive discussion, the Board determined that Liberty Mutual's proposal for an acquisition of Safeco at $68.00 per share represented an attractive price level at which to commence negotiations and directed Ms. Reynolds to proceed with negotiations toward finalizing transaction terms with each of Party D and Liberty Mutual, in a competitive dynamic, to obtain the most attractive terms and consideration for evaluation by the Board, which should include an understanding of a potential acquiror's commitment to continuing Safeco's presence in the Seattle, Washington area, to the maintenance of Safeco's brand identity, to employee retention and to maintaining Safeco's commitment to the communities in which it operates.

Following the April 18, 2008 Board meeting, Ms. Reynolds contacted the Chief Executive of Party D to discuss the Board's reaction to Party D's proposal.  Ms. Reynolds stated that the Board had determined that Party D's proposed per share acquisition price of $66.00 was not financially attractive to Safeco at this time.  Ms. Reynolds informed the Chief Executive Officer of Party D that Party D would have to increase its proposed acquisition price and requested that there be further due diligence discussions among representatives of Party D and representatives of Safeco to address concerns that had caused Party D to lower its proposed acquisition price.

Ms. Reynolds then contacted Mr. Kelly to discuss the Board's reaction to Liberty Mutual's proposal.  Ms. Reynolds reiterated her request that Liberty Mutual increase its proposed per share acquisition price to $68.50 and indicated that, in order for its proposal to be attractive to the Board, the proposal must not be subject to any financing condition or contingency and Liberty Mutual would need to provide information regarding its financing of the transaction.  Ms. Reynolds further indicated that the final terms of any transaction should address Liberty Mutual's proposed approach to continuing Safeco's presence in the Seattle, Washington area and Safeco's branding and charitable commitments.

During this time, Ms. Reynolds was contacted by a representative of Party C's financial advisor who reiterated that Party C was not interested in pursuing a potential transaction within a reasonable timeframe.

On April 18, 2008, Skadden Arps provided to representatives of Liberty Mutual and Debevoise & Plimpton LLP, outside counsel to Liberty Mutual, which is referred to in this proxy statement as Debevoise, a draft amendment to the March 4, 2008 non-disclosure agreement between Liberty Mutual and Safeco, providing for, among other things, certain restrictions on the ability of Liberty Mutual to solicit for employment and hire certain Safeco employees.  Safeco and Liberty Mutual thereafter entered into this amendment.

Also on April 18, 2008, representatives of Liberty Mutual, Debevoise and Lehman Brothers, financial advisor to Liberty Mutual, commenced their due diligence review of non-public information relating to Safeco through access to the electronic data room.  Also on April 18, 2008, representatives of Party D, Party D's outside legal counsel and Party D's financial advisor were again granted access to the electronic data room.

Also on April 18, 2008, Skadden Arps provided to representatives of Liberty Mutual and Debevoise a draft merger agreement and accompanying draft Safeco disclosure schedule and provided to representatives of Party D and Party D's outside legal counsel a draft Safeco disclosure schedule to accompany the draft merger agreement provided by Skadden Arps on April 15, 2008.

On April 19, 2008, Party D's outside legal counsel provided comments on the draft merger agreement.  Also on April 19, 2008, representatives of Skadden Arps and representatives of Party D's outside legal counsel participated in a conference call to discuss Party D's proposed changes to the draft merger agreement.  During the discussion, the representatives of Skadden Arps indicated that the comments provided by Party D's outside legal counsel represented a departure from certain of the terms set forth in the annex to the exclusivity agreement between Safeco and Party D, which had since been terminated.

On April 20, 2008, representatives of Liberty Mutual and representatives of Lehman Brothers attended due diligence meetings with representatives of Safeco who conducted presentations regarding Safeco's various business lines and other aspects of Safeco's business.

Also on April 20, 2008, Ms. Reynolds contacted the Chief Executive Officer of Party D to discuss the need for Party D to increase its proposed per share acquisition price to a price in the range of $68.50 and to reduce its requested termination fee.  During the discussion, Ms. Reynolds also suggested that the parties could work together to develop a plan to attain additional synergies, which could be used to support an increase in Party D's offer price.  The Chief Executive Officer of Party D responded that, while Party D might be able to increase its previously indicated acquisition price of $66.00 per share, he did not expect to be in position to increase the proposed price to a price in the range of $68.50 per share.

Also on April 20, 2008, Mr. Kelly contacted Ms. Reynolds to discuss the status of discussions between Safeco and Liberty Mutual.  During the discussion, Ms. Reynolds emphasized the lack of progress on an increase in Liberty Mutual's proposed per share acquisition price from $68.00 to $68.50.

Also on April 20, 2008, representatives of Skadden Arps participated in a conference call with representatives of Party D's outside legal counsel to further discuss certain issues raised by the comments on the draft merger agreement provided by Party D's outside legal counsel on April 19, 2008.  At the conclusion of the discussion, the representatives of Skadden Arps and the representatives of Party D's outside legal counsel concurred that the parties' respective positions reflected substantive differences and that further discussion directly involving representatives of Safeco and Party D would likely be necessary to further advance discussions on the treatment of such issues.

Also on April 20, 2008, Debevoise provided comments on the draft merger agreement.

On April 21, 2008, Messrs. Kari and Chong, together with representatives of Skadden Arps and Morgan Stanley, met with Mr. Fallon and Richard Quinlan, Deputy General Counsel of Liberty Mutual, together with representatives of Debevoise and Lehman Brothers, to negotiate the terms of the draft merger agreement.  The negotiation focused on a number of issues raised by the proposed changes to the draft merger agreement provided by Debevoise on April 20, 2008, and specifically, among other things, the proposed changes related to (1) the scope of Liberty Mutual's representation regarding the availability of the financing necessary to consummate the proposed acquisition of Safeco, (2) the level of efforts required of Liberty Mutual in seeking governmental and regulatory approvals necessary for the consummation of the proposed acquisition, (3) the ability of Safeco to continue to declare and pay its regular quarterly cash dividend during the time between the execution of a definitive merger agreement and the closing of the proposed acquisition, (4) Safeco's ability to respond to third party acquisition proposals, (5) the amount of the retention payments to be made available to Safeco employees to help ensure the continued performance of the business pending closing, (6) the terms of Liberty Mutual's commitments relating to the maintenance of Safeco's brand identity and community commitments, (7) the conditions relating to the terms under which governmental and regulatory approvals were obtained and the absence of certain governmental litigation, (8) Liberty Mutual's proposed termination fee in an amount equal to 3.5% of Safeco's equity value at the proposed transaction price, as compared to the 2.25% termination fee proposed in the initial draft of the merger agreement, (9) the 12-month "tail period" for determining whether the termination fee would be payable under certain circumstances, as compared to the 9-month period proposed in the draft merger agreement (10) Liberty Mutual's proposed right to receive the termination fee if the definitive merger agreement had been terminated due to a change in recommendation by the Board, regardless of whether a third party acquisition proposal was then outstanding and (11) the scope of the rights of Safeco, including on behalf of its shareholders, to bring claims against Liberty Mutual for breach following a termination of the merger agreement.  At the conclusion of the meeting, certain issues remained outstanding and the parties agreed to resume negotiations later that day in an attempt to further resolve open issues.

Also on April 21, 2008, Messrs. Kari and Chong met with representatives of Party D in an attempt to resolve certain of the issues outstanding between the parties.  At the conclusion of the meeting, several significant issues remained outstanding.

Also on April 21, 2008, Ms. Reynolds contacted the Chief Executive Officer of Party D to express Safeco's view that Party D was capable of financing an acquisition of Safeco at a higher value than that offered under Party D's current proposal.  During the discussion, the Chief Executive Officer of Party D indicated that Party D would not increase its proposed per share acquisition price to $68.00, regardless of its financing capability.  Ms. Reynolds then requested that Party D consider increasing its proposed per share acquisition price to $67.00, with Safeco retaining the ability to continue to declare and pay regular quarterly cash dividends prior to closing.  The Chief Executive Officer of Party D responded by increasing Party D's proposed per share acquisition price to $67.00, but based on the understanding that Safeco would not declare or pay any further dividends prior to closing.

Also on April 21, 2008, Mr. Kelly contacted Ms. Reynolds to discuss the terms that Liberty Mutual was prepared to offer with respect to the arrangements relating to the retention of Safeco employees and the maintenance of Safeco's brand identity, community commitments and presence in the Seattle, Washington area.  In response to Ms. Reynolds's repeated request to improve the price terms of Liberty Mutual's proposal, Mr. Kelly offered to increase its per share acquisition price to $68.25, with Safeco retaining the ability to continue to declare and pay regular quarterly cash dividends prior to closing.

Following her conversation with Mr. Kelly, Ms. Reynolds contacted the Chief Executive Officer of Party D and reiterated that Party D's proposal was not competitive and informed the Chief Executive Officer of Party D that Safeco would now seek to finalize a transaction with another party.  Following this conversation, Safeco received a letter from Party D addressed to Ms. Reynolds formally withdrawing Party D's acquisition proposal.

Also on April 21, 2008 and through the early morning hours of April 22, 2008, Messrs. Kari and Chong, together with representatives of Skadden Arps and Morgan Stanley, resumed their meeting with Messrs. Fallon and Quinlan, together with representatives of Debevoise and Lehman Brothers, to finalize the terms of the draft merger agreement.  During this meeting, agreement was reached among the parties regarding, among other things, the following key terms (1) Liberty Mutual's representation regarding financing, (2) Liberty Mutual's commitment to use its reasonable best efforts to obtain governmental and regulatory approvals, subject to a no Regulatory Material Adverse Effects standard, (3) Safeco's right to continue to declare and pay its regular quarterly cash dividend at agreed upon record and payment dates prior to closing, (4) the aggregate amount of the retention payments to be made to Safeco employees, (5) Liberty Mutual's agreements to maintain the surviving corporation's executive offices in the Seattle, Washington area, to cause the surviving corporation to honor certain agreed upon charitable and community commitments, to use the "Safeco" brand in connection with certain business lines, products and services and to maintain certain branding and naming rights, including with respect to Safeco Field, (6) Liberty Mutual's right to receive a termination fee equal to $182,500,000, representing approximately 2.9% of Safeco's equity value at the proposed transaction price, under certain circumstances, (7) Liberty Mutual's right to receive the termination fee in connection with any change in recommendation by the Board followed by a termination of the merger agreement by Liberty Mutual and (8) the right of Safeco, including on behalf of its shareholders, to bring claims against Liberty Mutual for breach following a termination of the merger agreement.

Throughout the day on April 22, 2008, representatives of Safeco and Skadden Arps, on the one hand, and representatives of Liberty Mutual and Debevoise, on the other hand, worked to finalize the remaining terms of the merger agreement and the accompanying Safeco disclosure schedule.

Also on April 22, 2008, the Liberty Mutual board of directors approved the entering into of the merger agreement and the transactions contemplated thereby.

Also on April 22, 2008, a special meeting of the Board was held for the purpose of considering approval of the merger agreement with Liberty Mutual.  Representatives of Morgan Stanley and Skadden Arps were in attendance at the meeting.  Representatives of Skadden Arps began the meeting by discussing the Board's fiduciary duties in connection with the proposed transaction with Liberty Mutual and reviewing the key aspects of the process in which the Board and Safeco had engaged in evaluating the advisability of a business combination transaction, in general, and the specific indications of interests received from Liberty Mutual and the various other interested parties.  Ms. Reynolds then provided the Board with an update on the contacts with Liberty Mutual and Party D since the April 18, 2008 Board meeting, which had culminated in a substantially negotiated proposed transaction with Liberty Mutual and Party D's formal withdrawal of its proposal.  Next, representatives of Morgan Stanley presented for the Board's consideration its financial analysis of the proposed transaction, reviewing with the Board, among other things, certain valuation metrics as applied to the proposed transaction, Safeco's historical financial performance and future performance outlook (in the context of the property and casualty insurance industry and Safeco management's business plan) and Safeco's stand-alone valuation profile.  Representatives of Skadden Arps then reviewed with the Board the key terms and conditions of the proposed merger agreement.  All of which materials were delivered in advance of the meeting.  Following Skadden Arps' presentation, Morgan Stanley delivered its oral opinion to the Board, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the limitations, qualifications and assumptions set forth in the written opinion, the $68.25 per share in cash to be received by the holders of the shares of Safeco common stock pursuant to the merger agreement was fair from a financial point of view to such holders.  A description of this opinion appears under "– Opinion of Financial Advisor."  Following this presentation, Ms. Reynolds provided Safeco management's view of the proposed transaction noting that management believed the transaction provided Safeco shareholders with the opportunity to receive an attractive premium for their shares of Safeco common stock and provided for relatively strong protections for Safeco and its employees.  Following this presentation, Safeco's independent directors met in executive session with representatives of Skadden Arps present and discussed, among other things, the merits of the proposed transaction with Liberty Mutual as compared to Safeco's stand-alone prospects and the risks and uncertainties associated therewith.  Following the discussion, it was the unanimous view of Safeco's independent directors that proceeding with the proposed transaction with Liberty Mutual was in the best interests of Safeco and its shareholders.  Following the executive session, the full Board reconvened and unanimously adopted the merger agreement, approved the transactions contemplated by the merger agreement and resolved to recommend that Safeco shareholders approve the merger agreement.

The merger agreement and the accompanying disclosure schedules were then finalized and the merger agreement was executed.  The proposed merger was announced by joint press release on the morning of April 23, 2008 prior to the opening of trading on the NYSE.

Purposes and Effects of the Merger; Consideration

The principal purposes of the merger are to enable Liberty Mutual to acquire all of the outstanding shares of Safeco common stock and to provide Safeco shareholders with the opportunity to receive a cash payment for their shares at a premium over the recent market prices at which Safeco common stock traded before the public announcement of the merger agreement.  The acquisition will be accomplished by a merger of Merger Sub with and into Safeco, with Safeco continuing as the surviving corporation and as a subsidiary of Liberty Mutual.  If the merger is completed, each outstanding share of Safeco common stock (other than shares owned by Safeco and its subsidiaries and Liberty Mutual and its subsidiaries (other than shares held in investment portfolios)) will be converted into the right to receive $68.25 in cash, without interest and less any applicable withholding taxes.  You will receive the per share amount after you remit your certificate(s) evidencing your shares of Safeco common stock in accordance with the instructions contained in a letter of transmittal to be sent to you promptly (and in any event no later than three business days) after completion of the merger, together with the properly completed and signed letter of transmittal and any other documentation required to be completed pursuant to the written instructions.  If you hold your shares in book-entry form – that is, without a stock certificate – unless you do not vote in favor of the merger and you perfect your dissenters' rights under the WBCA, the exchange agent will automatically send you the per share amount in cash in exchange for the cancellation of your shares of Safeco common stock after completion of the merger, provided that you comply with applicable tax certification requirements.  If your shares of Safeco common stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your "street name" shares and receive cash for those shares.

At the effective time of the merger, each outstanding stock option to purchase shares of Safeco common stock, whether vested or unvested, will be converted into the right to receive an amount in cash per share subject to the stock option equal to the excess, if any, of the per share amount of $68.25 over the exercise price per share of such stock option, without interest and less any applicable withholding taxes.

Each restricted stock right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive an amount of cash per right equal to the per share amount of $68.25, without interest and less any applicable withholding taxes.

The merger will terminate all interests in Safeco common stock held by the Safeco shareholders, Safeco will become a subsidiary of Liberty Mutual and Liberty Mutual will be the sole beneficiary of any earnings and growth of Safeco following the merger.  Upon completion of the merger, Safeco common stock will be delisted from the NYSE, will no longer be publicly traded and will be deregistered under the Exchange Act.

Effects of the Merger Not Being Completed

If the merger is not completed for any reason, Safeco shareholders and holders of stock options and restricted stock rights will not receive any payment from Liberty Mutual for their shares, stock options or restricted stock rights.  Instead, Safeco will remain a public company and shares of Safeco common stock will continue to be listed on the NYSE.  If the merger is not completed, Safeco expects to continue to conduct its business in a manner similar to the manner in which it is presently conducted.  In such event, the value of shares of Safeco common stock would continue to be subject to current risks and opportunities, including the various factors described in Safeco's past filings with the SEC, such as the condition of the insurance industry and prevailing economic and market conditions.

If the merger is not completed, Safeco common stock may trade at pre-announcement levels or below due to adverse market reaction.  If the merger is not completed, there can be no assurance that any other transaction similar to the merger would be available to Safeco.  Even if such a transaction were available, there can be no assurance that such transaction would be acceptable to the Safeco board of directors and would offer Safeco shareholders the opportunity to receive a cash payment for their shares of Safeco common stock at a premium over the recent market prices at which Safeco common stock traded before the public announcement of any such transaction.

Finally, if the merger agreement is terminated under certain circumstances, Safeco may be obligated to pay a termination fee of $182,500,000, see "The Merger Agreement – Termination Fee."

Recommendation of the Safeco Board of Directors and Its Reasons for the Merger

After careful consideration, the Safeco board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interest of Safeco and its shareholders.  Accordingly, the Safeco board of directors has unanimously adopted the merger agreement and approved the transactions contemplated by the merger agreement.  The Safeco board of directors unanimously recommends that Safeco shareholders vote "FOR" the proposal to approve the merger agreement.  In making this determination, the Safeco board of directors consulted with its financial advisor and outside legal counsel and considered a number of factors that supported its unanimous decision to adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the following:

•
the Safeco board of directors' analysis and understanding of the business, operations, financial performance, financial condition, earnings and future prospects of Safeco on a stand-alone basis, and the Safeco board of directors' assessment, based on such analysis and understanding, that the merger would be more favorable to Safeco and its shareholders than remaining an independent public company in light of the potential rewards and risks and uncertainties associated with Safeco continuing to operate on a stand-alone basis.  Those risks and uncertainties included those relating to Safeco's ability to achieve its business plan and projected future financial performance, the increasingly competitive nature of the industries in which Safeco operates and Safeco's relatively small size in comparison with a number of its competitors, many of which are better capitalized and have significantly greater resources than Safeco;

•	the current and historical market prices of Safeco common stock and the fact that the merger consideration of $68.25 per share to be paid to Safeco shareholders represented a premium of approximately:

o	50% over the closing trading price of Safeco common stock on April 21, 2008;

o	47% over the average closing trading price of Safeco common stock during the three month period prior to April 21, 2008; and

o	34% over the average closing trading price of Safeco common stock during the six month period prior to April 21, 2008;

•	the fact that the merger consideration of $68.25 in cash per share to be paid to Safeco shareholders exceeded or was within the range of results of the valuation analyses performed by Morgan Stanley;

•
the view of the Safeco board of directors that continuing to operate on a stand-alone basis was not likely to produce greater value in the near term, if Safeco common stock were to trade consistently in line with the values of Safeco's peers;

•
the fact that the merger consideration would be paid entirely in cash, which provides certainty and immediate value to Safeco shareholders, and holders of stock options for Safeco common stock and restricted stock rights (including as compared to a transaction involving a substantial amount of securities, such as the case in the acquisition proposal submitted by Party D);

•
the fact that the merger consideration of $68.25 per share reflected the highest value proposed by any of the parties following due diligence, and the view of the Safeco board of directors, after consultation with Safeco management and Morgan Stanley, that based upon the information then available, it was unlikely that there would be available an alternative transaction, if one were to be pursued, that would provide greater value to Safeco shareholders than the merger;

•
the judgment of the Safeco board of directors that further negotiation with Party A, Party B or Party D or entering into negotiations with any other parties, including Party C, could unduly risk the proposal received from Liberty Mutual;

•
the opinion of Morgan Stanley that, as of April 22, 2008, and, based upon and subject to the assumptions, qualifications and limitations set forth in such opinion, the merger consideration of $68.25 per share in cash to be paid to the holders of shares of Safeco common stock pursuant to the merger agreement was fair, from a financial point of view, to such shareholders.  A summary of Morgan Stanley's financial analyses is described under "—Opinion of Financial Advisor" beginning on page 33 and the written opinion of Morgan Stanley, dated April 22, 2008, is included as Appendix B to this proxy statement;

•	the terms of the merger agreement, including:

o
the limited number and nature of the conditions to Liberty Mutual's and Merger Sub's obligation to consummate the merger, including in particular the absence of a financing condition, and the likelihood of satisfying such conditions;

o
the fact that Liberty Mutual has agreed to use its reasonable best efforts to take all actions necessary to obtain required governmental and regulatory approvals, except to the extent that taking such actions would reasonably be expected to have a Regulatory Material Adverse Effect;

o	Safeco's ability, under certain circumstances, to furnish information to and conduct negotiations with third parties regarding acquisition proposals;

o
the fact that, subject to compliance with the terms and conditions of the merger agreement, the Safeco board of directors is permitted to change its recommendation that Safeco shareholders vote in favor of the proposal to approve the merger agreement whether or not such change of recommendation is in response to an acquisition proposal and, prior to the approval of the merger agreement by Safeco shareholders, to terminate the merger agreement in order to enter into a definitive alternative acquisition agreement with respect to a superior proposal, in each case, upon the payment to Liberty Mutual of a $182,500,000 termination fee (representing approximately 2.9% of Safeco's equity value based on the per share amount of $68.25);

o
the view of the Safeco board of directors, after consultation with Morgan Stanley and Skadden Arps, that as a percentage of the aggregate merger consideration to be paid in the merger, the termination fee was within the range of termination fees provided for in recent comparable acquisition transactions and the conditions to its payment were similar to those applicable to such transactions;

o
the fact that Liberty Mutual had represented that it has and will have available at and at all times prior to the completion of the merger sufficient funds to complete the merger and the other transactions contemplated by the merger agreement and the fact that Safeco, on behalf of its shareholders, would have the right to bring claims for breach of such representation even if the merger agreement were to be terminated;

o	the fact that the merger agreement permits Safeco to continue to declare regular quarterly cash dividends at its current levels;

o
Liberty Mutual's agreement to, during the two year period following the effective time of the merger, provide employees of Safeco and its subsidiaries who continue employment with the surviving corporation with compensation and benefits under employee benefit and compensation plans that in the aggregate are not less favorable than those currently provided by Safeco to its employees;

o	the fact that Liberty Mutual has agreed to maintain the "Safeco" brand following the merger;

o	the fact that Liberty Mutual has agreed to honor Safeco's commitments to the Safeco Insurance Foundation; and

o	the fact that Liberty Mutual intends to maintain the surviving corporation's principal executive offices in Seattle, Washington following the merger; and

•
the availability of dissenters' rights to Safeco shareholders who comply with all of the procedural requirements under the WBCA, which allows such shareholders to seek determination of the fair value of their shares in Washington courts.

In the course of its deliberations, the Safeco board of directors also considered a variety of material risks and other potentially adverse factors, including the following:

•
the fact that Safeco will no longer exist as an independent public company and that Safeco shareholders will not participate in any future earnings or growth of Safeco business and will not benefit from any appreciation in Safeco value, including any appreciation in value that could be realized as a result of improvements to our operations;

•	the conditions to Liberty Mutual's obligation to complete the merger and the right of Liberty Mutual to terminate the merger agreement under certain circumstances;

•
the risks and uncertainties related to the announcement and pendency of the merger and the risks and costs to Safeco if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on our business and our relationships with agents and customers;

•
the amount of time it could take to complete the merger, including the fact that consummation of the merger is subject to governmental and regulatory approvals and that there can be no assurance that such approvals will be received prior to the outside date, or at all, or that the governmental or regulatory bodies will not seek to impose conditions that may cause the parties not to consummate the merger;

•	the terms of the merger agreement that place certain limitations on Safeco's ability to consider third party acquisition proposals and to terminate the merger agreement and accept a superior proposal;

•
the fact that Safeco may be required to pay the termination fee to Liberty Mutual, under certain circumstances, including if Safeco terminates the merger agreement to accept a superior proposal or in the event that the Safeco board of directors changes its recommendation that Safeco shareholders vote in favor of approval of the merger agreement other than in response to an acquisition proposal;

•
the restrictions on the conduct of Safeco's business prior to the completion of the merger, requiring Safeco to conduct our business only in the ordinary course, subject to specific limitations, which may delay or prevent Safeco from undertaking business opportunities that may arise pending completion of the merger; and

•	the fact that an all cash transaction would be taxable to Safeco shareholders that are U.S. persons for U.S. federal income tax purposes.

In addition, the Safeco board of directors was aware of and considered the interests that certain directors and executive officers may have with respect to the merger that differ from, or are in addition to, their interests as Safeco shareholders generally, as described in "– Interests of Safeco's Directors and Executives Officers in the Merger."

The foregoing discussion of the information and factors considered by the Safeco board of directors in reaching its conclusions and recommendation includes material positive and potentially material adverse factors considered by the Safeco board of directors, but it is not intended to be exhaustive and may not include all of the factors the Safeco board of directors considered.  In reaching its determination to adopt the merger agreement and approve the transactions contemplated by the merger agreement, the Safeco board of directors did not attempt to quantify, rank or otherwise assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the merger are advisable and in the best interest of Safeco and its shareholders.  Rather, the determination and recommendation of the Safeco board of directors were based on an analysis of the totality of the information presented to, and the factors considered by the Safeco board of directors.  In addition, in considering the factors described above, the individual members of the Safeco board of directors may have accorded greater or lesser relative importance to specific factors considered than did other members of the board of directors.

The Safeco board of directors recommends that you vote "FOR" the approval of the merger agreement.

Opinion of Financial Advisor

Safeco retained Morgan Stanley to act as its financial advisor in connection with the merger because of its expertise and reputation and because its investment banking professionals have substantial experience in comparable transactions.  On April 22, 2008, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, to the Safeco board of directors that as of such date and, based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the $68.25 per share in cash to be received by the holders of shares of Safeco common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

THE FULL TEXT OF MORGAN STANLEY'S WRITTEN FAIRNESS OPINION, DATED APRIL 22, 2008, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT.  YOU SHOULD READ THE MORGAN STANLEY OPINION FOR A DISCUSSION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, FACTORS CONSIDERED AND LIMITATIONS UPON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION.  THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.  MORGAN STANLEY'S OPINION IS DIRECTED TO THE SAFECO BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION RECEIVED BY THE HOLDERS OF SAFECO

COMMON STOCK PURSUANT TO THE MERGER AGREEMENT TO SUCH HOLDERS AS OF THE DATE OF THE OPINION.  IT DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SAFECO SHAREHOLDER AS TO HOW TO VOTE AT THE ANNUAL MEETING.

In arriving at its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Safeco and Liberty Mutual, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Safeco;

•	reviewed certain financial projections prepared by the management of Safeco;

•
discussed the past and current operations and financial condition and the prospects of Safeco, including information relating to certain potential strategic, financial and operational benefits to a buyer anticipated from the merger, with senior executives of Safeco;

•	reviewed the reported prices and trading activity for Safeco common stock;

•	compared the financial performance of Safeco, and the prices and trading activity of Safeco common stock with that of certain other comparable publicly-traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of Safeco and Liberty Mutual and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Safeco and Liberty Mutual, and formed a substantial basis for the opinion.  With respect to the financial projections, including information relating to certain potential strategic, financial and operational benefits to a buyer anticipated from the merger, Morgan Stanley assumed that they had been reasonably prepared based on assumptions that reflect Safeco management's best currently available estimates and judgments of the future financial performance of Safeco.  In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any material terms or conditions.  Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.  Morgan Stanley is not a legal, tax, regulatory or actuarial advisor.  Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Safeco and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters.  Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Safeco, nor was it furnished with any such appraisals.  Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion.  Events occurring after such date may affect its opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

The following is a summary of the material financial analyses used by Morgan Stanley in connection with providing its opinion to the Safeco board of directors.  The financial analyses summarized below include information presented in tabular format.  In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Rather, the analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's fairness opinion.

Historical Stock Trading Analysis

Morgan Stanley performed a trading range analysis to provide background and perspective with respect to the premium that the $68.25 per share cash consideration represented to various share price metrics of Safeco common stock.

Morgan Stanley observed the following:

Purchase Price Premiums	Share Price	Premium

Premium to April 21, 2008	$45.61	50%
Premium to 3 Month Average	$46.38	47%
Premium to 6 Month Average	$50.88	34%
Premium to 52-week High	$67.23	1%

Transaction Multiple Analysis

In addition, Morgan Stanley calculated the multiple of the transaction equity value per share to several operating metrics for calendar years 2008 and 2009, including estimated earnings per share based upon both Safeco management estimates and median estimates obtained from Institutional Brokers Estimate System, which is referred to in this proxy statement as IBES.

Morgan Stanley observed the following:

		Purchase Price Valuation Multiples

2008E P/E – IBES estimates	$5.95	11.5x
2009E P/E – IBES estimates	$6.05	11.3x
2008E P/E – Management estimates	$6.70	10.2x
2009E P/E – Management estimates	$7.66	8.9x
Price / Book Value (3/31/08)	$37.09	1.84x
Price / Book Value (12/31/07)	$37.81	1.81x

Comparable Company Analysis

Morgan Stanley reviewed and compared specific financial ratios relating to Safeco to corresponding financial ratios for comparable publicly-traded insurance companies and reviewed and compared the trading value of Safeco as compared to the trading values of the selected companies.  Morgan Stanley selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to Safeco.

The companies included in the comparable companies analysis were divided into two segments:

•	Large capitalization companies:

o	The Travelers Companies

o	The Allstate Corporation

o	The Hartford Financial Services Group, Inc.

o	Chubb Corporation

o	The Progressive Corporation; and

•	Small / mid capitalization companies:

o	Mercury General Corporation

o	The Hanover Insurance Group

o	OneBeacon Insurance Group Ltd.

o	Selective Insurance Group

o	State Auto Financial Corporation

o	Harleysville Group Inc.

Morgan Stanley used publicly available research analysts' estimates to compare specific financial multiples of these companies to those of Safeco as follows:

•	closing stock price as of April 21, 2008 to 2008 estimated earnings per share, or net income per share, which is referred to in this proxy statement as EPS; and

•	closing stock price as of April 21, 2008 to 2007 year end book value per share, which is referred to in this proxy statement as YE BV.

The following table sets forth the multiples that were calculated and selected for purposes of the analysis:

	Price / 2008 E EPS	Price / 2007 YE BV

Safeco Corporation	7.7x	1.21x
Large Cap Trading Value Comparables
The Travelers Companies	8.2x	1.17x
The Allstate Corporation	8.2x	1.28x
The Hartford Financial Services Group, Inc.	7.5x	1.21x
Chubb Corporation	8.6x	1.34x
The Progressive Corporation	14.8x	2.47x
Large Cap Median	8.2x	1.28x
Small / Mid Cap Trading Value Comparables
Mercury General Corporation	11.5x	1.36x
The Hanover Insurance Group	9.7x	0.95x
OneBeacon Insurance Group Ltd.	10.3x	0.86x
Selective Insurance Group	11.2x	1.27x
State Auto Financial Corporation	13.0x	1.27x
Harleysville Group Inc.	11.1x	1.55x
Overall Median	10.3x	1.27x

Applying a range of multiples derived from the comparable public companies analysis to corresponding financial data for Safeco provided to Morgan Stanley by Safeco, as discussed with Safeco management, Morgan Stanley calculated a range of equity values per share of Safeco common stock of $45.00 to $52.00.  This range of equity values per share of Safeco common stock implied multiple ranges of 7.6-8.7x 2008 IBES estimated EPS, 6.7-7.8x 2008 Safeco management estimated EPS and 1.19-1.38x 2007 year end book value per share.  In addition to performing its analysis on a standalone basis, Morgan Stanley also included assumed transaction synergies of $250 million per annum, net of assumed tax expense of 35%, capitalized at 8.5x.  Using this analysis, Morgan Stanley calculated a range of equity values per share of Safeco common stock of $60.00 to $68.00.  This range of equity values per share of Safeco common stock implied multiple ranges of 10.1-11.4x 2008 IBES estimated EPS, 9.0-10.1x 2008 Safeco management estimated EPS and 1.59-1.80x 2007 YE BV.

Morgan Stanley noted that Safeco shareholders will receive $68.25 per share of Safeco common stock in the merger.

No company utilized in the comparable company analysis is identical to Safeco.  In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Safeco, such as the impact of competition on the businesses of Safeco and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Safeco or the industry or in the financial markets in general.  Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Comparable Transaction Analysis

Using public filings and other publicly available information, Morgan Stanley reviewed and compared the purchase prices and financial multiples paid in twelve acquisitions that Morgan Stanley, based on its experience, deemed relevant to arriving at its opinion.  All of these transactions involved companies with property and casualty insurance operations and were announced after July 2006.  Morgan Stanley chose the transactions used in the comparable transaction analysis based on the similarity of the target companies in such transactions to Safeco in their property and casualty insurance business focus, underwriting activities and other characteristics of their businesses. Morgan Stanley reviewed the following transactions:

•	Meadowbrook Insurance Group, Inc. acquisition of ProCentury Corporation (announced February 20, 2008);

•	Employers Holdings, Inc. acquisition of AmCOMP Incorporated (announced January 10, 2008);

•	QBE Insurance Group Ltd. acquisition of North Pointe Holdings Corporation (announced January 3, 2008);

•	The MAPFRE Group acquisition of The Commerce Group, Inc. (announced October 30, 2007);

•	Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft, which is referred to in this proxy statement as Munich Re, acquisition of The Midland Company (announced October 17, 2007);

•	The Doctors Company acquisition of SCPIE Holdings Inc. (announced October 16, 2007);

•	D. E. Shaw & Co., L.P. acquisition of James River Group, Inc. (announced June 11, 2007);

•	Liberty Mutual Insurance Company acquisition of Ohio Casualty Corporation (announced May 6, 2007);

•	Zurich Financial Services Group acquisition of Bristol West Holdings, Inc. (announced March 1, 2007);

•	QBE Insurance Group Ltd. acquisition of Winterthur US Holdings, Inc. (announced January 4, 2007);

•	Elara Holdings, Inc. acquisition of Direct General Corporation (announced December 4, 2006); and

•	The Delek Group Ltd. acquisition of Republic Companies Group, Inc. (announced August 4, 2006);

Morgan Stanley used publicly available research analysts' estimates and publicly disclosed book value per share to compare those financial results to the transaction equity price per share received as consideration by each of the acquired companies as follows:

•	transaction equity price per share to estimated one year forward earnings per share, or net income per share, which is referred to in this proxy statement as NTM EPS; and

•	transaction equity price per share to YE BV.

The following table sets forth the multiples that were calculated and selected for purposes of the analysis:

	Price / YE BV	Price / NTM EPS
Meadowbrook Insurance Group, Inc. acquisition of ProCentury Corporation	1.66x	12.2x
Employers Holdings, Inc. acquisition of AmCOMP Incorporated	1.27x	11.6x
QBE Insurance Group Ltd. acquisition of North Pointe Holdings Corporation	1.51x	17.8x
The MAPFRE Group acquisition of The Commerce Group, Inc.	1.65x	12.9x
Munich Re acquisition of The Midland Company	2.16x	16.0x
The Doctors Company acquisition of SCPIE Holdings Inc.	1.20x	N/A
D. E. Shaw & Co., L.P. acquisition of James River Group, Inc.	2.34x	13.6x
Liberty Mutual Insurance Company acquisition of Ohio Casualty Corporation	1.65x	15.3x
Zurich Financial Services Group acquisition of Bristol West Holdings, Inc.	1.87x	14.5x
QBE Insurance Group Ltd. acquisition of Winterthur US Holdings, Inc.	1.27x	11.0x
Elara Holdings, Inc. acquisition of Direct General Corporation	1.64x	13.3x
The Delek Group Ltd. acquisition of Republic Companies Group, Inc.	1.64x	9.6x
Mean	1.65x	13.4x
Median	1.65x	13.3x

Applying a range of multiples derived from the comparable transaction analysis to corresponding financial data for Safeco provided to Morgan Stanley by Safeco, as discussed below, Morgan Stanley calculated a range of equity values per share of Safeco common stock of $63.00 to $73.00.  This range of equity values per share of Safeco common stock implied multiple ranges of 10.6-12.3x 2008 IBES estimated EPS, 9.4-10.9x 2008 Safeco management estimated EPS and 1.67-1.93x 2007 YE BV.

Morgan Stanley noted that Safeco shareholders will receive $68.25 per share of Safeco common stock in the merger.

No company or transaction utilized in the precedent transaction analyses is identical to Safeco or the merger.  In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Safeco and Liberty Mutual, such as the impact of competition on the business of Safeco, Liberty Mutual or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Safeco, Liberty Mutual or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

Premiums Paid Analysis

Morgan Stanley reviewed the premiums paid to shareholders in the precedent transactions in the property and casualty insurance sector selected for the comparable transactions analysis.  The selected precedent transactions used in the premium paid analysis were based on the similarity of the target companies in such transactions to Safeco in their insurance business focus, underwriting activities and other characteristics of their businesses.

For each of the selected precedent transactions, Morgan Stanley calculated the premiums paid by the acquirer by comparing the per share purchase price to the historical stock price of the acquired company as of one day prior to the announcement date.  Based on the results of the premiums paid valuation methodology, Morgan Stanley selected a range of premiums of 25% to 40%.  Using the midpoint of 32.5% from such premium range and applying it to the comparable company trading value range of $45.00-52.00, Morgan Stanley calculated a range of implied equity values per share of Safeco common stock of $60.00 to $69.00.  This range of equity values per share of Safeco common stock implied multiple ranges of 10.1-11.6x 2008 IBES estimated EPS, 9.0-10.3x Safeco management estimated EPS and 1.59-1.82x 2007 YE BV.

Morgan Stanley noted that Safeco shareholders will receive $68.25 per share of Safeco common stock in the merger.

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations, financial condition and prospects of Safeco and the acquired business analyzed, Morgan Stanley believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the acquisition values of Safeco and such acquired companies.

Discounted Cash Flow Analysis

As part of its analysis, and in order to estimate the present value of Safeco common stock, Morgan Stanley performed a discounted cash flow analysis for Safeco, calculated as of April 21, 2008, utilizing Safeco management internal projections for the years 2008 through 2012 and extrapolations of such projections for 2013.  Morgan Stanley performed its analysis both on the cash flows on a standalone basis and including assumed transaction synergies of $250 million per annum, with 50% realized in year one, net of $150 million of year one implementation costs.  Morgan Stanley performed the discounted cash flow analysis by adding (1) the present value of our projected after-tax un-levered free cash flows for the remainder of fiscal year 2008 and for fiscal years 2009 through 2012 and (2) the present value of the projected terminal value of Safeco in 2012.

Morgan Stanley calculated terminal values by applying a range of terminal multiples of 7.5x to 9.0x to Safeco's 2013 projected net income.  The cash flow streams and terminal values were discounted to present values using a range of discount rates from 9.00-11.00% with a midpoint discount rate of 10.00%.  The range of discount rates used was based on a weighted average cost of capital calculation, which considered Safeco's capital structure, after-tax cost of debt and cost of equity as well as the cost of capital for comparable publicly traded companies.

Morgan Stanley calculated per share equity values by first determining a range of aggregate values of Safeco by adding the present values of the after-tax un-levered free cash flows and terminal values for each terminal multiple and discount rate scenario, and then subtracting from the aggregate values the net debt of Safeco, and dividing such amounts by the number of common shares outstanding of Safeco.

Based on this analysis, Morgan Stanley calculated a range of implied equity values per share of Safeco common stock of $53.00 to $69.00 on a standalone basis and $64.00-72.00 including the value created from potential transaction synergies.  On a stand-alone basis, this range of equity values per share of Safeco common stock implied multiple ranges of 8.9-11.6x IBES estimated EPS, 7.9x-10.3x Safeco management estimated EPS and 1.40-1.82x 2007 YE BV.  On a stand-alone basis taking into account the value created from potential transaction synergies, this range of equity values per share of Safeco common stock implied multiple ranges of 10.8-12.1x IBES estimated EPS, 9.6-10.7x Safeco management estimated EPS and 1.69-1.90x 2007 YE BV.

Morgan Stanley noted that Safeco shareholders will receive $68.25 per share of Safeco common stock in the merger.

Miscellaneous

In connection with the review of the merger by the Safeco board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion.  The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description.  In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered.  Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion.  In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions.  As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Safeco.  In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters.  Many of these assumptions are beyond the control of Safeco.  Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the consideration pursuant to the merger agreement from a financial point of view to Safeco shareholders and in connection with the delivery of its opinion to the Safeco board of directors.  These analyses do not purport to be appraisals or to reflect the prices at which shares of Safeco common stock might actually trade.

The merger consideration was determined through arm's-length negotiations between Safeco and Liberty Mutual and was approved by the Safeco board of directors.  Morgan Stanley provided advice to Safeco during these negotiations.  Morgan Stanley did not, however, recommend any specific merger consideration to Safeco or that any specific merger consideration constituted the only appropriate merger consideration for the merger.

Morgan Stanley's opinion and its presentation to the Safeco board of directors was one of many factors taken into consideration by the Safeco board of directors in deciding to approve, adopt and authorize the merger agreement.  Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Safeco board of directors with respect to the merger consideration or of whether the Safeco board of directors would have been willing to agree to a different merger consideration.

Morgan Stanley is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In the ordinary course of Morgan Stanley's securities underwriting, trading, brokerage, foreign exchange, commodities and derivatives trading, prime brokerage, investment management, financing and financial advisory activities, Morgan Stanley or its affiliates may at any time hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of customers, in debt or equity securities or loans of Liberty Mutual, Safeco or any other company or any currency or commodity that may be involved in this transaction or any related derivative instrument.  In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley has provided financing services to Liberty Mutual and its affiliates and received fees in connection with such services.  Subsequent to the date of Morgan Stanley's opinion, Morgan Stanley has also served as a co-manager in a Rule 144A and Regulation S hybrid securities offering for Liberty Mutual Group Inc., an affiliate of Liberty Mutual, which offering was publicly announced on May 16, 2008.

As compensation for its services in connection with the merger, the Safeco board of directors has agreed to pay Morgan Stanley a fee of $30 million, of which $5 million was paid upon public announcement of the merger and the balance is to be paid upon completion of the merger.  Safeco has also agreed to reimburse Morgan Stanley for certain expenses incurred by Morgan Stanley, including fees of outside legal counsel up to an agreed upon cap, and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates against customary liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

Interests of Safeco's Directors and Executive Officers in the Merger

When considering the recommendation by the Safeco board of directors that Safeco shareholders vote to approve the merger agreement, you should be aware that a number of Safeco's directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of other Safeco shareholders.  The Safeco board of directors was aware of these interests and considered them, among other matters, in unanimously adopting the merger agreement and approving the transactions contemplated by the merger agreement.  Such interests relate to, or arise from, among other things:

•
the fact that each of Safeco's current five most highly compensated executive officers is party to a change in control severance agreement with Safeco that provides for certain benefits and payments upon a termination of employment following a change in control of Safeco;

•
the fact that unvested stock options and restricted stock rights, including those held by Safeco's directors and executive officers, will vest and be converted into the right to receive an amount in cash pursuant to the terms of the merger agreement;

•
the fact that the surviving corporation will continue to (1) provide indemnification against and advancement of expenses for claims against former or present directors and officers of Safeco for acts or omissions occurring at or prior to the effective time of the merger and (2) for a period of six years after the effective time of the merger, maintain directors' and officers' liability insurance policies on terms no less favorable than those presently provided or maintained by Safeco with respect to claims arising from facts or events occurring at or prior to the effective time of the merger; and

•
the fact that, during the two year period following the effective time of the merger, the surviving corporation has agreed to provide employees of Safeco and its subsidiaries who continue employment with the surviving corporation or any of its subsidiaries after the merger with compensation and employee benefits that in the aggregate are not less favorable than those currently provided by Safeco and its subsidiaries to its employees immediately prior to the date of the merger agreement.

All these additional interests are described below, to the extent material, and, except as described below, such persons have, to the knowledge of Safeco, no material interest in the merger apart from those of Safeco shareholders generally.

For further discussion of arrangements that trigger payments or benefits to Safeco's named executive officers as of December 31, 2007, upon termination of employment in various circumstances or upon a change in control, see "– Potential Payment Upon Separation of Service or Change in Control" on page 116.

Change in Control Severance Arrangements

Executive Agreements.  Each of Safeco's current five most highly compensated executive officer (Ms. Reynolds, Mr. Kari, Mr. Chong, Michael Hughes, Executive Vice President, Insurance Operations of Safeco, and R. Eric Martinez, Jr., Executive Vice President, Fulfillment of Safeco) has entered into a change in control severance agreement with Safeco.  During the seven years following a change in control (as defined under the agreements), if the executive is discharged without cause, demoted or resigns for good reason, the agreement calls for the following severance payments:

•	a lump-sum cash payment of three times annual base salary;

•	a lump-sum cash payment of any incentive compensation that has already been allocated or awarded to the executive for a completed period and which is contingent only on continued employment;

•	a pro rata portion of the aggregate value of all contingent incentive compensation awards, assuming the highest achievement of individual and company goals so as to produce maximum payouts;

•
continuation of life, disability, accident and health benefits for thirty-six months substantially similar to those which the executive is receiving immediately prior to termination, reduced to the extent any comparable benefits are received or made available to the executive during such period; and

•	a tax gross-up to the extent a certain excise tax is imposed on any amounts payable in connection with a change in control or termination of the executive.

The above payments are also payable if the executive resigned, for any reason, during the thirteenth full calendar month following the change in control.

With respect to the tax gross-up referenced above, if the executive is required to pay any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Internal Revenue Code, the executive would be entitled to an additional payment in the amount of the excise tax plus all additional taxes associated with this excise tax payment so that the total amount that the executive receives is equal to the amount the executive would have received if there was no excise tax, which is referred to in this proxy statement as the 280G tax gross-up.

No severance payments are due under any of the change in control severance agreements if an executive is terminated by reason of death, disability, retirement or is terminated for "cause," which is defined under the agreements to mean (1) the willful and continued failure by the executive to substantially perform the executive's duties after a written demand for substantial performance is delivered to the executive by the Safeco board of directors, or (2) the willful engaging by the executive in conduct that is demonstrably and materially injurious to Safeco, monetarily or otherwise.

The completion of the merger will constitute a change in control under each of the change in control severance agreements.

Bonus Payments upon a Change in Control.  The merger agreement provides that if, and to the extent, not paid by Safeco prior to the completion of the merger, Liberty Mutual will, or will cause the surviving corporation to, pay within 10 business days following the date on which the merger is completed, to each person who, immediately prior to the completion of the merger, was eligible to and participated in the Safeco Leadership Performance Plan, the Safeco Success Sharing Plan, the Safeco Sales Incentive Plan or the Safeco Surety Plan, the amount that would have been payable to such person for the performance period ending December 31, 2008, determined as if all company, individual and other performance targets established under such plan were achieved at target, prorated for the performance period beginning January 1, 2008 and ending on the date on which the merger is completed.

The following tables summarize the estimated compensation amounts to be received by Safeco's current five most highly compensated executive officers upon consummation of the merger, assuming the merger is consummated on October 1, 2008.

Paula Rosput Reynolds

Type of Benefit or Payment	Change in Control No Termination($)	Termination Without Cause or With Good Reason upon Change in Control ($)
Cash Payment	–	2,925,000

Prorated 2008 Bonus	1,050,959	1,050,959
Incentive Compensation	–	8,079,247
280G Tax Gross-Up	–	5,568,462
Other Perks or Benefits	–	25,339

Ross Kari

Type of Benefit or Payment	Change in Control No Termination($)	Termination Without Cause or With Good Reason upon Change in Control ($)
Cash Payment	–	1,710,000
Prorated 2008 Bonus	342,312	342,312
Incentive Compensation	–	2,487,113
280G Tax Gross-Up	–	1,958,675
Other Perks or Benefits	–	55,679

Arthur Chong

Type of Benefit or Payment	Change in Control No Termination($)	Termination Without Cause or With Good Reason upon Change in Control ($)
Cash Payment	–	1,350,000
Prorated 2008 Bonus	236,466	236,466
Incentive Compensation	–	1,862,168
280G Tax Gross-Up	–	1,408,477
Other Perks or Benefits	–	37,703

Michael Hughes

Type of Benefit or Payment	Change in Control No Termination($)	Termination Without Cause or With Good Reason upon Change in Control ($)
Cash Payment	–	1,500,000
Prorated 2008 Bonus	300,274	300,274
Incentive Compensation	–	2,181,678
280G Tax Gross-Up	–	1,789,561
Other Perks or Benefits	–	4,975

Eric Martinez

Type of Benefit or Payment	Change in Control No Termination($)	Termination Without Cause or With Good Reason upon Change in Control ($)
Cash Payment	–	1,620,000
Prorated 2008 Bonus	324,296	324,296
Incentive Compensation	–	2,356,212
280G Tax Gross-Up	–	1,775,442
Other Perks or Benefits	–	58,713

Stock Options and Restricted Stock Rights

At the effective time of the merger, pursuant to the merger agreement, each outstanding stock option to purchase shares of Safeco common stock, whether vested or unvested, will be converted into the right to receive an amount in cash per share subject to the stock option equal to the excess, if any, of the per share amount of $68.25 over the exercise price per share of such stock option, without interest and less any applicable withholding taxes.  Based on stock options outstanding as of May 1, 2008, the number of stock options to acquire shares of Safeco common stock that will be converted into the right to receive an amount in cash at the effective time of the merger is 1,214,026.  In addition, pursuant to the merger agreement, each restricted stock right, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger shall be converted into the right to receive an amount of cash per right equal to the per share amount of $68.25, without interest and less any applicable withholding taxes.  Based on restricted stock rights outstanding as of May 1, 2008, the number of unvested restricted stock rights that will be converted into the right to receive an amount in cash at the effective time of the merger is 1,020,068.

The following table sets forth, for each of Safeco's current five most highly compensated executive officers, as of May 1, 2008, the aggregate number of shares subject to outstanding stock options to purchase shares of Safeco common stock, the aggregate number of shares of Safeco common stock subject to vested stock options, the weighted average exercise price of all such outstanding stock options, and the number of restricted stock rights outstanding with respect to Safeco common stock.

Name and Position	Aggregate Number of Shares Subject to Outstanding Stock Options	Aggregate Number of Shares Subject to Vested Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Restricted Stock Rights
Paula Rosput Reynolds, President and CEO	424,272	0	$54.31	152,645
Ross Kari, EVP and CFO	69,872	2,442	$50.90	40,419
Arthur Chong, EVP and Chief Legal Officer	45,636	0	$47.92	42,209
Michael H. Hughes EVP, Insurance Operations	60,975	31,060	$44.61	29,081
R. Eric Martinez, Jr. EVP, Fulfillment	65,804	0	$50.10	37,228

Non-employee directors of Safeco are awarded annual grants of restricted stock rights.  The directors' restricted stock rights are granted pursuant to the terms of Safeco's stock awards program for non-employee directors under the Safeco Long-Term Incentive Plan of 1997, which is referred to in this proxy statement as the LTIP, in May of each year immediately following the annual meeting of shareholders and they generally vest on the date of the next annual meeting.  Directors' vested restricted stock rights, however, are not settled until the director leaves the board, except that the director may elect to defer the settlement value of restricted stock rights into the Deferred Compensation Plan for Directors.  Pursuant to the merger agreement, all outstanding restricted stock rights held by non-employee directors will fully vest upon the effective time of the merger and be converted into the right to receive an amount of cash per restricted stock right equal to the per share amount of $68.25, without interest and less any applicable withholding taxes.  Stock options are not currently part of Safeco's non-employee director compensation program, but certain directors retain stock option awards granted during prior years of service.  At the effective time of the merger, pursuant to the merger agreement, these stock options will be converted into the right to receive an amount in cash per share subject to the stock option equal to the excess, if any, of the per share amount of $68.25 in cash over the exercise price per share of such stock option, without interest and less any applicable withholding taxes.  As of May 1, 2008, the non-employee directors of Safeco held the following number of stock options and restricted stock rights:

Name	Number of Stock Options	Number of Restricted Stock Rights
Joseph W. Brown	4,000	22,500
Robert S. Cline	8,000	11,825
Peter L.S. Currie (Audit Committee Chair)	0	4,325
Maria S. Eitel*	0	4,325
Joshua Green, III	8,000	11,825
John S. Hamlin	0	2,500

Kerry Killinger (Compensation Committee Chair)	0	11,825
Gary F. Locke	0	6,825
William G. Reed, Jr. (Finance Committee Chair)	0	11,825
Charles R. Rinehart	0	1,825
Judith Runstad (Nominating / Governance Committee Chair)	8,000	11,825

    * Ms. Eitel resigned as a member of the Safeco board of directors effective May 7, 2008.

Directors' and Officers' Indemnification and Insurance

The merger agreement provides that, following the completion of the merger, Liberty Mutual will, and will cause the surviving corporation to, indemnify and hold harmless (and advance expenses, provided the person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined that such person is not entitled to indemnification), to the fullest extent permitted by law (including to the fullest extent authorized or permitted by any amendments to or replacements of the WBCA adopted after the date of the merger agreement that increase the extent to which a corporation may indemnify its officers and directors), the present and former directors and officers of Safeco and its subsidiaries, any person acting as director, trustee or officer of the Safeco Insurance Foundation on behalf of Safeco or any fiduciaries under any Safeco benefit plan, each referred to in this proxy statement as an indemnified party, against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the effective time.

The surviving corporation will, and Liberty Mutual will cause the surviving corporation to, either (1) continue to maintain in effect for six years from the effective time directors' and officers' liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the indemnified parties as Safeco's currently existing directors' and officers' liability insurance and fiduciary liability insurance or (2) purchase a six year extended reporting period endorsement with respect to the currently existing directors' and officers' liability insurance and fiduciary liability insurance and maintain this endorsement in full force and effect for its full term.  Liberty Mutual and the surviving corporation will not be required to spend for any such policies an annual premium (measured for an extended reporting period endorsement by reference to 1/6th of the premium paid therefor) in excess of 300% of the annual premiums currently paid by Safeco for such insurance at the date of the merger agreement.

The articles of incorporation and bylaws of the surviving corporation will include provisions for indemnification, advancement of expenses and exculpation of the indemnified parties on the same basis as the articles of incorporation and bylaws of Safeco in effect as of the date of the merger agreement.  Liberty Mutual has agreed to cause Safeco, as the surviving corporation in the merger, to maintain the provisions in its articles of incorporation and bylaws providing for indemnification, advancement of expenses and exculpation of the indemnified parties, to the fullest extent permitted by law, with respect to any facts or circumstances occurring prior to the effective time.  In addition, Liberty Mutual and Safeco, as the surviving corporation in the merger, have agreed not to amend, modify, limit or terminate the advancement of expenses, exculpation and indemnification provisions of (1) certain agreements between Safeco and the indemnified parties in effect as of the date of the merger agreement or (2) the articles of incorporation and bylaws of the surviving corporation.

Under the merger agreement, the indemnified parties are third party beneficiaries of the provisions described above under "Indemnification and Insurance" and are entitled to enforce these provisions.  If an indemnified party makes a claim for indemnification or advancement of expenses under these provisions that is denied by Liberty Mutual or Safeco, as the surviving corporation in the merger, and a court determines that the indemnified party is entitled to such indemnification, then Liberty Mutual or Safeco, as the surviving corporation in the merger, will pay the indemnified party's costs and expenses incurred in pursuing such claim against Liberty Mutual and/or Safeco, as the surviving corporation in the merger.

Employee Matters

Under the terms of the merger agreement, following the completion of the merger Liberty Mutual and Safeco have agreed that:

•
during the two year period following the effective time of the merger, subject to certain exceptions, Safeco, as the surviving corporation, will provide employees of Safeco and its subsidiaries who continue employment with the surviving corporation or any of its subsidiaries after the merger (who are referred to in this proxy statement as the affected employees) with compensation and employee benefits that in the aggregate are not less favorable than those provided to the affected employees by Safeco or its subsidiaries immediately prior to April 23, 2008 (excluding, except as described below, retiree medical benefits).  Affected employees will not participate in stock-based compensation plans or programs following the effective time, but the value of the affected employees’ stock-based compensation will be included in determining their levels of compensation during that period;

•
Any affected employee who terminates employment during the period beginning with the effective time of the merger and ending on the second anniversary of the effective time shall be entitled to severance pay and benefits no less favorable than the severance pay and benefits such employee would have been entitled to pursuant to Safeco's severance plans and arrangements that were disclosed in connection with the merger agreement had such termination of employment occurred immediately prior to the effective time.

•
Safeco, as the surviving corporation, will recognize prior service for purposes of eligibility to participate, vesting and level of benefits, to the extent such service was recognized under the analogous Safeco benefit plan in which an affected employee participated prior to the effective time (excluding for (i) benefit accrual purposes under any defined benefit pension plan or levels of benefits or entitlement to eligibility or coverage under any post-retirement medical plan, (ii) retiree medical benefits (which are described below), or (iii) service that would result in duplication of benefits for the same period of service).

•
Liberty Mutual will cause Safeco as the surviving corporation to provide certain groups of current and former Safeco employees with retiree medical and life insurance benefits, including, for certain of these groups, cost sharing as to these benefits.

•
Safeco, as the surviving corporation, will, subject to certain exceptions, waive all preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the affected employees under any benefits plans established by the surviving corporation or its affiliates, except to the extent that such limitations or waiting periods have not been satisfied under benefits plans existing prior to the effective time of the merger; and

•	Liberty Mutual will cause Safeco, as the surviving corporation, to honor all existing employment, change in control, severance, termination and similar agreements as in effect on April 23, 2008.

For an additional discussion of employee benefits see "The Merger Agreement – Employee Matters."

Safeco Agency Stock Purchase Plan

Safeco, pursuant to the terms of the merger agreement, will terminate the Safeco Agency Stock Purchase Plan prior to the effective time of the merger.

Delisting and Deregistration of Safeco Common Stock

If the merger is completed, Safeco common stock will be delisted from the NYSE and will be deregistered under the Exchange Act.

Certain Relationships Between Safeco and Liberty Mutual

On March 4, 2008, Safeco and Liberty Mutual entered into a confidentiality agreement with respect to Safeco's confidential information made available to Liberty Mutual for Liberty Mutual's due diligence in connection with the merger.  Under the terms of the confidentiality agreement, Liberty Mutual is required to keep confidential all of the confidential information it has received from Safeco (other than materials that become generally available to the public other than as a result of disclosure by Liberty Mutual or its representatives and other than material available to Liberty Mutual on a non-confidential basis), and is generally restricted from using such confidential information for any purposes other than in connection with the merger.

On April 18, 2008, Safeco and Liberty Mutual entered into an amendment to the March 4, 2008 confidentiality agreement.  Under the terms of the amendment, Liberty Mutual agreed that for a period of 18 months after the amendment, Liberty Mutual will not, subject to certain exceptions, (1) solicit for employment or employ any (a) person in a director or more senior level position with Safeco or its significant subsidiaries or (b) employee of Safeco or its subsidiaries that Liberty Mutual came into contact with or become aware of in connection with the merger or (2) induce or attempt to induce any person to terminate his or her employment with Safeco or any of its significant subsidiaries.

Other than the agreements discussed above, there are no present or proposed material agreements, arrangements, understandings or relationships between Safeco or any of its executive officers, directors, controlling persons or subsidiaries, on the one hand, and Liberty Mutual, Merger Sub or any of their respective executive officers, directors, controlling persons or subsidiaries, on the other hand, other than the merger agreement or with respect to the merger agreement or the transactions contemplated by the merger agreement.  Liberty Mutual and its subsidiaries do not own any shares of Safeco common stock, except in the case of shares of Safeco common stock held in investment portfolios of Liberty Mutual or any of its subsidiaries.

Dissenters' Rights

General

Under chapter 23B.13 of the WBCA, Safeco shareholders are entitled to dissent from, and obtain payment of the fair value of their shares in the event of, the completion of the merger, instead of receiving the per share amount of $68.25, without interest and less any applicable withholding taxes.  The following summarizes the material rights of holders of Safeco common stock under chapter 23B.13 of the WBCA.  You should read the applicable sections of chapter 23B.13 of the WBCA, a copy of which is attached to this proxy statement as Annex C, and which governs dissenters' rights.  The summary below is qualified in its entirety by reference to chapter 23B.13 of the WBCA.

Pursuant to chapter 23B.13 of the WBCA, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of this annual meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights and must be accompanied by a copy of chapter 23B.13 of the WBCA.  The notice of annual meeting included with this proxy statement constitutes notice to the holders of Safeco common stock, and a copy of chapter 23B.13 of the WBCA is attached to this proxy statement as Annex C.

If you are contemplating the possibility of exercising your dissenters' rights in connection with the merger, you should carefully review the text of chapter 23B.13 of the WBCA.  You are also encouraged to consult your legal counsel, at your expense, before attempting to exercise your dissenters' rights.  If you do not fully and precisely satisfy the procedural requirements of the relevant provisions of the WBCA, you will lose your dissenters' rights.  If any holder of shares of Safeco common stock who asserts dissenters' rights under the WBCA withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder's shares under chapter 23B.13 of the WBCA, then such Safeco shareholder's shares will be converted, or will be treated as if they had been converted, into the right to receive the merger consideration of $68.25 per share of Safeco common stock, without interest and less any applicable withholding taxes.  We will not provide you with any notice regarding your dissenters' rights other than as described in this proxy statement and the notice of annual meeting included with this proxy statement.

Requirements for Exercising Dissenters' Rights

To preserve your right if you wish to exercise your statutory dissenters' rights, you must:

•
deliver to Safeco, before the vote is taken at the annual meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Safeco common stock if the merger is effected, which notice must be separate from your proxy.  Your vote against the approval of the merger agreement alone will not constitute written notice of your intent to exercise your dissenters' rights;

•	not vote your shares in favor of the merger agreement; and

•	follow the statutory procedures for perfecting dissenters' rights under chapter 23B.13 of the WBCA, which are described below under the heading "Appraisal Procedures."

Unless you satisfy all of the requirements of chapter 23B.13 of the WBCA you may not exercise dissenters' rights under chapter 23B.13 of the WBCA and, if the merger agreement is approved by Safeco shareholders and the merger occurs, your shares of Safeco common stock will be converted into the right to receive the per share amount of $68.25 per share, without interest and less any applicable withholding taxes.

Notice

Written notice of your intent to exercise dissenters' rights must be delivered to us at:

Safeco Corporation
Attention:  Chief Legal Officer
1001 Fourth Avenue
Seattle, Washington  98185
206-545-5000

Such written notice must be delivered before the vote on the merger agreement is taken at the annual meeting.  Your written notice to demand payment should specify your name and mailing address, the number of shares of Safeco common stock you own, and that you intend to demand payment of the "fair value" of your shares of Safeco common stock if the merger agreement is approved.

Vote

Your shares must either not be voted at the annual meeting or must be voted against, or must abstain from voting on, the approval of the merger agreement.  Submitting a properly signed proxy card that is received prior to the vote at the annual meeting that does not direct how the shares of Safeco common stock represented by that proxy are to be voted will constitute a vote in favor of approval of the merger agreement and a waiver of your statutory dissenters' rights.

Termination of Dissenters' Rights

Your right to obtain payment of the fair value of your shares of Safeco common stock under chapter 23B.13 of the WBCA will terminate if:

•	the merger is abandoned or rescinded;

•	a court having jurisdiction permanently enjoins or sets aside the merger; or

•	your demand for payment is withdrawn with Safeco's written consent.

Appraisal Procedures

If the merger agreement is approved by Safeco shareholders, within ten days after the effective date of the merger we will send written notice regarding the proper procedures for dissenting to all Safeco shareholders who have given written notice under chapter 23B.13 of the WBCA and have not voted in favor of approval of the merger agreement.  The notice will contain:

•	a statement as to where the demand for payment and certificates representing certificated shares of Safeco common stock must be sent and when certificates for certificated shares must be deposited;

•	information for holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•
a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares of Safeco common stock before that date;

•	the date by which Safeco must receive your payment demand, which date will not be fewer than 30 or more than 60 days after the date the written notice is delivered to you; and

•	a copy of chapter 23B.13 of the WBCA.

If you wish to assert dissenters' rights, you must demand payment, certify whether you acquired beneficial ownership of your shares before April 23, 2008, and deposit your Safeco certificates, all in accordance with the terms of the notice.  If you do not demand payment or deposit your stock certificates where required, each by the date set in the notice, you will lose the right to obtain payment for your shares under chapter 23B.13 of the WBCA.  If you are a holder of uncertificated shares, we may restrict the transfer of your uncertificated shares from the date the demand for their payment is received until the merger is consummated or until dissenters' rights are terminated, as set forth above.

If we do not consummate the merger within 60 days after the date set for demanding payment and depositing stock certificates, then we will return all deposited certificates and release any transfer restrictions imposed on uncertificated shares.  If after returning the deposited certificates and releasing transfer restrictions, we wish to consummate the merger, we must send a new dissenters' notice and repeat the payment demand procedure.

Except as provided below, within 30 days after the later of the effective date of the merger or the date the payment demand is received, we shall pay each dissenting shareholder who complied with the payment demand and related requirements of section 23B.13.230 of the WBCA the amount that we estimate to be the fair value of the shareholder's shares, plus accrued interest.  The payment will be accompanied by:

•
financial data relating to Safeco including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how we estimated the fair value of the shares;

•	an explanation of how we calculated the interest;

•
a statement of the dissenter's right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares and amount of interest due or under certain other circumstances enumerated in the statute and described below; and

•	a copy of chapter 23B.13 of the WBCA.

For dissenting shareholders who were not the beneficial owners of their shares of Safeco common stock before April 23, 2008, we may elect to withhold payment under chapter 23B.13 of the WBCA.  To the extent that we so elect, after consummating the merger, we shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand.  We will send with our offer an explanation of how we estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment of the dissenter's own estimate of the dissenter's shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares and amount of interest due or under certain other circumstances enumerated in the statute and described below.

If you believe that the amount paid or offered by us is less than the fair value of your shares or believe that the interest due is incorrectly calculated (if applicable), or if we fail to make payment for your shares within 60 days after the date set for demanding payment or we do not effect the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to us in writing informing us of your own estimate of the fair value of your shares and the amount of interest due, and demand payment of this estimate, less any amount we have already paid under chapter 23B.13 of the WBCA.

If any dissenting shareholder's demand for payment of the dissenter's own estimate of the fair value of the shares and amount of interest due is not settled within 60 days after receipt by us of such shareholder's demand for payment of his or her own estimate, chapter 23B.13 of the WBCA requires that we commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If we do not commence the proceeding within the 60-day period, we will pay each dissenter whose demand remains unsettled the amount demanded.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive.  The court may appoint one or more appraisers to receive evidence and recommend decision on the question of fair value.  The appraisers will have the powers described in the order appointing them, or in any amendment to it.  The fair value of the shares as determined by the court may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for Safeco common stock under the terms of the merger agreement if the merger is consummated.  Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under chapter 23B.13 of the WBCA.  Each dissenter made a party to the proceeding is entitled to a judgment (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by us, or (2) for the fair value, plus accrued interest, of the dissenter's shares acquired on or after April 23, 2008 for which we elected to withhold payment pursuant to chapter 23B.13 of the WBCA.

The court will also determine the costs and expenses of the court proceeding and assess them against Safeco, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under chapter 23B.13 of the WBCA.  If the court finds that we did not substantially comply with the relevant provisions of sections 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against us any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.  The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously or not in good faith with respect to dissenters' rights.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to us a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights.  The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.  Beneficial owners of Safeco common stock who desire to assert dissenters' rights as to shares held on the beneficial owners' behalf (1) must submit to us the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either in a record or, if we have designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and (2) must so assert dissenters' rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

For purposes of chapter 23B.13 of the WBCA, fair value with respect to dissenters' shares means the value of the shares of Safeco common stock immediately before the effective date of the merger, excluding any appreciation or depreciation in anticipation of the merger, unless that exclusion would be inequitable.

Merger Financing; Sources of Funds

Liberty Mutual has represented in the merger agreement that it has, and will have available at and at all times prior to the completion of the merger, (1) cash, marketable securities, available lines of credit or (2) other sources of immediately available funds to pay the merger consideration to Safeco shareholders and to pay all other amounts payable by Liberty Mutual, Merger Sub or the surviving corporation in connection with the transactions contemplated by the merger agreement.  The receipt of financing by Liberty Mutual is not a condition to the obligations of either party to complete the merger under the terms of the merger agreement.

Material U.S.  Federal Income Tax Consequences

The following is a general summary of material U.S. federal income tax consequences to holders of Safeco common stock of the receipt of cash in exchange for such stock pursuant to the merger.  This summary is based on provisions of the Internal Revenue Code, Treasury regulations, administrative rulings and judicial decisions under the Code, each as in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect.  Any such change could alter the tax consequences described herein.  Safeco has not requested, and does not plan to request, any rulings from the Internal Revenue Service, which is referred to in this proxy statement as the IRS, concerning the matters discussed herein.  This discussion is not binding on the IRS or any court, and there can be no assurance that the IRS will not take a contrary position or that any contrary position taken by the IRS will not be sustained by a court.  This summary assumes that a U.S. holder holds Safeco common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment).

For purposes of this summary, the term "U.S. holder" means a beneficial owner of Safeco common stock who is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•
a trust that (1) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Internal Revenue Code, to control all substantial decisions or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A "non-U.S. holder" is a beneficial owner of Safeco common stock that is not a U.S. holder.

If an entity treated as a partnership for U.S federal income tax purposes holds Safeco common stock, the U.S. federal income tax treatment of such partnership and each partner will generally depend on the status and the activities of the partnership and the partner.  Partnerships that hold Safeco common stock, and partners in such partnerships, should consult their own tax advisor regarding the U.S. federal, state, local and non-U.S. tax considerations applicable to them with respect to the disposition of Safeco common stock pursuant to the merger.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of Safeco common stock.  In addition, this summary does not address the U.S. federal income tax consequences of the receipt of cash pursuant to the merger by holders of Safeco common stock who are subject to special treatment under U.S. federal income tax laws, including, for example, brokers or dealers in securities or currencies, controlled foreign corporations, passive foreign investment companies, former citizens or long-term residents of the U.S., mutual funds, traders in securities who elect the mark-to-market method of accounting for securities, banks and other financial institutions, individual retirement accounts and other tax-deferred accounts, regulated investment companies, real estate investment trusts, partnerships (or any entity taxable as a partnership for U.S. federal income tax purposes) and other pass-through entities, insurance companies, tax-exempt entities, holders whose functional currency is not the U.S. dollar, holders who hold shares of Safeco common stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy, holders who acquired shares of Safeco pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders who are subject to the alternative minimum tax provisions of the Code, holders who exercise dissenter's rights, and holders that own or have owned, directly, indirectly, or constructively, 5% or more of Safeco common stock.  This summary does not address the tax consequences of the merger under state, local or foreign tax laws.

This summary is provided for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of Safeco common stock.  Safeco shareholders are urged to consult their own tax advisors to determine the particular tax consequences of the merger to them (including the application and effect of any state, local or foreign income and other tax laws).

U.S. Holders

Generally, the receipt of cash pursuant to the merger by U.S. holders will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws).  A U.S. holder who receives cash in the merger will generally recognize capital gain or loss, for U.S. federal income tax purposes, equal to the difference between (1) the amount of cash received and (2) the holder's adjusted tax basis in the Safeco common stock surrendered.  Any such gain or loss will generally be long-term capital gain or loss if the holding period for the surrendered Safeco common stock is more than one year at the time the merger is completed.  Long-term gains recognized by U.S. holders that are not corporations generally will be subject to a maximum U.S. federal income tax rate of 15% (subject to application of the alternative minimum tax).  The deductibility of a capital loss recognized on the exchange is subject to limitations.  If a U.S. holder acquired different blocks of Safeco common stock at different times or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Safeco common stock.

Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the receipt of cash pursuant to the merger provided that (1) the gain is not effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States and (2) in the case of a non-U.S. holder that is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding and Information Reporting

Under the U.S. backup withholding tax rules, unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 28% of all payments to which a holder of Safeco common stock is entitled in connection with the merger unless, in the case of a U.S. holder, the holder provides its taxpayer identification number (social security number in the case of an individual or employer identification number in the case of other holders), certifies that such number is correct and that no backup withholding is otherwise required and otherwise complies with such backup withholding rules.  Each U.S. holder of Safeco common stock should complete, sign and return to the exchange agent the Form W-9 in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the exchange agent.  The Form W-9 will be included as part of the letter of transmittal mailed to each record holder of Safeco common stock.  Non-U.S. holders should complete, sign and submit a Form W-8BEN or, if applicable, establish an exception in a manner satisfactory to the withholding agent.  Backup withholding is not an additional tax.  In general, any amounts withheld under the backup withholding rules may be refunded or credited against the holder's U.S. federal income tax liability, if any, provided that the holder furnishes the required information to the IRS in a timely manner.  Cash received pursuant to the merger will also be subject to information reporting, unless an exemption applies.

Regulatory Matters

Antitrust

Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notifications have been submitted to the Antitrust Division and the FTC, and until a statutory 30-day waiting period has expired or been terminated.  Safeco filed the required notification under the HSR Act on April 30, 2008 with both the Antitrust Division and the FTC.  Liberty Mutual separately filed the required notification under the HSR Act on May 1, 2008 with both the Antitrust Division and the FTC.  Both Safeco and Liberty Mutual have requested early termination of the 30-day statutory HSR waiting period.  The 30-day statutory waiting period under the HSR Act will expire at 11:59 p.m. on June 2, 2008.

Under the HSR Act, the merger may not be completed until 30 days after the initial filings (unless early termination of this 30-day statutory waiting period is granted) or, if the Antitrust Division or the FTC issues a request for additional information, 30 days after Safeco and Liberty Mutual have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination).  At any time before or after completion of the merger, the Antitrust Division or the FTC could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin completion of the merger or seeking divestiture of substantial assets of Safeco or Liberty Mutual.  Private parties could also take action under the antitrust laws, including seeking an injunction prohibiting or delaying the merger, divestiture or damages under certain circumstances.  Under the merger agreement, Liberty Mutual is not required to divest assets or agree to any other condition imposed by a regulatory authority if doing so would, individually or in the aggregate, reasonably be expected to have a Regulatory Material Adverse Effect.  See "The Merger Agreement – Reasonable Best Efforts."  Additionally, at any time before or after the completion of the merger, any state could take any action under its antitrust laws as it deems necessary or desirable in the public interest.

Insurance Regulations

The insurance laws and regulations of all 50 U.S. states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands generally require that, prior to the acquisition of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring company must obtain approval from the insurance commissioner of the insurance company's state of domicile and any state in which an insurance company is commercially domiciled.  Accordingly, Liberty Mutual has made the necessary applications with the insurance commissioners of California, Illinois, Indiana, Missouri, Oregon, Texas and Washington, the states of domicile or commercial domicile of Safeco's insurance company subsidiaries.

In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated.  These notice filings have been made in the applicable jurisdictions.

Although Safeco and Liberty Mutual do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that Safeco and Liberty Mutual will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that would reasonably be expected to have a Regulatory Material Adverse Effect.

Other than the filings described above, neither Safeco nor Liberty Mutual is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them.  If any additional approval or action is needed, however, Safeco or Liberty Mutual may not be able to obtain it, as is the case with respect to the other necessary approvals.  Even if Safeco and Liberty Mutual obtain all necessary approvals, and the merger agreement is adopted by Safeco shareholders, conditions may be placed on any such approval that could cause either Safeco or Liberty Mutual to abandon the merger.

Litigation Relating to the Merger

On May 9, 2008, a purported class action complaint, Loring v. Brown, et al, Action No. CV80733 RSM, was filed against Safeco and its directors, allegedly on behalf of Safeco shareholders, in the United States District Court for the Western District of Washington.  The complaint alleges, among other matters, that the terms on which the Safeco board of directors agreed for Safeco to be acquired by Liberty Mutual constitute a breach of the directors' fiduciary and other duties due to the inadequacy of the consideration to be received by the class and the defendants' alleged failure to explore other alternatives.  The complaint seeks injunctive and other relief against consummation of the merger and unspecified monetary damages.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement, and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement.  This summary may not contain all of the information about the merger agreement that is important to you.  We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that contains the terms and conditions of the merger.

The merger agreement has been included to provide you with information regarding its terms.  It is not intended to provide any other factual information about Safeco.  Such information can be found elsewhere in this document and in the public filings that Safeco makes with the SEC, which are available without charge through the SEC's website at www.sec.gov.

The representations and warranties and covenants relating to conduct of the business described below and included in the merger agreement were made by Safeco to Liberty Mutual and Merger Sub and, in the case of representations and warranties,  by Liberty Mutual and Merger Sub to Safeco.  These representations and warranties were made as of specific dates and such representations and warranties, as well as the covenants relating to the conduct of the business, are in some cases subject to important exceptions, limitations and supplemental information contained in the confidential disclosure schedule that Safeco provided to Liberty Mutual and Merger Sub, on the one hand, and, in the case of representations and warranties, the confidential disclosure schedule that Liberty Mutual provided to Safeco, on the other hand, in connection with the signing of the merger agreement, and are additionally subject to contractual standards of materiality that may be different from those generally applicable under U.S. federal securities laws.  In addition, the representations and warranties and covenants relating to conduct of the business may have been included in the merger agreement for the purpose of allocating risk between Liberty Mutual and Safeco, rather than to establish matters as facts.  While Safeco does not believe that its disclosure schedule contains information that the securities laws require it to disclose, other than information that has already been so disclosed, its disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties and covenants relating to conduct of the business set forth in the merger agreement.  Accordingly, you should not rely on the representations and warranties and covenants relating to conduct of the business as characterizations of the actual state of facts, since the representations and warranties and covenants relating to conduct of the business are subject, in important part, to Safeco's disclosure schedule.  Safeco's disclosure schedule contains information that has been included in its prior public disclosures, as well as additional non-public information.  Information concerning the subject matter of Safeco's representations and warranties and covenants relating to conduct of the business may have changed since the date of the merger agreement, and subsequent information may or may not be fully reflected in its public disclosures.

Structure of the Merger

If all the conditions to the merger are satisfied or, to the extent permitted by law, waived in accordance with the merger agreement, Merger Sub will merge with and into Safeco, with Safeco continuing as the surviving corporation and as a subsidiary of Liberty Mutual.  The effective time of the merger is sometimes referred to in this proxy statement as the effective time.

Completion and Effectiveness of the Merger

The closing of the merger will take place on the second business day following the satisfaction or, to the extent permitted by law, waiver of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions at such time).  The surviving corporation will file articles of merger with the Secretary of State of the state of Washington on the closing date of the merger.  The merger will become effective when the articles of merger are filed or at such later time as we and Liberty Mutual may agree upon and specify in the articles of merger.

Merger Consideration

At the effective time, each share of Safeco common stock issued and outstanding immediately prior to the effective time (other than shares owned by Safeco and its subsidiaries and Liberty Mutual and its subsidiaries (other than shares held in investment portfolios)) and shares for which dissenters' rights have been properly exercised under the WBCA), will automatically be canceled and converted into the right to receive $68.25 in cash, without interest and less any applicable withholding taxes.

Treatment of Stock Options and Restricted Stock Rights

At the effective time, the stock options and restricted stock rights discussed below will be converted into the right to receive cash in the manner and amounts described.  In each case, no interest will be payable to holders and applicable taxes will be withheld from the total payment.

Stock Options

Each outstanding stock option to purchase shares of Safeco common stock, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash per share subject to the option equal to the excess, if any, of $68.25 over the exercise price per share of the stock option.

Restricted Stock Rights

Each outstanding restricted stock right, whether vested or unvested, will be converted into the right to receive an amount in cash equal to the per share amount of $68.25.

Safeco Agency Stock Purchase Plan

Safeco, pursuant to the terms of the merger agreement, will terminate the Safeco Agency Stock Purchase Plan prior to the effective time of the merger.

Exchange of Stock Certificates

Not less than five business days prior to the mailing of this proxy statement to Safeco shareholders, Liberty Mutual will designate an exchange agent for the purpose of paying the merger consideration to Safeco shareholders.  At or prior to the effective time, Liberty Mutual will deposit cash in an amount sufficient to pay the merger consideration to holders of Safeco common stock and make all payments in connection with the merger to holders of stock options and restricted stock rights.  Promptly (and in any event no later than three business days) after the effective time, Liberty Mutual will cause the exchange agent to mail to each record holder of Safeco common stock a letter of transmittal and instructions for use in the exchange of such holder's certificates representing shares of Safeco common stock for the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, payable with respect to such certificates.  Those holders of Safeco common stock who properly surrender their certificates representing shares of Safeco common stock in accordance with the exchange agent's instructions will receive an amount equal to the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, multiplied by the number of shares of Safeco common stock represented by each such certificate immediately prior to the effective time.  After the effective time of the merger, subject to applicable dissenters' rights under the WBCA, each certificate formerly representing shares of Safeco common stock that has not been surrendered will represent only the right to receive the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, multiplied by the number of shares of Safeco common stock represented by such certificate immediately prior to the effective time.

You should not send your Safeco common stock certificates to the exchange agent until you have received the transmittal materials from the exchange agent.  Do not return your Safeco common stock certificates with the attached proxy, and do not forward your stock certificates to the exchange agent without a letter of transmittal.

If you hold your shares in book-entry form – that is, without a stock certificate – unless you do not vote in favor of the merger and you properly perfect your dissenters' rights under the WBCA, the exchange agent will automatically send you the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes, in exchange for the cancellation of your shares of Safeco common stock after completion of the merger, provided that you comply with applicable tax certification requirements. If your shares of Safeco common stock are held in "street name" by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to surrender your "street name" shares and receive cash for those shares.

Transfers of Ownership and Lost Stock Certificates

From and after the effective time, Safeco will not register any transfer of shares of Safeco common stock on its stock transfer books.

If a certificate representing Safeco common stock is lost, stolen or destroyed, the holder of such certificate will be required to deliver an affidavit (and may be required to deliver a bond or enter into an indemnity agreement) prior to receiving the per share amount of $68.25 in cash, without interest and less any applicable withholding taxes.

Conclusion of Exchange Period; Unclaimed Merger Consideration

At any time more than one year after the effective time, Liberty Mutual will have the right to have the exchange agent return to it any portion of the merger consideration that remains unclaimed by holders of Safeco common stock.  Thereafter, a holder of Safeco common stock, stock options or restricted stock rights must look only to Liberty Mutual for payment of the merger consideration to which the holder is entitled under the terms of the merger agreement.  Any portion of the merger consideration remaining unclaimed by holders of Safeco common stock, stock options or restricted stock rights as of the date that is five years after the effective time (or the date that is immediately prior to such time as such amount would otherwise escheat to or become property of any governmental entity) will, to the extent permitted by law, become the property of Liberty Mutual, free and clear of any claims or interest of any person previously entitled to such merger consideration.  Liberty Mutual, the surviving corporation and the exchange agent will not be liable to any holder of shares of Safeco common stock for any amount paid to a public official or governmental entity under any applicable abandoned property, escheat or similar law.

Corporate Governance Matters

Articles of Incorporation and Bylaws of the Surviving Corporation

At the effective time, the Restated Articles of Incorporation of Safeco, which are referred to in this proxy statement as the Articles, shall by virtue of the merger be amended and restated to be identical to the articles of incorporation of Merger Sub in effect immediately prior to the effective time (other than references to Merger Sub's name, which will be replaced by references to Safeco Corporation).  Such articles, as amended and restated, will be the articles of incorporation of the surviving corporation until thereafter amended as provided therein and by applicable law. The bylaws of Merger Sub in effect immediately prior to the effective time shall be the bylaws of the surviving corporation (other than references to Merger Sub's name, which will be replaced by references to Safeco Corporation) until thereafter amended as provided in accordance with the organizational documents of the surviving corporation and by applicable law.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub at the effective time will be the directors of the surviving corporation until their successors have been elected or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving corporation.  Safeco's officers at the effective time will be the officers of the surviving corporation until their successors have been appointed or until their earlier death, resignation or removal in accordance with the organizational documents of the surviving corporation.

Representations and Warranties

The merger agreement contains representations and warranties made by Safeco relating to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and governmental licenses, authorizations, permits and approvals to conduct its business;

•
corporate power and authority to enter into, and perform its obligations under, the merger agreement, enforceability of the merger agreement, approval of the merger agreement by the Safeco board of directors, recommendation of the Safeco board of directors that Safeco shareholders vote to approve the merger agreement and the vote required for approval of the merger agreement by Safeco shareholders;

•	required governmental filings and approvals;

•
the absence of conflicts between the execution, delivery or performance of the merger agreement and Safeco's or its subsidiaries' organizational documents, any applicable law or order, any of Safeco's material contracts, or any governmental licenses, authorizations, permits or approvals, and the absence of any liens resulting from the execution, delivery or performance of the merger agreement;

•	capitalization and outstanding stock options and restricted stock rights;

•	Safeco's subsidiaries;

•	filings with the SEC and internal controls and procedures;

•	financial statements;

•	statutory statements of Safeco's insurance subsidiaries filed with state insurance departments;

•	the accuracy of information contained in this proxy statement and compliance with SEC rules and regulations;

•	the absence of a material adverse effect on Safeco since December 31, 2007;

•	the absence of undisclosed liabilities;

•	compliance with applicable laws, including insurance laws;

•	the absence of material litigation;

•	conduct of, and matters related to, insurance agents and producers of Safeco and its insurance subsidiaries, reinsurance matters and actuarial analyses;

•	the absence of material claims and assessments by any state insurance guaranty association;

•	policy reserves;

•	title to real property owned by Safeco and its subsidiaries and leases for real property;

•	receipt of the fairness opinion from Morgan Stanley;

•	tax matters;

•	employee benefit plan matters, post-employment compensation and deferred compensation matters;

•	employee and labor matters;

•	environmental laws and regulations;

•	intellectual property rights;

•	material contracts of Safeco and its subsidiaries; and

•	finders' fees due in connection with the merger.

The merger agreement also contains representations and warranties made by each of Liberty Mutual and Merger Sub relating to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, and governmental licenses, authorizations, permits and approvals to conduct its business;

•
corporate power and authority to enter into, and perform its obligations under, the merger agreement, enforceability of the merger agreement and approval of the merger agreement by the board of directors of Liberty Mutual and Merger Sub;

•	required governmental filings and approvals;

•
the absence of conflicts between the execution, delivery or performance of the merger agreement and Liberty Mutual's or Merger Sub's organizational documents, any applicable law or order, or any material agreement of Liberty Mutual or Merger Sub and the absence of any liens resulting from the execution, delivery or performance of the merger agreement;

•	capitalization, ownership and operations of Merger Sub;

•	accuracy of information supplied by Liberty Mutual or Merger Sub for inclusion in this proxy statement;

•	compliance with applicable laws, including insurance laws;

•
the absence of any litigation or governmental order that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the merger agreement;

•	finders fees due in connection with the merger; and

•
the availability, at and at all times prior to the completion of the merger, of (1) cash, marketable securities, available lines of credit or (2) other sources of immediately available funds to pay the merger consideration to Safeco shareholders and to pay all other amounts payable by Liberty Mutual, Merger Sub or the surviving corporation in connection with the merger and the transactions contemplated by the merger agreement.

Certain of the representations and warranties of Safeco and of Liberty Mutual and Merger Sub are qualified as to "materiality" or "material adverse effect."  For purposes of the merger agreement, "material adverse effect" means, with respect to Safeco or Liberty Mutual, as the case may be, any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the party and its subsidiaries, taken as a whole.

In determining whether a material adverse effect on Safeco has occurred, none of the following shall be considered:

•	changes or fluctuations in the economy or the securities, credit or financial markets generally in the U.S.;

•	national or international political conditions or changes therein (including acts of war, armed hostilities, sabotage or other acts of terrorism);

•	changes that are the result of factors generally affecting the property and casualty insurance and/or surety industries and the geographic areas in which Safeco and its subsidiaries operate;

•
any loss of, or adverse change in, the relationship of Safeco or any of its subsidiaries with its customers, employees, agents, suppliers, financing sources, business partners or regulators caused by the identity of Liberty Mutual or the announcement, negotiation or performance of the transactions contemplated by the merger agreement;

•
changes in generally accepted accounting practices, which are  referred to in this proxy statement as GAAP, or statutory accounting practices, which are referred to in this proxy statement as SAP, the rules or policies of the Public Company Accounting Oversight Board, or any applicable law or interpretation or application of any of the foregoing after the date of the merger agreement;

•
any failure by Safeco to meet any internal or external projections, forecasts or estimates of revenues or earnings for any period (except that this exception does not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a material adverse effect on Safeco);

•
the suspension of trading in securities on the NYSE or The NASDAQ National Market System or a decline in the price, or a change in the trading volume, of Safeco common stock on the NYSE (except that this exception does not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a material adverse effect on Safeco);

•	effects resulting from earthquakes, hurricanes, tornadoes or other natural disasters;

•
any change or announcement of a potential change in the credit rating or A.M. Best rating of Safeco or any of its subsidiaries or any of their securities (except that this exception does not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a material adverse effect on Safeco);

•
compliance by Safeco with the terms of the merger agreement including the failure of Safeco to take any action as a result of restrictions placed on Safeco under the merger agreement (see "– Covenants Relating to Conduct of Business" below), or any actions taken, or failure to take any action, which Liberty Mutual has requested in writing or to which Liberty Mutual has consented in writing; or

•
any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a breach of fiduciary duty or similar obligations in connection with the merger agreement or the transactions contemplated by the merger agreement.

However, the exceptions in the first, second, third and eight bullet points in the preceding list will apply only to the extent any such event, change, circumstance or effect does not (1) relate only to Safeco and its subsidiaries or (2) disproportionately adversely affect Safeco and its subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which Safeco and its subsidiaries operate.

In determining whether a material adverse effect on Liberty Mutual has occurred, none of the following shall be considered:

•	changes or fluctuations in the economy or the securities, credit or financial markets generally in the U.S.

•	national or international political conditions or changes therein (including acts of war, armed hostilities, sabotage or other acts of terrorism);

•	changes that are the result of factors generally affecting the property and casualty insurance industry and the geographic areas in which Liberty Mutual and its subsidiaries operate;

•
changes in GAAP or SAP, the rules or policies of the Public Company Accounting Oversight Board, or any applicable law or interpretation or application of any of the foregoing after the date of the merger agreement; or

•	effects resulting from earthquakes, hurricanes, tornadoes or other natural disasters.

However, the exception in the first, second, third and fifth bullet points in the preceding list will apply only to the extent any such event, change, circumstance or effect does not (1) relate only to Liberty Mutual and its subsidiaries or (2) disproportionately adversely affect Liberty Mutual and its subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which Liberty Mutual and its subsidiaries operate.

The representations and warranties of each of Safeco on the one hand, and Liberty Mutual and Merger Sub, on the other hand, are subject to information disclosed in the confidential disclosure schedules delivered by Safeco to Liberty Mutual and Merger Sub, on the one hand, and by Liberty Mutual and Merger Sub to Safeco, on the other hand.  In addition, the representations and warranties of Safeco are subject to information in Safeco's SEC filings filed or furnished with the SEC prior to the date of the merger agreement, excluding information contained in the "Risk Factors" sections or any "forward-looking" disclaimers included in Safeco's SEC filings.

The representations and warranties in the merger agreement do not survive the completion of the merger.

Covenants Relating to Conduct of Business

Safeco has agreed that, until the effective time or the termination of the merger agreement, except as required by applicable law, as set forth in the Safeco disclosure schedule or contemplated or permitted by the merger agreement, Safeco and each of its subsidiaries will conduct its respective business in the ordinary course and consistent with past practice, in all material respects, and use its commercially reasonable efforts to preserve intact in all material respects its business organization and goodwill and relationships with customers, third party payors, including governmental entities, and others with which it has material business dealings.  In addition, unless Liberty Mutual shall otherwise consent, and subject to specified exceptions, Safeco has agreed that it will not, and will not permit any of its subsidiaries to:

•	amend, in any material respect, any of its organizational documents;

•
declare, make or pay any dividend or distribution, except for regular quarterly cash dividends (not to exceed $0.40 per share per quarter, with agreed upon record and payment dates) and dividends or distributions to Safeco from wholly owned subsidiaries or among its wholly owned subsidiaries;

•	adjust, split, combine, or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of its capital stock;

•
repurchase, redeem or otherwise acquire any shares of the capital stock of Safeco or any of its subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests except for repurchases of Safeco shares not to exceed an agreed upon amount and repurchases in connection with the exercise of stock options or the vesting or settlement of other equity-based awards outstanding as of the date of the merger agreement;

•
issue, sell, grant, pledge, amend, grant any rights in respect of or otherwise encumber any shares of its capital stock or other securities (including any stock options, warrants or similar securities), except for issuances pursuant to contracts in effect prior to the execution of the merger agreement; in connection with the exercise of stock options or the vesting or settlement of other equity-based awards outstanding as of the date of the merger agreement and certain issuances by its wholly owned subsidiaries;

•
merge or consolidate with any other entity or acquire a material amount of the assets of, or make a material investment in, any other entity, except for acquisitions of inventory, equipment and software in the ordinary course of business or ordinary course investment portfolio transactions in accordance with Safeco's investment guidelines;

•
sell, lease, license, subject to a material lien or otherwise dispose of any material assets, product lines or businesses of Safeco or any of its subsidiaries except (1) pursuant to contracts in effect prior to the execution of the merger agreement and ordinary course renewals thereof, (2) ordinary course investment portfolio transactions consistent with Safeco's investment guidelines or (3) sales, leases or licenses of inventory, equipment, software and other assets in the ordinary course of business;

•
make any loans, advances, or capital contributions except (1) in connection with Safeco's agency loan program not exceeding $10,000,000 in the aggregate, (2) to or in Safeco subsidiaries or (3) ordinary course investment portfolio transactions consistent with Safeco's investment guidelines;

•
create, incur, guarantee or assume any indebtedness, except for (1) transactions between Safeco and its wholly owned subsidiaries or among its wholly owned subsidiaries, (2) indebtedness for borrowed money to replace, renew or refinance existing indebtedness on terms materially no less favorable, (3) guarantees of indebtedness of Safeco subsidiaries or (4) indebtedness under certain existing agreements or the issuance of new commercial paper by Safeco;

•	make or commit to any capital expenditure in excess of $10,000,000 in the aggregate during any twelve-month period other than capital expenditures provided for in Safeco's 2008 capital budget;

•	cancel any material debts owed to Safeco or any of its subsidiaries, or waive any claims or rights of material value, except for cancellations or waivers in the ordinary course of business;

•	except as required by contracts in effect prior to the execution of the merger agreement or Safeco benefit plans:

o	increase the compensation or other benefits payable or provided to Safeco's directors or to employees at or above the Senior Vice President level;

o
except in the ordinary course of business consistent with past practice, materially increase the compensation or other benefits payable or provided to Safeco's employees below the Senior Vice President level; or

o	subject to certain exceptions, enter into any employment, change of control, severance or retention agreement with any employee;

•
subject to certain exceptions, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except as would not result in a material increase in cost to Safeco or as required to comply with Section 409A of the Internal Revenue Code or required by the terms of such agreement, plan, trust, fund, policy or arrangement;

•
settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on Safeco's consolidated balance sheet as reflected in the most recent applicable documents filed with or furnished to the SEC by Safeco plus any applicable third party insurance proceeds, except:

o	as required by any contract in effect prior to the execution of the merger agreement;

o	for settlements or compromises of insurance claims or litigation or arbitration arising in the ordinary course of business; or

o	for any settlements or compromises involving total aggregate payments not to exceed an agreed upon amount;

•
enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the effective time;

•	except in the ordinary course of business consistent with past practice:

o
amend or modify, in any materially adverse respect, or terminate any material contract (except that immediately prior to the effective time, Safeco will have the right to terminate Safeco's credit agreement and repay all outstanding indebtedness under Safeco's credit agreement);

o
enter into any successor agreement to an expiring material contract that changes the terms of the expiring material contract in a way that is materially adverse to Safeco or any of its subsidiaries; or

o
subject to certain exceptions, enter into any new agreement that would have been considered a material contract under the terms of the merger agreement if it were entered into prior to the date of the merger agreement;

•
effect or permit a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 without complying with the notice requirements and all other provisions of such act;

•
enter into any new material reinsurance transaction as cedent that does not contain market cancellation, termination and commutation provisions or which materially adversely changes the existing reinsurance profile of Safeco and its subsidiaries on a consolidated basis outside the ordinary course of business;

•
alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies or material assumptions underlying actuarial practices or policies, except as required by or determined by Safeco to be advisable under GAAP or SAP;

•
except in the ordinary course of business and in a manner consistent with past practice, (1) make or rescind any tax election, (2) settle or compromise any claim relating to taxes or (3) enter into a written and legally binding agreement with a taxing authority related to taxes;

•
make a request for a written tax ruling from a taxing authority or change any income or deduction reporting methods (including changes in methods of accounting) for federal income tax purposes from those employed in the preparation of Safeco's federal income tax returns for the taxable year ending December 31, 2006;

•
enter into, renew or extend any agreements or arrangements that materially limit or otherwise materially restrict Safeco or any of its subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the effective time of the merger, materially limit or materially restrict Liberty Mutual or its affiliates or any successor thereto, from engaging or competing in any line of business or in any material geographic area;

•	terminate, cancel, amend or modify any insurance policies covering Safeco or its subsidiaries or their respective properties if such policies are not replaced by comparable coverage;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Safeco or any of its subsidiaries; or

•	authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

Reasonable Best Efforts

Safeco, Liberty Mutual and Merger Sub have agreed to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable law to consummate the transactions contemplated by the merger agreement as soon as reasonably possible, including:

•
preparing and filing as promptly as practicable all documents to effect all necessary applications, notices and filings and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits contemplated by the merger agreement; and

•
taking all reasonable steps as may be necessary or advisable to make all necessary filings and obtain all such consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits.

The merger agreement provides that, as promptly as reasonably practicable, but in no event later than 25 days after the date of the merger agreement, Safeco and Liberty Mutual will file:

•	a notification form under the HSR Act with the Antitrust Division and the FTC, including a request for early termination of the statutory waiting period;

•
the appropriate filings required under the laws of the states where Safeco's insurance company subsidiaries are domiciled or commercially domiciled or any foreign state where they are licensed (see "The Merger – Regulatory Matters"); and

•	all other necessary filings with any other governmental entity with respect to the transactions contemplated by the merger agreement.

If any objections are asserted with respect to the transactions contemplated by the merger agreement under applicable law or if any suit is instituted by any governmental entity or any private party challenging any of the transactions contemplated by the merger agreement, each of Safeco, Liberty Mutual and Merger Sub has agreed to  use its reasonable best efforts to resolve any such objections or challenges so as to permit consummation of the transactions contemplated by the merger agreement as soon as reasonably possible after the date of the merger agreement and in any event no later than the outside date (see "—Termination of the Merger Agreement") and specifically to use its reasonable best efforts to:

•
avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the transactions contemplated by the merger agreement, on or before the outside date, including by defending through litigation on the merits any claim asserted in any court by any person or entity; and

•	avoid or eliminate each and every material impediment that may be asserted by any governmental entity with respect to the merger agreement and the transactions contemplated by the merger agreement.

In addition, Liberty Mutual has specifically agreed to take all actions as may be required in order to obtain any of the approvals required by applicable state laws regulating the business of insurance that are specified as conditions to closing under the merger agreement or to avoid, the entry of, or to effect the dissolution of, any order, judgment or injunction, or the commencement of any action, suit or proceeding, which would otherwise have the effect of preventing or materially delaying the obtaining of any such approval or the consummation of the transactions contemplated by the merger agreement, including:

•
proposing, negotiating, committing to and effecting, the sale, divestiture or disposition of assets or businesses of Liberty Mutual and its subsidiaries, including after the completion of the merger, those of the surviving corporation or its subsidiaries;

•	proposing, negotiating, committing to and effecting obligations and commitments to the communities in which Safeco and its subsidiaries conduct business; and

•
taking or committing to take actions or agreeing to any restrictions, limitations or conditions that limit Liberty Mutual's or its subsidiaries', or the surviving corporation's or its subsidiaries', business.

However, Liberty Mutual will not be required to take any action, which if undertaken, would, individually or in the aggregate, reasonably be expected to have a Regulatory Material Adverse Effect.

No Solicitation by Safeco

Under the terms of the merger agreement, subject to certain exceptions described below, Safeco has agreed that it will not, and will cause its subsidiaries, directors, officers and employees not to, and will use its reasonable best efforts to cause its other representatives not to, directly or indirectly:

•	solicit, initiate or knowingly encourage, or knowingly facilitate, any takeover proposal or the making or consummation of a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any non-public material information in connection with, any takeover proposal.

Under the merger agreement, a "takeover proposal" is any proposal or offer from any third party (other than Liberty Mutual or its subsidiaries) relating to or that would reasonably be expected to lead to:

•
any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of Safeco) or businesses that constitute 20% or more of the assets or account for 20% or more of the net income of Safeco and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Safeco;

•	any tender offer or exchange offer that if consummated would result in any third party or group of third parties beneficially owning 20% or more of any class of equity securities of Safeco; or

•
any merger, consolidation, business combination, recapitalization or similar transaction involving Safeco or any of its subsidiaries, in each case, pursuant to which any third party or the shareholders of any third party would own 20% or more of any class of equity securities of Safeco or of any resulting parent company of Safeco.

Safeco has agreed that as promptly as practicable (and in any event within 24 hours) after the receipt of any takeover proposal, Safeco will provide oral and written notice to Liberty Mutual of such proposal setting forth the material terms and conditions of such proposal, including the identity of the party making the proposal.  Additionally, Safeco is required to keep Liberty Mutual reasonably informed on a reasonably current basis of the status of any such takeover proposal, including any material changes to the terms of the takeover proposal.

If, following the execution of the merger agreement and prior to the approval of the merger agreement by Safeco shareholders, Safeco receives a written takeover proposal which did not arise as a result of a material breach of Safeco's no solicitation obligations under the merger agreement, then Safeco and its representatives may:

•	contact the third party making the takeover proposal (and its representatives) solely to clarify the terms and conditions of the takeover proposal; and

•
if the Safeco board of directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that the takeover proposal constitutes, or could reasonably be expected to lead to, a superior proposal:

o
furnish information regarding Safeco and its subsidiaries to the third party making the takeover proposal (and its representatives) pursuant to a confidentiality agreement containing terms and conditions no less restrictive to the third party than the provisions contained in Safeco's confidentiality agreement with Liberty Mutual are to Liberty Mutual, so long as any information provided to the third party has already been provided or made available to Liberty Mutual or is provided or made available to Liberty Mutual substantially concurrent with the third party, and

o	participate in discussions or negotiations with the third party making the takeover proposal.

A "superior proposal" is any written takeover proposal (with all references to "20% or more" in the definition of takeover proposal being deemed to be references to "more than 50%") that the board of directors of Safeco determines in good faith (after consultation with its financial advisor and outside legal counsel) taking into account, among other things, all legal, financial and other aspects of the takeover proposal and the third party making the takeover proposal, is more favorable to Safeco shareholders than the transactions contemplated by the merger agreement (including any written offer by Liberty Mutual to amend the merger agreement that is received prior to the applicable determination by the Safeco board of directors that a superior proposal exists).

The merger agreement also provides that Safeco will, and will cause its subsidiaries, directors, officers and employees to, and use its reasonable best efforts to cause its other representatives to, immediately cease and terminate all existing discussions or negotiations with any third party conducted prior to the date of the merger agreement with respect to any takeover proposal.

Recommendation of the Safeco Board of Directors

The Safeco board of directors has agreed to recommend that Safeco shareholders vote in favor of approval of the merger agreement, which is referred to in this proxy statement as the Safeco board recommendation, and not to:

•	withdraw (or modify or qualify in a manner adverse to Liberty Mutual), the Safeco board recommendation;

•	fail to include the Safeco board recommendation in this proxy statement;

•
approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any takeover proposal (each of the actions set forth in this bullet point or in the two preceding bullet points is referred to in this proxy statement as a Safeco recommendation withdrawal) (provided that Safeco and Liberty Mutual have agreed that the provision of factual information by Safeco to Safeco shareholders will not constitute a Safeco recommendation withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the Safeco board recommendation); or

•
allow Safeco or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar contract (other than a confidentiality agreement in accordance with the terms of Safeco's no solicitation obligations) providing for, with respect to, or in connection with, any takeover proposal.

However, at any time prior to obtaining the requisite shareholder vote (as described under "– Conditions to the Completion of the Merger"), the Safeco board of directors may effect a Safeco recommendation withdrawal if the Safeco board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with the Safeco board of directors' fiduciary duties under applicable law; provided, however, that the Safeco board of directors may not make a Safeco recommendation withdrawal, unless:

•
if such Safeco recommendation withdrawal is not being made as a result of a superior proposal, Safeco provides Liberty Mutual with two business days prior written notice advising Liberty Mutual of the Safeco board of directors' intention to effect such Safeco recommendation withdrawal and specifying the reasons for the Safeco recommendation withdrawal; or

•
if such Safeco recommendation withdrawal is being made as a result of a superior proposal, Safeco provides Liberty Mutual with four business days prior written notice advising Liberty Mutual of the Safeco board of directors' intention to effect such Safeco recommendation withdrawal and specifying the reasons for the Safeco recommendation withdrawal as well as the material terms and conditions of any superior proposal (including the identity of the third party making the superior proposal and copies of all documents and correspondence evidencing the superior proposal), and, if requested by Liberty Mutual, negotiates in good faith with Liberty Mutual regarding any amendment to the merger agreement proposed in writing by Liberty Mutual during such four business day period, and the Safeco board of directors determines at the end of such four business day period, taking into account any changes to the terms and conditions of the merger agreement proposed by Liberty Mutual in response during the four business day period, that the takeover proposal in question continues to constitute (in the good faith judgment of the Safeco board of directors) a superior proposal.

Safeco Shareholders Meeting

Safeco has agreed to file this proxy statement with the SEC as promptly as practicable following the date of the merger agreement, to respond promptly to any comments of the SEC relating to this proxy statement and to cause the proxy statement to be mailed to Safeco shareholders as promptly as practicable following the date of the merger agreement.

The merger agreement requires Safeco to, in accordance with applicable law and the rules and regulations of the NYSE, convene a meeting of Safeco shareholders for the purpose of obtaining approval of the merger agreement.  Subject to certain exceptions described above (see "– Recommendation of the Safeco Board of Directors"), the Safeco board of directors has agreed to include the Safeco board recommendation in this proxy statement.  Safeco has further agreed that, unless the merger agreement is terminated by Safeco or Liberty Mutual in accordance with its terms, no Safeco recommendation withdrawal will limit or otherwise effect Safeco's ability to convene a meeting of Safeco shareholders for the purpose of obtaining approval of the merger agreement.  However, in the event of a Safeco recommendation withdrawal, Safeco and Liberty Mutual have agreed that this proxy statement and all accompanying materials may include appropriate disclosure with respect to the Safeco recommendation withdrawal.

Safeco and Liberty Mutual have also agreed that Safeco may delay or postpone convening the meeting of Safeco shareholders for the purpose of obtaining approval of the merger agreement if in the good faith judgment of the Safeco board of directors, after consultation with its outside legal advisors, such delay or postponement is consistent with its fiduciary duties under applicable law.

Employee Matters

Liberty Mutual and Safeco have agreed in the merger agreement that, until the second anniversary of the effective time, Safeco, as the surviving corporation in the merger, will provide or will cause to be provided to affected employees, compensation (including base salary, bonus and other cash-based incentive compensation and the value of equity-based incentive compensation) and employee benefits that in the aggregate are not any less favorable than the compensation and employee benefits provided to the affected employees by Safeco or its subsidiaries immediately prior to the date of the merger agreement (excluding, subject to certain exceptions, retiree medical benefits).  Following the effective time, however, affected employees will not participate in stock-based compensation plans or programs.

Any affected employee who terminates employment during the period beginning with the effective time of the merger and ending on the second anniversary of the effective time shall be entitled to severance pay and benefits no less favorable than the severance pay and benefits such employee would have been entitled to pursuant to Safeco's severance plans and arrangements that were disclosed in connection with the merger agreement had such termination of employment occurred immediately prior to the effective time.

In connection with providing the agreed-upon employee benefits and subject to certain exceptions, Safeco, as the surviving corporation in the merger, will waive applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan (except for short- and long- term disability plans of the surviving corporation and its subsidiaries after the merger, although prior service will be recognized for purposes of meeting the time requirements in those plans' pre-existing condition exclusions), and give credit for co-payments and deductibles paid prior to the effective time of the merger, to the extent that such credit was given under the analogous Safeco benefit plan.

Liberty Mutual and Safeco have also agreed that Safeco, as the surviving corporation in the merger, subject to the exceptions in the following two sentences, will recognize prior service for purposes of eligibility to participate, vesting and level of benefits, to the extent such service was recognized under the analogous Safeco benefit plan in which an affected employee participated prior to the effective time.  The surviving corporation is not obligated to provide credit for prior service for benefit accrual purposes under any defined benefit pension plan or levels of  benefits or entitlement to eligibility or coverage under any post-retirement medical plan.  In addition, none of the benefits described in this paragraph will apply if they would result in any duplication of benefits for the same period of service.  With respect to any medical plan of the surviving corporation which provides post-retirement coverage (other than Safeco benefit plans in which an affected employee participated prior to the effective time), the surviving corporation will recognize service only for periods of an employee's service with the surviving corporation or its subsidiaries after the effective time except that service prior to the effective time shall be credited to certain persons that are eligible to participate in the retiree health and life insurance program (such persons will be referred to as "eligible persons") with respect to Liberty Mutual's or its affiliates' pre- and post-age 65 retiree health program and life insurance. To the extent an eligible person is or would become entitled to cost sharing under the Safeco retiree program, cost sharing will be provided under Liberty Mutual's retiree program to allow for a substantially comparable benefit.

With respect to post-retirement health program and life insurance coverage, eligible persons include individuals who retired from Safeco on or after January 1, 2004 with ten or more years of service and current employees who retire on or after the effective time of the merger who:

•
(1) were hired by Safeco prior to January 1, 2004, (2) were age 36 or older as of December 31, 2004, (3) were or are, as the case may be, age 55 or older on the applicable retirement date, (4) have years of service at retirement from Safeco and are an age that total at least 75 and (5) were or are a participant in Safeco's medical plan on the applicable retirement date; or

•	are former employees of American States Insurance Company who were age 50 or older on December 31, 1998 and had or have at least 10 years of service on the applicable retirement date.

These retiree medical and life insurance benefits may be terminated or modified by Liberty Mutual or its affiliates following the effective time so long as such changes are applied in a consistent manner to the covered Safeco group and to eligible Liberty Mutual retirees.

Liberty Mutual and Safeco have also agreed in the merger agreement that, if and to the extent not paid by Safeco prior to the closing of the merger, Liberty Mutual will, or will cause Safeco, as the surviving corporation in the merger, to pay to each person who, as of immediately prior to the closing, was eligible to and participated in the Safeco Leadership Performance Plan, Safeco Sales Incentive Plan, Safeco Surety Plan or Safeco Success Sharing Plan, the amount that would have been payable to such Safeco employee for the performance period ending December 31, 2008, determined as if all Safeco, individual and other performance targets established under such plan in respect of such period were achieved at target, prorated for the performance period beginning January 1, 2008 and ending on the closing date of the merger.

Safeco is permitted under the merger agreement to adopt a retention plan to retain employees during the period leading up to the completion of the merger and for a specified period thereafter, the terms of which have been agreed between Safeco and Liberty Mutual.

In addition, Liberty Mutual will cause the surviving corporation or any successor to honor each employment, change in control, severance and termination protection plan or agreement between Safeco or any of its subsidiaries and any officer, director or employee as in effect on April 23, 2008, all obligations in effect as of the effective time under any equity-based, bonus, bonus deferral and vacation plans, programs or agreements of Safeco or any of its subsidiaries and all obligations in effect as of the effective time pursuant to outstanding retention or equity-based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of Safeco or any of its subsidiaries.

Liberty Mutual and Safeco have agreed that none of the above-described employee benefits provisions will be treated as an amendment or modification of any Safeco benefit plan, or, subject to Liberty Mutual's and the surviving corporation's obligations under the merger agreement, will limit the right of Liberty Mutual or the surviving corporation or its subsidiaries to amend, terminate or otherwise modify any Safeco benefit plan after the closing date.

Indemnification and Insurance

The merger agreement provides that, following the completion of the merger, Liberty Mutual will, and will cause the surviving corporation to, indemnify and hold harmless (and advance expenses, provided the person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined that such person is not entitled to indemnification), to the fullest extent permitted by law (including to the fullest extent authorized or permitted by any amendments to or replacements of the WBCA adopted after the date of the merger agreement that increase the extent to which a corporation may indemnify its officers and directors), the indemnified parties against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the effective time.

The surviving corporation will, and Liberty Mutual will cause the surviving corporation to, either (1) continue to maintain in effect for six years from the effective time directors' and officers' liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the indemnified parties as Safeco's currently existing directors' and officers' liability insurance and fiduciary liability insurance, or (2) purchase a six year extended reporting period endorsement with respect to the currently existing directors' and officers' liability insurance and fiduciary liability insurance and maintain this endorsement in full force and effect for its full term.
Liberty Mutual and the surviving corporation will not be required to spend for any such policies an annual premium (measured for an extended reporting period endorsement by reference to 1/6th of the premium paid therefor) in excess of 300% of the annual premiums currently paid by Safeco for such insurance at the date of the merger agreement.

The articles of incorporation and bylaws of the surviving corporation will include provisions for indemnification, advancement of expenses and exculpation of the indemnified parties on the same basis as the articles of incorporation and bylaws of Safeco in effect as of the date of the merger agreement.  Liberty Mutual has agreed to cause Safeco, as the surviving corporation in the merger, to maintain the provisions in its articles of incorporation and bylaws providing for indemnification, advancement of expenses and exculpation of the indemnified parties, to the fullest extent permitted by law, with respect to any facts or circumstances occurring prior to the effective time.  In addition, Liberty Mutual and Safeco, as the surviving corporation in the merger, have agreed not to amend, modify, limit or terminate the advancement of expenses, exculpation and indemnification provisions of (1) certain agreements between Safeco and the indemnified parties in effect as of the date of the merger agreement or (2) the articles of incorporation and bylaws of the surviving corporation.

Under the merger agreement, the indemnified parties are third party beneficiaries of the provisions described above under "–Indemnification and Insurance" and are entitled to enforce these provisions.  If an indemnified party makes a claim for indemnification or advancement of expenses under these provisions that is denied by Liberty Mutual or Safeco, as the surviving corporation in the merger, and a court determines that the indemnified party is entitled to such indemnification, then Liberty Mutual or Safeco, as the surviving corporation in the merger, will pay the indemnified party's costs and expenses incurred in pursuing such claim against Liberty Mutual and/or Safeco, as the surviving corporation in the merger.

Charitable Contributions

Liberty Mutual has agreed to cause Safeco, as the surviving corporation in the merger, to honor and fulfill all charitable and community commitments made by Safeco and its subsidiaries prior to the date of the merger agreement.  Liberty Mutual has also agreed to support the Safeco Insurance Foundation in engaging in charitable and community giving and other charitable and community activities in a manner consistent with that undertaken by the Safeco Insurance Foundation prior to the date of merger agreement (including by honoring and fulfilling all charitable and community commitments made by the Safeco Insurance Foundation prior to the date of the merger agreement), provided that any additional contributions by Liberty Mutual to the Safeco Insurance Foundation following the effective time will be made in a manner consistent with Liberty Mutual's charitable giving policies.

"Safeco" Trademark and Branding

After the effective time, Liberty Mutual intends to use the "Safeco" trademark in association with the personal lines products and services of Liberty Mutual's Agency Market business.  Furthermore, for a period of at least five years following the effective time, Liberty Mutual will or will cause Safeco, as the surviving corporation in the merger, to retain agreed upon "Safeco" branding and naming rights in the state of Washington, including with respect to the naming of Safeco Field.

Principal Executive Offices of the Surviving Corporation

Liberty Mutual has acknowledged its intention to maintain the principal executive offices of Safeco, as the surviving corporation in the merger, in Seattle, Washington following the effective time.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Liberty Mutual and Safeco in the preparation of the proxy statement, cooperation in the preparation and filing of documents regarding any transfer or similar taxes payable in connection with the merger, public announcements regarding the merger, sharing of notifications from governmental entities in connection with the merger, efforts to render anti-takeover laws inapplicable, actions necessary to delist the shares from the NYSE, steps reasonably necessary to cause dispositions of the equity securities of Safeco to be exempt under Rule 16b-3 of the Exchange Act, and retention of Safeco's agency force.

Conditions to the Completion of the Merger

The respective obligations of each of the parties to complete the merger are subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•
approval of the merger agreement by the affirmative vote of at least two-thirds of the votes entitled to be cast by all Safeco shareholders at a meeting at which a quorum is present, which is referred to in this proxy statement as the requisite shareholder vote;

•	expiration or termination of the applicable waiting period under the HSR Act;

•
certain specified approvals or filings under all applicable state laws regulating the business of insurance shall have been obtained or filed without any conditions or restrictions that would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect; and

•
the absence of any law, temporary restraining order, preliminary or permanent injunction, or other order issued by a court in the U.S. or other U.S. governmental entity of competent jurisdiction that has the effect of making the merger illegal or otherwise prohibiting the completion of the merger, so long as any party asserting this condition shall have used its reasonable best efforts to prevent the entry of any such temporary restraining order, injunction or other order, including taking any and all actions required to be taken by it under the merger agreement, and to appeal any temporary restraining order, injunction or other order that may be entered.

The obligations of Liberty Mutual and Merger Sub to complete the merger are also subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•
Safeco's representation that there has been no material adverse effect on Safeco since December 31, 2007 shall be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made on and as of the closing date;

•
all of Safeco's other representations and warranties, disregarding all qualifications or limitations therein relating to materiality or material adverse effect, shall be true and correct (both when made and at and as of the closing date of the merger, provided that representations and warranties that speak as of a specified date will be determined as of that date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Safeco;

•	Safeco shall have performed in all material respects all of its obligations required to be performed under the merger agreement, at or prior to the closing of the merger; and

•
the absence of any material suit, action or proceeding by any U.S. governmental entity of competent jurisdiction challenging the acquisition by Liberty Mutual or Merger Sub of shares of Safeco common stock, seeking to restrain or prohibit the completion of the merger, or seeking to prohibit or limit the ownership or operation by Safeco or any of its subsidiaries or by Liberty

Mutual or any of its subsidiaries of any material portion of any business or assets of Safeco and its subsidiaries, taken as a whole, or Liberty Mutual and its subsidiaries, taken as a whole, where such prohibition or limitation would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect.

The obligation of Safeco to complete the merger is also subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions:

•
all of Liberty Mutual's and Merger Sub's representations and warranties, disregarding all qualifications or limitations therein relating to materiality or material adverse effect, shall be true and correct (both when made and at and as of the closing date of the merger, provided that representations and warranties that speak as of a specified date will be determined as of that date), except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Liberty Mutual; and

•
each of Liberty Mutual and Merger Sub shall have performed in all material respects all of its obligations required to be performed under the merger agreement, at or prior to the closing of the merger.

Neither Safeco nor Liberty Mutual nor Merger Sub may fail to complete the merger because any condition to closing has not been satisfied, if a principal cause of such failure was such party's failure to act in good faith or to use its reasonable best efforts to complete the merger in accordance with its obligations under the merger agreement.

Expenses

Liberty Mutual and Safeco have agreed that, whether or not the merger is completed, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the effective time, whether before or after the receipt of the requisite shareholder vote, under the following circumstances:

•	by mutual written consent of Safeco and Liberty Mutual;

•	by either Safeco or Liberty Mutual, if:

o
the merger has not been completed by November 15, 2008 (which date may be extended to December 31, 2008, by either Safeco or Liberty Mutual, under certain circumstances, if either party notifies the other  before November 15, 2008 of its election to extend) (such date, after giving effect to any extensions under the terms of the merger agreement is referred to in this proxy statement as the outside date); provided that the right to extend the outside date or terminate the merger agreement on this basis will not be available to (1) Safeco if it breaches any of its obligations relating to holding a meeting of Safeco shareholders for the purpose of obtaining the requisite shareholder vote, the Safeco board recommendation or no solicitation or other actions relating to takeover proposals or (2) either Safeco or Liberty Mutual if such party's failure to act in good faith or use its reasonable best efforts to consummate the transactions contemplated by the merger agreement in accordance with its obligations under the merger agreement is a principal cause of the failure of the merger to be completed by November 15, 2008;

o
any governmental entity in the U.S. of competent jurisdiction issues a final, non-appealable order, injunction, or judgment or takes any other final, non-appealable action restraining, enjoining or otherwise prohibiting the merger; provided that the right to terminate the merger agreement on this basis will not be available to either Safeco or Liberty Mutual if such party's failure to act in good faith or use its reasonable best efforts to consummate the transactions contemplated by the merger agreement in accordance with its obligations under the merger agreement is a principal cause for the application or imposition of such order, injunction or judgment; or

o	the requisite shareholder vote is not obtained at the annual meeting or any adjournment or postponement of such meeting.

•	by Liberty Mutual, if:

o
Safeco has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach cannot be cured by the outside date or has not been cured within 45 days notice and such breach would result in the failure of any of the closing conditions for the benefit of Liberty Mutual and Merger Sub; provided that Liberty Mutual will not have a right to terminate the merger agreement on this basis if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

o
prior to Safeco shareholders voting on the proposal to approve the merger agreement at the annual meeting or any postponement or adjournment thereof, (1) the Safeco board of directors effects a Safeco recommendation withdrawal or (2) Safeco materially breaches its obligation to hold a meeting of Safeco shareholders to vote on the proposal to approve the merger agreement, its no solicitation obligations under the merger agreement, its obligations relating to the Safeco board recommendation under the merger agreement or its notice and other obligations to Liberty Mutual in connection with a Safeco recommendation withdrawal or Safeco's termination of the merger agreement to accept a superior proposal (excluding in each case inadvertent breaches which are capable of being cured and that are cured within three business days of the receipt of notice of such breach); provided that Liberty Mutual's right to terminate the merger agreement on the basis of a recommendation withdrawal (other than in connection with a Safeco recommendation withdrawal as a result of a superior proposal), will terminate ten business days after such Safeco recommendation withdrawal.

•	by Safeco:

o
if Liberty Mutual or Merger Sub has breached or failed to perform any of their representations, warranties, covenants or agreements contained in the merger agreement, which breach cannot be cured by the outside date or has not been cured within 45 days notice and such breach would result in the failure of any of the closing conditions for the benefit of Safeco; provided that Safeco will not have a right to terminate the merger agreement on this basis if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

o
prior to obtaining the requisite shareholder vote, in order to enter into a definitive agreement with respect to a superior proposal (as described under "The Merger Agreement – No Solicitation by Safeco"), provided that in order to terminate on this basis (1) Safeco must notify Liberty Mutual in writing of its intention to terminate and the material terms and conditions of the superior proposal (including the identity of the third party making the superior proposal and copies of all documents and correspondence evidencing the superior proposal) no less than four business days before such termination, and must, if requested by Liberty Mutual, negotiate in good faith with Liberty Mutual regarding any amendment to the merger agreement proposed in writing by Liberty Mutual during such four business day period and (2) the Safeco board of directors must determine at the end of such four business day period, taking into account any changes to the terms and conditions of the merger agreement proposed by Liberty Mutual in response during the four business day period, that the takeover proposal in question continues to constitute (in the good faith judgment of the Safeco board of directors) a superior proposal.

Any termination by Liberty Mutual is also an effective termination by Merger Sub.

Termination Fee

Safeco is required to pay Liberty Mutual a termination fee of $182,500,000 if the merger agreement is terminated under the following circumstances, such payment to be made prior to and as a condition to such termination in the case of the third bullet below, on the second business day following termination in the case of the fifth bullet below, or upon entry into a definitive agreement with respect to or completion of a takeover proposal in the case of the first, second and fourth bullets below:

•
if Liberty Mutual terminates the merger agreement because the merger is not completed by the outside date and (1) at any time after April 23, 2008 a takeover proposal is publicly proposed or announced and is not irrevocably withdrawn prior to such termination (provided that a takeover proposal will not be considered to have been irrevocably withdrawn by the third party making such takeover proposal if within twelve months of such termination Safeco or any of its subsidiaries has entered into a definitive agreement with respect to, or has completed, a takeover proposal with such third party), and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, a takeover proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets;

•
if either Safeco or Liberty Mutual terminates the merger agreement because the requisite shareholder vote is not obtained at the annual meeting or any postponement or adjournment thereof and (1) at any time after April 23, 2008 a takeover proposal is publicly proposed or announced and is not irrevocably withdrawn as of the time of such meeting (provided that a takeover proposal will not be considered to have been irrevocably withdrawn by the third party making such takeover proposal if within twelve months of such meeting Safeco or any of its subsidiaries has entered into a definitive agreement with respect to, or has completed, a takeover proposal with such third party), and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, a takeover proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets;

•	if Safeco terminates the merger agreement to accept a superior proposal;

•
if Liberty Mutual terminates the merger agreement because of a Safeco breach or failure to perform any of its representations, warranties covenants or agreements contained in the merger agreement and (1) at any time after April 23, 2008 a takeover proposal is publicly proposed or announced and is not irrevocably withdrawn prior to the breach or failure to perform giving rise to such termination (provided that a takeover proposal will not be considered to have been irrevocably withdrawn by the third party making such takeover proposal if within twelve months of such termination Safeco or any of its subsidiaries has entered into a definitive agreement with respect to, or has completed, a takeover proposal with such third party), and (2) within twelve months after the date of such termination, Safeco enters into a definitive agreement with any third party with respect to, or completes, a takeover proposal with respect to more than 50% of Safeco's equity securities or more than 50% of Safeco's and its subsidiaries' net income or total assets; or

•	if Liberty Mutual terminates the merger agreement because the Safeco board of directors has effected a Safeco recommendation withdrawal.

Safeco and Liberty Mutual have agreed that in no event shall Safeco be required to pay the termination fee on more than one occasion.  If Liberty Mutual receives the termination fee from Safeco, such payment shall be the sole and exclusive remedy of Liberty Mutual and Merger Sub against Safeco and its subsidiaries and any of their respective former, current or future officers, directors, partners, shareholders, managers, members or affiliates.  If Liberty Mutual or Merger Sub receives any payments from Safeco in respect of any breach of the merger agreement, and thereafter Liberty Mutual is entitled to receive the termination fee, the amount of such termination fee shall be reduced by the aggregate amount of any payments made by Safeco to Liberty Mutual or Merger Sub in respect of any such breaches of the merger agreement.

Governing Law

The merger agreement is governed by the laws of the state of New York and provides that any litigation relating to the merger agreement or the transactions contemplated by the merger agreement will be maintained in New York state courts and federal courts located in New York.

Amendments, Extensions and Waivers of the Merger Agreement; No Third Party Beneficiaries

Liberty Mutual and Safeco have agreed that the merger agreement may be amended by the parties, as authorized by their respective boards of directors, at any time before the requisite shareholder vote is obtained.  After the requisite shareholder vote is obtained, no amendment may be made to the merger agreement without the approval of Safeco shareholders, if such approval is required by law or under rules of the NYSE.

The parties have also agreed that, prior to the effective time, with the authorization of their respective boards of directors, the parties will be allowed, to the extent permitted by law, to extend the time for the performance of any of the obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the agreements or conditions contained in the merger agreement.

Except for the provisions described above under "—Indemnification and Insurance," to which the persons referenced therein are third party beneficiaries, Safeco is the only person with the right to enforce the covenants and obligations of Liberty Mutual under the merger agreement.  Liberty Mutual is the only person with the right to enforce the covenants and obligations of Safeco under the merger agreement.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth information, as of May 1, 2008, regarding the beneficial ownership of Safeco common stock and stock units by Safeco's directors, Chief Executive Officer, Chief Financial Officer and Safeco's three other most highly compensated executive officers for 2007, and all of our directors and executive officers as a group.

Name	Number of Shares Beneficially Owned and Nature of Beneficial Ownership(1)	Number of Shares Acquirable Within 60 Days(2)	Number of Stock Units Held(3)	Percent of Class
Joseph W. Brown	20,000	26,500	12,379	*
Arthur Chong	10,802	0	0	*
Robert S. Cline	7,000	19,825	40	*
Peter L.S. Currie	0	4,325	0	*
Maria S. Eitel	0	4,325	0	*
Joshua Green III(4)	2,547,432	19,825	5,573	2.86
John S. Hamlin	0	2,500	0	*
Ross J. Kari	5,604	4,885	0	*
Kerry Killinger	0	11,825	7,458	*
Gary F. Locke	0	6,825	0	*
Gerardo I. Lopez	0	0	0	*
R. Eric Martinez, Jr.	0	12,589	0	*
Allie R. Mysliwy**	48,559	0	3,683	*
William G. Reed, Jr.(5)	175,749	11,825	0	*
Paula Rosput Reynolds	36,496	0	1,453	*
Charles R. Rinehart	0	1,825	51	*
Judith M. Runstad	9,000	19,825	0	*
All directors and executive officers as a group as of May 1, 2008 (20 persons; does not include Mr. Mysliwy**)	2,822,883	168,589	26,954	3.36

             _____________________

*	Total beneficial ownership of our outstanding common stock (including shares subject to stock options that may be exercised within 60 days) is less than 1%.

**	Mr. Mysliwy resigned as an executive officer of Safeco effective December 31, 2007.

(1)
These numbers include shares allocated to executives' accounts under the 401(k) Plan's Safeco Stock Ownership Fund.  Share numbers do not include restricted stock right (RSR) holdings that have not yet settled.

(2)
Amounts include shares that may be purchased within 60 days by exercise of options granted under Safeco's LTIP.  Amounts also include RSR holdings that have vested, but have not yet settled, including directors' annual grants of RSRs, which settle to the extent vested when the director leaves the Safeco board of directors.  The amounts reflect the following RSR holdings that have vested but have not settled: 15,000 RSRs for Mr. Brown, 10,000 RSRs for Mr. Cline, 2,500 RSRs for Mr. Currie, 10,000 RSRs for Mr. Green, 10,000 RSRs for Mr. Killinger, 5,000 RSRs for Mr. Locke, 10,000 RSRs for Mr. Reed and 10,000 RSRs for Ms. Runstad.

(3)
These numbers represent share equivalents to stock units acquired under Safeco's Deferred Compensation and Supplemental Benefit Plan for Executives and Safeco's Deferred Compensation Plan for Directors.  All non-employee directors may choose to defer all or part of their compensation into a stock fund and other measurement funds that track our 401(k) Plan investments. Our executive officers also may choose to defer all or part of their cash compensation and settlement of RSRs granted under Safeco's LTIP into the stock fund.  The stock fund is a measurement fund that ties credited earnings to the performance of the Safeco Stock Ownership Fund.

(4)
Represents 2,546,832 shares owned by the Joshua Green Corporation, a corporation in which Mr. Green has a substantial interest and with respect to which Mr. Green exercises voting and investment power, and 600 shares owned by his spouse. 607,202 of the shares owned by the Joshua Green Corporation have been pledged as security for a line of credit.

(5)
Includes 7,772 shares owned by Mr. Reed's spouse and 5,000 shares owned by a charitable foundation for which Mr. Reed has sole voting and investment power. Mr. Reed disclaims any beneficial interest in the shares owned by the charitable foundation.

Principal Holders of Safeco Common Stock

The following table sets forth information, as of December 31, 2007, regarding the beneficial ownership of Safeco common stock by those Safeco shareholders who, to Safeco's knowledge, beneficially owned more than 5% of our outstanding common stock as of such date:

Name/Address	Number of Shares Beneficially Owned	Percent of Shares Outstanding
LSV Asset Management 1 N. Wacker Drive, Suite 4000 Chicago, IL 60606	5,144,105	5.35%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,421,777	6.04%

The information about LSV Asset Management is based on a Schedule 13G which that firm filed on February 12, 2008. LSV Asset Management reports that at December 31, 2007, it had sole dispositive power and sole voting power with respect to 5,144,105 shares of Safeco common stock.

The information about The Vanguard Group, Inc. is based on a Schedule 13G/A which that firm filed on February 27, 2008. The Vanguard Group, Inc. reports that at December 31, 2007, it had sole dispositive power with respect to 5,421,777 shares of Safeco common stock. It also reports it had sole voting power with respect to 104,816 shares of Safeco common stock. According to the Schedule 13G/A, Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., beneficially owned and directed voting of 36,660 of these shares of Safeco common stock.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 2:  ELECTION OF DIRECTORS

The Safeco board of directors consists of 12 directors.

For election purposes, the Safeco board of directors is divided into three classes.  Each class serves a different three year term, such that one of the three classes stands for election each year.  Our Bylaws state that each class must consist, as nearly as possible, of one-third of the total number of directors.  Subsequent to our 2007 annual meeting, we named one new director: Gerardo I. Lopez. In 2008, Class I is up for election, including Mr. Brown, Mr. Killinger, Mr. Locke and Mr. Rinehart. Mr. Lopez was assigned to Class III. Generally, Class III directors will be up for election in 2010. Under the WBCA, the terms of directors who are appointed to fill vacancies during the year expire at the next shareholder meeting at which directors are elected.

Accordingly, at the annual meeting, shareholders will vote on four nominees to serve a three year term as Class I directors.  If elected, their term will end at the 2011 annual meeting, or later, if more time is necessary to elect and qualify their successors.  In addition, Safeco shareholders will vote on one nominee, Mr. Lopez, to serve a two year term as a Class III director.  If elected, his term will end at the 2010 annual meeting, or later if more time is necessary to elect and qualify his successor.  Under our Articles, a shareholder may vote each share held for each director position only once per election; in other words, the Articles do not provide for cumulative voting.  In addition, under a recent amendment to our Bylaws and consistent with the WBCA, director nominees must receive more votes in favor than withheld to be elected directors.  The hold-over term of office for an incumbent director who fails to receive more votes in favor than withheld shall be the earlier of (1) 90 days after the voting results are determined or (2) the date on which the Board of Directors selects a replacement director.

If the merger is completed, the Safeco board of directors following the completion of the merger will be composed of the directors of Merger Sub at the effective time of the merger and all directors of Safeco immediately prior to the completion of the merger will cease to be Safeco directors as of the time of the completion of the merger.

2008 Nominees for Director

Class I Term if Elected: Through 2011 Annual Meeting

Joseph W. Brown, 59, has been one of our directors since 2001.  He served as Non-Executive Chairman of the Board from January 2006 to May 7, 2008.  Mr. Brown has served as Chairman and Chief Executive Officer of MBIA Inc., a financial services company, since February 2008.  Previously, he was MBIA's Chairman from 1999 to May 2007 and was MBIA's Chief Executive Officer from 1999 to May 2004. Before joining MBIA, he was Chairman, President and Chief Executive Officer of Talegen Holdings, Inc., formerly the insurance holdings operation of Xerox Corporation, from 1992 through 1998. Before joining Talegen, Mr. Brown was President and Chief Executive Officer of Fireman's Fund Insurance Company.

Kerry Killinger, 58, has been one of our directors since January 2003. Mr. Killinger is the Chairman and Chief Executive Officer of Washington Mutual, Inc., a financial services company, and served as that company's President from 1988 through January 2005.  He began serving as a director of that company in 1988, as its Chief Executive Officer in 1990, and as its Chairman of the Board of Directors in 1991.

Gary F. Locke, 58, has been one of our directors since February 2005. Mr. Locke is a Partner at the Seattle law firm of Davis Wright Tremaine LLP.  Mr. Locke served as the Governor of Washington State from 1997 to 2005. From 1994 to 1997 he served as the chief executive of King County in Washington State.  He was elected to the Washington State House of Representatives in 1982, where he served on the House Judiciary and Appropriations Committees, in his final five years as Chair of the House Appropriations Committee.

 Charles R. Rinehart, 61, has been one of our directors since March 2007.  Mr. Rinehart is the former Chairman and Chief Executive Officer of H.F. Ahmanson & Company, formerly a savings and loan association, until 1998, serving as President and Chief Operating Officer from 1989 to 1993.  Before joining H.F. Ahmanson, he was President and Chief Operating Officer of AVCO Financial Services in 1983, becoming its President and Chief Executive Officer in 1985.  Before joining AVCO, Mr. Rinehart was Executive Vice President of Fireman's Fund Insurance Company. He is also the chairman of the board of VeriFone Holdings, Inc., a company that automates transactions among consumers, merchants and financial institutions.

Class III Term if Elected: Through 2010 Annual Meeting

Gerardo I. Lopez, 48, joined the Safeco board of directors in January 2008. Mr. Lopez is President of Global Consumer Products and Food Services Group for Starbucks Corporation, a specialty coffee roaster and retailer.  He is also Chief Executive for Starbucks' Seattle's Best Coffee retail operation.  Previously, he was President of Handleman Entertainment Resources, the world's largest distributor of pre-recorded music. Lopez also has served as President of International Home Foods and has had top roles with brand leaders including Frito-Lay, Pepsi-Cola Company and Procter & Gamble.

The Safeco board of directors unanimously recommends that you vote "FOR" each of the above Class I and Class III director nominees.

Continuing Directors

Class II—Term Expires at 2009 Annual Meeting

Joshua Green III, 71, has been one of our directors since 1981.  Mr. Green is Chairman of the Joshua Green Corporation, a family investment firm, and Chairman of its wholly-owned subsidiary, Far Bank Enterprises, Inc., a manufacturing company.  He also served as Chief Executive Officer of the Joshua Green Corporation from 1984 until May 2007.

Peter L.S. Currie, 51, has been one of our directors since July 2005.  Mr. Currie is President of Currie Capital LLC, a private investment firm. Previously he was a Managing Member of General Atlantic LLC, a worldwide private equity investment company where he continues to serve as special advisor.  Before joining General Atlantic, Mr. Currie was a Partner and Co-Founder of The Barksdale Group, an early-stage venture capital firm. Mr. Currie also served as Executive Vice President and Chief Administrative Officer of Netscape Communications and Executive Vice President and Chief Financial Officer of McCaw Cellular Communications, Inc.  Mr. Currie serves on the boards of CNET Networks, Inc., an interactive media company, Sun Microsystems, Inc., a company that provides products and services for network computing, and Clearwire Corporation, a provider of wireless high-speed Internet services.

William G. Reed, Jr., 69, has been one of our directors since 1974 and served as our Lead Director from May 2000 until the 2004 annual meeting. Mr. Reed was Chairman of the Board of Directors of Safeco from January 30, 2001 until January 1, 2003, and served as our Acting Chairman and Acting Chief Executive Officer for a one-month period from January 1, 2001 through January 30, 2001.  Mr. Reed was the Chairman of Simpson Investment Company, a private forest products holding company, until his retirement in 1996.  He is also a director of PACCAR Inc., a truck manufacturing company, and Washington Mutual, Inc., a financial services company, and its subsidiary, Washington Mutual Bank.

Judith M. Runstad, 63, has been one of our directors since 1990.  Mrs. Runstad has been Of Counsel to the Seattle law firm Foster Pepper PLLC since 1998 and was a Partner with that firm from 1978 to 1998.  She is also a director of Wells Fargo & Company, a diversified financial services company, and Potlatch Corporation, a real estate investment trust.

Class III—Term Expires at 2010 Annual Meeting

Robert S. Cline, 70, has been one of our directors since 1992 and was appointed Non-Executive Lead Director on May 7, 2008.  Mr. Cline was Chairman of the Board of Directors and Chief Executive Officer of Airborne, Inc., an air freight carrier, from 1984 until his retirement in May 2002.  He is also a director of Esterline Technologies Corp., an aerospace technology company.

John S. Hamlin, 43, joined the Safeco board of directors in November 2006.  Mr. Hamlin is President and Managing Partner of Bozeman Limited Partnership, an Austin-based private equity firm.  Previously, Mr. Hamlin was Senior Vice President of Dell Inc.'s Online Business and Global Brand Marketing until February 2007, serving as Senior Vice President of Dell's U.S. consumer business from 2000 to 2005.  He joined Dell in 1996 and has held a variety of marketing and operations positions both in the U.S. and Japan.  He previously worked in the venture capital field and served as a Strategic Consultant at Bain & Company for six years.

Paula Rosput Reynolds, 51, was appointed Safeco's President and Chief Executive Officer and a director of Safeco, effective January 1, 2006 and Board Chair effective May 7, 2008.  Previously Ms. Reynolds was Chairman, President and Chief Executive Officer of AGL Resources, an Atlanta-based energy services holding company that includes six natural gas utility companies, wholesale services and energy investments.  Appointed as AGL Resources' CEO in August 2000 and as its Chairman in February 2002, she previously served as President of one of AGL Resources' principal subsidiaries, Atlanta Gas Light Company, from 1998-2000.  Ms. Reynolds earlier served as President and CEO of Houston-based Duke Energy North America, which operated power-generating facilities across the United States, and as Senior Vice President of Pacific Gas Transmission Company.  Ms. Reynolds also serves on the boards of Delta Air Lines, an air transportation carrier, and Anadarko Petroleum Corporation, an oil and natural gas company.

BOARD ATTENDANCE AND BOARD COMMITTEES

The Safeco board of directors met eleven times during 2007.  During the year, all of our directors attended 75% or more of the board meetings and meetings of the committees on which they served.

The Safeco board of directors has four standing committees:  Finance, Audit, Compensation, and Nominating/Governance.  The Finance Committee has general oversight and supervision over Safeco's finances, investments and major acquisitions and divestitures.  You can read more about the functions of the Audit Committee starting on page 88, the Compensation Committee starting on page 127, and the Nominating/Governance Committee starting on page 86.

Our board committees meet at least quarterly and otherwise as appropriate; they also may act by unanimous written consent.  Here is a table showing board committee assignments as of 2007 and how many times each of the committees met in 2007.

Name	Audit	Compensation	Finance	Nominating/ Governance
Joseph W. Brown, Non-Executive Chair**
Robert S. Cline	X*	X		X
Peter L.S. Currie***	X			X
Maria S. Eitel****		X		X
Joshua Green III	X		X	X*
John S. Hamlin	X
Kerry Killinger		X*	X
Gary F. Locke			X
Gerardo Lopez	X
Paula Rosput Reynolds			X
William G. Reed, Jr.		X	X*	X
Charles R. Rinehart	X
Judith M. Runstad				X*
Total Meetings in 2007	6	7	4	5

                 ____________________
*	Committee Chair.

**	Mr. Brown served as Non-Executive Chairman of the Board until May 7, 2008, at that time Paula Rosput Reynolds was appointed Board Chair. Mr. Brown joined the Compensation Committee.

***	Mr. Currie assumed the position of Audit Committee Chair on May 7, 2008 and Mr. Cline became our Non-Executive Lead Director on that date.

****	Ms. Eitel resigned as a member of the Safeco board of directors effective May 7, 2008.

CORPORATE GOVERNANCE PRACTICES

Safeco is strongly committed to good corporate governance policies and practices.  Our Corporate Governance Guidelines, our Director Independence Policy and the charters of our board committees are publicly available at www.safeco.com/governance and are also available in print to any Safeco shareholder upon request.  We describe our principal corporate governance practices and policies below.

Size and Composition of the Board of Directors

Our Bylaws provide that the number of directors will be set from time to time by resolution of the Safeco board of directors.  The Safeco board of directors presently has thirteen members.  Our Corporate Governance Guidelines require that a majority of the board consist of independent directors.  A director is independent for this purpose when the board affirmatively determines that he or she has no material relationship with Safeco, other than as a director.  This determination is made in accordance with our Director Independence Policy, which is consistent with the NYSE and SEC rules.

The Nominating/Governance Committee is responsible for reviewing with the Safeco board of directors annually the appropriate criteria and standards for determining director independence under our Director Independence Policy.  In accordance with the applicable NYSE rules, the Safeco board of directors adopted categories of relationships in our Director Independence Policy that are deemed to impair a director's independence. Accordingly, our Director Independence Policy provides that a director will not be considered to be independent if he or she has one or more of the following categories of relationships with Safeco:

•
The director is currently employed or has been employed by Safeco within the last three years (employment as an interim Chairman or CEO will not disqualify a director from being considered as an independent director), or an immediate family member is, or has been within the last three years, an executive officer of Safeco.

•
The director or an immediate family member is a current partner of a firm that is Safeco's internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and worked on Safeco's audit within that time.

•
The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Safeco's present executive officers at the same time serves or served on that company's compensation committee.

•
The director has received, or has an immediate family member who has received from Safeco in excess of $100,000 in direct compensation during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service, payments arising solely from investments in Safeco's securities, compensation paid to an immediate family member who is a non-executive employee of Safeco or benefits under a tax-qualified retirement plan or non-discretionary compensation.

•
The director is a current employee, or an immediate family member is a current executive officer, of a company to which Safeco made, or from which Safeco received, payments for property or services (other than those arising solely from investments in Safeco's securities or payments under non-discretionary charitable contribution matching programs) in an amount which, in any of the last three fiscal years, exceeded 2% of such other company's consolidated gross revenues, or $1,000,000, whichever is more.  Both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year.

On January 30, 2008, the Safeco board of directors reviewed the employment, business, charitable and other relationships we have with our directors (including ordinary course insurance relationships and relationships discussed under "Certain Relationships and Related Person Transactions" on page 128) and affirmatively determined that Joseph W. Brown, Robert S. Cline, Peter L.S. Currie, Maria S. Eitel, Joshua Green III, John S. Hamlin, Kerry Killinger, Gary F. Locke, Gerardo I. Lopez, William G. Reed, Jr., Charles R. Rinehart and Judith M. Runstad are independent in accordance with our Director Independence Policy because they have no relationships with Safeco that fall within the categorical standards listed above.  Ms. Reynolds cannot be considered independent because she is Safeco's President and CEO.

The Nominating/Governance Committee is also responsible for reviewing the qualifications of board candidates and for reviewing the board's composition overall.  In addition to reviewing independence, this review includes an assessment of each director's skills, age, diversity and experience in the context of the board as a whole. The Nominating/Governance Committee selects nominees for board membership in accordance with established policies and principles and recommends those nominees to the full board for approval.  More on the director nomination process can be found starting at page 86 under "Nominating/Governance Committee and Director Nominations."

Director Responsibilities

A director's basic responsibility is to discharge his or her duties to Safeco in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that person reasonably believes to be in the best interests of Safeco.

Lead Director Responsibilities

The Safeco board of directors established the role of "Lead Director" to serve as a liaison with independent directors for those periods when the Board Chair may also be our CEO.  When the Safeco board of directors appoints a Non-Executive Chair, that person also assumes the obligations of Lead Director.  Paula Rosput Reynolds became our Board Chair and Robert Cline assumed the duties of the Lead Director on May 7, 2008.  These duties include:

•	Helping set the board's agenda and meeting schedules;

•	Presiding over the board's executive sessions (sessions attended only by non-employee directors) and board of directors or shareholder meetings if the Board Chair is not present;

•	Acting as liaison to the independent directors;

•	Consulting with the Nominating/Governance Committee Chair on governance matters;

•	Consulting with the Compensation Committee Chair on matters relating to the Chief Executive Officer;

•	Serving as a point of contact for Safeco's senior officers; and

•	Monitoring our shareholder communications processes, which are described in more detail below.

Board Meetings and Agenda

All of our directors are expected to attend board meetings and meetings of the committees on which they serve, and to spend the time necessary to properly discharge their responsibilities as directors.  Any director may suggest items for meeting agendas and may raise other topics for consideration at any regularly scheduled meeting. The Safeco board of directors reviews Safeco's long-term strategic plans at least annually.

 Annual Shareholders' Meeting

Safeco does not have a policy regarding director attendance at our annual shareholders' meeting, but all of our directors attended the meeting in 2007.

Director Retirement

The Safeco board of directors has not established term limits for directors, but has established a director retirement age of 72.  In addition, when a director's principal occupation or business association changes substantially during his or her tenure as a director, other than due to normal retirement, that director is expected to offer to resign from the board.  The Nominating/Governance Committee recommends to the Safeco board of directors the action, if any, to be taken.  In such circumstances, the Safeco board of directors may or may not accept the offer of resignation.

Director Compensation

The Nominating/Governance Committee reviews the compensation of directors annually.  The Safeco board of directors' policy is that the level and type of director compensation be competitive with that paid to directors on boards of similarly sized and situated corporations.  Details about our directors' compensation for 2007 and 2008 are given starting on page 124.

CEO Compensation and Management Succession

The Compensation Committee conducts an annual performance review of the Chief Executive Officer, also referred to in this proxy statement as the CEO, and oversees the evaluation process of Safeco's other executive officers.  The CEO's evaluation is based on both qualitative and quantitative factors, including actual performance of the business and fulfillment of business and financial goals.  The Compensation Committee also oversees the management succession planning process.

Executive Sessions of Independent Directors

Independent directors meet in executive sessions on a regular basis with the Lead Director or Non-Executive Chair presiding over each session.

Shareholder and Interested Party Communications with Independent Directors

Our CEO, together with other senior management, is responsible for speaking on Safeco's behalf, including establishing effective communications with our various constituents.  One of the responsibilities of the Lead Director is serving as a point of contact for shareholder and interested party concerns. We have established the communication methods described below to enable shareholders and other interested parties to communicate with our independent directors as a whole or our Non-Executive Chair individually.

•	E-mail. Safeco shareholders and other interested parties may send correspondence to Safeco's shareholder communications e-mail box at shacom@safeco.com.

•	Mail. Safeco shareholders and other interested parties may write to:

Shareholder Communications with Independent Directors c/o Safeco Corporation Safeco Plaza 1001 Fourth Avenue Seattle, Washington 98154

Audit, Compensation and Nominating/Governance Committees

The Audit, Compensation and Nominating/Governance Committees consist solely of directors who are not employees or former employees of Safeco and who qualify as "independent" under the NYSE's listing standards and our Director Independence Policy.  Committee members are recommended by the Nominating/Governance Committee and appointed by the Safeco board of directors.  The Safeco board of directors' policy is that the chair of each committee should rotate at least every five years.  The charter for each committee details the responsibilities and powers of the committee.  These charters can be found at www.safeco.com/governance and are also available in print to any shareholder upon request.  The Audit Committee charter provides that its members meet at least five times a year, each of the other committees must meet at least four times per year, and more often as necessary.  The notice, agenda and materials for each committee are available to all of our directors, and all directors are welcome to observe any of these committees' meetings.

Other Board and Committee Memberships

The Nominating/Governance Committee assesses whether any director or director candidate has sufficient time to devote to the substantial duties and responsibilities required of our directors.  Generally, directors should not serve on more than three other public company boards.  Audit Committee members may not serve on more than two other public company audit committees, unless the board determines that such simultaneous service would not impair the director's ability to effectively serve on the Safeco board of directors.  The Audit Committee Chair may only serve as the Chair of one other public company Audit Committee.  When Safeco directors are invited to serve on another public company board, they must advise our Board Chair and the Nominating/Governance Committee Chair before accepting the invitation.

Board Performance Evaluation and Continuing Education

Each year the Safeco board of directors conducts a self-evaluation of some form.  The goal is to increase the effectiveness of the board. New directors receive an orientation, and incumbent directors attend continuing education programs either offered by Safeco or by outside organizations.

Code of Business and Financial Conduct and Ethics

All of our directors, officers and employees must adhere to our Code of Business and Financial Conduct and Ethics, which is publicly available at www.safeco.com/governance and is also available in print to any shareholder upon request. This code reflects our long-standing commitment to honest and ethical conduct.  The code addresses a number of topics, but is designed primarily to promote:

•	Ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in the reports and documents we file with the SEC and in our other public communications;

•	Compliance with applicable laws, rules and regulations;

•	Prompt internal reporting of violations of the code; and

•	Accountability for adherence to the ethical standards set forth in the code.

Avenues for Reporting Complaints or Concerns

We encourage and expect our employees to report any illegal or unethical behavior, including any possible violation of our code of ethics, conflict of interest, non-compliance with law, fraud, or issue regarding accounting, internal accounting controls, auditing, or related matters.  We provide numerous avenues for employees to report or discuss such matters, including:

•	Discussing the matter with an immediate manager;

•	Discussing the matter with a local Human Resources manager;

•	Reporting a concern via e-mail through our ethics mailbox;

•	Calling our internal employee hotline (anonymously, if preferred);

•	Calling an independent organizational consultant (anonymously, if preferred); or

•	Calling our external hotline (anonymously, if preferred).

We strictly prohibit any form of retaliation against employees for good faith reports of actual or suspected misconduct.

NOMINATING/GOVERNANCE COMMITTEE AND DIRECTOR NOMINATIONS

The members of our Nominating/Governance Committee are "independent" under the NYSE's listing standards and our Director Independence Policy. As set forth in more detail in its written charter, posted at www.safeco.com/governance, this committee's responsibilities include:

•	Identifying qualified director candidates;

•	Recommending nominees for our board committees;

•	Overseeing the board's self-evaluation process;

•	Reviewing and overseeing our corporate governance practices and policies;

•	Reviewing our charitable contribution budget and the strategic direction of our community relations;

•	Reviewing director compensation; and

•	Reviewing our directors' and officers' insurance policy.

One of the most important functions of the committee is to identify qualified director candidates.  The committee has established written procedures for selecting such candidates for recommendation to the Safeco board of directors.  These procedures, which apply both to candidates identified by the committee and to candidates recommended by Safeco shareholders, are described below.

The committee reviews the composition and needs of the Safeco board of directors annually.  If there is a vacancy on the board, the committee determines whether a search firm should be hired, and if one is hired, provides parameters for the search. The committee also asks current directors and executive officers for recommendations for director candidates.  The committee has the sole authority to evaluate potential candidates' qualifications and to recommend candidates to the board for nomination.

The minimum qualifications for serving as a Safeco director are twofold.  First, each candidate must have an impeccable record of, and reputation for, honest and ethical conduct in his or her professional and personal activities. Second, the candidate must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of Safeco's business and affairs.  Specific qualifications the committee considers include:

•	Independence;

•	Diversity;

•	Age;

•	Skills;

•	Experience in the context of the make-up of the board and its committees; and

•	The capacity and desire to represent the interests of Safeco shareholders as a whole and not primarily any special interest group or constituency.

Once a potential candidate is identified, the committee collects and reviews publicly available information about the individual to assess whether further consideration is warranted.  If further consideration is warranted, the Chair or another director will contact the person.  Generally, if he or she expresses a willingness to be considered and to serve on the Safeco board of directors, the committee will request additional information from the person, review his or her accomplishments and qualifications further and with consideration of those of any other candidate the committee may be considering, and conduct one or more interviews with the person.  Committee members may contact references provided by the candidate as well as members of the business community or others with first-hand knowledge of the person's accomplishments and character.  A background check on the individual is conducted through an outside investigation firm.

Safeco shareholders who wish to recommend a potential board candidate to the committee may do so by sending the following information to the Nominating/Governance Committee Chair, c/o Safeco Corporation, Secretary, Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington 98154:

•	The name of the candidate and a brief biographical description and résumé;

•	The candidate's contact information and documentation of his or her willingness to be nominated and, if elected, to serve;

•	A description of any relationships the candidate has with Safeco;

•	The submitting shareholder's address and telephone number; and

•	A signed declaration of the shareholder's current status as a shareholder and the number of shares currently held.

No candidates for director nominations were submitted to the committee by any shareholder in connection with the 2008 annual meeting.  Should the merger not be completed, any shareholder desiring to nominate a candidate for consideration by the committee in connection with our 2009 annual meeting must do so before February 5, 2009 to provide adequate time to consider the candidate and comply with our nomination procedures and our Bylaws.

This year's director slate includes our newest director, Gerardo Lopez, who was appointed by the Safeco board of directors in 2008.  The Safeco board of directors appointed Mr. Lopez upon the recommendation of the Nominating/Governance Committee following a nationwide director search conducted by an executive search firm.

AUDIT COMMITTEE REPORT

Reference to "We" or "our" in this section refers to the Audit Committee of the Safeco board of directors.

Overview

Our committee has six members and each is, in the judgment of the Safeco board of directors, an "independent director" as defined in the NYSE's listing standards and the SEC's rules.  The audit committee financial experts are Robert S. Cline, Peter L.S. Currie and Charles R. Rinehart. Peter L.S. Currie assumed the position of Audit Committee Chair on May 7, 2008 and Robert Cline became our Lead Director on that date.  The names of Safeco's Audit Committee during 2007 and as of the date of this proxy statement appear below.

The Audit Committee:
Peter L.S. Currie, Chair
Robert S. Cline
Joshua Green III
John S. Hamlin
Gerardo I. Lopez
Charles R. Rinehart
How We Operate

We operate under a written charter that is available on our website at www.safeco.com/governance.  We annually review our charter and recommend modifications to the full Safeco board of directors for approval.  To ensure we have sufficient time to meet our committee responsibilities, our Corporate Governance Guidelines provide that Audit Committee members may not simultaneously serve on the audit committees of more than two other public companies, unless the Safeco board of directors determines that such simultaneous service would not impair the director's ability to effectively serve on Safeco's board. In addition, the Audit Committee Chair may only serve as the Chair of one other public company audit committee.

Safeco has a full-time internal audit department that provides objective assessments and advice to improve Safeco's internal controls and processes with respect to its operational, compliance and financial activities.  We hear regular reports from Safeco's head of internal audit regarding the activities of this organization.

Safeco's management is responsible for overseeing and evaluating the effectiveness and quality of Safeco's system of internal controls relating to the reliability and integrity of our financial information.  We regularly hear reports from management regarding the testing and effectiveness of Safeco's internal controls, whether there are any significant control deficiencies and if so, how they are being remediated.

We have an annual agenda of topics by meeting that includes, among other items, reviewing Safeco's financial statements, earnings releases, internal controls, enterprise risk management, auditing matters and compliance programs. We have the authority to engage our own outside advisors as necessary to perform the duties required under our charter.

Our Responsibilities

We, as members of Safeco's Audit Committee, assist the Safeco board of directors in fulfilling its responsibility to (1) oversee Safeco's accounting and financial reporting process including its disclosure controls and procedures and its system of internal control over financial reporting, (2) monitor the independence and performance of Safeco's independent registered public accounting firm (Ernst & Young LLP) and internal auditors, (3) provide an avenue of free and open communication among the independent registered public accounting firm, internal auditors, management and the board and (4) oversee Safeco's approach to business ethics and compliance with the law.  We also pre-approve related person transactions, if any, between Safeco and any of its officers and directors.  We meet whenever necessary to fulfill our responsibilities, and in 2007 we met six times.

We also oversee Safeco's internal compliance programs.  In addition, we have established a procedure for the receipt, retention and treatment of complaints received by Safeco regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Safeco's employees of concerns regarding questionable accounting or auditing matters.

We are responsible for the retention and oversight of Safeco's independent registered public accounting firm and have established policies and procedures for the pre-approval of all the firm's services.  These policies and procedures require pre-approval of all audit and permitted non-audit services performed by Safeco's independent registered public accounting firm, and all such services were pre-approved in accordance with this policy in 2007.  We may delegate administration of this pre-approval process to one or more committee members, but non-audit services pre-approved by a committee member must be ratified by the full committee at its next meeting.  The pre-approval policy also requires regular rotation of the lead and concurring audit partners and limits management's hiring of former audit firm personnel as Safeco employees. We also periodically consider whether, in order to assure continuing auditor independence, there should be a rotation of the audit firm.

Management completed its annual documentation, testing and evaluation of Safeco's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Our committee was kept apprised of the progress of the evaluation.  In connection with this oversight, we received periodic updates provided by management and Ernst & Young LLP.  At the conclusion of the process, management provided us with a report on the effectiveness of Safeco's internal control over financial reporting.  We also reviewed the report of management contained in Safeco's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as Ernst & Young LLP's report on internal control over financial reporting (included in Safeco's Form 10-K).  These reports relate to Ernst & Young LLP's integrated audit of Safeco's consolidated financial statements and internal control over financial reporting.

In performing our obligations as Audit Committee members, we provide significant oversight; however, management is responsible for the preparation, presentation and integrity of Safeco's financial statements, accounting, system of internal control over financial reporting and procedures designed to assure compliance with accounting standards, applicable laws and regulations.  Safeco's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with Public Company Accounting Oversight Board requirements and generally accepted auditing standards.

In connection with Safeco's consolidated financial statements for the year ended December 31, 2007, we have:

•
Reviewed and discussed Safeco's audit and the audited consolidated financial statements for 2007 with management and Safeco's independent registered public accounting firm, including a report by the independent registered public accounting firm regarding:  (1) the critical accounting policies and practices used by Safeco; (2) alternative accounting treatments within generally accepted accounting principles, including the ramifications of the use of alternative treatments and the treatment preferred by our independent registered public accounting firm; (3) internal control over financial reporting; and (4) other material written communications between Safeco's independent registered public accounting firm and management, including any management letter provided by Safeco's independent registered public accounting firm and Safeco's response to that letter and a review of difficulties, if any, the independent registered public accounting firm encountered in the course of their audit work and management's response;

•
Discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Safeco's accounting principles and such other matters as are required to be discussed with us under generally accepted auditing standards and the NYSE listing standards (including Statement on Auditing Standards Nos. 61 and 90, rules of the SEC, and other professional standards);

•	Received written disclosures and a letter from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP its independence; and

•
Based on the reviews and discussions described above, recommended to the Safeco board of directors that Safeco include its audited consolidated financial statements for the year ended December 31, 2007 in Safeco's Annual Report on Form 10-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES AND SERVICES

In connection with the integrated audit of the 2007 consolidated financial statements and internal control over financial reporting, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that described the terms of Ernst & Young LLP's 2007 audit engagement with Safeco.  That agreement is subject to alternative dispute resolution procedures.

The following table shows the fees Safeco paid or accrued for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees	$ 3,630,000	$ 3,425,000
Audit-Related Fees	$ 156,000	$ 175,000
Tax Fees	—	—
All Other Fees	—	—
Total	$ 3,786,000	$ 3,600,000

Audit Fees.  Audit fees for 2006 and 2007 consist of the fees paid to Ernst & Young LLP for professional services for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, review of quarterly consolidated financial statements, audit of annual statutory statements, and services that generally only the independent auditor can reasonably be expected to provide in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees for 2006 and 2007 were incurred primarily for audits of employee benefit plans.  We also paid for assistance with routine regulatory examinations in 2006 and for a subscription to Ernst & Young LLP's online global accounting and auditing information tool in 2006 and 2007.

Tax Fees.  Ernst & Young LLP did not provide any tax services in 2006 or 2007.

All Other Fees.  Ernst & Young LLP did not provide any professional services in the "All Other Fees" category in 2006 or 2007.

Our Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young LLP and has retained Ernst & Young LLP to perform our 2008 audit. Information regarding Safeco's pre-approval policies and procedures can be found in the Audit Committee Report beginning on page 88.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Safeco board of directors has reviewed and discussed the following Compensation Discussion and Analysis section of this proxy statement with Safeco's management.  Based on such review and discussion, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis section be included in Safeco's Report on Form 10-K for 2007 and in this proxy statement.  The names of Safeco's Compensation Committee during 2007 appear below.  Mr. Brown was appointed to the Compensation Committee on May 7, 2008.

The Compensation Committee:
Kerry Killinger, Chair
Robert S. Cline
Maria S. Eitel
William G. Reed, Jr.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis section describes Safeco's compensation programs, practices and guiding principles for those individuals listed in the Summary Compensation Table beginning on page 105, whom are referred to in this proxy statement as the Named Executives.  This discussion focuses on the material principles underlying our executive compensation programs and decisions and gives you context for understanding the numerical data provided in the various tables that follow.

The Compensation Committee is the committee of the Safeco board of directors that oversees our compensation and benefit programs.  Safeco's management supports the Compensation Committee in this role, supplying analysis and recommendations for its consideration.

Compensation Committee Discretion, Judgment, and Flexibility

This Compensation Discussion and Analysis reflects the material considerations and factors influencing the Compensation Committee's significant decisions regarding 2007 compensation for our Named Executives.  The Compensation Committee must necessarily exercise informed discretion and make informed judgments based on particular circumstances, with appropriate flexibility to take those actions which, based on all relevant factors, it believes support the strategic business interests of Safeco and Safeco shareholders.

Primary Compensation Objectives

Furthering the interests of Safeco and Safeco shareholders is the over-arching goal of our compensation programs.  The Compensation Committee regularly examines our programs for alignment with this goal.  The Compensation Committee believes that the interests of Safeco and Safeco shareholders are well served when we attract talented people and engage them to accomplish annual and long-term objectives.  The discussion below focuses on specific, key objectives of our compensation programs in light of this over-arching goal.

Performance-Based Pay

A primary objective of our compensation program is to motivate and reward high performance on a company and individual level.  We tie compensation to those company performance measures that we believe are most closely correlated to increasing shareholder value over time.  We believe it is also important to tie compensation to individual performance, because individual performance drives company performance over time. Individual goals may relate to operational objectives in specific functional areas, such as expense reduction initiatives or growth in targeted geographical markets, as well as specific leadership capabilities.

Safeco makes performance-based incentive compensation opportunities available to all salaried employees through one of several incentive plans whose overall funding is tied to company performance.  Individual awards are influenced by the size of the aggregate award pool, which is based on company performance, but they also take into account individual performance.  Generally, the more leadership and responsibility for company performance an executive has, the greater the percentage of total compensation the Compensation Committee believes should be tied to performance.

For our Named Executives, the portion of total compensation tied to meeting specific company and individual performance goals is significant.  For 2007, approximately 70% - 85% of each of our Named Executive's total compensation opportunity, including cash and equity incentives at target-level performance, was tied to meeting company and individual performance goals.

Link Compensation to Shareholder Interests

Another key objective is to link executive compensation to Safeco shareholders' interests.  We do so in two primary ways: by tying performance-based awards to those particular business objectives the Compensation Committee believes are most important for increasing shareholder value over time, and by awarding a significant portion of total compensation in the form of equity.  We also require executives to hold equity at specified levels so long as they remain with Safeco.

In 2007, the target equity opportunity for our Named Executives comprised approximately 50% - 60% of their total compensation opportunity at target.  While competitive pay levels influence the available funding of cash and equity compensation, we believe that providing a significant portion of total compensation in the form of equity is particularly important in aligning executives' interests with those of Safeco shareholders.  When the Compensation Committee makes equity awards, our executives benefit from share price appreciation over time, and this interest can help motivate them to manage our business to enhance shareholder value. Equity holdings can also continue to motivate them to stay with Safeco as well as assist in managing short-term and long-term goals.

The equity awards we make include stock options and RSRs.

Attract and Retain Key Talent

Another key objective is to attract and retain key talent.  To attract and retain top talent, we pay at levels and with types of compensation we believe are competitive, based on data about the levels and forms of compensation our industry competitors and the market-at-large pay their executives.  At least once per year, the Compensation Committee compares individual target and actual compensation with data from a group of peer companies, which is referred to in this proxy statement as the Compensation Peer Group, the composition of which it re-examines annually.

The Compensation Committee believes that an appropriate peer group should be made up of a representative sample of companies with which we compete for executive talent.  Given limited comparables in terms of both industry scope and revenue, we have identified a large, varied peer group to ensure sufficient size for gathering statistically reliable data.  The group consists of both publicly traded and private organizations that are either mutual companies or affiliates of larger companies that have significant revenues derived from the property and casualty business.  In terms of revenue, Safeco is generally in the middle range of companies who comprised our Compensation Peer Group for 2007, which were:

•           Ace USA
•           Allianz of America/Fireman's Fund Ins.
•           Allstate Financial
•           American Family Insurance
•           American International Group
•           Chubb Corporation
•           CNA Financial
•           Erie Insurance Group
•           GEICO
•           Hanover Insurance Group
•           Hartford Financial

•           Liberty Mutual
•           Mercury General Group
•           MetLife Property & Casualty Co.
•           Nationwide Insurance Companies
•           Ohio Casualty Insurance
•           OneBeacon Insurance Company
•           Progressive Corp
•           Sentry Insurance
•           St. Paul Travelers
•           State Farm Group
•           USAA

• Zurich/Farmers Group

The Compensation Committee determines this group's composition with advice from its directly retained outside compensation consultant, who is a principal of the firm Towers Perrin.  A separate Towers Perrin principal also provides services for our management.  However, Towers Perrin ensures that the Compensation Committee's consultant does not work directly for Safeco management, does not manage the firm's corporate relationship with Safeco and is not impacted by any growth or reduction in the firm's fees from Safeco.  In early 2008, the Compensation Committee established a policy for pre-approving all work done by Towers Perrin for Safeco, including those assignments on behalf of management. As such, it is within the Committee's scope of responsibilities to evaluate the independence of its compensation consultant.

The Compensation Committee believes that the comparative data it reviews with respect to these companies forms an important part of the information it considers when making compensation decisions.  The comparative data comes from a study conducted by Towers Perrin and includes information from Mercer HR Consulting, Hewitt Associates, and Towers Perrin, as well as publicly filed proxy statements.  The study includes an analysis of separate components such as salary, equity value at grant, and cash incentives, as well as total direct compensation.

Generally, the Compensation Committee targets base salaries for our Named Executives close to the median salary of executives in similar positions in the Compensation Peer Group.  Because median salaries change from year to year, our salaries at any given time may be slightly above or below the Compensation Peer Group median.  The cash incentive opportunity of our Named Executives other than the CEO is a designated percentage of salary, which, assuming target-level performance, is around the median of target cash incentive compensation opportunities at similar organizational levels within the Compensation Peer Group.  The Named Executives other than the CEO share the same equity incentive compensation opportunity in terms of a percentage of salary.  The expected value of the CEO's annual equity opportunity is targeted to the median of the Compensation Peer Group; other Named Executives fall between the 50th and 75th percentile.  Our equity compensation component is generally positioned somewhat higher than our cash component for the Named Executives because we believe that to recruit and retain top talent, it is beneficial to differentiate some component of compensation and positioned it higher than the peer median. In the view of our Compensation Committee, equity is a good component for such positioning, because it is the component most directly aligned with shareholder value creation.

The Compensation Committee also monitors the relative value of the cash and noncash components, as well as the current and long-term components, of our Named Executives' compensation packages.  The Compensation Committee believes these relative values are appropriate and competitive.

From time to time, paying competitively requires the flexibility to offer special inducements to attract or retain senior executives for key positions.  Accordingly, when circumstances warrant this approach, the Compensation Committee may consider special incentive arrangements not part of our regular compensation program as a means to recruit candidates, or retain employees, for key, high-level positions.  For example, it may consider making an executive whole for equity forfeited at a prior employer as an inducement to join Safeco, or other inducement or restoration incentives in the form of cash bonuses, first year guarantees, or equity grants at hire, on a case-by-case basis.

Elements of Compensation for Named Executives

Salary

The Compensation Committee considers base salary to be an important element of total compensation at Safeco.  Because cash and equity incentive opportunities, as well as certain other compensation opportunities, are typically expressed in terms of a percentage of base salary, it is particularly important that base salaries be calibrated appropriately.

As discussed above, the Compensation Committee targets base salaries for our Named Executives close to the median salary for executives in similar positions in the Compensation Peer Group.  The Compensation Committee reviews Named Executives' salaries annually.  Increases, if any, are based on a number of factors.  A primary factor is competitive market data, but the Compensation Committee also considers such other factors as internal equity, company performance, and individual performance.

Cash and Equity Incentive Compensation

One of the most important components of our Named Executives' total compensation is incentive compensation, which we award in the form of cash and equity.  At Safeco, annual incentive compensation may be awarded if pre-established performance goals are met.  We determine individual contributions and company performance against our pre-set goals, and award cash and equity incentives, after year-end.  In this section on incentive compensation, we discuss both cash and equity incentive awards.

Rationale.  We believe that offering cash and equity incentives is important for several reasons. Both provide an opportunity to reward for individual and company performance.  Both help keep our compensation program competitive.  Cash incentives help focus our Named Executives on near-term operational goals, such as company-wide financial objectives.  Equity incentives also help focus our Named Executives on long-term goals, particularly creation of shareholder value.  Through service-based vesting requirements, equity incentives also help us retain talent.

Framework For Named Executives: PIC Plan.  The Performance Incentive Compensation Plan, which is referred to in this proxy statement as the PIC Plan, serves as the overall framework for incentive awards to our Named Executives, whether in the form of cash or equity.  The PIC Plan is intended to tie the compensation of these executives to Safeco's performance and to permit qualification of certain compensation as performance-based for purposes of Safeco's ability to deduct it for federal income tax purposes.  The PIC Plan also serves to provide a common approach to both cash and equity incentives for Named Executives.

The PIC Plan provides that no incentive awards may be paid pursuant to that plan unless our annual operating return on equity is at least 8%.  If this minimum requirement is met, the Compensation Committee may, in its discretion, choose to make cash and equity awards to our Named Executives.  The absolute per-person maximums on PIC Plan awards are an annual cash maximum of $6,000,000 and an annual equity maximum of 300,000 shares or share equivalents.  Our Compensation Committee can exercise discretion to award incentives in amounts lower than these maximums, or to award no incentives at all.  Our Named Executives each have a range of potential cash and equity awards, typically expressed as a percentage of salary, that influences the Compensation Committee's exercise of discretion in determining the amount of awards, if any.

The table below shows the general 2007 incentive compensation structure for those Named Executives who remain in our employment.  Amounts with respect to cash and equity incentives are also subject to the effect of the pool modifier discussed below, meaning that a cash incentive award could potentially be 200% of the cash incentive opportunity and the equity incentive award could potentially be 175% of the equity incentive opportunity; provided, however, that neither the cash incentive award nor the equity incentive award can exceed the maximum shown below without CEO approval.  In 2007, the cap for the cash incentive opportunity was reduced to 300% of target, regardless of the pool modifier, to generally bring it in line with the median cap of peer companies.  While permitted, it has not been our practice to make awards to our Named Executives that reflect the maximum cash incentive opportunity and the maximum possible effect of the pool modifier.

Position	2007 Cash Incentive Opportunity	2007 Equity Incentive Opportunity
CEO	Target: $1,250,000 Maximum: $3,750,000	Target: $3,250,000 Maximum: $5,687,000
CFO	Target: 70% of salary Maximum: 210% of salary	Target: 195% of salary Maximum: 340% of salary
Other Named Executives

Company Performance Measures.  On an annual basis, the Compensation Committee selects cash and equity incentive performance measures for Safeco overall, and sets threshold, target and maximum goals with respect to these measures.  This framework provides the ability to adjust the aggregate award pool over a continuum of company performance, as well as a floor below which we do not expect to make awards, and a cap on the amount of our potential aggregate awards.

Performance against the measures selected informs the overall award pool funding levels and can influence the levels of individual awards.  The performance measures and goals are tied to our strategic plan and reflect consideration of historical performance and the performance of our peers and are communicated to employees, including the Named Executives.  When the Compensation Committee set goals for 2007, based on past performance and the market environment, it believed that achievement of all goals at target pool funding levels would be challenging and was substantially uncertain to occur; that achievement of all goals at or above maximum pool funding levels would be unlikely, but not impossible; and that achievement of all goals at least at threshold levels would be more likely than not to occur, but not certain.  Actual company performance against these goals for 2007 is discussed later in this Compensation Discussion and Analysis.

Listed below are our performance measures for 2007 goals and an explanation of how we defined each performance measure for compensation purposes.

(1)
Operating return on equity:  Income from continuing operations, excluding the after-tax effects of realized gains/losses, the after-tax impact of restructuring charges and the after-tax effects of significant, unusual and/or nonrecurring events divided by adjusted average shareholders' equity, adjusted to eliminate after-tax unrealized appreciation or depreciation of fixed-maturity investments.

(2)
Premium growth:  Percent increase in net written premiums for the year over net written premiums for the previous year, excluding from both periods the premiums from Safeco Financial Institution Solutions, a lender-placed property insurance business which was sold in April 2006. Net written premiums represent the amount of premiums charged for policies issued with effective dates during the period.

(3)	Combined ratio: Expressed as a percentage, combined ratio equals losses plus expenses divided by our net earned premiums – the lower the ratio, the better the performance.

Our Compensation Committee selected these performance measures for a number of reasons.  Primarily, these measures were thought to be the ones most closely correlated with near-term and long-term shareholder returns and shareholder value creation.  They are typical for property and casualty insurance companies, and they are used by investors and analysts to assess our performance.  How we weight the performance measures we choose, as well as the specific goals that are set, depend on our current business strategy and plan.  Combined ratio is one way to measure the quality of the policies we write.  A low combined ratio is good, but similarly must be balanced against the growth expectations of investors.

We use a different mix of measures for our cash incentive pool versus our equity incentive pool.  The cash incentive measures were intended to motivate performance on near-term financial and operational goals.  The equity incentive measures were intended to help us to achieve long-term performance and shareholder value.  Excluding relatively small groups of employees whose incentive pools relate to certain specialized functions, such as sales and investments, company results against goals for measures (2) and (3) above controlled the overall cash incentive pool, and company results against goals for measures (1) and (2) above controlled the overall equity incentive pool.

We use performance measures that we believe are useful in measuring the results from our insurance operations, but are not necessarily based on GAAP.  Operating return on equity is not based on GAAP.  This measure excludes the after-tax effects of realized gains or losses, the after-tax impact of restructuring charges and the after-tax effects of significant, unusual or nonrecurring events, and an adjustment to eliminate after-tax unrealized appreciation or depreciation of fixed-maturity investments.  This type of item can fluctuate significantly and distort a comparison between periods.  For 2007, in determining our operating return on equity, we excluded after-tax net realized investment gains, after-tax restructuring charges, after-tax contributions to the Safeco Insurance Foundation, after-tax losses on debt repurchases, and after-tax unrealized appreciation of fixed-maturity investments.

Net written premium also is a non-GAAP measure.  We calculate net written premiums by subtracting the change in net unearned premiums from net earned premiums for the period.  We view net written premiums as a measure of business production and a leading indicator of net earned premiums, which is a GAAP measure.

Combined ratios are a standard industry measure of our underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.  Using combined ratio helps us see our operating trends without the effect of changes in net earned premiums.

With the exception of operating return on equity, you can read more about the above performance measures, as well as the constituent metrics that inform them, including the exclusions and adjustments discussed above, in our Annual Report on Form 10-K filed with the SEC on February 28, 2008, available at www.safeco.com.

Cash and Equity Pool Funding.  Each employee eligible for incentive awards has a target award amount, which is expressed as a percentage of salary.  Eligible employees have a target award percentage for cash and another target award percentage for equity.  To determine the amount available in the overall cash incentive pool and the overall equity incentive pool, we determine the total pool available for all incentive awards in each category by adding up all eligible employees' individual target award amounts.  Target award amounts are based on actual paid salary for the cash pool and on salary rate for the equity pool.  We adjust the aggregate dollar amount for each pool by a factor called the "pool modifier."  A separate pool modifier is determined for the cash pool and for the equity pool, in each case by scaling Safeco's performance relative to its pre-established goals for that pool, and weighting each component for the applicable pool as pre-determined by the Compensation Committee when the goals were set.  For the 2007 cash pool, the pool modifier could not exceed 2.0, or in other words, could not exceed a multiplier of 200%.  Regardless of the cash incentive pool modifier, effective for 2007, a cash incentive award cannot exceed 300% of target.  For the 2007 equity pool, the pool modifier could not exceed 1.75, or in other words, could not exceed a multiplier of 175%.  Regardless of the equity incentive pool modifier, equity awards for Named Executives cannot exceed the maximum equity incentive opportunity for 2007, which was $5,687,000 for Ms. Reynolds and 340% of salary for the other Named Executives.  As shown below, the cash and equity incentive pool modifiers for 2007 did not approach these maximum levels.

The overall cash incentive award pool was informed by a matrix having the growth rate of our net written premiums as one axis, and our combined ratio as the other axis.  Various levels of performance on each axis are associated with different pool modifier levels; the maximum cash incentive pool modifier of 2.0 is associated with high performance on both axes.  This structure was intended to focus our employees on achieving profitable growth. We believe that achieving cash incentive awards at levels comparable to past years' awards under this matrix were challenging and substantially uncertain to occur.  The overall equity incentive pool was informed primarily by our performance against an operating return on equity goal and adjusted based on our net written premium growth against goals. This structure is intended to focus our leadership on sustaining profitability, but not at the expense of growth.

2007 Cash and Equity Incentive Pool Funding.  To determine 2007 cash and equity pool funding, the Compensation Committee first determined that our operating return on equity for 2007 exceeded the PIC Plan's 8% minimum. The Compensation Committee then assessed Safeco's 2007 performance against company goals with respect to operating return on equity, net written premium growth and combined ratio.  Blending Safeco's performance levels against the goals applicable to the cash and equity incentive pools, respectively, using the pre-determined weightings assigned for each pool, the Compensation Committee in January 2008 determined that the cash incentive pool modifier would be 1.0 (in other words, a multiplier of 100%) and that the equity pool modifier would be 1.24 (in other words, a multiplier of 124%). These pool modifiers determined the overall cash and equity incentive pools available for awards to employees generally and influenced the size of awards made to individual employees, including Named Executives.

The following table provides the performance measures and corresponding cash and equity incentive pool modifiers for 2007, under certain threshold, target and maximum scenarios, as well as actual 2007 performance. None of the measures are independent.  The equity pool modifier is informed by both operating return on equity and net written premium growth.  The cash incentive pool modifier is informed by both net written premium growth and combined ratio.  As a result, each performance measure value between the threshold and the maximum can result in a range of modifiers, based on the corresponding performance measure value.  For example, an overall combined ratio of 92.0% could result in a cash pool modifier of 0.45 to 1.70, depending on the net written premium growth value.  The table below provides a snapshot of approximate pool modifiers available at different performance measure values, but does not provide the full range of modifiers that can be attained for each performance measure value.

Performance Measure	Threshold	Target	Maximum	Actual Achievement in 2007
Equity measure: Operating Return on Equity	8.0% [0.25 modifier]	16.8% [0.9-1.1 modifier*]	20.9% [1.37-1.75 modifier*]	18.06%
Cash measure: Net Written Premium Growth	(0.75)%-(0.25)% [0.75-0.85 modifier**]	0.75%-1.25% [0.9-1.1 modifier**]	3.75-4.25% [1.9-2.0 modifier**]	1.25%
Cash measure: Combined Ratio	95.5%-96.5% [0.45-0.6 modifier***]	91.5%-92.5% [0.9-1.1 modifier***]	88.5% [1.55-1.7 modifier***]	91.4%

*	Assuming net written premium growth of 1.00%.

**
Assuming combined ratio of 91.5%-92.5%. A higher or lower combined ratio would result in a lower or higher modifier, respectively, provided that any modifier cannot be less than 0.40 nor greater than 2.0.

***
Assuming net written premium growth of 0.75%-1.25%. A higher or lower net written premium growth would result in a higher or lower modifier, respectively, provided that any modifier cannot be less than 0.40 nor greater than 2.0.

Determining Individual Awards.  If the PIC Plan's operating return on equity minimum of 8% has been met, the Compensation Committee then determines whether to award individual incentives for Named Executives, and if so, at what level. Its discretion in determining award amounts, if any, is largely informed by the following:

•	Achievement against company performance measures, which is primarily expressed by the pool modifier;

•	Individual performance against pre-established financial, operational and leadership goals for the year; and

•
Pre-established guidelines regarding award amounts for each Named Executive that are typically expressed as a percentage of salary and are set according to his or her role with Safeco and with consideration of competitive compensation data.

Each Named Executive provided our CEO with a self-assessment of his performance for the fiscal year against individual goals.  For Named Executives other than the CEO, the Compensation Committee considers recommendations by the CEO based on the CEO's assessment of their performance for the year and other factors such as sustained contribution to Safeco, uniqueness of skills, marketability, and potential for advancement. The Compensation Committee gives the CEO's recommendations significant weight in its deliberative process, but final decisions with respect to the Named Executives' compensation are made by the Compensation Committee.

The Compensation Committee similarly determines the CEO's awards, based on company performance and achievement of her individual performance goals.

2007 Incentive Compensation for Named Executives.  The Compensation Committee adjusted incentive awards for Named Executives depending on the results achieved for individual goals.  The Committee reviewed the individual performance goals of each Named Executive at the beginning of 2007 and evaluated their respective performance in light of these goals after the end of the fiscal year.  The performance upon which each Named Executive was evaluated related to the following individual objectives.  In each case, the Named Executive substantially achieved his or her goals overall.

Name	Individual Performance Goals
CEO—P. Reynolds
•    Growing our policies in force at a rate greater than the industry average, without sacrificing our profitability
•    Improving our business processes throughout Safeco in order to deliver higher quality products and services for our customers and agent partners at a lower cost
•    Satisfying a diverse public whose expectations of excellence continue to rise
•    Investing in the future by developing our agents and employees

CFO—R. Kari
•    Continuing to build transparency and refine investment for value-oriented investors
•    Advancing efforts to improve business process efficiency in meeting customer requirements
•    Enhancing strategic planning processes
•    Building strength and experience in financial personnel

Chief Legal Officer—A. Chong
•    Managing our outside legal fees
•    Providing guidance and support on corporate governance matters
•    Building on staff productivity improvements while maintaining quality representation
•    Efficiently use and evaluate resources to defend our customers
•    Raising the quality of our engagement with regulators

EVP, Fulfillment—E. Martinez	• Developing strategy for key fulfillment groups • Efficient management of departmental expenses • Improving customer service
Chief Business Officer—A. Mysliwy
•    Developing marketing campaigns to increase customer awareness
•    Refining communications to agent partners and customers
•    Effective management of business processes
•    Providing the work environment and tools to enhance attraction, retention, innovation and collaboration

The cash incentives that the Compensation Committee awarded to the Named Executives based on company and individual performance with respect to 2007 are reflected in the Summary Compensation Table on page 105.  The Compensation Committee also awarded each Named Executive, other than Mr. Mysliwy who left Safeco in early 2008, with equity incentives for 2007 performance in the form of RSRs and stock options with specified economic values.  75% of the economic value was converted into RSRs by dividing the economic value by the average closing price of Safeco common stock for the 20 trading-day period from February 14, 2008 through March 13, 2008, which was $46.16.  These RSRs vest 100% on March 14, 2010.  The remaining 25% of the economic value of the total equity award was awarded in stock options, using the same 20 trading-day average price and a Black-Scholes discount factor to determine the number of shares covered by the stock option.  The stock options vest 100% on March 14, 2011.  As with all stock options we grant, the exercise price of these stock options was the closing price of our common stock on the date of grant, which on March 14, 2008 was $42.48.  These equity incentives that the Compensation Committee granted to the Named Executives with respect to 2007 performance are shown in the table below.

Name	Total Value of Equity Incentive Awards Granted in 2008 for 2007 Performance ($)	Shares Underlying RSR Incentive Award (#)	Shares Underlying Option Incentive Award (#)
P. Reynolds	4,030,000	65,479	128,390
R. Kari	1,329,900	21,608	42,369
A. Chong	1,027,650	16,697	32,739
E. Martinez	1,269,450	20,626	40,443

 Equity: Rationale; Types and Terms of Awards

Rationale.  We make equity awards for a number of reasons. In general, equity awards motivate performance, align executives' interests with shareholders' interests, and help keep our compensation program competitive. Once equity awards are granted, they increase in value when our share price appreciates over time. This is particularly true in the case of stock options.  Accordingly, equity awards help motivate our executives to manage our business in a way that enhances prospective shareholder value.  The dividend equivalents we pay on RSRs (which we pay at the same rate as our dividends on Safeco common stock) also help motivate near-term operating performance.  Because the value of RSRs is not tied to an exercise price, RSRs also help continue to motivate executives to stay with Safeco and manage our business well in a volatile market.  Service-based vesting for all equity awards helps us retain talent and foster the ongoing engagement of our executive team.

Types of Grants.  Historically, we have used a number of different types of equity awards in our equity incentive program.  In 2007, our primary long-term incentive vehicles were RSRs and stock options. Once awarded, RSRs and stock options generally vest based solely on continued service.  However, the amount of the annual equity incentive award we make for any individual takes into account both company and individual performance for the previous year.  We did make equity awards in the form of RSRs and stock options to Eric Martinez in 2007 that were not based on performance for the previous year.  These awards were granted in connection with his hiring. Equity awards to new hires help to immediately align their interests with shareholders, promote retention and shareholder value creation, and help induce talented executives to accept employment with us.

LTIP, Vesting.  While performance-based equity incentive awards granted to Named Executives are made within the framework of the PIC Plan, another shareholder-approved plan governs the terms and conditions pursuant to which their and all other employees' equity awards are made.  This equity plan is the LTIP.  This plan permits the issuance of various types of equity awards, including both RSRs and stock options.  Equity awards granted under the LTIP before 2007 typically vested over time, based on service with Safeco.  They typically would vest in 25% annual increments over a four year period starting in February of the year following the grant date.  We began using cliff vesting for RSRs awarded in or after 2007, instead of vesting in increments over time.  RSR awards now typically vest and settle 100% in the second year after the grant date.  Our stock options typically vest and become exercisable in the third year after grant.  Our objective in this change was to enhance the effectiveness of these awards in retaining key leadership talent.  The exercise term for stock options granted in or after 2007 will be seven years from grant date.  In the past, our stock options were typically granted with a ten year term.

Starting in December 2006, we began settling RSRs only in shares, except to the extent necessary to satisfy tax withholding obligations or when the settlement value is deferred into a deferred compensation arrangement, or in the event of accelerated settlement upon a change in control.  When stock options vest, they become exercisable; upon exercise, the executive may retain the shares or sell the shares and receive the cash gain resulting from the difference between the shares' market price and exercise price.

Mix of Awards.  The Compensation Committee regularly re-examines the mix of equity awards made under the LTIP and considers the best allocation among various awards.  Before 2007, 100% of annual equity awards were granted as RSRs.  Stock options were issued only in special cases as inducements to employment.  In 2007, we decided to re-introduce the use of stock options in our annual equity incentive program to make our equity program more forward-looking.  We believe the tendency of cash incentives and, to a lesser extent, RSRs to focus on retrospective performance is balanced by stock options, which are more focused on prospective creation of shareholder value.  We made a special transitional stock option grant to members of senior management, including our Named Executives, in February 2007 to accelerate our transition.  The economic value of this special grant equaled 25% of the target equity award value for each recipient.  This transitional option grant was made in addition to, and not as part of, the equity incentive grant made in 2007, which was in the form of an RSR award, with respect to 2006 performance.  Starting in 2008, the overall equity incentive award consists of both RSRs and stock options, with the overall equity award amount being based on individual and company performance.

Perquisites

In general, Safeco does not offer Named Executives significant perquisites or other personal benefits. One program we do offer to Named Executives, as well as other employees based on job level, is relocation assistance.  We have found that this type of a program is critical to successfully attracting recruits from other locations to our headquarters in Seattle, Washington and getting them started with our company quickly.  Our relocation program provides assistance with moving and payment of related expenses, including assistance with the sale of a home, when employees relocate upon hire or are transferred within Safeco.  The program, including home sale assistance, is administered through a third party relocation assistance firm.

Through a time-share arrangement, we own a fractional interest in an aircraft operated by a third party, and we make the aircraft available to senior executives and the non-executive board Chair primarily for Safeco business purposes.  From time to time, a spouse may accompany one of these individuals to Safeco business events at Safeco's request.  We reserve the flexibility to allow personal use of the aircraft, but no such personal use occurred in 2007, with two minor exceptions:  Mr. Martinez's family traveled with him on the aircraft when they relocated to Seattle, Washington and Mr. Brown, our non-executive Chairman, had a lay-over en route to a Safeco board meeting for personal reasons.

Health and Welfare Benefits

Health and welfare benefits—such as life insurance, short-term and long-term disability plans, holidays and vacation—form another element of our Named Executives' compensation.  These benefits are generally provided to all salaried employees on the same basis, with certain coverage amounts adjusted for the employee's pay level. Having a competitive benefits program helps keep our overall compensation program competitive.

Post-Employment Compensation Programs

Other elements of our Named Executives' compensation can, in certain circumstances, be paid in connection with their departure from Safeco, such as in connection with retirement, involuntary termination, death, disability or a change in control of Safeco.

Retirement.  Retirement benefit opportunities for our Named Executives are tied primarily to annual compensation according to the formula applied to all plan participants.  Our 401(k) Plan is available on the same basis to all employees who meet minimum service requirements.  The Cash Balance Plan, which is referred to in this proxy statement as the CBP, was frozen on January 1, 2008 and will be terminated in connection with a redesign of our future savings program; however, participants with benefits accrued in the CBP will continue to receive interest credits through termination.  The 401(k) and the CBP were designed to be tax-qualified under the Internal Revenue Code, thereby permitting participants not to recognize taxable income on contributions and earnings until they receive distributions from the plans.  We believe our future savings program helps keep our overall compensation program competitive.

Safeco also offers a Deferred Compensation and Supplemental Benefits Plan, which is referred to in this proxy statement as the DCP, for certain highly compensated executives.  The primary purpose of the DCP is to restore the retirement benefit opportunities that participating executives would be entitled to under the terms of the 401(k) and CBP absent Internal Revenue Code limitations.  These executives may elect to defer salary, bonus, settlements of RSRs, and RSR dividend equivalents into the DCP on a tax-deferred basis, and Safeco makes restorative credits to the DCP on the same basis as to the 401(k) and the CBP absent Internal Revenue Code limitations. We provide the DCP because we believe it helps keep the compensation program for our senior executive team competitive.

Severance.   Safeco also has made from time to time, and may in the future make payments to Named Executives upon their departure from Safeco. We make such payments for various reasons, depending on the circumstances of the departure.  Our reasons typically include obtaining non-compete and non-solicit commitments, protecting our intellectual property, providing for a smooth transition, and obtaining a release of claims.  We believe severance arrangements can serve the interests of Safeco and Safeco shareholders when these or other business objectives are met.

The Compensation Committee has approved severance guidelines applicable to executives generally, including the Named Executives other than the CEO.  These guidelines, which provide a suggested range of cash, equity acceleration and limited other severance benefits, are intended to promote consistency and control costs. We discuss these severance guidelines in more detail starting on page 118.

In December 2007, we agreed to severance and related benefits in connection with the resignation of Allie Mysliwy, who served as our Executive Vice President and Chief Business Officer through the end of 2007.  The compensation arrangements in connection with Mr. Mysliwy's resignation were within our executive severance guidelines and took into account his past contributions to Safeco, the specific facts and circumstances of his separation, including the provision of transition services through the end of February 2008 and release of claims to which he agreed.  Mr. Mysliwy's severance compensation is described in more detail starting on page 123.

Change in Control.  Our LTIP provides that immediately before a change in control of Safeco, the vesting of all equity awards will accelerate.  We have also entered into Change in Control Severance agreements with our Named Executives that provide for certain benefits in connection with a termination occurring after a change in control.  Under these agreements, involuntary termination without cause or voluntary termination for good reason within seven years of a change in control will trigger certain payments, as will voluntary termination by the employee within the thirteenth full calendar month after a change in control.  Safeco has provided change in control severance agreements to certain members of senior management for many years, at least since the mid-1980s. We have continued to provide this benefit to certain incoming members of senior management since then, in part to maintain consistency and equal footing among these individuals.  The agreements help make our compensation programs for senior executives competitive, and can serve shareholders' interests by limiting the potential distraction of, and retention risk with respect to, senior management in the event of a potential change in control.  The agreements also help manage the costs associated with retention and transition services in connection with a potential change in control. Details regarding our Named Executives' Change in Control Severance Agreements are given starting on page 116.

In early 2008, the Compensation Committee approved a new form of Change in Control Severance agreement, reflecting changes to comply with Section 409A of the Internal Revenue Code and to better reflect the current market and governance environment for executive compensation, that will be entered into with newly hired executives on a case-by-case basis.

Putting All the Compensation Elements Together

When the Compensation Committee makes decisions regarding the compensation of our Named Executives, it first considers each significant element separately – base salary, cash incentive opportunity, equity incentive award opportunity and benefits – with a view to ensuring that each element is competitive and otherwise calibrated appropriately to the role played by the executive and his or her performance.  It also considers how significant elements affect one another, such as base salary affecting cash and equity incentive opportunities; how all elements combine to form an executive's total compensation; and how adjustments would affect amounts payable to an executive upon departure from Safeco under various circumstances.

To keep a current comprehensive picture of total compensation for Named Executives and other senior executives, the Compensation Committee uses a tally sheet developed for each individual showing all elements of compensation.  The tally sheets separately show realized values year-to-date and for the past four years of (1) salary, (2) bonus, (3) dividend equivalents, (4) settlement of RSRs, (5) exercise of stock options, (6) retirement benefit contributions and credits, (7) health and welfare premiums and (8) perquisites.  The tally sheets also show unrealized values with respect to equity awards and retirements for the current year and the past four years, as well as total unrealized values for these items for the same periods.

In addition, the tally sheets show projected amounts potentially payable under various termination scenarios.  The tally sheets are intended to allow the Compensation Committee to evaluate discrete compensation decisions in the context of each Named Executive's actual and projected total compensation.

Certain Executive Compensation Policies, Practices and Considerations

Employment Agreements

Currently, we do not have employment agreements with our executive officers, and we generally prefer to maintain at-will employment relationships with our employees, including our Named Executives.  However, we reserve the flexibility to enter into employment agreements when we believe it is appropriate under the circumstances.  Consistent with our general practice of not having employment contracts with our executive officers, our employment agreement with Arthur Chong, dated October 14, 2005, was terminated on July 30, 2007.  Mr. Chong continues to be employed, at-will, as our Executive Vice President and Chief Legal Officer.

Executive Stock Ownership Policy

Informed by our objective of linking compensation to shareholder interests, the Compensation Committee established a stock ownership policy for our executive officers in 2002.  The ownership requirement is based on the executive's position within Safeco, calculated with reference to annual salary and subject to a five year acquisition period.  Below we estimate the approximate stock ownership requirements and holdings for our Named Executives who remain in our employment, as of the deadlines specified:

Name	Position	Shares & Equivalents Currently Held*	Approximate Requirement as of Deadline**	Deadline
P. Reynolds	President and CEO	190,594	72,867	January 2011
R. Kari	Executive Vice President and CFO	46,023	25,561	June 2011
A. Chong	Executive Vice President and Chief Legal Officer	53,011	20,179	November 2010
E. Martinez	Executive Vice President – Fulfillment	37,228	24,215	July 2012

*	As of May 1, 2008.

**	Calculated using the closing price of Safeco common stock as of May 1, 2008 ($66.90), as well as the annual salary of each Named Executive on that date.

Executives subject to the policy must acquire and retain, until they leave Safeco, a specified number of shares or certain share equivalents by the end of a five year period.  Share equivalents include shares owned by the executive in trust and share equivalents owned through the Safeco Stock Ownership Fund (an investment option of our 401(k)), the Safeco Stock Ownership Fund measurement fund under our Executive DCP and unvested RSRs. For purposes of our stock ownership requirements, share equivalents do not include stock options.  Under our executive stock ownership policy, settled RSRs must generally be retained in shares until applicable share ownership requirements are met. If executives elect to defer settlement of RSRs into the DCP, the deferral must be allocated to the DCP's Safeco Stock Ownership Fund measurement fund. The Compensation Committee reviews compliance with the stock ownership policy annually and periodically reviews the share ownership requirements to ensure they continue to be appropriate. We believe our Named Executives are on track to meet applicable ownership requirements within the five year timeframe.

"Clawback" Provisions in Equity Awards

Equity grant agreements made under our LTIP provide for certain forfeitures due to activity harmful to or competitive with Safeco by the employee within one year after settlement or exercise or one year after termination, whichever is later (referred to in this proxy statement as the restricted period).  The grant agreements allow Safeco to terminate rights under the agreement or to seek repayment for the value realized during the restricted period if the employee engages in such harmful or competitive activity.  Safeco's rights include the ability to set off other amounts payable to the employee by the amount it could recover under these provisions, which are sometimes called "clawback" provisions.

The agreements define the harmful activity to include engaging in job-related conduct for which criminal or civil penalties may be sought, accepting employment with or otherwise assisting a competitor without Safeco's prior consent, disclosing or misusing Safeco confidential information and participating in a hostile attempt to acquire control of Safeco, each as may be determined by the Safeco board of directors.

Equity Grant Practices

Timing and Pricing.  Safeco does not have a practice of coordinating, and does not plan to coordinate, the timing of option or other equity grants with the release of material non-public information.  Named Executives and other leadership employees are considered for equity awards on an annual basis in connection with our annual employee performance review and compensation adjustment cycle.  At a regularly scheduled meeting during the first quarter of the year, which typically occurs in January or February, the Compensation Committee establishes the overall equity pool and determines economic values for individual equity awards to our Named Executives and other key personnel.  An equity award recipient's "economic value" is a set dollar amount that is subsequently converted to a number of shares based on a 20-trading day average closing price of our common stock.

In the case of new hires, the date of grant is the first business day of employment, whether the grant is made by the Compensation Committee or the Incentive Plan Committee.  Stock options are granted with an exercise price equal to the closing market price of Safeco common stock on the date of grant.  Our LTIP does not allow for the grant of discounted stock options.

The Compensation Committee, or the Incentive Plan Committee in certain circumstances described below, may also approve, and has from time to time approved, special equity grants (such as retention grants) outside the regular annual award cycle or new hire grant process.

Delegation of Authority.  In August 2006, the Compensation Committee designated Safeco's CEO, so long as he or she is also a member of the Safeco board of directors, its chief legal officer and its head of human resources as the Incentive Plan Committee.  The Compensation Committee has delegated to the Incentive Plan Committee the authority to grant equity awards under our LTIP for new hires or for retention purposes, as long as the award recipients are not among Safeco's ten most highly compensated employees, or Section 16 officers.  This delegation of authority is subject to guidelines approved by the Compensation Committee, limiting the amounts of awards that may be granted.  Each new hire grant recommendation is developed in coordination with our human resources organization before an offer is presented.  The human resources organization values proposed awards in relation to equity that may be forfeited at the new hire's current employer, establishes the type of grant and grant terms, and keeps an accounting of all awards.  The Compensation Committee receives a summary report of all actions taken by the Incentive Plan Committee at each of its meetings.  The Compensation Committee's charter also permits the Compensation Committee Chair to approve equity compensation for any new hire who will be among our ten most highly paid employees, provided that two other members of the Compensation Committee also approve the compensation if the individual will be a Section 16 officer (which our Named Executives typically are).

Role of Executive Officers

The responsibility to oversee Safeco's compensation programs generally, and all significant decisions regarding Named Executives' compensation, resides with the Compensation Committee.  Safeco's management provides support to the Compensation Committee in this role, supplying analysis and recommendations for its consideration. The Compensation Committee considers CEO recommendations regarding compensation decisions for Named Executives other than herself, as well as information and recommendations provided by Safeco's human resources organization.

Tax and Accounting Treatment

Tax Treatment.  One factor the Compensation Committee considers in structuring our compensation programs is the extent to which Safeco will be able to deduct the compensation for federal income tax purposes. Under Section 162(m) of the Internal Revenue Code, Safeco's deduction for certain compensation paid to the Named Executives, except for the Chief Financial Officer, is subject to an annual limit of $1 million per employee, unless it is deferred or considered performance-based. In 2005, Safeco shareholders approved the PIC Plan (Performance Incentive Compensation Plan), under which cash and equity incentive awards to Named Executives can qualify as performance-based, and therefore not be subject to this limitation on deductibility.  Deductibility is only one factor that influences our compensation decisions, and there may be times when other interests outweigh our interest in securing deductibility.

Another tax-related factor that influences the structure of our executive compensation programs is Section 409A of the Internal Revenue Code, whose limitations primarily relate to deferral of compensation.

Accounting Treatment.    The Compensation Committee also considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity award program.  For example, starting in December 2006, we began settling RSRs in stock resulting in an accounting expense associated with these awards that is fixed at the date of award (although accounting adjustments will still be made for forfeited awards or changes to vesting should these events occur) rather than variable.  The share settlement requirement also helps promote stock ownership by senior management.

The purpose of the following table is to show all compensation paid with respect to 2007 to our CEO, CFO, and three other most highly compensated executive officers as of the end of the year.  All individuals listed in the table are referred to in this proxy statement as "Named Executives."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-equity Incentive Plan Compen- sation ($) (5)	Change in Pension Value & Nonqualified Deferred Compen- sation Earnings ($) (6)	All Other Compen- sation ($) (7)	Total ($)
Paula Rosput Reynolds, President & CEO	2007	962,500	0	2,674,571	975,719	1,250,000	29,191	121,771	6,013,752
	2006	925,000	1,110,000	1,422,021	941,785	888,000	0	854,527	6,141,333
Ross Kari, EVP & CFO (8)	2007	550,000	0	574,350	116,252	423,500	8,510	8,430	1,681,042
	2006	291,667	385,000	86,376	24,649	308,000	0	666,205	1,761,897
Arthur Chong, EVP & Chief Legal Officer	2007	418,750	0	787,408	53,861	322,438	29,340	47,497	1,659,294
	2006	400,000	250,000	673,953	0	546,000	946	22,972	1,893,871
R. Eric Martinez, Jr. EVP, Fulfillment (9)	2007	262,500	500,000	173,531	48,853	367,500	0	215,512	1,567,896
Allie Mysliwy, EVP, Chief Business Officer (10)	2007	363,667	0	649,457	51,311	254,567	34,984	62,479	1,416,465
	2006	312,000	0	746,793	109,430	371,000	25,175	61,573	1,625,971

(1)
The amounts shown in this column represent salary paid during the given year.  For executives who were hired during the year or had a salary rate increase during the year, this amount is less than their annual base rate of salary.  Amounts shown in this table also include amounts an executive may have elected to defer into the DCP.

(2)
This column reports cash bonuses that were promised and paid without regard to company performance, such as sign-on and guaranteed bonuses.  Accordingly, amounts shown here represent the guaranteed portion of Ms. Reynolds' bonus; the guaranteed portion of Mr. Kari's bonus; Mr. Chong's sign-on bonus; and Mr. Martinez's sign-on bonus.

(3)
This column shows the dollar amount recognized as an expense for financial statement reporting purposes for the given fiscal year ended December 31, in accordance with FAS 123(R), in connection with RSRs awarded to the Named Executives.  For Ms. Reynolds, Mr. Kari, Mr. Chong and Mr. Mysliwy, amounts shown for 2007 include amounts associated with awards granted in prior year(s). For Mr. Chong and Mr. Mysliwy, amounts shown for 2006 include amounts associated with awards granted in prior year(s).  Assumptions used in the calculation of these amounts are included in footnote 11 to our audited financial statements for the fiscal year ended December 31, 2007 and footnote 12 to our audited financial statements for the fiscal year ended December 31, 2006 included in Safeco's Annual Reports on Form 10-K filed with the SEC on February 28, 2008 and February 23, 2007, respectively, and available at www.safeco.com.  However, pursuant to SEC rules, the amounts shown above do not reflect any assumption that a portion of the awards will be forfeited.

(4)
This column shows the dollar amount recognized for financial statement reporting purposes for the given fiscal year ended December 31, in accordance with FAS 123(R), in connection with stock options awarded to the Named Executives.  For Ms. Reynolds, Mr. Kari, Mr. Chong and Mr. Mysliwy, amounts shown for 2007 include amounts associated with awards granted in prior year(s).  For Mr. Mysliwy, amounts shown for 2006 include amounts associated with awards granted in prior years.  Assumptions used in the calculation of these amounts are included in footnotes to our financial statements as described above. However, pursuant to SEC rules, the amounts shown above do not reflect any assumption that a portion of the awards will be forfeited.

(5)
We treat cash awards under our PIC Plan as non-equity incentive plan compensation as this term is defined by the SEC.  Awards are made to Named Executives under this plan based on company and individual performance.

(6)
Amounts shown represent the annual increase in the actuarial present value of the individual's accumulated benefit under our CBP plus the annual increase in value of the individual's Excess CBP Sub-Account.  Earnings on nonqualified deferred compensation balances are not included in this column because these earnings are not treated as above-market or preferential.

(7)
Amounts shown for 2007 are explained in further detail in the table and narrative below.  Pursuant to SEC rules, we do not report the dividend equivalents we pay on RSRs, which we pay at the same rate as dividends on our outstanding shares of common stock.

Name	Safeco 401(k) Contribution ($)	Safeco DCP Contribution ($)	Tax Gross Ups ($)	Relocation Assistance ($)	Personal Use Auto/ Aircraft ($)	Other ($)	Total ($)
P. Reynolds	15,750	105,571	0	0	0	450	121,771
R. Kari	6,750	1,500	0	0	0	180	8,430
A. Chong	17,310	29,942	0	0	0	245	47,497
E. Martinez	0	0	32,309	155,349	27,779	75	215,512
A. Mysliwy	24,311	37,988	0	0	0	180	62,479

401(k) and DCP Contributions.  Amounts shown in these columns reflect Safeco contributions and credits to the executive's 401(k) Plan and DCP accounts, respectively, but excluding credits to the Excess CBP Sub-Account, which are reflected in the column entitled "Change in Pension Value & Nonqualified Deferred Compensation Earnings."

Tax Gross-Ups.  All tax gross-ups for Mr. Martinez were in connection with relocation assistance.

Personal Use Auto/Aircraft.  For Mr. Martinez, amounts shown represent the incremental costs of $7,487 for personal use of Safeco automobile and $20,292 for personal use of company aircraft.  The incremental cost of personal use of Safeco aircraft is calculated by aggregating the variable costs for personal use of aircraft that was charged to Safeco by the vendor that operates our leased aircraft.  These costs include the regular hourly charge, the fuel variable charge, the domestic segment fee and the federal excise tax charge. Because the aircraft is leased primarily for business use, fixed costs such as monthly lease payments are not included in this calculation.  For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

Relocation Assistance.    For Mr. Martinez, amounts shown for relocation assistance represent the aggregate incremental cost to Safeco of relocation assistance we provided through a third party relocation assistance firm, including a moving allowance, cost of moving household goods, temporary housing, home purchase assistance (closing costs, loan-related fees, agent and inspector fees) and costs to maintain his former home while it was on the market in 2007.  At the time this proxy statement was filed, a third party relocation firm continues to market Mr. Martinez's former home for sale.

Other. Includes employer-paid life insurance premiums.

(8)	Safeco appointed Mr. Kari as Chief Financial Officer and Executive Vice President effective June 21, 2006.

(9)	Safeco appointed Mr. Martinez as Executive Vice President, Fulfillment effective July 1, 2007.

(10)	Mr. Mysliwy resigned as our Executive Vice President, Chief Business Officer on December 31, 2007, but Mr. Mysliwy remained an employee of Safeco until February 29, 2008 providing transition services.

GRANTS OF PLAN-BASED AWARDS – 2007

Name	Grant Date	Date of Comp. Committee Action (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value ($) (6)
			Target ($)	Maximum ($)
P. Reynolds			1,250,000	3,750,000
	2/22/07	2/20/07				45,882	68.70	666,670
	2/22/07	2/7/07			37,442			2,572,265
R. Kari			385,000	1,155,000
	2/22/07	2/20/07				17,733	68.70	257,662
	2/22/07	2/7/07			14,471			994,158
A. Chong			297,500	892,500
	2/22/07	2/20/07				12,897	68.70	187,395
	2/22/07	2/7/07			10,524			722,999
E. Martinez			367,500	1,102,500
	7/1/07	4/25/07				25,361	62.26	290,995
	7/1/07	4/25/07			16,602			1,033,641
A. Mysliwy			252,000	756,000
	2/22/07	2/20/07				10,188	68.70	148,033
	2/22/07	2/7/07			8,314			571,172

(1)
Dates for Compensation Committee action awarding grants effective on February 22, 2007 for the Named Executives reflect the practice of the Compensation Committee to approve an equity award with a specified expected economic value at its regularly scheduled first quarter meeting, with the actual number of shares underlying the award to be determined with respect to the average closing price over a period of time (typically 20 trading days) preceding the actual grant date.  The dates of Compensation Committee action with respect to equity granted to Mr. Martinez when he joined Safeco vary from the date of grant, as shown, because the Compensation Committee approved the awards when they approved his offer of employment, with a grant date effective on the date he commenced employment.

(2)
Amounts shown in the "Target" column reflect applicable individual salary percentage guidelines and 2007 base salary, both as of April 2007, and assume no incentive pool modifier.  The "Maximum" amounts shown reflect a maximum cash incentive award of 300% of target, regardless of the value of the cash incentive pool modifier with respect to company results.  Cash incentives payable to Named Executives for any year are also subject to the PIC Plan, which imposes a maximum per-person annual limit on cash incentives of $6,000,000.

(3)
Amounts shown represent the number of shares of Safeco common stock underlying RSRs awarded pursuant to the LTIP. RSRs are subject to service-based vesting, and awards made in 2007 typically vest and settle 100% on February 13 of the second year after the grant date, except that the RSR award for Mr. Martinez vests 30% on July 1, 2008, 30% on July 1, 2009 and 40% on July 1, 2010.

(4)
Amounts shown represent the number of shares of Safeco common stock underlying options awarded pursuant to the LTIP.  Stock options issued under this plan are subject to service-based vesting.  Vesting schedule details with respect to outstanding equity awards at year-end, including 2007 option and RSR grants, can be found following the table called "Outstanding Equity Awards at December 31, 2007."

(5)
The exercise price of stock options granted under the LTIP is the closing share price of Safeco common stock on the date of grant.  Accordingly, the exercise prices shown in this column reflect our closing share prices on February 22, 2007 and June 29, 2007 (the previous business day before the grant since July 1, 2007 was not a business day).

(6)	Grant Date Fair Value Column. Shows aggregate grant date fair value of RSRs and stock options computed in accordance with FAS 123(R), as follows:

a.
For RSRs, grant date fair value is computed by multiplying the number of shares underlying the award by the closing stock price on date of grant, or if the grant date falls on a weekend, the closing stock price on the previous business day.  The closing stock prices for the grant dates shown in the table were:

Date	Closing Price
2/22/07	$68.70
7/01/07	$62.26 (on 6/29/07)

b.
For options, the grant date fair values we report in this table are computed in accordance with FAS 123(R) based on a Black-Scholes valuation model.  You can find out about the assumptions underlying our Black-Scholes valuation model by reading footnote 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 28, 2008 and available at www.safeco.com.

Discussion – Summary Compensation Table and Grants of Plan-Based Awards Table

Below we discuss material factors necessary to understand the information we provide in the Summary Compensation Table and Grants of Plan-Based Awards Table.

Dividends.  We pay dividend equivalents on RSRs.  The applicable dividend rate is the same as it is for all outstanding shares of Safeco common stock, and is determined by the Safeco board of directors.  For 2007, we paid a quarterly dividend of $0.30 per share in the first and second quarters and $0.40 per share in the third and fourth quarters.  Pursuant to SEC rules, dividend equivalents are not reported in the Summary Compensation Table because they are factored into the grant date fair value required to be reported in the Grants of Plan-Based Awards table.

2007 Equity Grants.  The equity grants shown in the Grants of Plan-Based Awards table are all of the equity awards we made in 2007 to our Named Executives.  For Mr. Martinez, who joined Safeco in July 2007, these equity awards were made in connection with his hiring.  For the other Named Executives, the February equity awards were based on individual and company performance during 2006.

Assumptions Underlying Change in Pension Values.  The Summary Compensation Table column entitled "Change in Pension Value & Nonqualified Deferred Compensation Earnings" reflects the 2007 change in value of two elements: the CBP account and the related, supplemental portion of the DCP that we refer to as the Excess CBP Sub-Account.

The change in pension value with respect to the CBP is based on the present value of the accumulated CBP benefit as of two dates: December 31, 2006 and December 31, 2007.  The present value of the accumulated CBP benefit at a given date is determined in two steps. First, the accumulated benefit is calculated by projecting the employee's account balance as of the calculation date with 5% interest to normal retirement age (age 65) and dividing by 73.  The resulting value is an escalating quarterly annuity payable at age 65.  Second, using assumptions consistent with those used for disclosure purposes under Statement of Financial Accounting Standards 87, "Employers Accounting for Pensions", as amended, which is referred to in this proxy statement as SFAS 87, the present value of this benefit is converted to a lump-sum form of payment and the lump-sum amount is discounted back to the current calculation date using the SFAS 87 discount rate assumption.  Once the present values of the accumulated CBP benefit for the beginning and end of the year are determined, the beginning value is subtracted from the ending value, and the difference is included in the Summary Compensation Table's column entitled "Change in Pension Value & Nonqualified Deferred Compensation Earnings."

The second element included in this column is the annual change in value of the Excess CBP Sub-Account. The change in value for this element equals a pay-based credit plus an annual interest credit.  The pay-based credit equals 3% of eligible compensation (salary and bonus) in excess of the Internal Revenue Code's Section 401(a)(17) limit, which in 2007 was $225,000. The interest credit is a 5% annual interest credit applied to the account balance on a monthly basis.  Together, the pay-based credit and the interest credit represent the increase in value of the Excess CBP Sub-Account from one year to the next, and this sum is included in the Summary Compensation Table's column entitled "Change in Pension Value & Nonqualified Deferred Compensation Earnings."  The method of calculation described above for the increase in value of the Excess CBP Sub-Account is our method of calculating the increase for record-keeping and financial reporting purposes.  If and when benefits are actually paid, we conduct an actuarial calculation to ensure that the value paid is not less than the amount required by the governing plan document, which is the same calculation as described above with respect to calculation of the present value of the accumulated CBP benefit.

You can find out more about the assumptions underlying our CBP calculations, as well as additional information regarding our obligations with respect to the CBP and the DCP (including the Excess CBP Sub-Account), in footnote 9 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in Safeco's Annual Report on Form 10-K filed with the SEC on February 28, 2008 and available at www.safeco.com.

The following table provides information on equity that has been previously awarded and remained outstanding at the end of 2007, unexercised or unvested, for each of our Named Executives.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
P. Reynolds (3)	0	250,000	57.75	Jan. 3, 2016	112,028	6,237,719
	0	45,882	68.70	Feb. 15, 2014
R. Kari (4)	2,443	7,327	55.17	June 21, 2016	20,981	1,168,222
	0	17,733	68.70	Feb. 15, 2014
A. Chong (5)	0	12,897	68.70	Feb. 15, 2014	29,006	1,615,054
E. Martinez (6)		25,361	62.26	July 1, 2014	16,602	924,399
A. Mysliwy (7)	0	10,188	68.70	Feb. 15, 2014	28,100	1,564,608
	65,682	0	38.19	May 7, 2013
	1,255	0	33.32	May 1, 2012

(1)	Amounts shown represent the number of shares of common stock underlying outstanding RSR awards.

(2)
The market value shown for all awards in this column was calculated by multiplying $55.68, the closing price of our common stock as of the last business day of the year, which was December 31, 2007, by the number of shares underlying the applicable award.

(3)	Reynolds. The year-end holdings shown for Ms. Reynolds consist of awards that vest or vested as follows:

Type of Award	Grant Date	Original Grant (#)	Vesting Schedule
Option	1/3/06	250,000	50% (125,000 options) vest 1/3/09 25% (62,500 options) vest 1/3/10 25% (62,500 options) vest 1/3/11
Option	2/22/07	45,882	100% (45,882 options) vest 2/15/10
RSR	2/22/07	37,442	100% (37,442 RSRs) vest 2/13/09

RSR	3/10/06	57,148	25% (14,287 RSRs) vested 2/15/07 25% (14,287 RSRs) vest 2/15/08 25% (14,287 RSRs) vest 2/13/09 25% (14,287 RSRs) vest 2/15/10
RSR	1/3/06	42,300	25% (10,575 RSRs) vested 1/3/07 25% (10,575 RSRs) vest 1/3/08 25% (10,575 RSRs) vest 1/3/09 25% (10,575 RSRs) vest 1/3/10

(4)	Kari. The year-end holdings shown for Mr. Kari consist of awards that vest or vested as follows:

Type of Award	Grant Date	Original Grant (#)	Vesting Schedule
Option	6/21/06	9,770	25% (2,443 options) vested 6/21/07 25% (2,442 options) vest 6/21/08 25% (2,443 options) vest 6/21/09 25% (2,442 options) vest 6/21/10
Option	2/22/07	17,733	100% (17,733 options) vest 2/15/10
RSR	2/22/07	14,471	100% (14,471 RSRs) vest 2/13/09
RSR	6/21/06	8,680	25% (2,170 RSRs) vested 2/15/07 25% (2,170 RSRs) vest 2/15/08 25% (2,170 RSRs) vest 2/13/09 25% (2,170 RSRs) vest 2/15/10

(5)	Chong. The year-end holdings shown for Mr. Chong consist of awards that vest or vested as follows:

Type of Award	Grant Date	Original Grant (#)	Vesting Schedule
Option	2/22/07	12,897	100% (12,897 options) vest 2/15/10
RSR	2/22/07	10,524	100% (10,524 RSRs) vest 2/13/09
RSR	3/10/06	13,976	25% (3,494 RSRs) vested 2/15/07 25% (3,494 RSRs) vest 2/15/08 25% (3,494 RSRs) vest 2/13/09 25% (3,494 RSRs) vest 2/15/10
RSR	11/14/05	16,000	25% (4,000 RSRs) vested 11/14/06 25% (4,000 RSRs) vested 11/14/07 25% (4,000 RSRs) vest 11/14/08 25% (4,000 RSRs) vest 11/14/09

(6)	Martinez. The year-end holdings shown for Mr. Martinez consist of awards that vest or vested as follows:

Type of Award	Grant Date	Original Grant (#)	Vesting Schedule
Option	7/1/07	25,361	30% (7,608 options) vest 7/1/08 30% (7,609 options) vest 7/1/09 40% (10,144 options) vest 7/1/10
RSR	7/1/07	16,602	30% (4,981 RSRs) vest 7/1/08 30% (4,980 RSRs) vest 7/1/09 40% (6,641 RSRs) vest 7/1/10

(7)	Mysliwy. The year-end holdings shown for Mr. Mysliwy consist of awards that vest or vested as follows:

Type of Award	Grant Date	Original Grant (#)	Vesting Schedule
Option	2/22/07	10,188	100% (10,188 options) vest 2/15/10

Option	5/7/03	65,682	26% (17,075 options) vested 5/7/04 26% (17,075 options) vested 5/7/05 26% (17,075 options) vested 5/7/06 22% (14,457 options) vested 5/7/07
Option	5/1/02	61,455	26.4% (16,250 options) vested 5/1/03 26.4% (16,250 options) vested 5/1/04 25.6% (15,706 options) vested 5/1/05 21.6% (13,249 options) vested 5/1/06
RSR	2/22/07	8,314	100% (8,314 RSRs) vest 2/13/09
RSR	3/10/06	10,480	25% (2,620 RSRs) vested 2/15/07 25% (2,620 RSRs) vest 2/15/08 25% (2,620 RSRs) vest 2/13/09 25% (2,620 RSRs) vest 2/15/10
RSR	3/11/05	14,204	25% (3,551 RSRs) vested 2/15/06 25% (3,551 RSRs) vested 2/15/07 25% (3,551 RSRs) vest 2/15/08 25% (3,551 RSRs) vest 2/13/09
RSR	5/5/04	19,296	25% (4,824 RSRs) vested 2/15/05 25% (4,824 RSRs) vested 2/15/06 25% (4,824 RSRs) vested 2/15/07 25% (4,824 RSRs) vest 2/15/08

The following table shows aggregate amounts that our Named Executives realized on equity awards during 2007 through exercise of stock options or vesting of RSRs.

OPTION EXERCISES AND STOCK VESTED – 2007

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (1)	Value Realized On Exercise (2) ($)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($)(4)
P. Reynolds	0	0	24,862	1,654,195
R Kari	0	0	2,170	149,513
A. Chong	0	0	7,494	466,257
E. Martinez	0	0	0	0
A. Mysliwy	71,446	1,872,013	11,674	804,339

(1)
Amounts shown represent the gross number of shares acquired on exercise.  To the extent that a Named Executive used shares to pay the exercise price or satisfy tax withholding obligations, the actual number of shares acquired would be less than the amounts shown.

(2)
Amounts shown in this column as the value realized upon exercise reflect the difference between the market price of Safeco common stock on the date of exercise and the exercise price of the options.  The amount realized has not been reduced to reflect the payment of tax withholding obligations.

(3)
Amounts shown represent the gross number of shares that vested.  To the extent that a Named Executive settled an award in cash or used shares to satisfy tax withholding obligations, the number of shares actually acquired would be less than the amount shown.

(4)
Amounts shown in this column as the value realized upon vesting were computed by multiplying the number of shares that vested by the closing price of Safeco common stock on the date of vesting.  Amounts shown have not been reduced to reflect the payment of tax withholding obligations.

The table below shows the present value of the accumulated benefit under the terms of our CBP.  It shows separately amounts attributable to an associated restorative supplemental cash balance benefit called the Excess CBP Sub-Account. Additional explanation follows the table. Because Mr. Martinez did not complete the initial one year service requirement before the CBP was frozen, he was not eligible to participate in the CBP or Excess CBP Sub-Account and is not shown in the table.

PENSION BENEFITS AS OF DECEMBER 31, 2007

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)
P. Reynolds	CBP	1.0	6,976
	Excess CBP Sub-Account	1.0	22,215
R. Kari	CBP	0.5	7,004
	Excess CBP Sub-Account	0.5	1,506
A. Chong	CBP	1.1	8,002
	Excess CBP Sub-Account	1.1	22,283
A. Mysliwy	CBP	25.0	113,431
	Excess CBP Sub-Account	25.0	73,228

(1)
Each listed executive's number of years credited service is less than his or her years of actual service by at least one year and no more than 13 months, due to our service eligibility requirements, which require an employee to work at Safeco for at least one year to be eligible to participate in the CBP and, if applicable, the Excess CBP Sub-Account.

(2)
For purposes of this table, we assume a retirement age of 65 years, the normal retirement age for purposes of the CBP. If the individuals named in the table were to have not been employed by Safeco as of year-end, the actual amounts payable to them also would have been their actual account balances. For the CBP, the actual account balances as of year-end were as follows:

Name	Actual CBP Account Balances at 12/31/2007 ($)
P. Reynolds	6,750
R. Kari	6,750
A. Chong	7,800
A. Mysliwy	110,320

For the Excess CBP Sub-Account, actual account balances are shown in the Pension Benefits table.  Further information on how the amounts shown in the Pension Benefits table were calculated is given in the narrative below.

How the Cash Balance Plan (CBP) Works

Basics.  The CBP was frozen on January 1, 2008 and will be terminated in connection with a redesign of our future savings program; however, participants with benefits accrued in the CBP will continue to receive interest credits through termination.  The CBP was a defined benefit plan established to provide retirement benefits for salaried employees, who become eligible to participate after one year of service with Safeco, provided they work a minimum of 1,000 hours.  Safeco also provided a supplemental benefit to Named Executives and other senior executives under the terms of the DCP.  This supplemental benefit is a restoration benefit, meaning that it allows participants to accrue amounts on the same basis as they would be entitled to accrue under the CBP if there were no Internal Revenue Code limitations on their participation in the CBP.  We called this restoration benefit the Excess CBP Sub-Account.

Benefit Accrual.  Employees did not contribute to the CBP or the Excess CBP Sub-Account.  The CBP was credited annually with an amount equal to 3% of eligible annual compensation, which is comprised of base salary and bonus and subject to limitations imposed by Section 401(a)(17) of the Internal Revenue Code.  Interest is credited monthly on the cumulative amount credited for prior years at an annual rate of 5%.  The Excess CBP Sub-Account accrues a credit based on the same formula with respect to compensation exceeding the Internal Revenue Code limitations.

Calculating Present Value.  With respect to the CBP, we calculate the present value of a participant's accumulated benefit in two steps.  First, the accumulated benefit is calculated by projecting the employee's account balance as of the calculation date with 5% interest to normal retirement age (age 65) and dividing by 73.  The resulting value is an escalating quarterly annuity payable at 65. Second, using assumptions consistent with those used for SFAS 87 (as amended) disclosure purposes, the present value of this accumulated benefit is converted to a lump sum form of payment and that lump sum amount is discounted back to the current calculation date using the SFAS 87 discount rate assumption.

With respect to the Excess CBP Sub-Account, the reported present value is the same as the actual account value (vested or unvested) and no actuarial calculation was conducted.  The reported present value of the Excess CBP Sub-Account above reflects our method of calculating the present value of this account for record-keeping and financial reporting purposes.  If and when benefits are actually paid, we conduct an actuarial calculation to ensure that the value paid is not less than the amount required by the governing plan document, which is the same calculation as described above with respect to calculation of the present value of the accumulated CBP benefit.  We believe that the amounts reported here pursuant to our record-keeping method of calculation do not differ materially from amounts that would result from the actuarial method of calculation set forth in the plan document.

You can find out more about the assumptions underlying our CBP calculations, as well as additional information regarding our obligations with respect to the CBP and the DCP (including the Excess CBP Sub-Account), in footnote 9 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in Safeco's Annual Report on Form 10-K filed with the SEC on February 28, 2008 and available at www.safeco.com.

Vesting.  Prior to January 1, 2008, an employee's balance in the CBP and Excess CBP Sub-Account became vested at a graduated rate, starting after two years of service with full vesting after five years of service.  When the CBP was frozen, all unvested balances of the participants became vested.

Distributions.  Participants may elect to receive, after termination of employment, a lump-sum distribution of their CBP balances or an annuitized payment from the CBP's trust fund.  After termination of the CBP, participants may elect, among other things, to roll over their CBP balance into the 401(k) Plan, receive a lump-sum distribution of their CBP balance or receive an annuitized payment.  The annuitized payments are made quarterly and annuity options include single life as well as a joint and 50% survivor payment. Participants have the ability to request level payments or actuarially equivalent escalating payments.

With respect to Excess CBP Sub-Accounts, participants who leave Safeco can choose to receive a lump-sum distribution, annual installment payments not to exceed a period of 20 years, or a combination of the two. Alternatively they may maintain their balance and allocate it to the same measurement funds available under the DCP.

Retirement.  There is no feature with respect to the CBP or Excess CBP Sub-Account that enhances benefits upon early retirement, and Safeco does not grant additional service credits with respect to these plans.  No Named Executive is eligible to retire for purposes of the CBP or Excess CBP Sub-Account.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The following table shows contributions, earnings, withdrawals and balances under our Deferred Compensation and Supplemental Benefit Plan for Executives.  The amounts shown here exclude amounts attributable to the Excess CBP Sub-Account.

NONQUALIFIED DEFERRED COMPENSATION – 2007

Name	Executive Contributions in 2007 ($) (1)	Safeco Contributions in 2007 ($)(2)	Aggregate Earnings in 2007($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2007 ($)
P. Reynolds	393,943	105,571	10,848	0	601,724
R. Kari	0	1,500	4	0	1,504
A. Chong	11,625	29,942	1,307	0	55,564
E. Martinez	0	0	0	0	0
A. Mysliwy	76,115	37,988	(1,216)	0	481,656

(1)
Executive Contributions Column.  The table below shows whether amounts reported in this column, if greater than zero, are reported in the Summary Compensation Table and what these executive contributions comprise. For Ms. Reynolds, the bonus deferral amount was reported in the Non-Equity Incentive Plan Compensation column (NEIPC) for 2006.

Name	Nature of Item Deferred	Amount	In SCT	SCT Column
P. Reynolds	Bonus deferral	199,800	Yes	NEIPC
	Excess savings deferral	44,250	Yes	Salary
	RSR dividend equivalents	149,893	No	NA
A. Chong	Excess savings deferral	11,625	Yes	Salary
A. Mysliwy	Excess savings deferral	21,565	Yes	Salary
	Salary deferral	54,550	Yes	Salary

(2)	All amounts shown in this column are reported as compensation in the Summary Compensation Table in that table's "All Other Compensation" column.

(3)	Aggregate earnings on individuals' DCP balances are not reported in the Summary Compensation Table, because they are not treated as above-market or preferential.

How the Deferred Compensation Plan for Executives (DCP) Works

Basics.  The DCP is an unfunded nonqualified plan that was established to provide retirement asset accumulation for certain highly-compensated employees.  Participants may defer up to 100% of salary, bonus, RSR settlements, and dividend equivalents payable on RSRs.  Safeco also credits each executive's account in the DCP as described below.  The following discussion does not address the Excess CBP Sub-Account, which for certain administrative purposes is treated as part of the DCP, but which is described above.

Safeco Credits.  Safeco credits the DCP with amounts that could have been contributed to the 401(k) but for limitations imposed by the Internal Revenue Code.  Safeco's credits to the DCP are explained below.

•
Excess Savings Match.  401(k) participants with one year of service received a match on salary deferrals into the 401(k) equal to 2/3 of the first 6% deferred.  Effective January 1, 2008, participants receive a match on salary deferrals into the 401(k) equal to 100% of up to the first 6% deferred and the one year service requirement was eliminated.  Internal Revenue Code Section 401(a)(17) limits the earnings eligible for deferral to $225,000.  Employees who participate in the DCP can defer to the DCP amounts earned in excess of this limit.  We call this type of employee deferral an "excess savings deferral."  The "excess savings match" is a contribution Safeco makes to the DCP with respect to any such excess savings deferrals, at the same rate that would apply if the deferrals were being made to the 401(k).

•	Supplemental Guaranteed Contribution. Participants in the 401(k) also received a "safe harbor" contribution by Safeco equal to 3% of the participant's eligible earnings with respect to employee deferrals.  This guaranteed contribution is subject to limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code.  The "supplemental guaranteed contribution" is a guaranteed contribution Safeco makes to the DCP equal to 3% of the eligible earnings in excess of these Internal Revenue Code limits.

•
Supplemental Profit Sharing Contribution.  All profit sharing contributions by Safeco were discontinued as of December 31, 2007.  Prior to this date, Safeco could authorize, in its discretion, an additional profit sharing contribution for all participants in the 401(k).  Safeco authorized a profit sharing contribution of 4.68% of eligible earnings (salary and bonus) for all 401(k) participants in 2007.  The "supplemental profit sharing contribution" was a credit for DCP participants equal to a defined percentage of eligible earnings in excess of the Internal Revenue Code's Section 401(a)(17) limit or any amount which could not be made to the qualified plan as a result of the application of the Section 415 limit.  Accordingly, Safeco authorized a supplemental profit sharing credit equal to 4.68% of eligible earnings in excess of Internal Revenue Code's Section 401(a)(17) limits to the DCP participants in 2007.

Vesting.  The excess savings match and supplemental profit sharing contribution are subject to vesting.  They become vested at a graduated rate, starting after two years of service, with full vesting after five years of service.

Earnings.  Participants in the DCP elect "measurement funds" for their DCP accounts.  These measurement funds comprise the same funds as are available to 401(k) participants.  The funds are called "measurement funds" because DCP accounts are not actually invested in these funds.  Rather, the accounts are deemed to grow at the same rate as the measurement funds selected.  Participants may allocate or reallocate their account balances among these measurement funds on a daily basis, except that balances in the Safeco Stock Ownership Fund are subject to certain restrictions.  The following table shows the measurement funds that were available during 2007 and the annualized return for each fund.

DCP Measurement Funds	Annualized Return (%)
American Funds EuroPacific Growth	19.22
American Funds Growth Funds of America	11.26
Goldman Sachs Small Value I	(5.33)
Hotchkis & Wiley Large Cap Value I	(10.55)
Safeco Stock Ownership Fund	(10.82)
Undiscovered Managers Small Cap Growth	(3.25)
Vanguard Balanced Index Institutional	6.34
Vanguard Total Bond Market Index	7.05
Vanguard Developed Market Index	11.04
Vanguard Institutional Total Stock Market Index Fund	5.62
Wells Fargo Advantage Total Return Bond I	6.38
Wells Fargo Stable Return G Fund	4.99
Wells Fargo Total Return Bond G	6.94

DCP—Distributions.  Distributions from the DCP are generally payable after termination of employment according to elections made by participants subject to the vesting requirements noted above.  Distributions may be made in the form of a lump sum payment, annual installments for a period of up to 20 years, or a combination of the two. Distributions cannot begin until the later of six months following termination of employment or the January following termination of employment.  Executives can also elect to maintain their DCP accounts following termination.  After termination, executives who elect to do so may continue to re-allocate amounts among the measurement funds then available.

Potential Payments Upon Separation of Service or Change in Control

In this section, we discuss the arrangements that would trigger payments or benefits to our Named Executives upon termination of employment in various circumstances or upon a change in control. We quantify estimated payments and benefits assuming the triggering events occurred as of December 31, 2007, the last business day of the year.  For Mr. Mysliwy, who departed in February 2008, we discuss the actual compensation arrangements in connection with his departure.

For a discussion of certain interests of Safeco's directors and executive officers in the merger, see "The Merger – Interests of Safeco's Directors and Executive Officers in the Merger" starting on page 41.

Payments and benefits we may make upon termination or a change in control are governed by the terms of the following plans, arrangements and guidelines:

•	Change in Control Severance Agreements with each of our Named Executives;

•	Our Executive Severance Guidelines (not applicable to the CEO);

•	The LTIP; and

•	Our DCP.

Change in Control Severance Agreements.  Safeco has provided change in control severance agreements to certain members of senior management for many years. During or before 2007, Safeco entered into a Change in Control Severance Agreement with our CEO and each of our Executive Vice Presidents, including all of our Named Executives.  The terms of the Change in Control Severance Agreement, described below, were the same for each Named Executive. In early 2008, the Compensation Committee approved a new form of change in control agreement that will be entered into with newly hired executives on a case-by-case basis.

The Change in Control Severance Agreements help make our compensation programs for senior executives competitive, and can serve Safeco shareholders' interests by limiting the potential distraction of, and retention risk with respect to, senior management in the event of a potential change in control.  The agreements also help manage the costs associated with retention and transition services in connection with a potential change in control.

Stay-Pay Agreement.  The Change in Control Severance Agreement requires the executive to remain in Safeco's employment for a certain period if certain events occur pursuant to which a change in control is anticipated (a potential change in control).  Specifically, in the event of a potential change in control, he or she must continue employment until the earliest of the following:

•	Six months after the potential change in control;

•	A change in control actually occurs;

•	Termination for good reason, or due to death, disability or retirement; or

•	Termination by company for any reason.

Payments upon Change in Control.  The agreement also provides for certain benefits upon a change in control and upon termination following a change in control. Immediately before a change in control, vesting of all the executive's outstanding equity accelerates. This acceleration of vesting is also required for all employee equity awards under the terms of our LTIP.  Upon vesting in connection with a change in control, the Change in Control Severance Agreement requires that RSRs settle in cash and that options accelerate with enough time to obtain the benefits that other shareholders would receive in connection with the change in control.  The agreement also provides that restrictions on any other outstanding incentive awards lapse on a change in control and that the executive will remain eligible for a cash incentive bonus under the terms of Safeco's incentive plan for leadership employees generally.

Severance Following Change in Control.  During the seven years following the change in control, if the executive is discharged without cause, demoted or given other good reason to resign, the change in Change in Control Severance Agreements call for the following severance payments:

(i)	a lump-sum cash payment of three times annual base salary;

(ii)	a lump sum cash payment of any incentive compensation that has already been allocated or awarded to the executive for a completed period and which is contingent only on continued employment;

(iii)	a pro rata portion of the aggregate value of all contingent incentive compensation awards, assuming the highest achievement of individual and company goals so as to produce maximum payouts;

(iv)
continuation of life, disability, accident and health benefits for thirty-six months substantially similar to those which the executive is receiving immediately prior to termination, reduced to the extent any comparable benefits are received or made available to the executive during such period; and

(v)	a tax gross-up to the extent a certain excise tax is imposed on any amounts payable in connection with a change in control or termination of the executive.

The above payments are also payable if the executive resigned, for any reason, during the thirteenth full calendar month following the change in control.

With respect to the tax gross-up referenced above, if the executive is required to pay any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, the executive would be entitled to a 280G tax gross-up.

For purposes of the Change in Control Severance Agreement, terminations without cause or resignations for good reason occurring before a change in control would be deemed to occur following a change in control, thus triggering severance, if they are at the request or direction of the acquirer; if the "good reason" for resignation arose due to the acquirer; or if the executive can otherwise demonstrate that the termination is in connection with or in anticipation of the change in control. The severance payments described above also become payable if we fail to cause an acquirer to assume our obligations under the agreement in connection with a change in control.

The agreement provides that executives can defer all or a portion of severance and tax gross-up payments made under the agreement, with simple interest at an annual rate of 10%. However, in order to comply with 409A, such deferrals will not be available in the event of a change in control.

No severance payments are due under the Change in Control Severance Agreement if an executive is terminated by reason of death, disability, retirement or is terminated for "cause," which is defined in the agreement to mean (i) the willful and continued failure by the executive to substantially perform the executive's duties after a written demand for substantial performance is delivered to the executive by the board, or (ii) the willful engaging by the executive in conduct that is demonstrably and materially injurious to Safeco, monetarily or otherwise.

A "change in control" for purposes of the Change in Control Severance Agreement means:

•	Acquisition by a person of beneficial ownership of 25% of the Safeco's voting securities;

•	A change of a majority of the board to directors not approved by incumbent directors;

•	A merger or consolidation in which Safeco voting securities represent less than 75% of voting power after transaction; or

•	Approval of plan of complete liquidation, dissolution or sale of all or substantially all of Safeco's assets.

Non-CEO Executive Severance Guidelines.  In 2006, the Compensation Committee determined that for competitive purposes, to provide consistency, and to control severance costs, it would be appropriate to establish executive severance guidelines.  After analysis of competitive data, including publicly available benchmark information compiled by Hewitt Associates, the Compensation Committee approved guidelines that suggest minimum and maximum separation payments for senior officers upon resignation for good reason (as determined by the Compensation Committee) or involuntary termination without cause.  The guidelines apply to the Named Executives employed by us at year-end other than our CEO.

The guidelines suggest providing the following severance benefits.  For some benefits, the guidelines suggest a single level of benefit, and for other benefits, the guidelines suggest a range, with minimum, maximum and typical benefits.  We describe the suggested benefits below, indicating where applicable, the "typical" and "maximum" levels suggested by the guidelines:

•	Cash severance: typical payment is one year's pay, maximum payment is two years' pay (in each case, "pay" being base salary plus target bonus)

•	Payment in lieu of bonus: typical payment is pro-rated bonus at target, not adjusted for company results and maximum payment is pro-rated bonus at target, adjusted for company results

•
Equity acceleration:  typical payment is pro-rated vesting of equity awards that would otherwise vest within twelve months and maximum payment is vesting of all equity awards that would otherwise vest within twelve months

•	Payment for health coverage: a lump-sum payment equal to three months of company health plan premiums for that employee and

•	Outplacement services for up to one year

These benefits are contingent on the executive's execution of a waiver of claims.  Our executive severance guidelines do not apply to voluntary resignation without good reason, retirement, death or disability, or change in control. Our Compensation Committee reserves the right to modify or terminate this program at anytime. In all cases, severance payments remain subject to the Compensation Committee's discretion and may be adjusted upward or downward based on factors such as length of service and transition requirements, as well as the particular circumstances of and restrictive covenants secured in connection with a given departure.

As noted above, the executive severance guidelines do not apply to our CEO.  As of January 1, 2007, any severance payments or other benefits to our CEO upon a termination not governed by the Change in Control Severance Agreement or other Safeco plan or policy would be determined in the discretion of the Compensation Committee.  Additionally, in the event a participant in this plan is entitled to severance payments or benefits under a Change in Control Severance Agreement, he or she will not be entitled to severance under this plan.

LTIP.  The LTIP provides for acceleration of vesting of equity awards under certain circumstances that involve termination of employment or a change in control.  These provisions apply to all holders of awards under the plan. The LTIP and Compensation Committee policy provide for acceleration of vesting as follows:

Retirement:   Acceleration of vesting of options and RSRs depends upon the terms of the award agreement or the action or policy of the Compensation Committee.  Before February 2007, our LTIP provided for accelerated vesting of RSRs upon retirement, and Compensation Committee policy was to also accelerate vesting of options upon retirement.  This full acceleration of RSRs and options upon retirement continues to apply to all awards granted before February 2007.  For equity awards (options and RSRs) granted in February 2007 or later, our Compensation Committee's policy is to provide full acceleration of vesting on retirement, except that any equity awards granted in the year of retirement are accelerated only on a pro-rated basis.

Disability:  Acceleration of vesting of options and RSRs depends upon the terms of the award agreement or the action or policy of the Compensation Committee.  Before February 2007, our LTIP provided for accelerated vesting of RSRs, but not options, upon total and permanent disability.  This full acceleration of RSRs upon disability continues to apply to all RSRs under our Compensation Committee's policy.  For option awards granted in February 2007 or later, our Compensation Committee's policy is to provide full acceleration of vesting upon total and permanent disability.

Death:  Our LTIP provides for automatic accelerated vesting of stock options upon death.  Accelerated vesting of RSRs depends upon the terms of the award agreement or action or policy of the Compensation Committee.  Before February 2007, our LTIP provided for vesting of all unvested RSRs if employment was terminated due to death.  This full acceleration of RSRs upon death continues to apply to all RSRs in accordance with our Compensation Committee's policy.

Change in Control:  All unvested equity awards accelerate, without regard to termination of employment.

Retirement Plans.  Accumulated benefits in the CBP do not accelerate upon a change in control of Safeco or upon any of the other events shown in the tables below.  Unvested amounts in the DCP and the Excess CBP Sub-Account vest if a participant's employment is terminated within two years following a change in control.

Estimated Termination, Change in Control Payments for Named Executives.  In the tables below, we show estimated amounts that would have been payable to each Named Executive currently employed by us in a variety of termination scenarios, assuming the triggering event occurred as of December 31, 2007, the last business day of the year.  We do not show amounts that would have been payable upon retirement as of that date, because none of the Named Executives employed by us as of December 31, 2007 was eligible to retire on that date.  For Mr. Mysliwy, we describe the actual amounts paid to him in connection with his resignation effective in early 2008, instead of a variety of termination scenarios.

In estimating the severance amounts shown in the table for involuntary not for cause terminations for our Named Executives other than the CEO, we have assumed application of the maximum suggested payments under our Executive Severance Guidelines.

Termination upon a change in control would have accelerated the vesting of balances in the Excess CBP Sub-Account and DCP, and we show the amount that would have vested in the tables below.  For those Named Executives who were not yet eligible to participate in these plans as of that date, amounts shown in these rows are accordingly zero. For those Named Executives whose full account balances as of that date were already vested, amounts shown are also zero.

Amounts for the 2007 cash incentive awards included in these tables speak as of the last business day of the year, at which point the performance period for any cash incentive award was complete.  If a termination event shown below were to occur during the course of a performance period, any awarded but unpaid cash incentive with respect to the previous completed period would be payable, as well as a pro-rata amount with respect to the current period.  In the case of termination upon change in control, the pro-rata incentive amount would be payable upon termination, and the amount would be based on an assumption that company results and individual performance were at levels that would result in the maximum amount payable, reflecting a pro-rata amount of the maximum possible individual cash incentive award (or 300% of target) and the maximum possible individual equity award.

In the case of involuntary termination, disability or death, the pro-rata incentive amount would be payable when cash incentives with respect to the period are paid, at the individual's applicable target percentage of base salary, modified by actual company results (assuming, in the case of involuntary termination, application of the maximum bonus benefit formulation under the executive severance guidelines).

Other assumptions are discussed in the footnotes to each table.

The tables below reflect estimated amounts payable upon termination, change in control and related events with respect to Safeco's currently employed Named Executives, as of December 31, 2007.  No payments or benefits would have been triggered upon voluntary resignation or termination for cause.

Paula Rosput Reynolds

Type of Benefit or Payment	Involuntary, Not for Cause Termination (1)($)	Change in Control –No Termination($) (2)	Termination Without Cause Upon Change in Control ($) (3)	Disability ($) (4)	Death ($) (5)
Cash Payment	NA	0	2,925,000	0	0
Bonus (6)	NA	0	1,250,000	1,250,000	1,250,000
RSR Acceleration (7)	NA	6,237,719	6,237,719	6,237,719	6,237,719
Option Acceleration (8)	NA	0	0	0	0
Excess CBP Sub-Account Acceleration of Unvested Portion (9)	NA	0	16,661	16,661	16,661
DCP Acceleration of Unvested Portion (10)	NA	0	0	0	0
Outplacement Services (11)	NA	0	0	0	0
280G Tax Gross-Up (12)	NA	0	1,478,484	0	0
Other Perks or Benefits (13)	NA	0	30,322	0	0
Total	NA	6,237,719	11,938,186	7,504,380	7,504,380

Ross Kari

Type of Benefit or Payment	Involuntary, Not for Cause Termination (1) ($)	Change in Control–No Termination($) (2)	Termination Without Cause upon Change in Control ($) (3)	Disability ($) (4)	Death ($) (5)
Cash Payment	1,870,000	0	1,650,000	0	0
Bonus (6)	385,000	0	423,500	385,000	385,000
RSR Acceleration (7)	120,826	1,168,222	1,168,222	1,168,222	1,168,222
Option Acceleration (8)	1,245	3,737	3,737	3,737	3,737
Excess CBP Sub-Account Acceleration of Unvested Portion (9)	0	0	1,506	1,506	1,506
DCP Acceleration of Unvested Portion (10)	0	0	0	0	0
Outplacement Services (11)	146,025	0	0	0	0
280G Tax Gross-Up (12)	0	0	0	0	0
Other Perks or Benefits (13)	10,000	0	44,650	0	0
Total	2,533,096	1,171,959	3,291,615	1,558,465	1,558,465

Arthur Chong

Type of Benefit or Payment	Involuntary, Not for Cause Termination (1) ($)	Change in Control –No Termination ($) (2)	Termination Without Cause upon Change in Control ($) (3)	Disability ($) (4)	Death ($) (5)
Cash Payment	1,445,000	0	1,275,000	0	0
Bonus (6)	293,125	0	322,438	293,125	293,125
RSR Acceleration (7)	417,266	1,615,054	1,615,054	1,615,054	1,615,054
Option Acceleration (8)	0	0	0	0	0
Excess CBP Sub-Account Acceleration of Unvested Portion (9)	0	0	22,283	22,283	22,283
DCP Acceleration of Unvested Portion (10)	0	0	0	0	0
Outplacement Services (11)	111,178	0	0	0	0
280G Tax Gross-Up (12)	0	0	0	0	0
Other Perks or Benefits (13)	10,000	0	44,845	0	0
Total	2,276,569	1,615,054	3,279,620	1,930,462	1,930,462

Eric Martinez

Type of Benefit or Payment	Involuntary, Not for Cause Termination (1) ($)	Change in Control –No Termination($) (2)	Termination Without Cause upon Change in Control ($) (3)	Disability ($) (4)	Death ($) (5)
Cash Payment	1,785,000	0	1,575,000	0	0
Bonus (6)	367,500	0	367,500	367,500	367,500
RSR Acceleration (7)	277,342	924,399	924,399	924,399	924,399
Option Acceleration (8)	0	0	0	0	0
Excess CBP Sub-Account Acceleration of Unvested Portion (9)	0	0	0	0	0
DCP Acceleration of Unvested Portion (10)	0	0	0	0	0
Outplacement Services (11)	133,875	0	0	0	0
280G Tax Gross-Up (12)	0	0	0	0	0
Other Perks or Benefits (13)	10,000	0	38,704	0	0
Total	2,573,717	924,399	2,905,603	1,291,899	1,291,899

(1)
This column description also includes resignations that occur by the executive for good reason (as agreed to by Safeco).  With the exception of the amount shown in the "Other Perks or Benefits" row, amounts shown represent maximum suggested payments under our executive severance guidelines.  The executive severance guidelines described above that apply to our other Named Executives do not apply to our CEO; any severance payments or other benefits to our CEO upon a termination not governed by the Change in Control Severance Agreement or other Safeco plan would be determined in the discretion of the Compensation Committee.

(2)	Our LTIP provides for accelerated vesting of all equity awards issued under that plan in the event of a change in control.

(3)
Amounts shown in this column reflect the terms of our Change in Control Severance Agreement, and estimated attorneys' fees.  With respect to the amount shown as bonus payment, the table assumes that because the bonus period was complete, the amount payable as bonus would be considered to be incentive compensation that has already been allocated or awarded to the executive in 2008 for 2007 performance.  If the termination event were to occur during the course of a performance period, any awarded but unpaid cash incentive with respect to the previous completed period would be payable, as well as a pro-rata amount with respect to the current period.  In that case, the pro-rata amount would be based on an assumption that company results and individual performance were at levels that would result in the maximum possible individual cash incentive award (or 300% of target) and the maximum possible equity award.

(4)
Assumes total and permanent disability.  Reflects acceleration of unvested RSRs, but not options.  No amounts are shown with respect to standard disability pay we make available on the same basis to all employees.

(5)
Reflects acceleration of unvested RSRs and options.  No amounts are shown with respect to life insurance coverage, which we provide for all employees, with premiums paid for by Safeco, in the amount of one year's salary.

(6)
Amounts shown in this row for involuntary not for cause termination, disability or death, reflect payment of a target bonus modified by the actual cash incentive pool modifier for Safeco's 2007 results, which was 1.0.  For Mr. Kari and Mr. Chong, these amounts are based on actual salary paid, as reported in the Summary Compensation Table.  Amounts shown for Mr. Martinez are based on annual salary rate rather than actual salary paid, consistent with the terms of his offer letter.  Amounts shown for termination without cause upon change in control reflect cash incentives paid in 2008 for 2007 performance, as reported in the Summary Compensation Table.

(7)
Amounts shown for RSR acceleration were calculated by multiplying the number of shares that would have vested due to the triggering event by $55.68, the closing price of our common stock on December 31, 2007.  Our LTIP provides for accelerated vesting of all equity awards issued under that plan in the event of a change in control.  For awards granted prior to February 2007, our LTIP also provided for acceleration of all RSRs upon disability or death; this provision was modified in February 2007 and, for awards granted subsequent to this modification, acceleration of RSRs upon death, disability or retirement will depend on the provisions of the particular award agreement or other Compensation Committee action.

(8)
Upon acceleration, using a market price of $55.68, the closing price of our common stock on December 31, 2007, all of Ms. Reynolds', Mr. Chong's and Mr. Martinez's options would have been underwater.  Values shown with respect to option accelerations for Mr. Kari were calculated by subtracting the aggregate exercise price from the aggregate market price of the options that would have accelerated, using a market price of $55.68, the closing price of our common stock on December 31, 2007.

(9)
For Ms. Reynolds, Mr. Kari and Mr. Chong, unvested amounts in the Excess CBP Sub-Account would have vested upon termination within two years of a change in control or upon death or disability.  When the CBP was frozen on January 1, 2008, all unvested Excess CBP Sub-Account balances of the participants, including Ms. Reynolds, Mr. Kari and Mr. Chong, became vested.  Mr. Martinez was not eligible to participate in the DCP's Excess CBP Sub-Account.

(10)	Amounts credited to Ms. Reynolds', Mr. Kari's, Mr. Chong's and Mr. Martinez's DCP accounts as of December 31, 2007 were already vested in their entirety as of that date.

(11)
In the event of involuntary, not-for-cause termination, the appropriate amount of outplacement services, if any, provided for Ms. Reynolds will be at the discretion of the Compensation Committee.  Amounts for Mr. Kari, Mr. Chong and Mr. Martinez assume one year's outplacement services at an estimated, aggregate incremental cost to Safeco.  As of December 31, 2007, our practice was to provide one year's outplacement services to all employees in the event of involuntary, not-for-cause termination.  The value associated with such services for senior executives can be significantly higher than for other employees.

(12)
Represents estimated cost to Safeco of providing a 280G excise tax gross-up based on a 280G excise tax rate of 20%, a 35% federal income tax rate, and a 1.45% Medicare tax rate.  The amount shown for the 280G excise tax gross-up does not include any such excise tax gross-up with respect to the estimated cash bonus payment shown, because the bonus performance period was complete as of the date of the table, and as such, the payment need not be treated as relating to a change in control for purposes of the excise tax calculation.  The amount shown in this row with respect to termination upon a change in control reflects 36 months' health and welfare benefits continuation and estimated attorneys' or other advisors' fees.

Allie Mysliwy.  We entered into a Separation Agreement with Mr. Mysliwy, our former Executive Vice President, Chief Business Officer of Safeco, in connection with his resignation.  Pursuant to the terms of his resignation, Mr. Mysliwy served as an officer of Safeco through December 31, 2007 and remained an employee through February 29, 2008 providing transition services.  Upon his departure, Mr. Mysliwy was entitled to his vested balances under the CBP, Excess CBP Sub-Account and the DCP.  In connection with entry into the Separation Agreement, the Change in Control Severance Agreement between Safeco and Mr. Mysliwy was terminated.

Under the terms of the Separation Agreement we provided Mr. Mysliwy with the following upon his departure in February 2008:

•	A separation payment of $1,224,000;

•	Eligibility to receive his incentive payment for 2007 under the PIC Plan, subject to company performance, which was paid out in the amount of $254,567 on March 14, 2008;

•	COBRA coverage premiums for up to 18 months and, after COBRA benefits expire, eligibility for Safeco's standard retiree medical benefits;

•	Up to $10,000 to defray the cost of attorneys and tax advisors;

•	Payment for accrued, unused sick leave and vacation (consistent with treatment of employees generally); and

•	Accelerated vesting of 14,485 RSRs previously granted.

Based on the closing price of $46.26 of our stock on the date of acceleration, February 29, 2008, the value associated with this accelerated vesting of RSRs was approximately $670,000.

Both the acceleration of RSRs and the separation payment are consistent with the severance guidelines for executive officers.  In addition, the compensation arrangements in connection with Mr. Myliwy's resignation took into account his extensive past contributions to Safeco, the specific facts and circumstances of his resignation, his transitional services, and the release of claims against Safeco to which Mr. Myliwy agreed.

COMPENSATION OF DIRECTORS

The Safeco board of directors targets total director compensation at between the 50th and 75th percentiles of our peer insurance companies.  Paula Rosput Reynolds is not compensated in her capacity as a director; her compensation as our CEO and President is set forth in the Summary Compensation Table.  No amounts are shown for Mr. Lopez because he was appointed to our board in January 2008.

The following table shows the overall compensation structure for our non-employee directors for their board and committee work during 2007:

2007 Director Compensation Structure

Type of Fee	Amount
Annual Board Retainer	$40,000
Annual Non-Executive Chairman Retainer	$100,000
Annual Committee Chair Retainer (other than Audit Committee)	$7,500
Annual Audit Committee Chair Retainer	$12,000
Meeting Fees
Board Meeting	$1,500
Committee Meeting	$1,000
RSR Grant—Economic Value	$120,000

Our non-employee directors earned the following compensation with respect to 2007.

DIRECTOR COMPENSATION—2007

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Joseph W. Brown (Chair)	156,500	472,392	628,892
Robert S. Cline (Audit Committee Chair)	86,500	129,061	215,561
Peter L.S. Currie	67,500	129,061	196,561
Maria S. Eitel	67,000	129,061	196,061
Joshua Green, III (Nominating/Governance Committee Chair)	75,500	129,061	204,561
John S. Hamlin	60,500	105,196	165,696
Kerry Killinger (Compensation Committee Chair)	75,000	129,061	204,061
Gary F. Locke	61,500	129,061	190,561
William G. Reed, Jr. (Finance Committee Chair)	78,500	129,061	207,561
Charles R. Rinehart (3)	58,000	76,793	134,793
Judith Runstad	61,500	129,061	190,561

(1)	The cash retainer is paid in May at the board's annual meeting, and quarterly meeting fees are paid on the following quarter's dividend payment date.

(2)
Amounts shown in the "Stock Awards" column reflect the 2007 expense associated with RSR awards for each director. Assumptions used in the calculation of these amounts are included in footnote 11 to our audited consolidated financial statements for the fiscal year ended December 31, 2007 included in Safeco's Annual Report on Form 10-K filed with the SEC on February 28, 2008 and available at www.safeco.com.  However, pursuant to SEC rules, the amounts shown above do not reflect any assumption that a portion of the awards will be forfeited.

The directors' RSRs are granted pursuant to the terms of our stock awards program for non-employee directors under the LTIP immediately following each year's annual meeting of shareholders and they vest on the date of the next annual meeting.  Directors' vested RSRs, however, are not settled until the director leaves the board, except that the director may elect to defer the settlement value of RSRs into the DCP for Directors.

In 2007, the directors decided that tying the annual directors' equity award to a dollar value, rather than a fixed number of shares, would keep their overall compensation better aligned with their peers.  For 2007, they fixed this dollar value at $120,000. This value was converted into an actual RSR share number based on the same price that the economic value of Safeco employees' 2007 equity grants were converted to shares.  This conversion method used the average closing price of our common stock over the 20 trading-day period from January 24 through February 21, 2007, which was $65.74.  This resulted in an annual 2007 grant per director of 1,825 RSRs, except for Mr. Brown and Mr. Hamlin.

Mr. Brown received a grant of 7,500 RSRs in May 2007, in lieu of the regular annual director grant, in consideration of his service as our Non-Executive Chair in 2006.  Because our director compensation program at the time of Mr. Hamlin's appointment included an annual grant of 2,500 RSRs, he received 2,500 RSRs in May 2007 rather than RSRs having an economic value of $120,000.

The grant date fair values under FAS 123(R) of our non-employee directors' 2007 RSR awards are shown below. This value is derived by multiplying the number of RSRs granted by the closing price of our common stock on the date of grant, May 2, 2007, which was $63.98.  We pay dividend equivalents on these RSRs at the same rate we pay dividends on outstanding shares.

Name	2007 RSR Grants FAS 123(R) Grant Date Fair Value ($)
J. Brown	479,850
R. Cline	116,764
P. Currie	116,764
M. Eitel	116,764
J. Green	116,764
J. Hamlin	159,950
K. Killinger	116,764
G. Locke	116,764
W. Reed	116,764
C. Rinehart	116,764
J. Runstad	116,764

Options are not currently part of our non-employee director compensation program but certain directors retain option awards granted during prior years of service.  As of December 31, 2007, our non-employee directors held the following equity awards:

Name	RSRs (#)	Options (#)
J. Brown	22,500	4,000
R. Cline	11,825	8,000
P. Currie	4,325	0
M. Eitel	4,325	0
J. Green	11,825	8,000
J. Hamlin	2,500	0
K. Killinger	11,825	0
G. Locke	6,825	0
W. Reed	11,825	0
C. Rinehart	1,825	0
J. Runstad	11,825	8,000

(3)	Mr. Rinehart was appointed to the Board of Directors effective March 20, 2007.

We do not provide perquisites or other personal benefits to our directors.  Mr. Brown, however, had a lay-over, for personal reasons, using our leased aircraft en route to a Safeco board meeting.  The aggregate incremental cost of this use was $9,931, below the disclosure threshold for inclusion in the Director Compensation table.  The incremental cost of personal use our leased aircraft is calculated by aggregating the variable costs for personal use that was charged to Safeco by the vendor that operates the our leased aircraft.  This cost included the regular hourly charge, the fuel variable charge, the domestic segment fee and the federal excise tax charge. Because the aircraft is leased primarily for business use, fixed costs such as monthly lease payments are not included in this calculation.

The above Director Compensation table and related footnotes reflect the total compensation paid our directors with respect to 2007.  We provide a Deferred Compensation Plan (DCP) for our non-employee directors as described below, but our non-employee directors do not participate in our Cash Balance Plan (CBP) or the Excess CBP Sub-Account.

Director Compensation for 2008

We structure our director pay to attract and retain qualified individuals.  Each year, our Nominating/Governance Committee reviews competitive director pay data compiled by Towers Perrin.  The Nominating/Governance Committee targets overall director compensation between the 50th and 75th percentile of a group of peer companies comprised primarily of the independent public companies included in our Compensation Peer Group for executive pay benchmarking.

Under the terms of the merger agreement, Safeco is prohibited from granting equity awards.  As a result, the Safeco board of directors approved a compensation change in 2008 with respect to its planned RSR grant.  The directors approved that in lieu of the annual director grant of RSRs, the directors would receive a pro rata portion of the value of such grant in cash immediately before the closing of the merger.  All other director compensation for 2008 will remain the same as in 2007 and will retain the following compensation elements.

Charitable Giving.   Safeco has had a corporate charitable giving program for decades.  Under one feature of this program, Safeco will match up to $1,000 in gifts to 501(c)(3) nonprofit organizations.  Our directors are eligible to participate in this program to the same extent as employees.  We do not have in place any director legacy or similar charitable award programs under which Safeco makes or agrees to make donations in a director's name.

Expense Reimbursement.   We provide transportation for or reimburse our non-employee directors for travel and out-of-pocket expenses incurred in connection with their services, including travel to and from Safeco headquarters as appropriate to carry out their duties.  We also reimburse directors for expenses incurred to participate in continuing education programs, which are required under our Corporate Governance Guidelines.

Director Stock Ownership Requirements.  As discussed above, the RSRs we grant our non-employee directors vest annually. However, they are not settled until the director leaves the board. Under our Corporate Governance Guidelines, directors are expected to own at least 10,000 shares of Safeco common stock or vested RSRs by December 31, 2008 or within six years of joining the board, whichever is later. All directors either have met this requirement or are on track to do so within the required timeframe.

Deferred Compensation Plan for Directors. Directors may defer their annual retainers and meeting fees, settlements of RSRs, and dividend equivalents accrued on RSRs into their DCP.  There are no Safeco matching contributions or credits made to this plan. Amounts deferred are credited with earnings tied to the performance of the same measurement funds offered in our 401(k) for employees. Accrued balances for those directors who participate in the DCP are shown below as of December 31, 2007:

Name	DCP Balance ($)
Joseph W. Brown	681,215
Robert S. Cline	2,213
Peter L.S. Currie	119,309

Joshua Green III	797,156
Kerry Killinger	387,679
Gary F. Locke	228,568
William G. Reed, Jr.	855,438
Charles R. Rinehart	1,404
Judith Runstad	42,588

 COMPENSATION COMMITTEE

Overview

Our Compensation Committee is comprised of four members and each is, in the judgment of the Safeco board of directors, an "independent director" as defined by the NYSE. The members of the Compensation Committee also are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "non-employee directors" within the meaning of Section 16b-3 of the Exchange Act.

How Our Compensation Committee Operates

The Compensation Committee operates under a written charter that is posted on our website at www.safeco.com/governance.  The charter is reviewed annually and modifications are recommended to the full board for approval.  The Compensation Committee also performs an annual self-evaluation to assess its performance generally and against its charter.  The Compensation Committee meets at least quarterly and whenever necessary to fulfill its responsibilities; in 2007 it met seven times. It also may act by unanimous written consent.  During each quarterly meeting the members meet in executive session, and with various members of management to gain additional insight and perspective with respect to such matters as management succession, the CEO evaluation, legal matters and compensation and benefits matters generally.

The Compensation Committee's Responsibilities

The members of Safeco's Compensation Committee assist the board in fulfilling its responsibility to, among other things, (1) set and evaluate compensation, (2) oversee Safeco's management succession, (3) oversee diversity efforts and (4) oversee Safeco's health/welfare and retirement benefit plans.

Specifically, the Compensation Committee is responsible for annually reviewing and approving Safeco's CEO's and certain other executive officers':  (a) annual base salary level, (b) annual incentive opportunity level and (c) long-term incentive opportunity level. In this regard, the Compensation Committee approves the performance measures to be used in executive, management, and broad-based employee incentive plans and the levels of performance for which incentive compensation is to be paid.  With respect to the compensation of the CEO, the Compensation Committee annually establishes financial and leadership goals and objectives relevant to the CEO's compensation and evaluates the CEO's performance in light of those goals.  The Compensation Committee's other responsibilities include approval of salary changes for our ten most highly compensated employees.  The Compensation Committee has delegated authority to the Chair to approve the compensation for any newly hired employee who will be one of the ten most highly compensated and the Chair must report such approval to the full committee.  If, however, such employee is a Section 16 officer and the compensation includes equity, at least two other members of the Compensation Committee must also approve it.

The Compensation Committee has authority to directly engage its own outside consultants and for 2007 the Compensation Committee directly retained a principal of Towers Perrin to assist it by collecting and analyzing competitive compensation data, informing the Compensation Committee regarding compensation best practices and trends, and developing the executive compensation program.  Our CEO provides recommendations to the Compensation Committee regarding Named Executives' compensation and is responsible for conducting the performance evaluations for them.  Our human resources organization also supports the Compensation Committee and provides recommendations regarding the amount and form of compensation paid to executive officers.

The Compensation Committee also administers the LTIP and has authority under the LTIP to delegate certain functions to management.  See page 104 for a discussion of the Compensation Committee's delegation of authority to the Incentive Plan Committee for certain equity grants for new hire or retention purposes.

The Compensation Committee has authorized a principal of Towers Perrin, who reports directly to the Compensation Committee, to interact with Safeco's management, as needed, on behalf of the Compensation Committee. Communication and interaction with management may occur for a number of reasons. On a routine basis, before regularly scheduled Compensation Committee meetings, the Compensation Committee's consultant meets with management to review the meeting agenda, materials that will be discussed by the Compensation Committee and, when relevant, any proposals on which management will ask the Compensation Committee to take action.  At other times, the Compensation Committee's consultant may contact management to obtain or confirm information that is necessary for the consultant to effectively advise the Compensation Committee on a variety of ad hoc requests and inquiries made by the Compensation Committee.  The parameters for this interaction were established when the Compensation Committee originally retained the consultant as its sole advisor.  In early 2008, the Compensation Committee established a policy for pre-approving all work done by Towers Perrin for Safeco, including those assignments on behalf of management.

Certain Relationships and Related Person Transactions

Safeco's Policies.  Our policy is that all employees and directors must avoid any action that would put their own interests in conflict with the best interests of Safeco.  Specifically, they must avoid involvement in any outside activities, whether through employment, investment or otherwise, that would interfere with job performance, create a conflict of interest or provide an unfair business advantage.  These policies are included in our written Code of Business and Financial Conduct and Ethics, which applies to all of Safeco's directors, officers and employees.  Each director and executive officer is instructed to inform the Audit Committee whenever confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe the situation would violate Safeco's Code of Business and Financial Conduct and Ethics.  Our Audit Committee must approve or ratify all related person transactions entered into between our directors and executive officers and Safeco as more fully discussed below.

NYSE Rules.  Conflict of interest situations are also governed by the NYSE rules that define "independent" director status.  Each of our directors, other than Ms. Reynolds, qualifies as "independent" in accordance with the NYSE rules.

The NYSE rules include a series of objective tests that do not allow a director to be considered independent if the director has certain employment, business or family relationships with Safeco.  The NYSE independence definition includes a requirement that the board also review the relations of each independent director to the company on a subjective basis (including relationships discussed below) and affirmatively determine that there are no relationships between Safeco and any non-employee director that would compromise such director's independence.  In accordance with that review, on January 30, 2008, the Safeco board of directors, based on analysis made by the Nominating/Governance Committee, made a subjective determination as to each non-employee director as of that date that no relationships exist that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making this determination, the directors reviewed and discussed information provided by the directors and Safeco with regard to each director's business and personal activities as they may relate to Safeco and Safeco's management.

SEC Rules.  The SEC also has specific disclosure requirements covering transactions involving Safeco and a related person.  On February 7, 2007, the Safeco board of directors adopted a policy statement that describes the procedures for the review, approval or ratification of related person transactions.  The policy memorializes in one document the steps we take to identify and ensure Audit Committee approval or ratification of, related person transactions.  The policy covers any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which Safeco was, is or will be a participant and the amount involved will or is expected to exceed $120,000 and in which any related person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

For purposes of the policy, a "related person" is:

•	any director (or nominee for director) of Safeco;

•	any executive officer of Safeco;

•	any person or entity with beneficial ownership of 5% or more of the outstanding stock of Safeco; or

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner.

We recognize that related person transactions can raise questions as to whether they are consistent with the best interests of a company and its shareholders.  Such transactions have come under increased scrutiny in recent years.  As a general matter, Safeco avoids such transactions.  However, Safeco recognizes that on occasion, depending on the particular circumstances, such transactions may be appropriate. Safeco reserves flexibility to enter into or ratify such transactions, provided that the Safeco board of directors, acting through the Audit Committee, determines that the transaction is not inconsistent with the best interests of Safeco and its shareholders.

We take a number of steps to identify and report transactions with our directors and executive officers so as to facilitate their review and approval by the Audit Committee.

•
Annually, each director and executive officer completes a Director and Officer Questionnaire, which is referred to in this proxy statement as a D&O Questionnaire, that requests, among other items, information regarding their business and non-profit affiliations, their immediate family members and the business and non-profit affiliations of their immediate family members.

•
Any person who is appointed as a director or executive officer completes a D&O Questionnaire before such person's appointment, except if it is impracticable for an executive officer to submit such information in advance, the person may submit such information promptly following the appointment.

•
On a quarterly basis, we distribute a questionnaire to the executive officers and directors to capture any potential related person transactions and to receive updates to the information requested in the annual D&O questionnaire.

•
Our legal department compiles and reviews the information received and distributes a report to the Audit Committee if any potential related person transactions are identified.  Our legal department also compiles and updates a master list of related persons and distributes it quarterly to appropriate Safeco departments for review and identification of potential related person transactions.

The Audit Committee or Chair will consider all relevant facts and circumstances concerning a potential related person transaction, including, as applicable:

•	the benefits to Safeco;

•	impact on director independence;

•	availability of other sources for comparable products or services;

•	terms of the transaction versus terms available to unrelated third parties or to employees generally;

•	whether the proposed transaction presents, or appears to present, a conflict of interest; and

•	any other legal, regulatory or other considerations relevant to the transaction.

Only disinterested members of the Audit Committee will review, approve or ratify any related person transaction.  The following transactions are deemed to be pre-approved: director and certain executive officer compensation; certain transactions where charges are determined by competitive bids or that involve common carriers or utilities charging rates fixed under law; transactions that involve services as a bank depository, transfer agent or registrar; and transactions where the related person's interest arises solely from owning securities.

With respect to our review for 2007, we have no related person transactions to disclose; however, the Audit Committee considered the following relationship and concluded that it was immaterial:

Safeco has a relationship with Puget Energy and its affiliates, which purchase surety coverage from Safeco's surety organization.  This is a long-standing relationship that pre-dates Ms. Reynolds' appointment as Safeco's President and CEO.  Puget Energy's CEO is the spouse of Ms. Reynolds.  Puget Energy paid premiums to Safeco for surety coverage in 2007 that totaled approximately $105,000, which falls below the SEC's threshold for related person transaction disclosure.  Safeco does not consider this relationship material.  However, to avoid any actual, potential or perceived conflicts of interest, Safeco has established an internal screen such that Ms. Reynolds will not be directly involved in any business decisions, including any disputes or claims discussions, directly involving Safeco's surety relationship with Puget Energy.

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Safeco's Audit Committee is responsible for the appointment, termination, compensation and oversight of the audit work of Safeco's independent registered public accounting firm, which serves as Safeco's independent auditor. The Audit Committee has appointed Ernst & Young LLP to serve as Safeco's independent registered public accounting firm for 2008.  Ernst & Young LLP also served as Safeco's independent registered public accounting firm for 2007.

We are not required to submit to a vote of Safeco shareholders for ratification our selection of Safeco's independent registered public accounting firm, but the Audit Committee recommends that the Safeco board of directors submit this matter to shareholders as a matter of good corporate practice. If the Safeco shareholders fail to ratify selection of Ernst & Young LLP as Safeco's independent registered public accounting firm, the Audit Committee will reconsider whether to retain the firm.  The Audit Committee may then retain Ernst & Young LLP or another firm without re-submitting this matter to a shareholder vote.  Even if the Safeco shareholders ratify Ernst & Young LLP's appointment, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Safeco and Safeco shareholders.

A representative of Ernst & Young LLP will be at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

The Safeco board of directors unanimously recommends that you vote "FOR" ratification of Ernst & Young LLP's appointment as Safeco's independent registered public accounting firm for 2008.

PROPOSAL 4:  ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING FOR THE PURPOSE OF OBTAINING ADDITIONAL VOTES

At the annual meeting, we may ask shareholders to vote upon an adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement.

The Safeco board of directors recommends a vote "FOR" any adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies for the approval of the merger agreement and the merger.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, Safeco is permitted to deliver a single proxy statement to one address shared by two or more Safeco shareholders, unless it has received instructions to the contrary from any shareholder at that address.  This practice, known as "householding," is designed to reduce Safeco's printing and postage costs.  In order to take advantage of this opportunity, Safeco has delivered only one proxy statement and annual report to multiple shareholders who share an address, unless it has received instructions to the contrary from any shareholder at that address.  If any shareholder residing at such an address wishes to receive a separate proxy statement for the annual meeting or in the future, the shareholder must contact Safeco's transfer agent, BNY Mellon Shareowner Services by phone (toll-free) at 1-877-978-7778 or by mail at P.O. Box 3862, S. Hackensack, New Jersey  07606-9562, attention: Shareholder Correspondence.

SUBMISSION OF SHAREHOLDERS PROPOSALS

If the merger occurs there will be no annual meeting of shareholders in 2009.  If the merger is not completed, we intend to hold our 2009 annual meeting of shareholders on May 6, 2009.  The Exchange Act proxy rules govern whether we must consider a shareholder proposal for inclusion in the proxy materials we distribute before our annual meeting, and these rules require that we be given significant advance notice.  For us to consider a shareholder proposal for inclusion in our 2009 proxy materials, we must receive it no later than November 21, 2008.

If you would like to nominate someone for election to the Safeco board of directors, you must follow procedures outlined in our Bylaws.  The Bylaws provide that you may nominate persons for election to the Safeco board of directors by sending written notice of your intention to nominate someone to the Secretary to the Safeco board of directors at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington 98154.  We must receive your notice at least 90 days before the annual meeting.  For the 2009 annual meeting, we would need to receive your notice by February 5, 2009.  The notice must contain your name, address, telephone number and the number of shares of common stock you own, as well as certain information about the nominee required under the Exchange Act proxy rules.  Your notice of nomination also must be accompanied by the nominee's written consent to being a nominee and a statement of his or her intention to serve as a director, if elected.

To bring any other business before our 2009 annual meeting, you must file a written notice of intention to bring such business with the Secretary to the Safeco board of directors at Safeco Plaza, 1001 Fourth Avenue, Seattle, Washington 98154 by February 5, 2009.  The notice must contain the name, address, telephone number and number of shares of common stock owned by the shareholder, a brief description of the business and the reasons for conducting it at the meeting, and any material interest the shareholder has in such business.  No such notices were filed to propose additional business for our 2008 annual meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors and certain officers of Safeco must report to the SEC their holdings and transactions in our common stock.  To Safeco's knowledge, all persons subject to these reporting requirements filed their Section 16 reports on time during 2007, except as noted below:

The deferral of a portion of Terri Dalenta's bonus payment into Safeco phantom stock units was reported late due to vendor error.

WHERE YOU CAN FIND MORE INFORMATION

Safeco files with, or furnishes to, the SEC annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that Safeco files with, or furnishes to, the SEC at the SEC's public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room.  These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.  Reports, proxy statements and other information concerning Safeco may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

The SEC allows Safeco to "incorporate by reference" information into this proxy statement. This means that Safeco can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information that is included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement.  Safeco does not incorporate the contents of its website into this proxy statement.

This proxy statement incorporates by reference the documents listed below that Safeco has previously filed with the SEC.

Company SEC Filings (File No. 1-6563)	Period and Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2007, filed on February 28, 2008
Quarterly Report on Form 10-Q	Quarterly period ended March 31, 2008, filed on May 7, 2008
Current Reports on Form 8-K	Filed on April 23, 2008

In addition, Safeco incorporates by reference additional documents that it may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the annual meeting.  These documents include periodic reports, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

You may obtain Safeco's documents filed or furnished with the SEC, without charge, by requesting them in writing or by telephone from Safeco at the following address:

Safeco Corporation
Safeco Plaza
1001 Fourth Avenue
Seattle, Washington  98154
Attention:  Secretary
206-545-5000

If you would like to request documents from Safeco, please do so by [●], 2008 to receive them before the annual meeting.

If you are a shareholder of record and have further questions about the exchange of your shares of Safeco common stock for the per share amount of $68.25 in cash, you should contact the Safeco's proxy solicitor, Georgeson, at (212) 440-9800 (banks and brokers) or (866) 391-6923 (all others, toll-free).  You should not send in your Safeco stock certificate(s) evidencing your shares of Safeco common stock until you receive the transmittal materials from the exchange agent.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement to vote on the proposal to approve the merger agreement and the other matters to be considered at the annual meeting.  Safeco has not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  This proxy statement is dated as of [●], 2008.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.  Neither the mailing of this proxy statement to Safeco shareholders on or about [●], 2008 nor the payment of cash in the merger on any other date creates any implication to the contrary.  This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

LIST OF SAFECO SHAREHOLDERS

A list of the Safeco shareholders eligible to vote at the annual meeting will be made available for inspection in accordance with section 23B.07.200 of the WBCA beginning [●], 2008, ten days before the scheduled date for the annual meeting.

DIRECTIONS TO THE ANNUAL MEETING

Annual Meeting of Shareholders
[●], 2008, [●] Pacific Time

Safeco Center
Magnolia Room, 1st Floor
1191 Second Avenue, Seattle, Washington  98101

DRIVING DIRECTIONS
Traveling North on I-5:
 •           Take I-5 exit 165 at Seneca Street.
 •           Turn slight left onto Seneca Street.
 •           Drive west 4 blocks onto Seneca toward 2nd Ave
 •           Drive past 2nd Ave and the garage entrance is half
             a block down on the left (between 2nd and 1st)
Traveling South on I-5:
 •           Take I-5 exit 165B at Union Street.
 •           Stay straight on Union Street
 •           Drive west 6 blocks onto Uniontoward 2nd Ave.
 •           Turn left onto 2nd Ave
 •           Drive south onto 2nd Ave two blocks to Seneca
             street.
 •           Turn right onto Seneca street
 •           The garage is half a block down onthe left
             (between 2nd and 1st)

PARKING
The Safeco Center parking garage has an entrance on Seneca Street between First Avenue and Second Avenue. Parking in this garage will be validated at the annual meeting. The garage is operated by Standard Parking (206-381-8552). The parking garage has spaces designated for Washington State Disabled Parking Permit holders.

Height limit in the garage is 6 feet, 8 inches.

Note: If you plan on attending the annual meeting in person, please bring, in addition to your admission ticket (proxy card), a proper form of identification. The use of video, still photography or audio recording at the annual meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

ANNEX A

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL 23, 2008

AMONG

LIBERTY MUTUAL INSURANCE COMPANY,

BIG APPLE MERGER CORPORATION

AND

SAFECO CORPORATION

TABLE OF CONTENTS

This AGREEMENT AND PLAN OF MERGER, dated as of April 23, 2008 (this "Agreement"), is by and among LIBERTY MUTUAL INSURANCE COMPANY, a Massachusetts stock insurance company ("Parent"), BIG APPLE MERGER CORPORATION, a Washington corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and SAFECO CORPORATION, a Washington corporation (the "Company" and, collectively with Parent and Merger Sub, the "parties").

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is in the best interests of their respective companies and shareholders to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I
THE MERGER; CERTAIN RELATED MATTERS

Section 1.1                 The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the WBCA, at the Effective Time, Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue under the name "Safeco Corporation" as the surviving corporation of the Merger under the WBCA (the "Surviving Corporation").

Section 1.2                 Closing; Effective Time.  Subject to the provisions of Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the second Business Day after the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions), at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, unless another time, date or place is agreed to in writing by the parties.  The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."  Prior to the Closing, Parent shall prepare in consultation with the Company, and on the Closing Date the Surviving Corporation shall cause the Merger to be consummated by filing, the articles of merger (the "Articles of Merger") with the Secretary of State of the State of Washington, in such form as required by, and executed in accordance with, the relevant provisions of the WBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of Washington, or such later time as is specified in the Articles of Merger and as is agreed to by the parties, being the "Effective Time"), and the parties shall make all other filings or recordings required under the WBCA in connection with the Merger.

Section 1.3                 Effects of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the WBCA.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4                 Articles of Incorporation; Bylaws.  At the Effective Time, the Restated Articles of Incorporation of the Company shall by virtue of the Merger be amended and restated in their entirety to be identical to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation following the Effective Time until thereafter amended in accordance with their terms and applicable Law; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated

in its entirety to read as follows: "The corporate name of the corporation (hereinafter called the "corporation") is Safeco Corporation."  At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and following the Effective Time until thereafter amended in accordance with the Constituent Documents of the Surviving Corporation and applicable Law, except that references to Merger Sub's name shall be replaced by references to "Safeco Corporation."  This Section 1.4 shall be subject to the obligations of Parent and the Surviving Corporation under Section 6.9.

Section 1.5                 Directors and Officers of Surviving Corporation.  As of the Effective Time, each of the directors of the Company shall resign and the directors of Merger Sub, at the Effective Time, shall be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Constituent Documents of the Surviving Corporation.  The officers of the Company, at the Effective Time, shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Constituent Documents of the Surviving Corporation.

Section 1.6                 Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a)           Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving Corporation.

(b)           Each share of common stock, no par value per share, of the Company (such shares, collectively, the "Common Stock", and each, a "Company Share") issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares) shall be converted into the right to receive an amount per Company Share (subject to any applicable withholding Tax specified in Section 2.2) equal to $68.25 in cash, without interest (the "Merger Consideration").  At the Effective Time, each holder of a certificate theretofore representing any such Company Shares (each, a "Certificate") or non-certificated Company Shares represented by book-entry ("Book-Entry Shares") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.1(c), without interest (subject to any applicable withholding Tax specified in Section 2.2).

(c)           Each Company Share held in the treasury of the Company, if any, or otherwise owned by Parent or Merger Sub, or owned by any direct or indirect Subsidiary of any such Person (other than Company Shares held in an investment portfolio), in each case immediately prior to the Effective Time, shall automatically be canceled and retired and cease to exist without any conversion thereof and no consideration shall be paid in exchange therefor.

Section 1.7                 Treatment of Options and Other Company Equity Awards.

(a)           Prior to the Effective Time, the Board of Directors of the Company or the appropriate Board committee shall adopt a resolution providing that, at the Effective Time, each Option, whether vested or unvested, shall be canceled and extinguished, and the holder thereof will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Option, multiplied by (ii) the number of Shares subject to such Option (which amount shall be subject to any applicable withholding Tax specified in Section 2.2).  All payments with respect to canceled Options shall be made by the Exchange Agent promptly after the Effective Time (but in no event later than three (3) Business Days after the Effective Time) from funds deposited by Parent to pay such amounts in accordance with Section 2.1.  No later than five (5) Business Days prior to the scheduled Closing Date, the Company shall have taken such actions as are necessary to cause each Option then outstanding to be vested and exercisable subject to the consummation of the transactions contemplated by this Agreement.

(b)           Prior to the Effective Time, the Board of Directors of the Company or the appropriate Board committee shall adopt a resolution providing that, at the Effective Time, each restricted stock right in respect of a Company Share (a "Restricted Stock Right") shall vest in full and be converted into the right to receive the Merger Consideration in respect thereof, without interest (subject to any applicable withholding Tax specified in Section

2.2).  The holder of any Restricted Stock Right shall be paid in accordance with Section 2.1(c) an aggregate amount of cash as such holder would have been entitled to receive had such Restricted Stock Right been vested in full immediately prior to the Effective Time.

(c)           Prior to the Effective Time, the Company shall terminate the Safeco Agency Stock Purchase Plan.

Section 1.8                 Certain Adjustments.  If, between the date of this Agreement and the Effective Time, the Common Stock is changed into a different number of shares or a different class by reason of any reclassification, recapitalization, reorganization, combination or exchange of shares, stock split, reverse stock split or a stock dividend or dividend payable in any other securities or any similar transaction or any transaction having the effect of any of the foregoing, the Merger Consideration shall be appropriately adjusted to provide to the holders of Common Stock and the holders of Restricted Stock Rights and Options the same economic effect as contemplated by this Agreement prior to such action and as so adjusted shall, from and after the date of such event, be the Merger Consideration.

Section 1.9                 Dissenting Shares.

(a)           Notwithstanding anything in this Agreement to the contrary, no shares of Common Stock issued and outstanding immediately prior to the Effective Time, the holder of which (i) has not voted in favor of the Merger or consented thereto in writing, (ii) has demanded its rights to be paid the fair value of such Company Shares in accordance with Section 23B.13 of the WBCA and (iii) has not effectively withdrawn or lost its rights to be paid the fair value of such Company Shares ("Dissenting Shares") shall be converted into or represent a right to receive the Merger Consideration.  By virtue of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under Section 23B.13 of the WBCA.  From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder, member or equity owner of the Surviving Corporation.

(b)           Notwithstanding the provisions of this Section 1.9, if any holder of shares of Common Stock for which such holder has demanded dissenters' rights shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent or its dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares of Common Stock shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Merger Consideration, without any interest thereon and subject to any applicable withholding Taxes specified in Section 2.2.

(c)           The Company shall give Parent (i) prompt written notice of any notice received by the Company of any shareholder's intent to demand the fair value of any shares of Common Stock, any demand received by the Company for payment of the fair value of any Common Stock, withdrawals of such demands, and any other instruments served pursuant to Section 23B.13 of the WBCA and received by the Company which relate to any such demand for dissenters' rights and (ii) the opportunity to reasonably participate in negotiations and proceedings with respect to demands for dissenters' rights under Section 23B.13 of the WBCA.  Unless required by applicable Law or Order, the Company will not, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to demands for dissenters' rights or offer to settle or settle any such demands.

ARTICLE II
PAYMENT AND EXCHANGE OF CERTIFICATES; WITHHOLDING

Section 2.1                 Payment and Exchange of Certificates.

(a)           Following the date of this Agreement and in any event not less than five (5) Business Days prior to the mailing of the Proxy Statement to the shareholders of the Company, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") for purposes of, among other things, paying the Merger Consideration.  At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, Book-Entry Shares, Options and Restricted Stock Rights, cash in an amount sufficient to pay the aggregate Merger Consideration to which all holders of Company

Shares and Restricted Stock Rights become entitled pursuant to Article I and the aggregate payments to which all holders of Options become entitled pursuant to Article I (the "Aggregate Merger Consideration") (the Aggregate Merger Consideration, and any proceeds thereof being hereinafter referred to as the "Exchange Fund").

(b)           The Exchange Agent shall invest the cash included in the Exchange Fund as directed in writing by Parent in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for payment of all principal and interest, and (iii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or a combination of the foregoing or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000 and, in any such case, no such instrument shall have a maturity exceeding three months.  Any interest and other income resulting from such investments shall be paid to and be income of Parent.  If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

(c)           Promptly, and in any event no later than three (3) Business Days, after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to (i) mail to each Person who was a record holder of Company Shares immediately prior to the Effective Time, whose Company Shares were converted pursuant to Article I into the right to receive the Merger Consideration, (A) a form of letter of transmittal for use in effecting the surrender of Certificates in order to receive payment of the Merger Consideration (which letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon actual delivery of the Certificates to the Exchange Agent (or effective affidavits of loss in lieu thereof), and shall otherwise be in customary form and contain customary provisions), and (B) instructions for use in effecting the surrender of the Certificates (or effective affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration and (ii) pay to each holder of Options the amount due to such holder pursuant to Section 1.7(a) in respect of such Options and to each holder of Restricted Stock Rights the amount due to such holder pursuant to Section 1.7(b) in respect of such Restricted Stock Rights.  Upon surrender to the Exchange Agent of a Certificate (or effective affidavit of loss in lieu thereof), together with a properly completed and executed letter of transmittal and any other required documents, the Exchange Agent shall promptly deliver to the holder of the Company Shares represented by the Certificate (or effective affidavit of loss in lieu thereof), or as otherwise directed in the letter of transmittal, the Merger Consideration with regard to each Company Share represented by such Certificate, less any required withholding Taxes as specified in Section 2.2, and the Certificate shall be canceled.  No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of Certificates.  If payment is to be made to a Person holding a Certificate other than the Person in whose name a surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered must be properly endorsed or otherwise be in proper form for transfer, and the Person who surrenders the Certificate must provide funds for payment of any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the surrendered Certificate or establish to the reasonable satisfaction of the Surviving Corporation that all Taxes have been paid or are not applicable.  Subject to Section 1.9, after the Effective Time, a Certificate shall represent only the right to receive the Merger Consideration in respect of the Company Shares represented by such Certificate.  Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent in order to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II.

(d)           If a Certificate has been lost, stolen or destroyed, Parent and the Surviving Corporation will cause the Exchange Agent to accept an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed instead of the Certificate; provided that the Surviving Corporation may require the Person to whom any Merger Consideration is paid, as a condition precedent to the payment thereof, to give the Surviving Corporation a bond in such reasonable amount as it may direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to the Surviving Corporation against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

(e)           At any time which is more than one (1) year after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund that had been deposited with the Exchange Agent and has not been disbursed in accordance with this Article II (including interest and other income received by the Exchange Agent in respect of the funds made available to it), and after the Exchange Fund has been delivered to Parent, Persons entitled to payment in accordance with this Article II shall be entitled to look solely to Parent (subject to abandoned property, escheat or similar Laws) for payment of the Merger Consideration upon surrender of the Certificates held by them, without any interest thereon.  Any portion of the Exchange Fund deposited with the Exchange Agent remaining unclaimed by holders of Company Shares five (5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.  None of the Surviving Corporation, Parent, Merger Sub, any of their respective Affiliates or the Exchange Agent will be liable to any Person entitled to payment under this Article II for any consideration which is delivered, in accordance with the terms of this Agreement, to Parent in accordance with the immediately preceding sentence or to a public official or Governmental Entity pursuant to any abandoned property, escheat or similar Law.

(f)           From and after the Effective Time, the Surviving Corporation shall not record on the stock transfer books of the Company or the Surviving Corporation any transfers of shares of Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares are presented for transfer, they shall be canceled and treated as having been surrendered for the Merger Consideration in respect of the Company Shares represented thereby.

Section 2.2                 Withholding Rights.  Each of Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Options or Restricted Stock Rights such amounts as it is lawfully required to deduct and withhold with respect to the making of such payment under the Code or any provision of state or local Law or the Laws of any other domestic or foreign jurisdiction.  To the extent that amounts are so withheld and paid to the appropriate taxing authority by Parent or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Options or Restricted Stock Rights in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than statements in the Risk Factors sections contained in the Company SEC Documents or any statements included in any "forward-looking statements" disclaimer contained in the Company SEC Documents), or (y) set forth in the disclosure letter delivered by the Company to Parent on or prior to the execution and delivery of this Agreement (the "Company Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Schedule to which the relevance of such disclosure to the applicable representation and warranty or covenant or obligation is reasonably apparent), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1                 Corporate Existence and Power.  The Company is a corporation duly incorporated and validly existing under the Laws of the State of Washington and the Company and its Subsidiaries have all requisite corporate, partnership or other similar powers and all governmental licenses, authorizations, permits, certificates, registrations, consents, franchises, variances, exemptions, orders and approvals required to carry on their business as conducted on the date of this Agreement (the "Company Permits"), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Company has made available to Parent true and complete copies of the Constituent Documents of the Company and each of its Significant Subsidiaries as in effect on the date of this Agreement.

Section 3.2                 Corporate Authorization.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to which it is a party contemplated hereby subject, in the case of the Merger, to obtaining the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of the outstanding shares of Common Stock voting together as a single class (the "Requisite Shareholder Vote").  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions to which it is a party contemplated hereby, except that consummation of the Merger is subject to approval of this Agreement by the Requisite Shareholder Vote, and to the effectiveness of the Articles of Merger with the Secretary of State of the State of Washington.

(b)           The Board of Directors of the Company, at a meeting duly called and held and at which a quorum of directors was present, has unanimously (i) approved and declared it advisable and in the best interests of the Company to enter into this Agreement providing for the Merger, upon the terms and subject to the conditions set forth herein, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions to which it is a party contemplated hereby, upon the terms and subject to the conditions set forth herein and (iii) resolved, subject to Section 6.3, to recommend approval of this Agreement by the shareholders of the Company (such recommendation, the "Company Board Recommendation") and that such matter be submitted for consideration at the Company Shareholders Meeting.

(c)           This Agreement has been duly executed and delivered by the Company and, assuming due power and authority of, and due execution and delivery by, the other parties, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (together, the "Bankruptcy and Equity Exception").  The approval of this Agreement by the Requisite Shareholder Vote is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement or approve the transactions to which the Company is a party contemplated hereby.

Section 3.3                 Governmental Authorization.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions to which it is a party contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, any Governmental Entity, other than (a) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable federal or state securities Laws or "blue sky" Laws, (d) compliance with any applicable requirements of NYSE, (e) approvals or filings under all applicable state Laws regulating the business of insurance (collectively, "Insurance Laws") as set forth in Section 3.3 of the Company Disclosure Schedule (the "Company Insurance Approvals"), (f) the Parent Insurance Approvals (assuming the accuracy and completeness of Section 4.3(e)), (g) those consents, approvals or filings as may be required as a result of the business or identity of Parent or any of its Affiliates and (h) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.4                 Non-Contravention.  The execution, delivery and performance by the Company of this Agreement do not and the consummation of the transactions to which it is a party contemplated hereby will not, (a) violate or conflict with or result in any breach of any provision of the Constituent Documents of the Company or any Company Subsidiary, (b) assuming receipt of the Requisite Shareholder Vote and compliance with the matters referred to in Section 3.3 and Section 4.3 (and assuming the accuracy of Section 4.3(e)), violate or conflict with any provision of any applicable Law, Order or Company Permit, (c) violate or conflict with or result in any breach or constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled, or require consent by any Person under any Material Contract or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except in the case of clause (b), (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.5                 Capitalization.

(a)           The authorized capital stock of the Company consists of (i) 300,000,000 Company Shares and (ii) 10,000,000 shares of preferred stock, no par value per share (the "Company Preferred Stock").  As of April 14, 2008 (the "Company Capitalization Date"), (A) 89,836,006 Company Shares were issued and outstanding and (B) no shares of Company Preferred Stock were issued and outstanding.  As of the Company Capitalization Date, (1) Options to purchase an aggregate of 1,299,362 Company Shares (of which, Options to purchase an aggregate of 339,505 Company Shares were currently exercisable) were issued and outstanding, (2) Restricted Stock Rights in respect of an aggregate of 1,025,743 Company Shares were issued and outstanding and (3) no Company Shares were held by the Company in its treasury.  All outstanding shares of capital stock of the Company have been, and all Company Shares that may be issued pursuant to any Incentive Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of Company Shares that have not yet been issued, will be) fully paid and nonassessable, and are not subject to and were not issued in violation of the Constituent Documents of the Company.  No Subsidiary or controlled Affiliate of the Company owns any Company Shares.

(b)           Except as set forth in Section 3.5(a), as of the Company Capitalization Date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue or pay cash valued by reference to, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii), and (iii) being referred to collectively as the "Company Securities").  As of the date of this Agreement, there are no binding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

Section 3.6                 Subsidiaries.  Section 3.6 of the Company Disclosure Schedule lists, as of the date of this Agreement, each of the Company's Subsidiaries and its jurisdiction of incorporation or formation.  All of the outstanding capital stock of, or other voting securities or ownership interests in, each of the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests (other than those restrictions under applicable Insurance Laws, the Securities Act and the Exchange Act).  There are no outstanding (a) securities of the Company or any Company Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in, any Company Subsidiary or (b) options or other rights to acquire from the Company or any Company Subsidiary, or other obligation of the Company or any Company Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Company Subsidiary (the items in clauses (a) and (b) being referred to collectively as the "Company Subsidiary Securities").  As of the date of this Agreement, there are no binding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.  Each of the Company Insurance Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as being conducted on the date of this Agreement.  Each of the Company Subsidiaries is duly qualified, authorized or licensed to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification, authorization or licensing necessary, except to the extent that the failure to be so qualified, authorized or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.7                 [Reserved].

Section 3.8                 Company SEC Filings, etc.

(a)           The Company has timely filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company with the SEC since January 1, 2006 (together with any documents furnished during such period by the Company to the SEC on a voluntary basis on Current Reports on Form 8-K and any reports, schedules, forms, registration statements and other documents required to be filed with the SEC subsequent to the date hereof, collectively, the "Company SEC Documents").  Each of the Company SEC Documents, as amended prior to the date of this Agreement, complied (and each Company SEC Document filed subsequent to the date hereof will comply) in all material respects with, to the extent in effect at the time of filing or furnishing, the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and none of the Company SEC Documents when filed or furnished or, if amended prior to the date of this Agreement, as of the date of such amendment, contained, or with respect to Company SEC Documents filed subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The Company maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based upon the most recent (prior to the date of this Agreement) evaluation by the chief executive officer and chief financial officer of the Company of the Company's internal control over financial reporting, to its auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting which are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.  The Company has made available to Parent any such material disclosure made by management to the Company's independent auditors and the audit committee of the Board of Directors of the Company since January 1, 2006.

(c)           Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents.

Section 3.9                 Company Financial Statements.  The consolidated financial statements (including all related notes thereto) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment filed prior to the date of this Agreement) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to the absence of information or notes not required by GAAP to be included in interim financial statements) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.10               Company SAP Statements.  As used herein, the term "Company SAP Statements" means the statutory statements of each of the Company Insurance Subsidiaries as filed with the insurance departments in their respective jurisdiction of domicile for the years ended December 31, 2007 and 2006.  Each of the Company

Insurance Subsidiaries has filed or submitted all Company SAP Statements required to be filed with or submitted to the insurance departments of their respective jurisdictions of domicile on forms prescribed or permitted by such department, except for such failures to file or submit which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Company SAP Statements were prepared in all material respects in conformity with SAP applied on a consistent basis for the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements fairly present, in all material respects, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Company Insurance Subsidiaries for the respective periods then ended.  No material deficiency has been asserted in writing with respect to any Company SAP Statement by the domiciliary state insurance department of such filing Company Insurance Subsidiary that has not been remedied.  The annual statutory balance sheets and income statements included in the Company SAP Statements have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation.

Section 3.11               Information Supplied.  The Proxy Statement will not, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no representation or warranty is made by the Company with respect to statements made therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.12               Absence of Certain Changes or Events.  Since December 31, 2007, there has not been any event, change, circumstance or effect that has had or is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13               No Undisclosed Material Liabilities.  There are no liabilities or obligations of the Company or any of its Subsidiaries of any nature, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries other than: (a) liabilities or obligations reflected or reserved against in the Company's audited consolidated balance sheet as of December 31, 2007 included in the Company SEC Documents or in the notes thereto; (b) insurance claims or related litigation or arbitration arising in the ordinary course of business since December 31, 2007; (c) liabilities or obligations that were incurred since December 31, 2007 in the ordinary course of business; (d) liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (e) liabilities or obligations arising or incurred in connection with the transactions contemplated hereby.

Section 3.14               Compliance with Laws.

(a)           Since January 1, 2006, the business and operations of the Company and its Subsidiaries have been conducted in compliance with all applicable Laws (including Insurance Laws), except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           All of the Company Permits of each Company Insurance Subsidiary conducting insurance operations are in full force and effect in accordance with their terms and there is no proceeding or investigation to which the Company or any Company Insurance Subsidiary is subject before a Governmental Entity that is pending or, to the knowledge of the Company, threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such Company Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)           There is no proceeding to which the Company or any Company Insurance Subsidiary is subject before any Governmental Entity pending or, to the knowledge of the Company, threatened in writing regarding whether any of the Company Insurance Subsidiaries has violated any applicable Insurance Laws, nor to the knowledge of the Company, any investigation by any Governmental Entity pending or threatened in writing with respect to possible violations of any applicable Insurance Laws, except for proceedings or investigations relating to violations or possible violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Since January 1, 2006, each Company Insurance Subsidiary has filed all material reports required to be filed by it with its domiciliary state insurance department or such failure to file has been remedied.  Except as required by applicable Law and the Company Permits maintained by the Company Insurance Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Company Insurance Subsidiaries to which the Company or any Company Insurance Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or Orders specifically with respect to the Company or any Company Insurance Subsidiary, that (i) limit in any material respect the ability of any of the Company Insurance Subsidiaries to issue insurance policies under its Company Permits, (ii) impose any requirements on the Company or any of the Company Insurance Subsidiaries in respect of risk-based capital requirements that materially increase or modify the risk-based capital requirements imposed under applicable Insurance Laws, (iii) relate to the ability of any of the Company Insurance Subsidiaries to pay dividends or (iv) restrict in any material respect the conduct of business of the Company or any of the Company Insurance Subsidiaries.

Section 3.15               Litigation.  There is no action, suit, investigation, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, notice of violation or other proceeding pending against, or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or, to the knowledge of the Company, pending against or threatened in writing against any present or former officer or director of the Company or any Company Subsidiary in connection with which the Company or any Company Subsidiary has an indemnification obligation pursuant to its Constituent Documents or a written agreement, before any Governmental Entity (other than insurance claims litigation or arbitration arising in the ordinary course of business), which, if determined or resolved adversely in accordance with the plaintiff's or claimant's demands, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  As of the date of this Agreement, there is no Order outstanding against the Company or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 3.16               Insurance Matters.

(a)           To the knowledge of the Company, as of the date hereof, all ceded reinsurance treaties or agreements to which any Company Insurance Subsidiary is a party or under which any Company Insurance Subsidiary has any existing material rights, obligations or liabilities (the "Company Reinsurance Agreements") are in full force and effect in accordance with their terms.  Neither the Company nor any Company Insurance Subsidiary is in material default as to any material provision thereof.  Since January 1, 2006 through the third Business Day prior to the date of this Agreement, neither the Company nor any Company Insurance Subsidiary has received any written notice to the effect that (i) the financial condition of any reinsurer party to any such agreement is materially impaired with the result that a default thereunder may reasonably be anticipated or (ii) there is a material dispute with respect to any material amounts recoverable by the Company Insurance Subsidiary pursuant to any Company Reinsurance Agreement.  Since January 1, 2005, no Company Insurance Subsidiary has entered into any reinsurance treaty or agreement under which it has assumed any material liabilities of any Person.

(b)           With respect to any Company Reinsurance Agreement for which any Company Insurance Subsidiary has taken credit for reinsurance ceded on its Company SAP Statement, (i) there has been no separate written or oral agreements between any of the Company or any Company Subsidiary and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Company Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such Company Reinsurance Agreement, (ii) for each such Company Reinsurance Agreement entered into, renewed or amended on or after January 1, 2006, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is available for review by the domiciliary state insurance departments for each of the Company Insurance Subsidiaries, (iii) from and after January 1, 2006, each of the Company Insurance Subsidiaries complies and has complied in all material respects with all of the requirements set forth in SSAP No. 62 and (iv) from and after January 1, 2006, each of the Company Insurance Subsidiaries has and has had appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.

(c)           Prior to the date of this Agreement, the Company has made available to Parent a true and complete copy of all actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary since January 1, 2006, and all material attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses").  To the knowledge of the Company, each Company Actuarial Analysis was based upon, in all material respects, an accurate inventory of policies in force for the Company and the Company Subsidiaries, as the case may be, at the relevant time of preparation and was prepared in conformity with generally accepted actuarial principles in effect at such time, consistently applied (except as may be noted therein).

(d)           Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date of this Agreement, no material claim or material assessment is pending or, to the knowledge of the Company, threatened in writing against any Company Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

(e)           Since January 1, 2006, to the knowledge of the Company, (i) salaried employees of the Company and the Company Subsidiaries and each other person, who, in each of the foregoing cases, is performing the duties of insurance producer, agency, agent or managing general agent for the Company and the Company Subsidiaries (collectively, "Company Producers"), at the time such Company Producer wrote, sold, or produced business for or on behalf of the Company or any Company Subsidiary that requires a License, was duly licensed and appointed as required by applicable Law, in the particular jurisdiction in which such Company Producer wrote, sold or produced business and (ii) each of the agency agreements and appointments between the Company Producers, including as subagents under the Company's affiliated insurance agency, and the Company and any Company Subsidiary, is valid and binding and in full force and effect in accordance with its terms, except in the case of clause (i) or (ii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  To the knowledge of the Company, as of the date of this Agreement, no Company Producer has been since January 1, 2006, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the writing, sale or production of insurance or other business for the Company or any Company Subsidiary, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  To the knowledge of the Company, as of the date of this Agreement, no Company Producer individually accounting for 1% or more of the total gross premiums of all Company Subsidiaries for the year ended December 31, 2007 has notified the Company or any Company Subsidiary that such Company Producer will be unable in any material respect or unwilling to continue its relationship as a Company Producer with the Company or any Company Subsidiary within twelve months after the date hereof.

Section 3.17               Policy Reserves.  The policy reserves of the Company Insurance Subsidiaries recorded in their respective Company SAP Statements, as of December 31, 2007, (a) have been computed in all material respects in accordance with generally accepted actuarial standards in effect on such date and (b) were in compliance in all material respects with the requirements for policy reserves established by the domiciliary insurance regulatory authority of such Company Insurance Subsidiary; provided, however, that it is acknowledged and agreed by Parent and Merger Sub that the Company is not making any representation or warranty in this Section 3.17 as to the adequacy or sufficiency of reserves.

Section 3.18               Title to Properties; Absence of Liens.

(a)           Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company or any of its Subsidiaries (the "Owned Real Property"), and includes the address of such Owned Real Property.  The Company or one of its Subsidiaries has good and marketable title to each parcel of Owned Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  The Owned Real Property is not subject to any material Liens (other then Permitted Liens).

(b)           Section 3.18(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased to or by the Company or any of its Subsidiaries providing for an annual rent of more than $250,000

(collectively, the "Leased Real Property").  The Company or one of its Subsidiaries has in all material respects a valid leasehold interest in all Leased Real Property, in each case as to such leasehold interest, free and clear of all material Liens (other than Permitted Liens).

Section 3.19               Opinion of Financial Advisor.  The Board of Directors of the Company has received an opinion from Morgan Stanley & Co. Incorporated ("Morgan Stanley"), dated as of the date of this Agreement and addressed to the Board of Directors of the Company to the effect that, as of the date hereof and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Shares pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Shares (other than Parent and its Subsidiaries, except in the case of Company Shares held in investment portfolios of Parent or any of its Subsidiaries).  The Company has been authorized by Morgan Stanley to include such opinion in its entirety in the Proxy Statement.

Section 3.20               Taxes.

(a)           All material Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects.

(b)           The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable, or, where payment is not yet due, has established in accordance with the applicable accounting standard an adequate accrual for all material Taxes on the most recent financial statements contained in the Company SEC Documents and on the Company SAP Statements.

(c)           The federal income Tax Returns of the Company and its Subsidiaries, through the Tax year ended December 31, 2003, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

(d)           There is no claim, audit, action, suit, request for written ruling, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Asset which (except in the case of a request for a written ruling) if determined adversely would be expected to result in a material Tax deficiency.

(e)           Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(f)           The Company and each of its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Taxing Authority or set aside in accounts for such purpose.  The Company and each of its Subsidiaries have reported such withheld amounts to the appropriate Taxing Authority and to each such employee, independent contractor, creditor, shareholder or any other third party, as required under applicable Law.

(g)           Neither the Company nor any of its Subsidiaries is liable for material Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a tax sharing, tax indemnity or tax allocation agreement or any other agreement to indemnify such Person.

(h)           Neither the Company nor any of its Subsidiaries has entered into any transaction that is a "listed transaction" as defined in Treasury Regulation §1.6011-4(b)(2).

Section 3.21               Employee Benefit Plans and Related Matters; ERISA.

(a)           Section 3.21(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a true and complete list of the material Company Benefit Plans, including all Company Benefit Plans subject to ERISA or similar provisions of non-U.S. Law.  With respect to each such Company Benefit Plan, the Company has made available to Parent a true and complete copy of such Company Benefit Plan, if written, or a description of the material terms of such Company Benefit Plan if not written, and to the extent applicable, (i) all material trust agreements, insurance contracts or other funding arrangements, (ii) the most recent actuarial and trust reports for both ERISA funding and financial statement purposes, (iii) the most recent Form 5500 with all attachments required to have been filed with the IRS or the Department of Labor or any similar reports filed with any comparable Governmental Entity in any non-U.S. jurisdiction having jurisdiction over any Company Benefit Plan and all schedules thereto, (iv) the most recent IRS determination letter, (v) all material current summary plan descriptions, (vi) any actuarial study of any pension, disability, post-employment life or medical benefits provided under any such Company Benefit Plan and (vii) statements or other communications regarding withdrawal or other multiemployer plan liabilities (or similar liabilities pertaining to any non-U.S. employee benefit plan sponsored by the Company or any of its Subsidiaries, if any).

(b)           Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS that the Company Benefit Plan is so qualified, and, to the knowledge of the Company, there are no existing circumstances or any events that would reasonably be expected to adversely affect the qualified status of any such plan in a manner which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c)           Neither the Company nor any of its Subsidiaries, nor any of their ERISA Affiliates contributes to, sponsors or maintains or has in the past sponsored, maintained, contributed to or had any liability in respect of any pension plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA or any similar provisions of non-U.S. Law.

(d)           There are no claims pending, or to the knowledge of the Company, threatened in writing with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e)           No Company Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or is a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.  Neither the Company nor any of its Subsidiaries has at any time during the last six (6) years contributed to or been obligated to contribute to any such type of plan.

(f)           The consummation of the transactions to which the Company is a party contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any payment becoming due, accelerate the time of payment or vesting, or increase the amount of compensation due to any such director, officer or employee, (iii) result in any forgiveness of indebtedness, trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company's rights to administer, amend or terminate any Company Benefit Plan or (iv) result in any payment (whether in cash or property or the vesting of property) to any "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) that would reasonably be construed, individually or in combination with any other such payment, to constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code).  No person is entitled to receive an additional payment (including any tax gross up or other payment) from the Company or any of its Subsidiaries as a result of the imposition of the excise tax required by Section 4999(a) of the Code.

Section 3.22               Employees, Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and, to the knowledge of the Company, there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees of the Company or any of its Subsidiaries in their capacity as such.

(b)           Since January 1, 2006, there has not occurred or, to the knowledge of the Company, been threatened in writing any material strike, slowdown, work stoppage, concerted refusal to work overtime or other similar labor activity or union organizing campaign with respect to any employees of the Company or any of its Subsidiaries.  There are no labor disputes subject to any formal grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of the Company, threatened in writing with respect to any employee of the Company or any of its Subsidiaries, in each case, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.23               Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has received any written notice, demand, request for information, citation, summons or order, and no complaint has been filed, no penalty has been assessed, and no investigation, action, written claim, suit or proceeding is pending or, to the knowledge of the Company, is threatened in writing by any Governmental Entity or other Person with respect to or arising out of any applicable Environmental Law and (b) to the knowledge of the Company, no "release" of a "hazardous substance" (as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.) has occurred at, on, above, under or from any Owned Real Property or Leased Real Property that is reasonably likely to result in any material cost, liability or obligation of the Company or any Company Subsidiary under any applicable Environmental Law.

Section 3.24               Intellectual Property.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries own, license or otherwise possess sufficient rights to use Intellectual Property used in the respective businesses of the Company and each of its Subsidiaries as conducted on the date of this Agreement and (ii) to the knowledge of the Company, all patents and all registrations for trademarks, service marks and copyrights owned by the Company or its Subsidiaries are valid and subsisting.

(b)           Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) there are no claims pending or, to the knowledge of the Company, threatened in writing by any Person alleging that the Company or its Subsidiaries or their respective businesses as conducted on the date of this Agreement infringes the Intellectual Property of any Person and (ii) to the knowledge of the Company, no Person is infringing the Intellectual Property owned by the Company or any of its Subsidiaries.

Section 3.25               Material Contracts.

(a)           The Company has made available to Parent a true and complete copy of each Contract to which the Company or any of its Subsidiaries is a party as of the date of this Agreement or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound as of the date of this Agreement, which: (i) is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; (ii) contains covenants of the Company or any of its Subsidiaries not to compete or engage in any line of business or compete with any Person in any geographic area, in each case, in a manner that is material to the Company and its Subsidiaries, taken as a whole, or would bind Parent or its pre-Closing Affiliates after the Effective Time; or (iii) pursuant to which the Company or any of its Subsidiaries has entered into a partnership or joint venture with any other Person (other than the Company or any of its Subsidiaries) that is material to the business of the Company and its Subsidiaries, taken as a whole.  Each instrument of the type described in clauses (i) through (iii) of this Section 3.25(a) is referred to herein as a "Material Contract."

(b)           Each Material Contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) a valid and binding obligation of the Company or its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception, except (i) to the extent they have previously expired or terminated in accordance with their terms and (ii) for any failures to be valid and binding which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party is in breach of or in default under any Material Contract, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by any party thereto, except for such breaches and defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.26               Brokers and Finders' Fees.  Except for Morgan Stanley, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions to which the Company is a party contemplated hereby.

Section 3.27               No Other Representations and Warranties; Disclaimer.

(a)           Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information presented to Parent, Merger Sub, or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)           Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent, Merger Sub nor any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its Affiliates or Representatives. Without limiting the generality of the foregoing, the Company acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of  its Affiliates or Representatives.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company on or prior to the execution and delivery of this Agreement (the "Parent Disclosure Schedule") (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Parent Disclosure Schedule to which the relevance of such disclosure to the applicable representation and warranty or covenant or obligation is reasonably apparent), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1                 Corporate Existence and Power.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each of Parent and Merger Sub has all requisite corporate, partnership or other similar powers and all governmental licenses, authorizations, permits, certificates, registrations, consents, franchises, variances, exemptions, orders and approvals required to carry on its business as conducted on the date of this Agreement (the "Parent Permits"), except for those powers, licenses, authorizations, permits, consents, franchises, variances, exemptions, orders and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to be in such compliance would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2                 Corporate Authorization.

(a)           Each of Parent and Merger Sub have all necessary corporate or other similar power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to which it is a party contemplated hereby.  The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby have been duly authorized by all necessary corporate or other similar action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions to which it is a party contemplated hereby.  This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due power and authority of, and due execution and delivery by, the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)           The respective Boards of Directors of Parent and Merger Sub, each at a meeting duly called and held and at which a quorum of directors was present, have unanimously (i) approved and declared it advisable and in the best interests of Parent or Merger Sub, as the case may be, to enter into this Agreement providing for the Merger, upon the terms and subject to the conditions set forth herein and (ii) approved the execution, delivery and performance by Parent or Merger Sub, as the case may be, of this Agreement and the consummation of the transactions to which Parent or Merger Sub, as the case may be, is a party contemplated hereby, upon the terms and subject to the conditions set forth herein.

(c)           No vote or other action of any members or Affiliates of Parent or the holders of any class or series of capital stock of any Subsidiary of Parent (including Merger Sub) is required by Law, the Constituent Documents of Parent or any Subsidiary of Parent or otherwise in order for Parent and Merger Sub to consummate the transactions to which they are a party contemplated hereby.  Parent, as the sole shareholder of Merger Sub as of the date of this Agreement, has approved this Agreement.

Section 4.3                 Governmental Authorization.  The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby require at or prior to the Closing no consent or approval by, or filing with, any Governmental Entity, other than (a) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which Parent and Merger Sub are qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable federal or state securities Laws or "blue sky" Laws, (d) compliance with any applicable requirements of NYSE, (e) approvals or filings under Insurance Laws as set forth in Section 4.3 of the Parent Disclosure Schedule (the "Parent Insurance Approvals" and, with the Company Insurance Approvals, the "Transaction Approvals"), (f) the Company Insurance Approvals (assuming the accuracy and completeness of Section 3.3(e)), (g) those consents, approvals or filings as may be required as a result of the business or identity of the Company or any of its Affiliates and (h) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 4.4                 Non-Contravention.  The execution, delivery and performance by Parent and Merger Sub of this Agreement do not, and the consummation by each of Parent and Merger Sub of the transactions to which it is a party contemplated hereby will not, (a) violate or conflict with or result in any breach of any provision of the Constituent Documents of Parent or the Constituent Documents of Merger Sub, (b) assuming compliance with the matters referred to in Section 3.3 (and assuming the accuracy of Section 3.3) and Section 4.3, violate or conflict with any provision of any applicable Law or Order, (c) violate or conflict with or result in any breach or constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled, or require consent by any Person under any material agreement or other material instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except in the case of clause (b), (c) or (d), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.

Section 4.5                 Capitalization; Interim Operations of Merger Sub.  The authorized capital stock of Merger Sub consists solely of 10,000 shares of common stock, no par value per share, all of which are issued and outstanding.  All of the issued and outstanding shares of capital stock of Parent and Merger Sub are owned, directly or indirectly, by Liberty Mutual Holding Company Inc.  All of the issued and outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable and free and clear of preemptive or other similar rights, and were not issued in violation of the Constituent Documents of Merger Sub.  Merger Sub has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation or contemplated by this Agreement.

Section 4.6                 Information Supplied.  None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no representation or warranty is made by Parent or Merger Sub with respect to statements made or for incorporation by reference therein based on information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement.

Section 4.7                 Compliance with Laws.

(a)           Since January 1, 2006, the business and operations of Parent and its Subsidiaries have been conducted in compliance with all applicable Laws (including Insurance Laws), except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)           All of the Parent Permits of each Parent Insurance Subsidiary conducting insurance operations are in full force and effect in accordance with their terms and there is no proceeding or investigation to which Parent or any such Parent Insurance Subsidiary is subject before a Governmental Entity that is pending or, to the knowledge of Parent, threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such Parent Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(c)           There is no proceeding to which Parent or any Parent Insurance Subsidiary is subject before any Governmental Entity pending or, to the knowledge of Parent, threatened in writing regarding whether any of the Parent Insurance Subsidiaries has violated any applicable Insurance Laws, nor to the knowledge of Parent, any investigation by any Governmental Entity pending or threatened in writing with respect to possible violations of, any applicable Insurance Laws, except for proceedings or investigations relating to violations or possible violations which would not individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  Since January 1, 2006, each Parent Insurance Subsidiary has filed all material reports required to be filed by it with its domiciliary state insurance department or such failure to file has been remedied.  Except as required by applicable Law and the Parent Permits maintained by the Parent Insurance Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on the Parent Insurance Subsidiaries to which Parent or any Parent Insurance Subsidiary is a party, on the one hand, and any Governmental Entity is a party or addressee, on the other hand, or Orders specifically with respect to Parent or any Parent Insurance Subsidiary, that (i) limit in any material respect the ability of any of the Parent Insurance Subsidiaries to issue insurance policies under its Parent Permits, (ii) impose any requirements on Parent or any of the Parent Insurance Subsidiaries in respect of risk-based capital requirements that materially increase or modify the risk-based capital requirements imposed under applicable Insurance Laws, (iii) relate to the ability of any of the Parent Insurance Subsidiaries to pay dividends or (iv) restrict in any material respect the conduct of business of Parent or any of the Parent Insurance Subsidiaries.

Section 4.8                 Litigation.  There is no action, suit, investigation, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, notice of violation or other proceeding pending against, or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries before any Governmental Entity, (other than insurance claims litigation or arbitration arising in the ordinary course of business), that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.  As of the date of this Agreement, there is no Order outstanding against the Parent or any of its Subsidiaries which would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

Section 4.9                 Brokers and Finders' Fees.  Except for Lehman Brothers, the fees and expenses of which will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who is entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions to which Parent or Merger Sub is a party contemplated hereby.

Section 4.10               Financing.  Parent has, and will have available at and at all times prior to Closing, sufficient (a) cash, marketable securities, available lines of credit or (b) other sources of immediately available funds to deliver the Aggregate Merger Consideration and any other amounts incurred or otherwise payable by Parent, Merger Sub or the Surviving Corporation in connection with the transactions contemplated hereby.  Parent has the financial resources and capabilities to fully perform its obligations under this Agreement.

Section 4.11               Interested Shareholder.  At the time immediately preceding the date of this Agreement, neither Parent nor any of its Affiliates is, with respect to the Company, an "acquiring person" as such term is defined in Section 23B.19 of the WBCA.

Section 4.12               No Other Representations and Warranties; Disclaimer.

(a)           Except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, and each of Parent and Merger Sub hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this Article IV, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent, any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to the Company or any of their Affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b)           Each of Parent and Merger Sub acknowledge and agree that it (i) has had the opportunity to meet with the management of the Company and to discuss the business, assets and liabilities of the Company and its Subsidiaries, (ii) has had access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries which it and its Affiliates and Representatives have desired or requested to review, (iii) has had access to the electronic dataroom maintained by the Company through Merrill DataSite for purposes of the transactions contemplated hereby, (iv) has been afforded the opportunity to ask questions of and receive answers from officers of the Company, and (v) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses, assets, liabilities and the transactions contemplated hereby.

(c)           Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company in Article III hereof, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent, Merger Sub or any of their respective Affiliates or Representatives.  Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges and agrees that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent, Merger Sub or any of their respective Affiliates or Representatives.

ARTICLE V
CONDUCT OF BUSINESS

Section 5.1                 Conduct of Business by the Company.

(a)           From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact in all material respects its business organization and goodwill and relationship with customers, third party payors, including Governmental Entities, and others with which it has material business dealings.

(b)           In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 5.1 of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i)               amend or propose or agree to amend, in any material respect, any of its Constituent Documents;

(ii)              (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for (1) dividends or distributions by any wholly owned Subsidiary of the Company to the Company or to any other wholly owned Subsidiary of the Company or (2) regular quarterly cash dividends paid by the Company on the Common Stock not in excess of $0.40 per share per quarter (appropriately adjusted to reflect any stock dividends, subdivisions, splits, combinations or other similar events relating to the Common Stock), with record and payment dates as set forth in Section 5.1(b)(ii) of the Company Disclosure Schedule, (B) adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock or (C) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of Company Shares in an aggregate amount not to exceed the amount set forth in Section 5.1(b)(ii) of the Company Disclosure Schedule or (2) for repurchases of Company Shares in connection with the exercise of Options or in connection with the vesting or settlement of other equity and equity-linked awards outstanding as of the date of this Agreement or awarded after the date of this Agreement in accordance with the terms of this Agreement;

(iii)             issue, sell, grant, pledge, amend, grant any rights in respect of or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries, except for the issuance of (A) the issuance of Company Shares pursuant to Contracts in effect prior to the execution and delivery of this Agreement and made available to Parent, (B) the issuance of Company Shares in connection with the exercise of Options or the vesting or settlement of other equity or equity-linked awards outstanding as of the date of this Agreement or (C) issuances by a wholly owned Subsidiary of the

Company of capital stock to such Subsidiary's parent, the Company or another wholly owned Subsidiary of the Company;

(iv)             merge or consolidate with any other Person or acquire any material assets or make a material investment in (whether through the acquisition of stock, assets or otherwise) any other Person, except for (A) acquisitions of inventory, equipment and software in the ordinary course of business or (B) ordinary course investment portfolio transactions in accordance with the Company's investment guidelines;

(v)              sell, lease, license, subject to a material Lien, except for a Permitted Lien, or otherwise dispose of any material assets, product lines or businesses of the Company or any of its Subsidiaries (including capital stock or other equity interests of any Subsidiary) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement and ordinary course renewals thereof, (B) ordinary course investment portfolio transactions in accordance with the Company's investment guidelines or (C) sales, leases or licenses of inventory, equipment, software and other assets in the ordinary course of business;

(vi)             (A) make any loans, advances or capital contributions to any other Person, except (1) in connection with the agency loan program of the Company not to exceed $10,000,000 in the aggregate, (2) by the Company or any of its Subsidiaries to or in the Company or any of its Subsidiaries and (3) for ordinary course investment portfolio transactions in accordance with the Company's investment guidelines in effect on the date hereof; (B) create, incur, guarantee or assume any indebtedness, except for (1) transactions among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries, (2) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on materially no less favorable terms, (3) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company or (4) indebtedness for borrowed money incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement and set forth in Section 5.1(b)(vi) of the Company Disclosure Schedule or the issuance of new commercial paper by the Company; (C) make or commit to make any capital expenditure in excess of $10,000,000 in the aggregate during any twelve (12) month period other than capital expenditures set forth in the Company's capital budget for fiscal 2008 previously made available to Parent; or (D) cancel any material debts of any Person to the Company or any of Subsidiary of the Company or waive any claims or rights of material value, except for cancellations or waivers in the ordinary course of business;

(vii)            except as required by Contracts in effect prior to the execution and delivery of this Agreement or Company Benefit Plans, (A) increase the compensation or other benefits payable or provided to the Company's directors or to employees at or above the Senior Vice President level; (B) except in the ordinary course of business consistent with past practice, materially increase the compensation or other benefits payable or provided to the Company's employees below the Senior Vice President level (the ordinary course including, for this purpose, the employee salary and short- and long-term incentive compensation review process and related adjustments substantially as conducted each year), provided that the Company may make cash incentive grants to new hires in a value substantially equivalent to the value of equity awards historically granted to new hires in the ordinary course of business; (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except (1) for an agreement, other than a change of control agreement, with an employee below the Senior Vice President level who has been hired to replace a similarly situated employee, (2) for renewals or replacements of existing employment agreements with current employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement, (3) any retention agreement entered into with an employee in the ordinary course of business which provides for cash retention awards permitted by Section 6.6(f) of the Company Disclosure Schedule or (4) separation agreements entered into with employees in the ordinary course of business consistent with past practice in connection with terminations of employment; provided, that the Company shall not enter into any separation agreement or arrangement without obtaining a general release of claims from the applicable employee); or (D) except as permitted pursuant to clause (C) above, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to the Company or as is required (x) to comply with Section 409A of the Code or (y) by the terms of such agreement, plan, trust, fund, policy or arrangement;

(viii)           (A) settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC Document plus any applicable third party insurance proceeds, except (1) as required by any Contract in effect prior to the execution and delivery of this Agreement, (2) for any settlements or compromises of insurance claims or litigation or arbitration arising in the ordinary course of business or (3) for any settlements or compromises involving total aggregate payments not in excess of the amount set forth in Section 5.1(b)(viii) of the Company Disclosure Schedule, it being understood that this subsection (3) shall be in addition to and not in limitation of subsections (1) and (2) above, or (B) enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the Effective Time;

(ix)             except in the ordinary course of business consistent with past practice, (a) modify or amend in any materially adverse respect or terminate any Material Contract, except that, immediately prior to the Effective Time, the Company shall have the right to terminate the Credit Agreement and repay all then outstanding indebtedness thereunder, (b) enter into any successor agreement to an expiring Material Contract that changes the terms of the expiring Material Contract in a way that is materially adverse to the Company or any Company Subsidiary or (c) enter into any new agreement that would have been considered a Material Contract (other than those described in Section 3.25(a)(ii)) if it were entered into at or prior to the date hereof;

(x)               effect or permit a "plant closing" or "mass layoff" as those terms are defined in Worker Adjustment and Retraining Notification Act of 1988 (together with any similar state or local Law, "WARN") without complying with the notice requirements and all other provisions of WARN;

(xi)             enter into any new material reinsurance transaction as cedent that (A) does not contain market cancellation, termination and commutation provisions or (B) materially adversely changes the existing reinsurance profile of the Company and its Subsidiaries on a consolidated basis outside of the ordinary course of business;

(xii)            alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies (including compliance policies) or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of the Company, advisable under) GAAP or SAP;

(xiii)           except in the ordinary course of business and in a manner consistent with past practice (A) make or rescind any Tax election, (B) settle or compromise any claim related to Taxes or (C) enter into a written and legally binding agreement with a Taxing Authority relating to Taxes;

(xiv)           (A) make a request for a written ruling of a Taxing Authority relating to Taxes or (B) change any of its methods of reporting income or deductions (including changes in methods of accounting) for federal income Tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable year ended December 31, 2006;

(xv)            enter into or renew or extend any agreements or arrangements that materially limit or otherwise materially restrict the Company or any Company Subsidiary or any of their respective Affiliates or any successor thereto, or that would, after the Effective Time, materially limit or materially restrict Parent or any of its Affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any material geographic area

(xvi)           terminate, cancel, amend or modify any insurance policies maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(xvii)          adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; or

(xviii)         authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

Section 5.2                 Conduct of Business by Parent.  From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, unless the Company shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, acquire or propose to acquire beneficial ownership of shares of capital stock of the Company or any of its Subsidiaries, except for ordinary course investment portfolio transactions in accordance with Parent's investment guidelines.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1                 Preparation of the Proxy Statement.  As promptly as practicable after the execution and delivery of this Agreement, the Company shall prepare (with Parent's reasonable cooperation) and file with the SEC the proxy statement (as amended or supplemented from time to time, the "Proxy Statement") to be mailed to the shareholders of the Company relating to the Company Shareholders Meeting.  Each of Parent and the Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing.  Parent shall furnish to the Company all information as may be reasonably requested by the Company in connection with any such action and the preparation, filing and mailing of the Proxy Statement.  Subject to applicable Law, as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, the Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the shareholders of the Company.  No filing of, or amendment or supplement to the Proxy Statement shall be made by the Company, and no response to any comments of the SEC or its staff with respect thereto shall be submitted by the Company, without providing Parent a reasonable opportunity to review and comment thereon and giving due consideration to inclusion in the Proxy Statement or any such response comments reasonably proposed by Parent.  If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, mailed to the shareholders of the Company.  The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC with respect to the Proxy Statement and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information.  The Company shall respond promptly to any comments or requests from the SEC or the staff of the SEC and shall supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement.

Section 6.2                 Shareholders Meeting; Company Board Recommendation.  As promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement or that the

Company may commence mailing the Proxy Statement, the Company, acting through its Board of Directors, and in accordance with applicable Law and the rules and regulations of NYSE, shall (a) subject to Section 6.3(f), duly call, give notice of, convene and hold a meeting of the shareholders of the Company for the purpose of obtaining the Requisite Shareholder Vote (the "Company Shareholders Meeting"); provided, however, that the Company shall be permitted to delay or postpone convening the Company Shareholders Meeting if in the good faith judgment of the Board of Directors of the Company or any committee thereof (after consultation with its outside legal advisors) such delay or postponement of the Company Shareholders Meeting is consistent with its fiduciary duties under applicable Law and (b) subject to Section 6.3(d) and Section 6.3(f), include in the Proxy Statement the Company Board Recommendation.

Section 6.3                 No Solicitation.

(a)           The Company agrees that it shall, and shall cause its Subsidiaries, directors, officers and employees to, and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal.   Except as permitted by Section 6.3(b), the Company shall not, and shall cause each of its Subsidiaries, directors, officers and employees not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage, or knowingly facilitate, any Takeover Proposal or the making or consummation thereof or (ii) enter into, continue or otherwise participate in any discussions (except to notify such Person of the existence of the provisions of this Section 6.3) or negotiations regarding, or furnish to any Person any non-public material information in connection with, any Takeover Proposal.  Notwithstanding anything to the contrary contained herein, the Company shall be permitted to terminate, amend, modify, waive or fail to enforce any provision of any "standstill" or similar obligation of any Person if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would reasonably be likely to be inconsistent with its fiduciary duties under applicable Law.  The Company agrees that any material violations of the restrictions set forth in this Section 6.3(a) by any Representative of the Company shall be deemed to be a breach by the Company.

(b)           Notwithstanding the provisions of the second sentence of Section 6.3(a), at any time prior to obtaining the Requisite Shareholder Vote, in response to a written Takeover Proposal received after the execution and delivery of this Agreement which did not arise as a result of a material breach of the Company's obligations under Section 6.3(a), (A) the Company and its Representatives may contact such Person making such Takeover Proposal (and its representatives) solely to clarify the terms and conditions thereof and (B) if the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such Takeover Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, the Company and its Representatives may (1) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its representatives), provided that (A) prior to so furnishing such information the Company has entered into a confidentiality agreement with such Person on terms not less restrictive in the aggregate to such Person than the provisions of the Confidentiality Agreement are to Parent, its Affiliates and their respective personnel and representatives and (B) all such information has previously been provided or made available to Parent or its Representatives or is provided or made available to Parent or its Representatives prior to or substantially concurrent with the time it is provided to such Person and (2) participate in discussions or negotiations with the Person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal.

(c)           None of the Board of Directors of the Company nor any committee thereof shall (i) withdraw (or modify or qualify in a manner adverse to Parent) the Company Board Recommendation, (ii) fail to include the Company Board Recommendation in the Proxy Statement, (iii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Takeover Proposal (any action described in these clauses (i), (ii) or (iii) being referred to as a "Recommendation Withdrawal"), or (iv) allow the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar Contract (other than a confidentiality agreement referred to in Section 6.3(b)) providing for, with respect to, or in connection with, any Takeover Proposal; provided, however, that (A) the delivery by the Company, the Board of Directors of the Company or any committee thereof of any notice specified in Section 6.3(e) shall not be deemed to be or constitute a Recommendation Withdrawal and (B) the provision of factual information by the Company to its shareholders shall not be deemed to be or constitute a Recommendation Withdrawal so long as the disclosure through which such factual information is conveyed, taken as a whole, is not contrary to or materially inconsistent with the Company Board Recommendation.

(d)           Notwithstanding the provisions of Section 6.3(c), at any time prior to obtaining the Requisite Shareholder Vote, and subject in each case to the prior compliance with Section 6.3(e), (i) the Board of Directors of the Company may make a Recommendation Withdrawal if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law; or (ii) without limiting the effect of the Section 6.3(c) proviso and Section 6.3(d)(i) and the rights provided for thereunder, in response to a written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, the Company may terminate this Agreement pursuant to Section 8.1(d)(ii) and this Section 6.3(d)(ii) and, concurrently with such termination, may enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.1(d)(ii) and this Section 6.3(d)(ii), and any such purported termination shall be void and of no force or effect, unless the Company pays to Parent the fee payable pursuant to Section 8.3(c) prior to or concurrently with such termination.

(e)           Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors of the Company may not make a Recommendation Withdrawal or terminate this Agreement pursuant to Section 8.1(d)(ii) and Section 6.3(d)(ii), unless (i) if such Recommendation Withdrawal is not being made as a result of a Superior Proposal, the Company shall have provided to Parent two (2) Business Days prior written notice advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor or (ii) if such Recommendation Withdrawal or termination is being made as a result of a Superior Proposal, (A) the Company shall have provided to Parent four (4) Business Days prior written notice advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor as well as the material terms and conditions of any Superior Proposal (including the identity of the Person making such Superior Proposal and copies of all documents or correspondence evidencing such Superior Proposal), (B) during such four (4) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and (C) such Takeover Proposal continues to constitute (in the good faith judgment of the Board of Directors) a Superior Proposal.

(f)           Unless this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), or Parent pursuant to Section 8.1(c)(ii), and, in each case, subject to Section 6.2, (i) the obligation of the Company to call, give notice of, convene and hold the Company Shareholders Meeting and to hold a vote of the shareholders of the Company on the approval of this Agreement and the Merger at the Company Shareholders Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Takeover Proposal (whether or not a Superior Proposal), or by a Recommendation Withdrawal, and (ii) if the Company makes a Recommendation Withdrawal pursuant to Section 6.3(d)(i), (A) the Company shall nevertheless submit this Agreement and the Merger to a vote of the shareholders of the Company and (B) the Proxy Statement and any and all accompanying materials may include appropriate disclosure with respect to such Recommendation Withdrawal.

(g)           In addition to the obligations of the Company set forth in the other provisions of this Section 6.3, the Company shall as promptly as practicable (and in any event within 24 hours after receipt) advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal (including any material changes thereto) and the identity of the Person making the Takeover Proposal.  The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of any such Takeover Proposal (including any material change to the terms thereof).

(h)           Nothing contained in this Section 6.3 shall prohibit the Company or the Board of Directors of the Company from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 under the Exchange Act, (ii) making any disclosure to the shareholders of the Company if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with applicable Law or (iii) informing any Person of the existence of the provisions contained in this Section 6.3; provided that any Recommendation Withdrawal may only be made in accordance with Section 6.3(d); it being understood that a "stop, look and listen" communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the shareholders of the Company) shall not be deemed to be or constitute a Recommendation Withdrawal.

(i)           For purposes of this Agreement:

"Takeover Proposal" means any proposal or offer from any Person (other than Parent or any of its Subsidiaries) relating to, or that would reasonably be expected to lead to, (i) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any Subsidiary of the Company) or businesses that constitute 20% or more of the assets or account for 20% or more of the net income of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of any class of equity securities of the Company, or (iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, share exchange or similar transaction involving the Company or any of its Subsidiaries, in each case, pursuant to which any Person or the shareholders of any Person would own 20% or more of any class of equity securities of the Company or of any resulting parent company of the Company, in each case other than the transactions contemplated hereby;

"Superior Proposal" means a Takeover Proposal (with all references to "20% or more" in the definition of Takeover Proposal being deemed to be references to "more than 50%") made in writing that is on terms that the Board of Directors of the Company determines in good faith (after consulting with its financial advisor and outside legal counsel), taking into account, among other things, all legal, financial and other aspects of the Takeover Proposal and the Person making the Takeover Proposal, is more favorable to the shareholders of the Company than the transactions contemplated hereby (including any written offer by Parent (capable of acceptance by the Company) to amend this Agreement which is received prior to the applicable determination by the Company Board of Directors that a Superior Proposal exists).

Section 6.4                 Access to Information.  The Company shall, and shall cause each of its Subsidiaries to, afford the Representatives of Parent reasonable access during normal business hours to the Company's and its Subsidiaries' properties, books, records, Contracts and personnel, and shall furnish, and shall cause to be furnished, as promptly as reasonably practicable to Parent (a) a copy of each report, schedule and other document filed, furnished, published or announced by it during such period pursuant to the requirements of federal or state securities Laws or any Governmental Entity and (b) all other information concerning the Company's and its Subsidiaries' business, properties and personnel as Parent may reasonably request; provided that the Company may restrict the foregoing access to those Persons who have entered into or are bound by a confidentiality agreement with the Company and to the extent required by applicable Law.  All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person.  In conducting any inspection of any properties of the Company and its Subsidiaries, Parent and its Representatives shall not (i) interfere with the business of the Company or any of its Subsidiaries conducted at such property or (ii) damage any property or any portion thereof.  Prior to the Effective Time, Parent and its Representatives shall not have the right to conduct environmental testing or sampling at any of the facilities or properties of the Company or any of its Subsidiaries.  All information obtained pursuant to this Section 6.4 shall continue to be governed by the Confidentiality Agreement which shall remain in full force and effect in accordance with its terms.  No investigation pursuant to this Section 6.4 shall affect the representations and warranties or conditions to the obligations of the parties contained herein.

Section 6.5                 Reasonable Best Efforts.

(a)           Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the transactions contemplated hereby as soon as reasonably possible after the date of this Agreement (and in any event no later than the Outside Date), including (i) preparing and filing as promptly as practicable all documents to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary or advisable to make all necessary filings and obtain all such consents, clearances, waivers, licenses, orders, registrations, authorizations, approvals and permits (including providing all necessary information and documentary material and providing personnel as necessary to attend any regulatory meetings, hearings or other proceedings).  In furtherance and not in limitation of the foregoing, each of the Company, Parent and Merger Sub agrees to make, as promptly as reasonably practicable after the date of this Agreement and in any event within twenty five (25) days of the date of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (B) appropriate filings required by the Transaction Approvals and (C) all other necessary filings with any other Governmental Entity with respect to the transactions contemplated hereby and to supply as promptly as practicable any additional information and documentary material that may be reasonably requested pursuant to such requirements and to use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of the Transaction Approvals to occur in the most expeditious manner practicable.  The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act.

(b)           To the extent permissible under applicable Law or any rule, regulation or restriction of any Governmental Entity, each of the Company, Parent and Merger Sub shall, in connection with the efforts referenced above to obtain all requisite approvals, clearances and authorizations for the transactions contemplated hereby under the HSR Act or any other approval of a Governmental Entity (including the Transaction Approvals), use its reasonable best efforts to (i) cooperate in all respects with each other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by any private party, (ii) keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby and promptly inform the other parties of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by any private party, in each case regarding any of the transactions contemplated hereby, (iii) permit the other parties, or the other parties' legal counsel, to review any communication given by it to the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by any private party, with any other Person (it being understood that each party shall have the right to review in advance, subject to applicable Laws relating to the exchange of information, all of the information relating to such party, and any of its respective Subsidiaries, which appears in any filing made with, or materials submitted to, any third party or any Governmental Entity, with respect to this Agreement or the Merger), (iv) consult with the other parties in advance of any meeting, conference, conference call, discussion or communication with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by any private party, with any other Person and (v) to the extent permitted by such Governmental Entity or other Person, give the other parties the opportunity to attend and participate in such meetings, conferences, conference calls, discussions and communications.

(c)           If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law, each of the Company, Parent and Merger Sub shall use its reasonable best efforts to resolve any such objections or challenges as such Governmental Entity or private party may have to such transactions under such applicable Law so as to permit consummation of the transactions contemplated hereby on the terms set forth in this Agreement as soon as reasonably possible after the date of this Agreement (and in any event no later than the Outside Date).  Without limiting any other provision hereof, each of Parent and the Company shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the consummation of the transactions contemplated hereby, on or before the Outside Date, including by defending through litigation on the merits any claim asserted in any court by any Person, and (ii) avoid or eliminate each and every material impediment that may be asserted by any Governmental Entity with respect to this Agreement and the transactions contemplated hereby, so as to enable the consummation of the Merger to occur as soon as reasonably possible after the date of this Agreement (and in any event no later than the Outside Date).  Without limiting the generality of the foregoing, Parent shall take all actions, including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of Parent or any of its Subsidiaries, or effective as of the Effective Time, the Surviving Corporation or any of its Subsidiaries, (B) proposing, negotiating, committing to and effecting obligations and commitments to the communities in which the Company and its Subsidiaries conduct business and (C) otherwise taking or committing to take actions or agreeing to any restrictions, limitations or conditions that limit Parent's or its Subsidiaries', or the Surviving Corporation's or its Subsidiaries', freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' businesses, product lines or assets, in each case, as may be required in order to obtain any

Transaction Approval, or to avoid the entry of, or to effect the dissolution of, any Order or commencement of any action, suit or proceeding, which would otherwise have the effect of preventing or materially delaying the obtaining of the Transaction Approvals or the consummation of the transactions contemplated hereby.

(d)           Notwithstanding anything to the contrary herein, Parent shall not be required to take any actions pursuant to this Section 6.5 which if undertaken would, individually or in the aggregate, reasonably be expected to have (1) a Company Material Adverse or (2) a Parent Material Adverse Effect (it being agreed that for purposes of this clause (2) a "Parent Material Adverse Effect" shall be deemed to occur at the level of materiality at which the event, change, circumstance or effect in question, if it were an effect on the Company and its Subsidiaries instead of Parent and its Subsidiaries, would constitute a Company Material Adverse Effect (clause (1) or (2), a "Regulatory Material Adverse Effect").

Section 6.6                 Employee Matters.

(a)           Until the second anniversary of the Effective Time (the "Benefits Continuation Period"), the Surviving Corporation shall provide, or cause to be provided, for those employees of the Company and its Subsidiaries who continue as employees of the Surviving Corporation or any of its Subsidiaries during all or a portion of the Benefits Continuation Period (the "Continuing Employees"), compensation (including base salary, bonus and other cash-based incentive compensation and the value of equity-based incentive compensation) and employee benefits that in the aggregate (with any bonus or other incentive compensation measured at target for this purpose) shall not be any less favorable than the compensation and employee benefits provided by the Company or the applicable Subsidiary to the Continuing Employees immediately prior to the date of this Agreement (excluding, except as provided in Section 6.6(b)(iv) below, retiree medical benefits).  The parties acknowledge and agree that the Continuing Employees will not participate in stock-based compensation plans or programs following the Effective Time.  Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of the Company or any of its Subsidiaries, or other than as provided in any applicable employment agreement or other Contract, to restrict the right of Parent or the Surviving Corporation to terminate any such employee or to give any person any right to any specific terms or conditions of employment.

(b)           The Surviving Corporation shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation (except for the short and long term disability benefit plans of the Surviving Corporation or any of its Affiliates, which plans, however, will recognize prior service for purposes of meeting the time requirements in those plans' preexisting condition exclusions; provided, however, any such preexisting condition exclusion shall not apply to preclude a Continuing Employee who had previously received disability benefits under a Company disability plan prior to the Effective Time from receiving coverage for the same condition (as determined using the same criteria as the Company disability plan) following the Effective Time) that a Continuing Employee is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous Company Benefit Plan in which such Continuing Employee participated, (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements, and (iii) except in connection with retiree medical benefits which shall be treated in accordance with clause (iv) below, recognize service prior to the Effective Time with the Company and any of its Subsidiaries for purposes of eligibility to participate and vesting and level of benefits (but not for purposes of benefits accrual under any defined benefit pension plan or levels of benefits or entitlement to eligibility or coverage under any post-retirement medical plan) to the same extent such service was recognized by the Company or any of its Subsidiaries under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service, and (iv) with respect to any medical plan of the Surviving Corporation which provides post-retirement coverage (other than Company Benefit Plans in which such employee participated prior to the Effective Time), the Surviving Corporation will recognize service only for periods of an employee's service with the Surviving Corporation or its Subsidiaries after the Effective Time except that service prior to the Effective Time shall be credited to Eligible Persons (as defined below) with respect to Parent's or its Affiliates pre- and post-age 65 retiree health program and life insurance.  Such Eligible Persons shall be eligible to participate, following termination of employment with the Surviving

Corporation or any of its Subsidiaries, in a retiree health and life insurance program.  In addition, to the extent that such an Eligible Person is or, upon continued employment, would become entitled to cost sharing under such retiree health and life insurance program, cost sharing will be provided under the program of Parent or its Affiliates to allow for a substantially comparable benefit to such Eligible Person.  "Eligible Persons" shall mean (x) individuals who retired from the Company on or after January 1, 2004 with 10 or more years of service and (y) Continuing Employees who retire on or after the Effective Time, who,  in the case of either (x) or (y): (A)(1) were hired by the Company prior to January 1, 2004, (2) were age 36 or older as of December 31, 2004, (3) were or are, as the case may be, age 55 or older on the applicable retirement date, (4) have years of service at retirement from the Company and are an age that total at least 75 and (5) were or are a participant in the Company's medical plan on the applicable retirement date or (B) are former ASI employees who were age 50 or older on December 31, 1998 and had or have at least 10 years of service on the applicable retirement date.  Notwithstanding the foregoing, nothing in this Section 6.6(b) shall limit the right of Parent and the Surviving Corporation or any of their respective Subsidiaries to amend, terminate or otherwise modify any such retiree health and life insurance program following the Effective Time; provided, however, that any amendments, alterations, modifications, or terminations with respect to any such retiree health and life insurance program shall be applied in a consistent manner to Eligible Persons and any Parent retirees who are eligible for coverage under Parent retiree health and life insurance plans.

(c)           From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company employee, Parent will cause the Surviving Corporation and its Subsidiaries to honor, in accordance with its terms (including any rights of amendment, modification or termination provided therein), (i) each existing employment, change in control, severance and termination protection plan or agreement between the Company or any of its Subsidiaries and any officer, director or employee, (ii) all obligations in effect as of the Effective Time under any equity-based, bonus, bonus deferral and vacation plans, programs or agreements of the Company or any of its Subsidiaries and (iii) all obligations in effect as of the Effective Time pursuant to outstanding retention or equity-based plans, programs or agreements, and all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or any of its Subsidiaries.

(d)           With respect to matters described in this Section 6.6 (and the matters described in Section 1.7), the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any material notices or other material communication materials to its employees or former employees.  Prior to the Effective Time, subject to applicable Law, the Company shall provide Parent with reasonable access to such employees and contact information for former employees for purposes of Parent providing reasonable notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this (and the matters described in Section 1.7), provided that such notices or other communication materials are reasonably approved in advance by the Company.

(e)           If and to the extent not paid by the Company prior to the Closing, Parent shall, or shall cause the Surviving Corporation to, pay within ten (10) Business Days following the Closing Date, to each Person who, as of immediately prior to the Closing, was eligible to and participated in the Leadership Performance Plan, Sales Incentive Plan, Surety Plan or the Success Sharing Plan (each an "Eligible Company Employee"), the amount that would have been payable to such Eligible Company Employee for the performance period ending December 31, 2008, determined as if all Company, individual and other performance targets established under such plan in respect of such period were achieved at target, prorated for the performance period beginning January 1, 2008 and ending on the Closing Date.

(f)           The Company shall adopt a retention program for key employees prior to the Closing in accordance with Section 6.6(f) of the Company Disclosure Schedule.

(g)           Notwithstanding anything herein to the contrary, any Continuing Employee who terminates employment during the period ending on the second anniversary of the Effective Time shall be entitled to severance pay and benefits no less favorable than the severance pay and benefits such Continuing Employee would have been entitled to pursuant to the severance plans and arrangements set forth on Section 6.6(g)(i) of the Company Disclosure Schedule had such termination of employment occurred immediately prior to the Effective Time.  In particular, with respect to any Continuing Employee who immediately prior to the Effective Time had the position of a Company Senior Vice President or Vice President shall be provided with severance pay and benefits in accordance with the Company Severance Guidelines set forth on Section 6.6(g)(ii)(a) of the Company Disclosure Schedule, at the typical benefit level without adjustment, with such severance pay and benefits payable upon a termination of the Continuing Employee's employment without "Cause" (as defined and set forth on Section 6.6(g)(ii)(b) of the Company Disclosure Schedule) by the Surviving Corporation or by the Continuing Employee for "Good Reason" (as defined and set forth on Section 6.6(g)(ii)(c) of the Company Disclosure Schedule).

(h)           Nothing contained herein, whether express or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan or (ii) subject to the requirements of this Section 6.6, shall limit the right of Parent or the Surviving Corporation or any of its Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan following the Closing Date.

Section 6.7                 Expenses.  Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses.  As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the solicitation of the Requisite Shareholder Vote.

Section 6.8                 Transfer Taxes.  The Company and Parent shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated hereby.

Section 6.9                 Directors' and Officers' Indemnification and Insurance.

(a)           From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the WBCA adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), indemnify and hold harmless (and advance expenses, provided the Person to whom expenses are advanced provides a reasonable and customary undertaking (which shall not include posting of any collateral) to repay such advances if it is ultimately determined that such Person is not entitled to indemnification) the present and former directors and officers of the Company and its Subsidiaries, any Person acting as director, trustee or officer of the Safeco Insurance Foundation on behalf of the Company or any fiduciaries under any Company Benefit Plan (each an "Indemnified Party") against any and all costs or expenses (including reasonable attorneys' fees and expenses), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, including the approval of this Agreement or the transactions contemplated hereby or arising out of or pertaining to the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time.

(b)           Subject to the next sentence, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, at no expense to the beneficiaries, either (i) continue to maintain in effect for six (6) years from the Effective Time directors' and officers' liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as the Company's currently existing directors' and officers' liability insurance and fiduciary liability insurance (the "Current Insurance") with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated hereby), or (ii) purchase a six (6) year extended reporting period endorsement with respect to the Current Insurance (a "Reporting Tail Endorsement") and maintain this endorsement in full force and effect for its full term.  To the extent purchased after the date hereof and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company; provided that such insurance carrier has at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance and fiduciary liability insurance.  Notwithstanding the foregoing, in no event shall Parent or the Surviving Corporation be required to expend for any such policies contemplated by this Section 6.9(b) an annual premium

(measured for "tail" purposes by reference to 1/6th the premium paid therefor) amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.  Notwithstanding the first sentence of this Section 6.9(b), but subject to the second and third sentences of this Section 6.9(b), the Company shall be permitted at its sole and exclusive option to purchase a Reporting Tail Endorsement prior to the Effective Time.

(c)           The articles of incorporation and bylaws of the Surviving Corporation shall include provisions for indemnification, advancement of expenses and exculpation of the Indemnified Parties on the same basis as set forth in the Constituent Documents of the Company in effect on the date of this Agreement.  Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the provisions in its articles of incorporation and bylaws providing for indemnification, advancement of expenses and exculpation of Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the Indemnified Parties' indemnification rights thereunder.

(d)           If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause (i) or clause (ii) of this sentence so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.9.

(e)           From and after the Effective Time, Parent and the Surviving Corporation agree not to, directly or indirectly, amend, modify, limit or terminate the advancement of expenses, exculpation and indemnification provisions of the agreements listed on Section 6.9(e) of the Company Disclosure Schedule between the Company and any of the Indemnified Parties, or any such provisions contained in the Surviving Corporation's Constituent Documents.

(f)           This Section 6.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent and the Surviving Corporation.  Each Indemnified Party shall be a third-party beneficiary of this Section 6.9, and entitled to enforce the covenants contained in this Section 6.9.  If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6.9 that is denied by Parent and/or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then Parent or the Surviving Corporation shall pay such Indemnified Party's costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Corporation.  The rights of the Indemnified Parties under this Section 6.9 shall be in addition to any rights such Indemnified Parties may have under the Constituent Documents of the Company, the Constituent Documents of any of the Company's Subsidiaries or the Surviving Corporation or under any applicable Contracts, insurance policies or Laws.

Section 6.10               Public Announcements.  The parties agree that the initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release approved in advance by the Company and Parent.  Following such initial press release, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 6.10 shall not apply to any release or public statement (a) made or proposed to be made by the Company in accordance with Section 6.3 or (b) in connection with any dispute between the parties regarding this Agreement or the transactions contemplated hereby.

Section 6.11               Notification.  The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, (b) any matter (including a breach of any representation, warranty, covenant or agreement contained in this Agreement) that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in Article VII and (c) any action, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby.  Failure to comply with this Section 6.11 shall not result in the failure of any condition under Article VII to be satisfied, unless such condition would have otherwise been satisfied but for such failure to comply with this Section 6.11.

Section 6.12                State Takeover Laws.  The Company and the Board of Directors of the Company shall (a) use reasonable best efforts to ensure that no state anti-takeover Law is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (b) if any state anti-takeover Law becomes applicable to this Agreement or any of the transactions contemplated hereby, use reasonable best efforts to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement and the transactions contemplated hereby.

Section 6.13               Section 16(b).  The Company and Parent shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated hereby by each individual who is a director or executive officer of the Company or Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.14               Delisting.  Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Stock from NYSE and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.

Section 6.15               Principal Executive Offices of the Surviving Corporation. Parent acknowledges its current intention to maintain the Surviving Corporation's principal executive offices in Seattle, Washington following the Effective Time.

Section 6.16               Community Commitments.  Parent acknowledges and agrees that, following the Effective Time, it will (a) cause the Surviving Corporation to honor and fulfill all charitable and community commitments made by the Company and its Subsidiaries prior to the date of this Agreement as set forth in Section 6.16 of the Company Disclosure Schedule, and (b) support the Safeco Insurance Foundation in engaging in charitable and community giving and other charitable and community activities in a manner consistent with that undertaken by the Safeco Insurance Foundation prior to the date of this Agreement (including by honoring and fulfilling all charitable and community commitments made by the Safeco Insurance Foundation prior to the date of this Agreement as set forth in Section 6.16 of the Company Disclosure Schedule), provided that any additional contributions by Parent to the Safeco Insurance Foundation following the Effective Time shall be made in a manner and to the extent consistent with Parent's charitable giving policies in effect from time to time.

Section 6.17               Branding.  Parent acknowledges and agrees, (a) it intends, following the Effective Time, to use the "Safeco" trademark in association with the personal lines products and services of Parent's Agency Markets business and (b) for a period of at least five (5) years following the Effective Time, Parent shall (or shall cause the Surviving Corporation to) retain the "Safeco" branding and naming rights set forth in Section 6.17 of the Company Disclosure Schedule, including with respect to the naming of Safeco Field.

Section 6.18               Agency Force.  As promptly as practicable following the date of this Agreement, subject to applicable Law, Parent and the Company shall use their commercially reasonable efforts to develop a joint plan for the communication with and retention of the Company's agency force.

ARTICLE VII
CONDITIONS

Section 7.1                 Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by Law, waiver on or prior to the Closing Date of the following conditions:

(a)           Shareholder Approval.  The Requisite Shareholder Vote shall have been obtained.

(b)           Certain Regulatory Approvals.

 (i)           All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired; and

 (ii)           The Transaction Approvals shall have been obtained without any conditions or restrictions that would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect or the waiting periods applicable thereto shall have terminated or expired.

(c)           No Injunctions or Restraints, Illegality.  No Law shall be in effect and no temporary restraining order, preliminary or permanent injunction or other Order issued by any court in the United States of America or other United States Governmental Entity of competent jurisdiction shall be in effect, having the effect of making consummation of the Merger illegal or otherwise prohibiting consummation of the Merger; provided that prior to asserting this condition, the party asserting this condition shall have used its reasonable best efforts to prevent the entry of any such temporary restraining order, injunction or other Order, including taking any and all actions required to comply with Section 6.5 and to promptly appeal any temporary restraining order, injunction or other Order that may be entered.

Section 7.2                 Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by Parent on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company set forth in Section 3.12 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.  Except for the representations and warranties of the Company set forth in Section 3.12, each of the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualification or limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to "materiality" or "Company Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)           Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c)           Officer's Certificate.  Parent shall have received a certificate from an executive officer of the Company confirming the satisfaction of the conditions set forth in Sections 7.2(a) and 7.2(b).

(d)           No Material Governmental Litigation.  There shall not be pending any material suit, action or proceeding by any United States Governmental Entity of competent jurisdiction (i) challenging the acquisition by Parent or Merger Sub of shares of Common Stock, (ii) seeking to restrain or prohibit the consummation of the Merger or (iii) seeking to prohibit or limit the ownership or operation by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries of any material portion of any business or assets of the Company and its Subsidiaries, taken as a whole, or Parent and its Subsidiaries, taken as a whole, which, if determined or resolved adversely in accordance with plaintiff's or claimant's demands, in the case of clause (iii) above, would, individually or in the aggregate, reasonably be likely to have a Regulatory Material Adverse Effect; provided that up to the time of its asserting this condition, Parent shall have taken any and all actions required to comply with Section 6.5.

Section 7.3                 Conditions to Obligations of the Company.  The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by the Company, on or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any qualification or limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to "materiality" or "Parent Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b)           Performance of Obligations of Parent and Merger Sub.  Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c)           Officer's Certificate.  The Company shall have received a certificate from an executive officer of Parent confirming the satisfaction of the conditions set forth in Sections 7.3(a) and 7.3(b).

Section 7.4                 Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this Article VII to be satisfied if such party's failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated hereby in accordance with Section 6.5 has been a principal cause of the failure of such condition to be satisfied.

ARTICLE VIII
TERMINATION AND AMENDMENT

Section 8.1                 Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Shareholder Vote (with any termination by Parent also being an effective termination by Merger Sub):

(a)           by mutual written consent of Parent and the Company;

(b)           by either Parent or the Company, if:

 (i)           the Merger shall not have been consummated on or before November 15, 2008 (the "Initial Outside Date"); provided, however, that if on the Initial Outside Date any of the conditions to Closing set forth in Section 7.1(b), Section 7.1(c) and Section 7.2(d) shall not have been satisfied but all other conditions to Closing set forth in Article VII shall be satisfied or capable of being satisfied, then the Initial Outside Date shall be extended to December 31, 2008 if Parent or the Company notifies the other in writing on or prior to November 15, 2008 of its election to extend the Initial Outside Date (as so extended, the "Outside Date"); provided, however that the right to extend the Initial Outside Date or terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to (A) the Company if its breach of any of its obligations under Section 6.2 or Section 6.3 has been a principal cause of the failure of the Merger to be consummated by the Initial Outside Date or (B) any party whose failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated hereby in accordance with Section 6.5 has been a principal cause of the failure of the Merger to be consummated by the Initial Outside Date;

 (ii)           any Governmental Entity in the United States of competent jurisdiction issues an Order or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party whose failure to act in good faith or to use its reasonable best efforts to consummate the transactions contemplated hereby in accordance with Section 6.5 has been a principal cause of the application or imposition of such Order or action; or

 (iii)           the Requisite Shareholder Vote shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting or at any adjournment or postponement thereof.

(c)           by Parent:

 (i)           if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by the Company by the Outside Date or (B) if capable of being cured, has not been cured by the Company within forty-five (45) days following written notice to the Company from Parent or Merger Sub of such breach, which notice states Parent's intention to terminate this Agreement pursuant to this Section 8.1(c)(i), and, in each case, would result in a failure of any condition set forth in Section 7.2(a) or Section 7.2(b); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any representation, warranty, covenant or agreement hereunder; or

 (ii)           prior to the shareholders of the Company having voted upon approval of this Agreement at the Company Shareholders Meeting, if (A) the Board of Directors of the Company or any committee thereof shall have effected a Recommendation Withdrawal or (B) the Company shall have materially breached its obligations or agreements contained in Section 6.2, Section 6.3(a), Section 6.3(b), Section 6.3(c), Section 6.3(d), or Section 6.3(e) (excluding in each case inadvertent breaches which are capable of being cured and that are cured within three (3) Business Days following the receipt of written notice of such breach from Parent); provided, however, that Parent's right to terminate this Agreement pursuant to this Section 8.1(c)(ii) in respect of a Recommendation Withdrawal (other than a Recommendation Withdrawal in connection with a Takeover Proposal as contemplated by Section 6.3(c)(iii)) shall terminate ten (10) Business Days following such Recommendation Withdrawal.

(d)           by the Company:

 (i)           if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Parent or Merger Sub, as the case may be, by the Outside Date or (B) if capable of being cured, has not been cured by Parent or Merger Sub, as the case may be, within forty-five (45) days following written notice to Parent or Merger Sub, as the case may be, from the Company of such breach, which notice states the Company's intention to terminate this Agreement pursuant to this Section 8.1(d)(i), and, in each case, would result in a failure of any condition set forth in Section 7.3(a) or Section 7.3(b); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if it is then in material breach of any representation, warranty, covenant or agreement hereunder; or

 (ii)           prior to obtaining the Requisite Shareholder Vote, in accordance with, and subject to the terms and conditions of, Section 6.3(d)(ii).

Section 8.2                 Effect of Termination.  In the event of any termination of this Agreement as provided in Section 8.1, the obligations of the parties shall terminate and there shall be no liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 6.4 and the provisions of Sections 3.26, 3.27, 4.9, 4.12, 6.7, this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that neither Parent nor the Company shall be released from any liabilities or damages (including, in the case of claims by the Company, as contemplated by Section 9.5(b)(ii)) arising out of any willful or intentional breach of any representation or warranty, covenant or agreement under this Agreement or, in the case of Parent, any breach of Section 4.10, or fraud, prior to such termination.

Section 8.3                 Termination Fee.

(a)           In the event that this Agreement is terminated by Parent pursuant to Section 8.1(b)(i) and (i) a Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement and not irrevocably withdrawn prior to such termination (provided that for purposes of this Agreement a Takeover Proposal shall not be deemed to have been irrevocably withdrawn by such Person if within twelve (12) months of such termination the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to, or shall have consummated, a Takeover Proposal made by or on behalf of such Person), and (ii) the Company enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal with any Person within twelve (12) months after such termination of this Agreement, then, on the date of such entering into a definitive agreement or consummation, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent.  For purposes of this Section 8.3(a), each reference to "20% or more" in the definition of "Takeover Proposal" shall be deemed to be a reference to "more than 50%".

(b)           In the event that this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b)(iii) and (i) a Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement and not irrevocably withdrawn as of the time of the Company Shareholders Meeting (provided that for purposes of this Agreement a Takeover Proposal shall not be deemed to have been irrevocably withdrawn by such Person if within twelve (12) months of such Company Shareholders Meeting the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to, or shall have consummated, a Takeover Proposal made by or on behalf of such Person), and (ii) the Company enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal with any Person within twelve (12) months after such termination of this Agreement, then, on the date of such entering into a definitive agreement or consummation, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent.  For purposes of this Section 8.3(b), each reference to "20% or more" in the definition of "Takeover Proposal" shall be deemed to be a reference to "more than 50%".

(c)           In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), then, immediately prior to and as a condition to such termination, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent.

(d)           In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i) and (i) a Takeover Proposal was publicly proposed or announced by any Person after the date of this Agreement and not irrevocably withdrawn prior to the Company breach or failure to perform giving rise to such termination (provided that for purposes of this Agreement a Takeover Proposal shall not be deemed to have been irrevocably withdrawn by such Person if within twelve (12) months of such termination the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to, or shall have consummated, a Takeover Proposal made by or on behalf of such Person), and (ii) the Company enters into a definitive agreement with respect to, or there is consummated, a transaction in connection with a Takeover Proposal with any Person within twelve (12) months after such termination of this Agreement, then, on the date of such entering into a definitive agreement or consummation, the Company shall pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent.  For purposes of this Section 8.3(d), each reference to "20% or more" in the definition of "Takeover Proposal" shall be deemed to be a reference to "more than 50%".

(e)           In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(ii)(A), then the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination, pay or cause to be paid to Parent (or its designees) the Termination Fee by wire transfer of immediately available funds to an account designated in writing by Parent.

(f)           The parties agree and understand that in no event shall the Company be required to pay the Termination Fee on more than one occasion.  Notwithstanding anything to the contrary in this Agreement, (i) if Parent receives the Termination Fee from the Company pursuant to this Section 8.3, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, shareholders, managers, members or Affiliates and none of the Company, any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; provided that the foregoing shall not limit the obligations of the Company set forth in the last sentence of this Section 8.3; and (ii) if Parent or Merger Sub receives any payments from the Company in respect of any breach of this Agreement, and thereafter Parent is entitled to receive the Termination Fee under this Section 8.3, the amount of such Termination Fee shall be reduced by the aggregate amount of any payments made by the Company to Parent or Merger Sub in respect of any such breaches of this Agreement.  The parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.3 do not constitute a penalty.  If the Company fails to pay as directed in writing by Parent the Termination Fee due to Parent or Merger Sub pursuant to this Section 8.3 within the time periods specified in this Section 8.3, the Company shall pay the out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred by Parent in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

Section 8.4                 Procedure for Termination.  A termination of this Agreement pursuant to Section 8.1 shall, in order to be effective, require in the case of each of Parent and Merger Sub, action by its board of directors or, to the extent permitted by Law, the duly authorized designee of its board of directors, and in the case of the Company, to the extent permitted by Law, action by the Board of Directors of the Company.  Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of the Company.  A terminating party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis for this termination.  If more than one provision in Section 8.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 8.1 for any termination.

ARTICLE IX
GENERAL PROVISIONS

Section 9.1                 Non-Survival of Representations, Warranties, Covenants and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

Section 9.2                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third (3rd) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Parent or Merger Sub, to:

c/o Liberty Mutual Group Inc.
175 Berkeley Street
Boston, MA 02117
Attention:  Gary Greg, Executive Vice President
Michael Fallon, Vice President

Facsimile No.: (617) 574-5753

with a copy to (which shall not constitute notice):

Liberty Mutual Group Inc.
175 Berkeley Street
Boston, MA 02117
Attention:  Christopher Mansfield, General Counsel
Richard Quinlan, Deputy General Counsel
Facsimile No: (617) 574-5753

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: Gregory V. Gooding, Esq.
Nicholas F. Potter, Esq.
Facsimile No.: (212) 909-6836

If to the Company, to:

Safeco Corporation
Safeco Plaza
1001 4th Avenue
Seattle, Washington  98185
Attention: Arthur Chong, Executive Vice President and
Chief Legal Officer
Facsimile No: (206) 473-6731

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
Attention: Kenton J. King, Esq.
Facsimile No.: (650) 470-4570

and

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attention:  Todd E. Freed, Esq.
Facsimile No.: (917) 777-3714

Section 9.3                 Interpretation.

(a)           When a reference is made in this Agreement to a Section, clause or Schedule, such reference shall be to a Section or clause of or Schedule to this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The phrases "the date of this Agreement", "the date hereof" and terms of similar import, will be deemed to refer to April 23, 2008.  Whenever the content of this Agreement permits, the masculine gender will include the feminine and neuter genders, and a reference to singular or plural will be interchangeable with the other.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

(b)           References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder.  References to "$" and "dollars" are to the currency of the United States of America.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  The words "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears.

(c)           The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(d)           No summary of this Agreement or Schedule delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or any such Schedule.

Section 9.4                 Counterparts; Effectiveness.  This Agreement may be executed in two (2) or more counterparts, including by facsimile, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.  This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties.

Section 9.5                 Entire Agreement; No Third Party Beneficiaries.

(a)           This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b)           This Agreement shall be binding upon and inure solely to the benefit of each party and, except for (i) the provisions of Section 6.9 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), and (ii) the right of the Company to recover, solely through an action brought by the Company, damages from Parent in the event of a willful or intentional breach of this Agreement by Parent, any breach of Section 4.10, or fraud, in which event the damages recoverable by the Company for itself and on behalf of the holders of Common Stock, Options and Restricted Stock Rights shall be determined by reference to the total amount that would have been recoverable by such holders if all such holders brought an action against Parent and were recognized as third party beneficiaries hereunder, this Agreement is not intended to and shall not confer upon any Person other than the parties any rights or remedies hereunder.

(c)           The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties.  Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 9.9(b) without notice or liability to any other Person.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties.  Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6                 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 9.7                 Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.8                 Amendment.  This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after the Requisite Shareholder Vote is obtained, but after such approval no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by the shareholders of the Company without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.9                 Extension; Waiver.  At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 9.10               Governing Law and Venue; Waiver Of Jury Trial.

(a)           Except to the extent that the WBCA is mandatorily applicable to the Merger and the rights of holders of Common Stock, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the General Obligations Law).

(b)           Each of Parent, Merger Sub and the Company (i) consents to submit itself to the personal jurisdiction of the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York, in the event that any dispute arises in connection with this Agreement or any of the transactions contemplated hereby, (ii) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement (A) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.10(b), (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (C) to the fullest extent permitted by applicable Law that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper and (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Supreme Court of the State of New York in New York County or the United States District Court for the Southern District of New York and (iv) consents to the service of process to be made in such action or proceeding by delivery of process in accordance with the notice provisions contained in Section 9.2.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

Section 9.11               Specific Performance.  The parties agree that irreparable harm would occur and the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that prior to the valid and effective termination of this Agreement in accordance with Article VIII, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 9.12               Definitions.  As used in this Agreement:

An "Affiliate" of any Person means another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

"Aggregate Merger Consideration" has the meaning set forth in Section 2.1(a).

"Agreement" has the meaning set forth in the preamble hereto.

"Articles of Incorporation" means the Restated Articles of Incorporation of the Company, as in effect on the date of this Agreement.

"Articles of Merger" has the meaning set forth in Section 1.2.

"Bankruptcy and Equity Exception" has the meaning set forth in Section 3.2(c).

"beneficially own" (and the related term "beneficial ownership") has the meaning under Section 13(d) of the Exchange Act.

"Benefits Continuation Period" has the meaning set forth in Section 6.6(a).

"Book-Entry Shares" has the meaning set forth in Section 1.6(b).

"Business Day" means any day other than a Saturday, a Sunday or any day on which the SEC or banking institutions in the City of New York are authorized or required by Law or executive order to be closed.

"Bylaws" means the Bylaws of the Company, as in effect as of the date of this Agreement.

"Certificate" has the meaning set forth in Section 1.6(b).

"Closing" has the meaning set forth in Section 1.2.

"Closing Date" has the meaning set forth in Section 1.2.

"Code" means the Internal Revenue Code of 1986.

"Common Stock" has the meaning set forth in Section 1.6(b).

"Company" has the meaning set forth in the preamble hereto.

"Company Actuarial Analyses" has the meaning set forth in Section 3.16(c).

"Company Benefit Plans" means each written employee benefit plan, scheme, program, policy, arrangement and contract (including any "employee benefit plan," as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option or other equity-based arrangement, and any collective bargaining, employment, termination, retention, bonus, change in control or severance agreement, plan, program, policy, arrangement or contract) under which any current or former director, officer or employee of the Company or any of its Subsidiaries has any present or future right to benefits, that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has any obligation to maintain, sponsor or contribute, or with respect to which the Company or any of its Subsidiaries would incur any direct or indirect liability under the Code or ERISA or any similar non-U.S. law, whether contingent or otherwise.

"Company Board Recommendation" has the meaning set forth in Section 3.2(b).

"Company Capitalization Date" has the meaning set forth in Section 3.5(a).

"Company Disclosure Schedule" has the meaning set forth in the preamble to Article III.

"Company Insurance Approvals" has the meaning set forth in Section 3.3.

"Company Insurance Subsidiary" means any Subsidiary of the Company that issues insurance policies.

"Company Material Adverse Effect" means any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, provided, however, that none of the following shall constitute or be considered in determining whether a Company Material Adverse Effect has occurred: (a) changes or fluctuations in the economy or the securities, credit or financial markets generally in the United States; (b) national or international political conditions or changes therein (including the commencement, continuation or escalation of acts of war, armed hostilities, sabotage or other acts of terrorism); (c) changes that are the result of factors generally affecting the property and casualty insurance and/or surety industries and the geographic areas in which the Company and its Subsidiaries operate; (d) any loss of, or adverse change in, the relationship of the Company or any of its Subsidiaries with its customers, employees, agents, suppliers, financing sources, business partners or regulators caused by the identity of Parent or the announcement, negotiation, existence or performance of the transactions contemplated by this Agreement; (e) changes in GAAP or SAP, the rules or policies of the Public Company Accounting Oversight Board or any applicable Law or interpretation or application of any of the foregoing after the date of this Agreement; (f) any failure by the Company to meet any internal or external projections, forecasts or estimates of revenues or earnings for any period; provided that the exception in this clause (f) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (g) the suspension of trading in securities on NYSE or The NASDAQ National Market System or a decline in the price, or a change in the trading volume, of the Common Stock on NYSE; provided that the exception in this clause (g) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (h) effects resulting from earthquakes, hurricanes, tornados or other natural disasters; (i) any change or announcement of a potential change in the credit rating or A.M. Best rating of the Company or any of its Subsidiaries or any of their securities; provided that the exception in this clause (i) shall not preclude a determination that any event, change, circumstance or effect underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect; (j) compliance by the Company with the terms of this Agreement including the failure of the Company to take any action as a result of restrictions in Article V of this Agreement, or any actions taken, or failure to take any action, which Parent has requested in writing or to which Parent has consented in writing; or (k) any shareholder litigation or threatened shareholder litigation, in each case, arising from allegations of a breach of fiduciary duty or similar obligations in connection with this Agreement or the transactions contemplated hereby; provided that the exceptions in clauses (a), (b), (c) and (h) shall apply only to the extent such event, change, circumstance or effect does not (i) relate only to (or have the effect of relating only to) the Company and its Subsidiaries or (ii) disproportionately adversely affect the Company and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which the Company and its Subsidiaries operate.

"Company Permits" has the meaning set forth in Section 3.1.

"Company Producers" has the meaning set forth in Section 3.16(e).

"Company Preferred Stock" has the meaning set forth in Section 3.5(a).

"Company Reinsurance Agreements" has the meaning set forth in Section 3.16(a).

"Company SAP Statements" has the meaning set forth in Section 3.10.

"Company SEC Documents" has the meaning set forth in Section 3.8(a).

"Company Securities" has the meaning set forth in Section 3.5(b).

"Company Share" has the meaning set forth in Section 1.6(b).

"Company Shareholders Meeting" has the meaning set forth in Section 6.2.

"Company Subsidiary Securities" has the meaning set forth in Section 3.6.

"Confidentiality Agreement" means the confidentiality letter agreement, dated as of March 4, 2008, as amended on April 18, 2008, between the Company and Liberty Mutual Holding Company Inc.

"Constituent Documents" means, with respect to any entity, the articles or certificate of incorporation, the bylaws of such entity, or any similar charter or other governing documents of such entity.

"Continuing Employees" has the meaning set forth in Section 6.6(a).

"Contract" means all contracts, agreements, commitments, arrangements, leases and other instruments to which any Person is a party.

"Credit Agreement" means that certain Credit Agreement, among Safeco, the Lenders thereto and J.P. Morgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, dated as of March 31, 2005.

"Current Insurance" has the meaning set forth in Section 6.9(b).

"Dissenting Shares" has the meaning set forth in Section 1.9(a).

"DOJ" has the meaning set forth in Section 6.5(b).

"Effective Time" has the meaning set forth in Section 1.2.

"Eligible Company Employee" has the meaning set forth in Section 6.6(e).

"Eligible Persons" has the meaning set forth in Section 6.6(b).

"Environmental Law" means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health from exposure to any hazardous substance, natural resource damages or the protection of the environment, including laws relating to the protection of wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, release or threatened release of hazardous substances.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

"Exchange Act" means the Securities Exchange Act of 1934.

"Exchange Agent" has the meaning set forth in Section 2.1(a).

"Exchange Fund" has the meaning set forth in Section 2.1(a).

"Expenses" has the meaning set forth in Section 6.7.

"FTC" has the meaning set forth in Section 6.5(b).

"GAAP" means the United States generally accepted accounting principles.

"Governmental Entity" means any nation or government, any state, agency, commission, or other political subdivision thereof, any insurance regulatory authority or any entity (including a court) of competent jurisdiction properly exercising executive, legislative, judicial or administration functions of the government.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

"Incentive Plans" means the Company's employee or director stock option, stock purchase or equity compensation plans, arrangements or agreements.

"Indemnified Party" has the meaning set forth in Section 6.9(a).

"Initial Outside Date" has the meaning set forth in Section 8.1(b)(i).

"Insurance Laws" has the meaning set forth in Section 3.3.

"Intellectual Property" means: (a) trademarks, service marks, logos, trade names and trade dress, and all goodwill associated with the foregoing, (b) domain names, (c) copyrights, software and computer programs, (d) patents, (e) trade secrets, (f) know-how, (g) proprietary information and (h) all registrations and applications for registration of any of the foregoing.

"IRS" means the Internal Revenue Service.

"knowledge" means (a) with respect to Parent, the actual knowledge of the individuals named in Section 9.1 of the Parent Disclosure Schedule and (b) with respect to the Company, the actual knowledge of the individuals named in Section 9.1 of the Company Disclosure Schedule, in each case, as of the date of this Agreement.

"Law" means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity.

"Leadership Performance Plan" means the Safeco Leadership Performance Plan.

"Leased Real Property" has the meaning set forth in Section 3.18(b).

"License" means any permit, certification, approval, registration, consent, authorization, franchise, variance, exemption or order issued by a Governmental Entity.

"Liens" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), other charge or security interest.

"Material Contract" has the meaning set forth in Section 3.25(a).

"Merger" has the meaning set forth in the recitals hereto.

"Merger Consideration" has the meaning set forth in Section 1.6(b), subject to adjustment pursuant to Section 1.8, if applicable.

"Merger Sub" has the meaning set forth in the preamble hereto.

"Morgan Stanley" has the meaning set forth in Section 3.19.

"NYSE" means The New York Stock Exchange.

"Option" means the right to receive shares of Common Stock pursuant to the exercise of any stock options granted pursuant to the Incentive Plans.

"Order" means any order, writ, injunction, decree, judgment or stipulation issued, promulgated or entered into by or with any Governmental Entity.

"other party" means, with respect to the Company, Parent and Merger Sub, and means, with respect to Parent or Merger Sub, the Company, unless the context otherwise requires.

"Outside Date" has the meaning set forth in Section 8.1(b)(i).

"Owned Real Property" has the meaning set forth in Section 3.18(a).

"Parent" has the meaning set forth in the preamble hereto.

"Parent Disclosure Schedule" has the meaning set forth in the Preamble to Article IV.

"Parent Insurance Approvals" has the meaning set forth in Section 4.3.

"Parent Insurance Subsidiary" means any Subsidiary of Parent that issues insurance policies.

"Parent Material Adverse Effect" means any event, change, circumstance or effect that is materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, provided, however, that none of the following shall constitute or be considered in determining whether a Parent Material Adverse Effect has occurred: (a) changes or fluctuations in the economy or the securities, credit or financial markets generally in the United States of America; (b) national or international political conditions or changes therein (including the commencement, continuation or escalation of acts of war, armed hostilities, sabotage or other acts of terrorism); (c) changes that are the result of factors generally affecting the property and casualty insurance industry and the geographic areas in which Parent and its Subsidiaries operate; (d) changes in GAAP or SAP, the rules or policies of the Public Company Accounting Oversight Board or any applicable Law or interpretation or application of any of the foregoing after the date of this Agreement; or (e) effects resulting from earthquakes, hurricanes, tornados or other natural disasters; provided that the exceptions in clauses (a), (b), (c) and (e) shall apply only to the extent such event, change, circumstance or effect does not (i) relate only to (or have the effect of relating only to) Parent and its Subsidiaries or (ii) disproportionately adversely effect Parent and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the property and casualty insurance industry in similar geographic areas in which Parent and its Subsidiaries operate.

"Parent Permits" has the meaning set forth in Section 4.1.

"parties" has the meaning set forth in the preamble hereto.

"Permitted Liens" means (a) any Liens for taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, workmen's, landlords' or other similar Liens, (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (d) Liens that do not, individually or in the aggregate, materially impair the continued use or operation of the property to which they relate or the conduct of the business of the Company and its Subsidiaries as conducted on the date of this Agreement, (e) statutory Liens arising by operation of Law with respect to a liability incurred in the ordinary course of business and which is not yet due and payable or which is being contested in good faith and by appropriate proceedings and (f) immaterial easements, rights of way or other similar matters or restrictions or exclusions that would be shown by a current title report or other similar report.

"Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity or group (as such term is defined in the Exchange Act).

"Proxy Statement" has the meaning set forth in Section 6.1.

"Recommendation Withdrawal" has the meaning set forth in Section 6.3(c).

"Regulatory Material Adverse Effect" has the meaning set forth in Section 6.5(d).

"Reporting Tail Endorsement" has the meaning set forth in Section 6.9(b).

"Representatives" means, with respect to any party, collectively, each of such party's Subsidiaries, each of such party's and its Subsidiaries' respective officers, directors and employees and any advisors, attorneys, consultants or other representatives (acting in such capacity) retained by such party or any of its controlled Affiliates.

"Requisite Shareholder Vote" has the meaning set forth in Section 3.2(a).

"Restricted Stock Right" has the meaning set forth in Section 1.7(b).

"SAP" means statutory accounting principals prescribed or permitted by the domiciliary state insurance department of the applicable Company Insurance Subsidiary or the Parent Insurance Subsidiary, as the case may be.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933.

"Significant Subsidiary" means a Subsidiary that constitutes a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act.

"SSAP" means a statement of standard accounting practice.

"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate, is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

"Success Sharing Plan" means the Safeco Success Sharing Plan.

"Superior Proposal" has the meaning set forth in Section 6.3(i).

"Surviving Corporation" has the meaning set forth in Section 1.1.

"Takeover Proposal" has the meaning set forth in Section 6.3(i).

"Tax" means income, gross receipts, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other Taxing Authority).

"Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including deductions and credits related to alternative minimum Taxes).

"Tax Return" means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto), including, if applicable, any combined or consolidated return for any group of entities that includes the Company or any of its Subsidiaries.

"Taxing Authority" means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

"Termination Fee" means $182,500,000.

"Transaction Approvals" has the meaning set forth in Section 4.3.

"WARN" has the meaning set forth in Section 5.1(b)(x).

"WBCA" means the Washington Business Corporation Act.

(The remainder of this page is left blank.)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

LIBERTY MUTUAL INSURANCE COMPANY

By:	/s/ Michael J. Fallon
	Name:	Michael J. Fallon
	Title:	Vice President

BIG APPLE MERGER CORPORATION

By:	/s/ Michael J. Fallon
	Name:	Michael J. Fallon
	Title:	President

SAFECO CORPORATION

By:	/s/ Ross J. Kari
	Name:	Ross J. Kari
	Title:	Executive Vice President and Chief Financial Officer

ANNEX B

April 22, 2008

Board of Directors Safeco Corporation Seattle, Washington 98185

Members of the Board:

We understand that Safeco Corporation (the "Company"), Liberty Mutual Insurance Company (the "Buyer") and Big Apple Merger Corporation, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft we have reviewed dated 22 April 2008 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company.  Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, no par value, of the Company (the "Company Common Stock"), other than shares held in treasury or held by the Buyer, Acquisition Sub or any of their respective direct or indirect subsidiaries (other than Company Common Stock held in investment portfolios) or as to which dissenters' rights have been perfected, will be converted into the right to receive $68.25 per share in cash, without interest.  The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

(a)	reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

(b)	reviewed certain internal financial statements and other financial and operating data concerning the Company;

(c)	reviewed certain financial projections prepared by the management of the Company;

(d)
discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain potential strategic, financial and operational benefits to a buyer anticipated from the Merger, with senior executives of the Company;

(e)	reviewed the reported prices and trading activity for the Company Common Stock;

(f)	compared the financial performance of the Company, and the prices and trading activity of the Company Common Stock with that of certain other comparable publicly-traded companies and their securities;

(g)	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

(h)	participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

(i)	reviewed the Merger Agreement and certain related documents; and

(j)	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion.  With respect to the financial projections, including information relating to certain potential strategic, financial and operational benefits to a buyer anticipated from the Merger, we have assumed that they have been reasonably prepared based on assumptions that reflect the Company management's best currently available estimates and judgments of the future financial performance of the Company.  In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any material terms or conditions.  Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger.  We are not legal, tax, regulatory or actuarial advisors.  We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory or actuarial advisors with respect to legal, tax, regulatory or actuarial matters.  We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.  Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger.  In the two years prior to the date hereof, we have provided financing services for the Buyer and have received fees in connection with such services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses.  Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services.  Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice.  This opinion is for the information of the Board of Directors and may not be used for any other purpose without our prior written consent, except pursuant to the terms of our engagement letter with the Company dated June 25, 2007, including that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law.  We express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Eric Bischof
	Name:	Eric Bischof
	Title:	Managing Director

ANNEX C

TITLE 23B. WASHINGTON BUSINESS CORPORATION ACT
CHAPTER 23B.13 RCW
DISSENTERS' RIGHTS

RCW 23B.13.010 Definitions.

As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.
[1989 c 165 § 140.]

RCW 23B.13.020 Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.
[2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

RCW 23B.13.030 Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.
[2002 c 297 § 35; 1989 c 165 § 142.]

RCW 23B.13.200 Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220.
[2002 c 297 § 36; 1989 c 165 § 143.]

RCW 23B.13.210 Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.
[2002 c 297 § 37; 1989 c 165 § 144.]

RCW 23B.13.220 Dissenters' rights — Notice.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.
[2002 c 297 § 38; 1989 c 165 § 145.]

RCW 23B.13.230 Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.
[2002 c 297 § 39; 1989 c 165 § 146.]

RCW 23B.13.240 Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.
[1989 c 165 § 147.]

RCW 23B.13.250 Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.
[1989 c 165 § 148.]

RCW 23B.13.260 Failure to take action.

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.
[1989 c 165 § 149.]

RCW 23B.13.270 After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.
[1989 c 165 § 150.]

RCW 23B.13.280 Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.
[2002 c 297 § 40; 1989 c 165 § 151.]

RCW  23B.13.300 Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.
[1989 c 165 § 152.]

RCW 23B.13.310 Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
[1989 c 165 § 153.]

SAFECO CORPORATION

Proxy Solicited On Behalf of the Safeco Board of Directors
for the Annual Meeting of Shareholders
[●], 2008

If I am a registered shareholder, I, by signing the reverse, appoint Paula Rosput Reynolds and Art Chong, each with full power of substitution, as the true and lawful attorneys and proxies for me, to represent and vote my shares at the Annual Meeting of Shareholders of Safeco Corporation to be held at the Safeco Center, Magnolia Room, 1st Floor, 1191 Second Avenue, Seattle, Washington 98101 at [●], Pacific Time, on [●], 2008, and any adjournment or postponement thereof, and to represent and vote my shares in the transaction of such business as may properly come before the Annual Meeting.

If I am a participant in the Safeco 401(k) Plan's Safeco Stock Ownership Fund, I, by signing the reverse, direct Wells Fargo Bank, N.A., trustee of such fund, to vote my shares as indicated on the reverse, or if not so indicated, in accordance with the plan document as described in the proxy statement.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but, if you are a registered shareholder, you need not mark any boxes if you wish to vote in accordance with the Safeco Board of Directors' recommendations.  The proxies named above cannot vote your shares unless you sign and return this card.

(Continued, and to be signed and dated, on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ __ _ _ _ _ _ _ __ _ _ _ _ _ _ __ _ _ _ _ _ _ __ _ _ _ _ _ _ __ _ _ _ _ _ _ _
▲FOLD AND DETACH HERE ▲

You can now access your SAFECO CORPORATION account on line.

Access your Safeco Corporation shareholder account online via Investor ServiceDirect® (ISD)

The transfer agent for Safeco Corporation now makes it easy and convenient to get your current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareholder/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

ADMISSION TICKET
Annual Meeting of Shareholders
[●], 2008, [●] Pacific Time

Safeco Center, Magnolia Room, 1st Floor
1191 Second Avenue, Seattle, Washington  98101

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

Note:  If you vote by returning the attached proxy card via mail and plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the proxy card.  If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification.  The use of video, still photography or audio recording at the Annual Meeting is not permitted.  For the safety of attendees, all bags, packages and briefcases are subject to inspection.  Your compliance is appreciated.

☒	Votes must be indicated (x) in Black or Blue ink.	Please mark, sign, date and return this proxy card promptly using the enclosed envelope.	Please Mark Here for Address Change or Comments.	☐
See Reverse Side

THE SAFECO BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 23, 2008, BY AND AMONG LIBERTY MUTUAL INSURANCE COMPANY, BIG APPLE MERGER CORPORATION AND SAFECO CORPORATION	FOR ☐	AGAINST ☐	ABSTAIN ☐	2. ELECTION OF DIRECTORS Nominees: 01 JOSEPH W. BROWN 02 KERRY KILLINGER 03 GARY F. LOCKE 04 CHARLES R. RINEHART 05 GERARDO I. LOPEZ	FOR ALL ☐	WITHHELD ALL ☐	EXCEPTIONS* (as marked below) ☐
Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.
*Exceptions ________________________________________________

3. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS SAFECO'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008	FOR	WITHHELD	ABSTAIN		FOR	AGAINST	ABSTAIN
	☐	☐	☐	4. ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES APPROVING THE MERGER AGREEMENT	☐	☐	☐

This proxy when properly executed will be voted as directed herein.  IF NO DIRECTION IS GIVEN, THE PROXIES NAMED ON THE REVERSE SIDE INTEND TO VOTE THE SHARES TO WHICH THIS PROXY RELATES "FOR" WITH RESPECT TO PROPOSALS 1, 3 AND 4 AND "FOR ALL" WITH RESPECT TO PROPOSAL 2.  THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTMENT THEREOF.  The undersigned hereby revokes all prior proxies given by the undersigned to vote at the Annual Meeting or any adjournment or postponement thereof.

I/We plan to attend the Annual Meeting (admission ticket attached)	☐

Signature____________________________________Signature_______________________________________Date______________________
Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

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▲FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

The deadline for Internet and Telephone voting is [●], Eastern Time, [●], 2008 for registered shareholders and [●], Eastern Time, [●], 2008 for participants in the Safeco 401(k) Plan's Safeco Stock Ownership Fund

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/saf Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card.  To vote by mail, mark, sign and date your proxy card and return it to BNY Mellon Shareowner Services, P.O. Box 3862, S. Hackensack, New Jersey  07606-9562

You can view the Annual Report on Form 10-K and the Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/saf.